Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279223

2,240,000 Ordinary Shares

ZOOZ Power Ltd.

NASDAQ trading symbol: ZOOZ

This prospectus relates to the offering of an aggregate of 2,240,000 ZOOZ ordinary shares which may be sold from time to time by the Selling Shareholders named in this prospectus.

The Selling Shareholders may offer, sell or distribute all or a portion of the ZOOZ ordinary shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ZOOZ ordinary shares. We will bear all costs, expenses and fees in connection with the registration of these securities. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of ZOOZ ordinary shares See “Plan of Distribution.”

The ZOOZ ordinary shares that are being registered for resale under this prospectus consist of a total of 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”) that are currently being held in escrow for the benefit of Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), subject to being released under certain circumstances described below and in more detail in this prospectus. In connection with the initial public offering of Keyarch Acquisition Corporation, a Cayman Islands exempted company (“Keyarch”) in January 2022 (the “IPO”), the Sponsor in July 2021 purchased from Keyarch as founders’ consideration shares 1,120,000 Keyarch Class B ordinary shares par value $0.0001 per share of Keyarch (the “Founder Subject Shares”), for approximately $0.009 per share, for a total of $10,080, among other purchases by the Sponsor of securities of Keyarch in connection with its IPO in 2022. At the closing of the Business Combination (as defined in this prospectus), on April 4, 2024, such Founder Subject Shares were exchanged for ZOOZ ordinary shares, in accordance with the business combination agreement relating to the Business Combination, and which we refer to as the Sponsor Earnout Shares.

Pursuant to the promissory note dated April 4, 2024 (the “EBC Note”), for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EarlyBirdCapital, Inc. (“EBC”), at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note (April 4, 2026), all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Accordingly, the purchase price per share paid by the Sponsor for the ZOOZ ordinary shares being registered under this prospectus for resale by the Sponsor is $0.009, subject to the fact that such shares must be used to pay obligations owed to EBC until such obligations are paid in full; and the effective purchase price per share to be paid by EBC for the ZOOZ ordinary shares being registered under this prospectus for resale by EBC is ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to (a) the receipt of the applicable prepayment notice from EBC or (b) the maturity date of the EBC Note, as applicable. Given that the prices at which the Selling Shareholders acquired (or may acquire) the ZOOZ ordinary shares being registered for resale under this prospectus are considerably below the current market price of the ZOOZ ordinary shares, and that such shares represent approximately 11.9% of the outstanding ZOOZ ordinary shares held by parties other than the Sponsor (but including the Sponsor Earnout Shares in the denominator), sales of shares under this prospectus (or the expectation thereof) could have a significant negative impact on the public trading price of the ZOOZ ordinary shares.

The ZOOZ ordinary shares and public warrants are traded on Nasdaq under the symbols “ZOOZ” and “ZOOZW,” respectively.

The exercise price of the public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our ZOOZ ordinary shares and/or public warrants involves a high degree of risk. You should purchase our ZOOZ ordinary shares and/or public warrants only you can afford to lose your entire investment. See “Risk Factors,” which begins on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 12, 2024

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form F-1 filed by ZOOZ with the U.S. Securities and Exchange Commission (the “SEC”).

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “ZOOZ,” the Company,” “us,” “we” and words of like import refer to ZOOZ Power Ltd., together with its subsidiaries. All references in this prospectus to “Keyarch” refer to Keyarch Acquisition Corporation.

Keyarch was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Keyarch’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Business Combination Agreement with ZOOZ, Keyarch’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Recapitalization

In March 2024, ZOOZ’s shareholders approved, and ZOOZ shortly thereafter effected, a recapitalization of the ZOOZ ordinary shares, which resulted in a 11.4372-for-one reverse stock split and a change in the par value of the ZOOZ ordinary shares from NIS 0.00025 per share to NIS 0.00286 per share, effective on March 25, 2024 (the “Recapitalization”). All share and per share information in this prospectus retroactively reflects the Recapitalization.

FUNCTIONAL AND REPORTING CURRENCY

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “New Israeli Shekel” and “NIS” refer to the legal currency of the State of Israel.

The currency of the primary economic environment in which the operations of ZOOZ are conducted is the NIS. Thus, the functional currency of ZOOZ is the NIS. ZOOZ’s presentation and reporting currency is U.S dollar.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which ZOOZ competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with ZOOZ’s own internal estimates, taking into account publicly available information about other industry participants and ZOOZ’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

ZOOZ owns or has rights to trademarks, trade names and service marks that it uses in connection with the operation of its business. In addition, ZOOZ’s names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable “©,” “SM” and “TM” symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Information on the Company” and “Operating and Financial Review and Prospects” sections and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus, before deciding to invest in our ordinary shares.

Overview

ZOOZ develops, produces, markets and sells energy storage systems based on storing kinetic energy in flywheels for ultra-fast charging of electric vehicles, or EVs. ZOOZ has developed proprietary flywheel technology for storing kinetic energy and as of the date of this proxy statement/prospectus, has introduced two generations of Kinetic Storage Systems – the KPB50, which was ZOOZ’s first-generation product and was introduced in 2018 as proof-of-concept and for market introduction, which was announced as successful and is still operating as of the date of this proxy statement/prospectus, and which is a discontinued product, and the ZOOZTER™-100, ZOOZ’s second-generation product, which was introduced in 2022 and is geared towards high-volume production and deployment.

The Business Combination Agreement and Transaction Financing

On April 4, 2024 (the “Closing Date”), Keyarch Acquisition Corporation, a Cayman Islands exempted company (“Keyarch”), and ZOOZ Power Ltd. (TASE: ZOOZ), a limited liability company organized under the laws of the State of Israel (the “Company” or “ZOOZ”), consummated (the “Closing”) their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among Keyarch, ZOOZ, ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (“Merger Sub”), Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as representative of specified shareholders of Keyarch after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, Keyarch became a direct, wholly-owned subsidiary of the Company. Pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

● each outstanding Keyarch class A ordinary share, par value $0.0001 per share (“Keyarch Class A ordinary shares”), comprising 4,949,391 of such Keyarch Class A ordinary shares (the number of the Keyarch Class A ordinary shares included the Subscription Shares and the Sponsor Earnout Shares, as such terms are defined below), and each Keyarch Class B ordinary share, par value $0.0001 per share (“Keyarch Class B ordinary shares”) comprising one such Keyarch Class B ordinary share (collectively, with such Keyarch Class A ordinary shares, “Keyarch ordinary shares”), in each case were exchanged for one ZOOZ ordinary share, comprising the amount of 4,949,392 ZOOZ ordinary shares, including the Sponsor Earnout Shares (as defined below);

● each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share (each, a “Keyarch Warrant”) outstanding immediately prior to the Effective Time was converted into one equivalent warrant of ZOOZ entitling the holder to purchase one ZOOZ ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of such Keyarch Warrant, exercisable for up to an aggregate of 6,022,500 ZOOZ ordinary shares (“ZOOZ Closing Warrants”); and

● the registered holder of each outstanding right to receive one tenth (1/10) of one Keyarch Class A ordinary share (collectively, the “Keyarch Rights”) was issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights was eligible, and which were exchanged for the equivalent number of ZOOZ ordinary shares, comprising the amount of 1,204,500 ZOOZ ordinary shares.

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Up to an additional 4,000,000 ZOOZ ordinary shares are contingently issuable, following the Closing, in the form of an earnout (the “Earnout”) to existing ZOOZ holders before the Business Combination (“Existing ZOOZ Holders”) (any such shares, the “Earnout Shares”). Issuance of the Earnout Shares during the five years commencing at the end of the full fiscal quarter following the Closing (the “Earnout Period”) is subject to occurrence of the following price related events relating to ZOOZ ordinary shares. In the event the volume-weighted average price of ZOOZ ordinary shares (“VWAP”) exceeds $12, for any twenty (20) trading days within any thirty (30) consecutive trading day period during such period (the “Trading Period”), then 1 million Earnout Shares will be issuable (constituting 25% of the Earnout Shares). In addition, in the event the VWAP exceeds $16 for the Trading Period, then 1,400,000 Earnout Shares are issuable (constituting 35% of the Earnout Shares), and additionally, in the event VWAP exceeds $23 for the Trading Period, then 1,600,000 Earnout Shares are issuable (constituting 40% of the Earnout Shares). The reference prices are subject to adjustment for share splits, share dividends, recapitalizations and similar events, and the shares issuable under each of any of these events will be issued as soon as practicable following the settlement of such event. In addition, the Sponsor has agreed in the Sponsor Letter Agreement to subject forty percent of all of its original holdings of Keyarch Class B ordinary shares (which the Sponsor converted to Class A ordinary shares on August 14, 2023) to the same Earnout, other than to the extent used, in whole or in part, in connection with payment of expenses of the Business Combination, as described further below, which comprise in aggregate 1,120,000 Keyarch Class A ordinary shares that were exchanged for 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”).

On February 9, 2024, Keyarch and ZOOZ entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the Subscription Agreements (the “Transaction Financing”), which Transaction Financing closed on April 4, 2024, and which Subscription Shares were exchanged for 1,300,000 ZOOZ ordinary shares in the Business Combination on April 4, 2024.

Sponsor Letter Agreement and Business Combination Marketing Agreement

On July 30, 2023, Keyarch, the Sponsor and ZOOZ entered into an agreement, as subsequently amended (the “Sponsor Letter Agreement”) pursuant to which the Sponsor agreed to make commercially reasonable efforts to utilize up to 40% (or 1,120,000 shares) of its ownership of Keyarch shares (the “Subject Founder Shares”) to pay any portion of unpaid Keyarch transaction expenses or incentivize investors or otherwise provider support in connection with transaction financing. Any remaining Subject Founder Shares which were not transferred to such payees were placed in escrow at the Closing and, as converted to ZOOZ ordinary shares, being the Sponsor Earnout Shares, will be released to the Sponsor if, during the Earnout Period, ZOOZ achieves the milestones as described above (including with respect to the percentage of such remaining Sponsor Earnout Shares to be released upon the achievement of any targets). Any Sponsor Earnout Shares that are not released will be transferred to ZOOZ for no consideration at the end of the Earnout Period, provided, however that at least 50% of the Sponsor Earnout Shares placed in escrow will be released to the Sponsor at the end of the Earnout Period notwithstanding the failure of ZOOZ to achieve any earnout milestones; and provided further that no Sponsor Earnout Shares will be released to the Sponsor under the Earnout until the EBC Note (as defined below) is paid in full and, additionally, the Sponsor Note (as defined below) is paid in full (in that order).

In addition, during 2023, Keyarch issued certain promissory notes in favor of the Sponsor (the “Pre-Closing Sponsor Notes”), which Pre-Closing Sponsor Notes were not repaid as of the Closing. On April 4, 2024, ZOOZ and Keyarch issued a promissory note in favor of the Sponsor for the principal amount of $2,030,000 (the “Sponsor Note”), in satisfaction of the Pre-Closing Sponsor Notes. The Sponsor Note matures on April 4, 2026 and accrues interest at an annual rate of 8%, which interest increases to 15% if the Sponsor Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the Sponsor Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity, provided that ZOOZ will not make any such prepayments until the EBC Note has been paid in full. Further, at any time after the EBC Note has been paid in full, the Sponsor may elect to have any amount of outstanding principal and/or accrued interest of the Sponsor Note satisfied by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to the Sponsor, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the Sponsor Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to ZOOZ’s receipt of the applicable prepayment notice from the Sponsor. In addition, on the maturity date of the Sponsor Note, provided that the EBC Note has been paid in full, all outstanding obligations will be satisfied by the transfer of Sponsor Earnout Shares from the Escrow Account to the Sponsor using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the Sponsor Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by the Sponsor of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

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Pursuant to the “Business Combination Marketing Agreement,” dated January 24, 2022, as subsequently amended on April 4, 2024, between EarlyBirdCapital, Inc. (“EBC”), who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC is entitled to a total fee of $1,500,000, of which a total of $660,000 was paid in cash to EBC at the Closing, and the remainder of which is reflected in a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC (the “EBC Note”).

The EBC Note matures on April 4, 2026 and accrues interest at an annual rate of 8%, which interest increases to 15% if the EBC Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the EBC Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity. Further, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note, all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the EBC Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by EBC of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

The Sponsor Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the Closing pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Sponsor Earnout Shares in accordance with the Sponsor Letter Agreement, Sponsor Note and EBC Note.

Funding Requirements

The exercise price of our public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

Foreign Private Issuer Status

ZOOZ is a company organized under the laws of the State of Israel. ZOOZ reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to ZOOZ on June 30, 2024. Even after ZOOZ no longer qualifies as an emerging growth company, for so long as ZOOZ qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

ZOOZ is required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, ZOOZ intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. However, no assurance can be provided that ZOOZ will at all times publish its results on a quarterly basis, or that if it does, it will do so in a timely or consistent manner. Rather, ZOOZ may from time to time elect not to publish quarterly results due to commercial considerations. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information ZOOZ is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, ZOOZ shareholders receive less or different information about ZOOZ than a shareholder of a U.S. domestic public company would receive.

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ZOOZ is listed on Nasdaq. Nasdaq rules permit a foreign private issuer such as ZOOZ to follow the corporate governance practices of its home country. Certain corporate governance practices in Israel, which is ZOOZ’s home country, may differ significantly from Nasdaq listing standards.

Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. For example, for so long as ZOOZ retains its foreign private issuer status, officers, directors and principal shareholders of ZOOZ will not be subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. Thus, even at such time as ZOOZ no longer qualifies as an emerging growth company but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We intend to take advantage of certain of these exemptions.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the Business Combination; (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

The Offering

Ordinary Shares Offered:	The Selling Shareholders are offering 2,240,000 ordinary shares(1)
Outstanding Ordinary Shares:	12,066,115 ordinary shares(2)
Use of Proceeds:	ZOOZ will not receive any proceeds from this offering

Recapitalization (reverse share split)

All share and per share information concerning the ZOOZ ordinary shares reflects the 11.4372-for-one reverse share split as part of the Recapitalization.

(1)	Represents up to 1,120,000 Sponsor Earnout Shares which are currently held in the Escrow Account that may be transferred (i) to EBC (and resold by EBC hereunder) to satisfy all or portions of the EBC Note and/or (ii) to the Sponsor (and resold by the Sponsor hereunder) to satisfy all or portions of the Sponsor Note.

(2)	Does not include 6,022,500 ordinary shares issuable upon exercise of the ZOOZ Closing Warrants, 2,451,660 ordinary shares issuable upon exercise of other ZOOZ warrants, 4,000,000 ordinary shares which are contingently issuable to Existing ZOOZ Holders pursuant to the Earnout and 831,985 ordinary shares issuable pursuant to exercise of outstanding options of ZOOZ.

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RISK FACTORS

Any investment in our ordinary shares and/or public warrants involves a high degree of risk. You should carefully consider the risks set forth below before deciding whether to purchase our common shares. The risks and uncertainties described herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described herein actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our ordinary shares could decline, and you may lose all or part of your investment. The risks discussed herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

Due to the significant number of Keyarch Class A ordinary shares that were redeemed in connection with the Business Combination, the number of ZOOZ ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may represent a large amount compared to our public float. As a result, the resale of ZOOZ ordinary shares pursuant to this prospectus could have a significant negative impact on the trading price of our ordinary shares.

Due to the significant number of Keyarch Class A ordinary shares that were redeemed in connection with the Business Combination, the number of ZOOZ ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may represent a large amount compared to our public float. As a result, the resale of ZOOZ ordinary shares pursuant to this prospectus could have a significant negative impact on the trading price of our ordinary shares. This impact may be heightened by the fact that, as described below, certain of the selling shareholders acquired, or are able to acquire, ZOOZ ordinary shares at prices that are well below the current trading price of our ordinary shares.

The selling securityholders will determine the timing, pricing and rate at which they sell such ZOOZ ordinary shares into the public market. Although the current trading price of our ordinary share is below $10.00 per share, which was the sales price for units in the Keyarch IPO, certain of the selling shareholders have an incentive to sell because they purchased shares (or may acquire shares) at prices below the initial public offering price and/or below the recent trading prices of our securities. For example, the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Additionally, while sales by such investors may experience a positive rate of return based on the trading price at the time they sell their shares, the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the prices at which such public securityholders purchased their shares and the trading price. Given the substantial number of ZOOZ ordinary shares being registered for potential resale by the selling shareholders pursuant to this prospectus, the sale of ordinary shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of ordinary shares intend to sell ordinary shares, may increase the volatility of the market price of our ordinary shares, may prevent the trading price of our securities from exceeding the Keyarch IPO offering price and may cause the trading prices of our securities to experience a further decline.

The ZOOZ ordinary shares that are being registered for resale under this prospectus consist of the 1,120,000 Sponsor Earnout Shares. In connection with the initial public offering of Keyarch (the “IPO”) in January 2022, the Sponsor in July 2021 purchased from Keyarch as founders’ consideration shares 1,120,000 Keyarch Class B ordinary shares par value $0.0001 per share of Keyarch (the “Founder Subject Shares”) as founders’ consideration shares for $0.009 per share, for a total of $10,080, among other purchases by the Sponsor of securities of Keyarch in connection with its IPO in 2022. At the closing of the Business Combination, on April 4, 2024, such Founder Subject Shares were exchanged for ZOOZ ordinary shares, in accordance with the business combination agreement relating to the Business Combination, in this case, the Sponsor Earnout Shares.

Pursuant to the EBC Note, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note (April 4, 2026), all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Accordingly, the purchase price per share paid by the Sponsor for the ZOOZ ordinary shares being registered under this prospectus for resale by the Sponsor is $0.009, subject to the fact that such shares must be used to pay obligations owed to EBC until such obligations are paid in full; and the effective purchase price per share to be paid by EBC for the ZOOZ ordinary shares being registered under this prospectus for resale by EBC is ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to (a) the receipt of the applicable prepayment notice from EBC or (b) the maturity date of the EBC Note, as applicable. Therefore, EBC has the potential to earn about a 10% profit from selling ordinary shares that it may acquire in settlement of the EBC Note, based on the formula at which the outstanding amount under the EBC Note may be exchanged compared to the prevailing trading price at the time of exchange, represented by the volume weighted average price used in the formula. In addition, the Sponsor will have the opportunity to earn a profit (i) equal to the difference between 90% of the prevailing volume weighted average price of the ordinary shares and $0.009, from settling the obligation to repay the EBC Note using the Sponsor Earnout Shares, with each share paying off the amount of the EBC Note represented by the formula stated above, and (ii) in the event that the EBC Note has been paid off in full and there are remaining Sponsor Earnout Shares in the Escrow Account, equal to about 10% from selling ordinary shares that it may be released from escrow in settlement of the Sponsor Note, based on the formula at which the outstanding amount under the Sponsor Note may be exchanged compared to the prevailing trading price at the time of exchange, represented by the volume weighted average price used in the formula.

Given that the prices at which the Selling Shareholders acquired (or may acquire) the ZOOZ ordinary shares being registered for resale under this prospectus are considerably below the current market price of the ZOOZ ordinary shares, and that such shares represent approximately 11.9% of the outstanding ZOOZ ordinary shares held by parties other than the Sponsor (such percentage calculated by including the Sponsor Earnout Shares once in the numerator and once in the denominator), and 9.3% of the total outstanding ZOOZ ordinary shares, sales of shares under this prospectus (or the expectation thereof) could have a significant negative impact on the public trading price of the ZOOZ ordinary shares.

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The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 12,066,115 Ordinary Shares issued and outstanding, of which 1,120,000 are held by the selling shareholders. The Ordinary Shares held by the selling shareholders will be freely tradable without restriction or further registration under the Securities Act after this registration statement becomes effective, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements.

The ZOOZ public warrants are currently out of the money, and ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50.

The exercise price of our public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

Risks Related to ZOOZ’s Business and Industry

ZOOZ is an early-stage company with a history of losses. ZOOZ’s ability to continue as a going concern will depend on its ability to generate sufficient revenue and/or depend on ZOOZ’s ability to raise capital that will allow it to continue operating until it generates sufficient revenue.

ZOOZ incurred a net loss of $7.8 million and $11.7 million for the year ended December 31, 2022, and for the year ended December 31, 2023, respectively.

ZOOZ had an accumulated deficit of approximately $35.4 million and $47.2 million as of December 31, 2022 and December 31, 2023, respectively. ZOOZ believes it will continue to incur operating and comprehensive losses for the near-term. ZOOZ does not expect that it will improve its cash flow generation and operating result significantly through 2024 and 2025 as ZOOZ is in the early stage of market penetration and product introduction. ZOOZ’s ability to continue as a going concern will depend on its ability to generate sufficient revenue and/or its ability to raise capital.

ZOOZ’s potential profitability of the revenue stream from its product ZOOZTER™-100 is particularly dependent upon customer’s awareness of product value, its proven readiness reliability and business justification, ZOOZ’s ability to build substantial backlog of orders which will allow cost reduction over increased volume of production, and ZOOZ’s ability to reduce product manufacturing costs on a timely basis, which may not occur.

The report of ZOOZ’s independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about ZOOZ’s ability to continue as a going concern.

ZOOZ management has determined, and the report of ZOOZ’s independent registered public accounting firm with respect to ZOOZ’s audited consolidated financial statements as of December 31, 2023 indicates, that there is substantial doubt about ZOOZ’s ability to continue as a going concern. The report states that, ZOOZ has accumulated net losses in the amount of approximately $47.2 million as well as a negative cash flow from operating activities in the amount of approximately $12.2 million, for a period of 12 months that ended on that date. These factors raise substantial doubt about the continued existence of ZOOZ as a “going concern.” Based on the plans of ZOOZ’s management, ZOOZ’s cash balance as of December 31, 2023, and as of the date of approval of the audited consolidated financial statements, may be insufficient to continue ZOOZ’s operations for more than 12 months following the date of approval of the audited consolidated financial statements. In order to continue ZOOZ’s operations, ZOOZ is looking to secure financing from various sources, such as additional investment funding. According to the report of ZOOZ’s independent registered public accounting firm with respect to ZOOZ’s audited consolidated financial statements for the year ended December 31, 2023, the dependency on these planned objectives raises substantial doubt of ZOOZ’s ability to continue as a going concern and that ZOOZ may be unable to realize its assets and discharge its liabilities in the normal course of business. These audited consolidated financial statements did not include any adjustments regarding the values of the assets and liabilities and their classification that might be needed if ZOOZ could not continue to operate as a “going concern.”

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ZOOZ has identified material weaknesses in its internal control over financial reporting. If ZOOZ is unable to remediate these material weaknesses, or if ZOOZ identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may impair ZOOZ’s ability to produce timely and accurate financial statements or comply with applicable laws and regulations.

In connection with the preparation and audit of ZOOZ’s audited consolidated financial statements for the years ended December 31, 2023 and 2022, material weaknesses were identified in ZOOZ’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of ZOOZ’s audited consolidated annual financial statements will not be prevented or detected on a timely basis.

The material weaknesses referenced above are described below:

●	Segregation of duties has not been sufficiently established across the key business and financial processes. Given the size, nature of the organization, and the current structure of the finance function, a lack of segregation of duties applied to the key business and financial processes across the organization has been identified. A consequence of the lack of segregation of duties is the heightened risk of fraud or material misstatement when no appropriate mitigating controls are in place.

●	Lack of personnel with appropriate knowledge and experience relating to U.S. GAAP and SEC reporting requirements to enable the entity to design and maintain an effective financial reporting process. A lack of knowledge and experience in these areas may lead to ZOOZ being in breach of SEC financial reporting and other related requirements, especially given that the current finance function has not been designed to include sufficient accounting and financial reporting personnel with (i) the requisite knowledge and experience in the application of SEC financial reporting rules and regulations; and (ii) the appropriate expertise in the relevant U.S. accounting standards.

Remediation activities and Plans

●	ZOOZ has begun implementation of a plan to remediate these material weaknesses, including implementation of an ERP system, for, among other things, improving its appropriately designed, implemented and documented controls in inventory process, in respect of separation of operation costs from research and development costs.

These remediation measures are ongoing and may include hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls.

In order to maintain and improve the effectiveness of ZOOZ’s internal control over financial reporting, ZOOZ has expended, and anticipate that it will continue to expend, significant resources, including accounting-related costs and significant management oversight.

ZOOZ cannot assure you the measures it is taking to remediate the material weaknesses will be sufficient or that they will prevent future material weaknesses. Additional material weaknesses or failure to maintain effective internal control over financial reporting could cause the combined company to fail to meet its reporting obligations as a public company listed for trading on the Nasdaq.

ZOOZ’s management is not required to report on the effectiveness of its internal control over financial reporting until after ZOOZ is no longer a “newly public company” listed for trading on the Nasdaq (i.e. in connection with the filing of its second annual report following consummation of the business combination between Keyarch and ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (the “Merger Sub”) (the “Business Combination”)). At such time, to the extent that the above-described material weaknesses continue to exist or new material weaknesses are identified, ZOOZ’s management may be unable to conclude that its internal control over financial reporting is operating effectively. In addition, ZOOZ’s independent registered public accounting firm is not required to attest to the effectiveness of its internal control over financial reporting until after ZOOZ is no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). At such time, ZOOZ’s independent registered public accounting firm may issue a report that is adverse in the event its internal controls over financial reporting do not operate effectively. If ZOOZ is not able to complete its initial assessment of its internal controls and otherwise implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in a timely manner or with adequate compliance, its independent registered public accounting firm may not be able to attest to the effectiveness of its internal controls over financial reporting. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that ZOOZ will eventually be required to include in its periodic reports that are filed with the SEC. If ZOOZ is unable to remediate its existing material weaknesses or identifies additional material weaknesses and is unable to comply with the requirements of Section 404 in a timely manner or assert that its internal control over financial reporting is effective, or if the ZOOZ’s independent registered public accounting firm is unable to express an opinion as to the effectiveness of ZOOZ’s internal control over financial reporting once it is no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of the audited consolidated financial reports and the market price of the ZOOZ ordinary shares could be negatively affected, and it could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources.

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In addition, any failure to maintain effective disclosure controls and procedures and internal control over financial reporting could adversely affect ZOOZ’s business and operating results and could cause a decline in the price of the ZOOZ ordinary shares. These material weaknesses will not be considered remediated until the mitigating controls have operated for the required period of time and until the operating effectiveness of the controls has been validated, through testing, by ZOOZ’s management.

Failure to expand ZOOZ’s geographic footprint and to build scalable and robust processes could harm ZOOZ’s prospects for growth and profitability, and it may never successfully do so or achieve or sustain profitability.

ZOOZ’s ability to achieve significant revenue growth and profitability in the future will depend, in large part, on ZOOZ’s success in expanding its product portfolio and business both within its existing markets and to additional markets and geographies and building scalable and robust processes to manage its business and operations. As of the date of this prospectus, ZOOZ has gained limited experience in a small number of territories, which include Israel, Germany, the U.K., and the U.S. and ZOOZ has several deployments in Israel, Germany, the U.K. and the U.S., and expects to complete several additional deployments in these territories in the coming months. If prospective customers and business partners in such existing and new markets and geographies do not perceive ZOOZ’s product offerings to be of value to them, or the ZOOZ products are not favorably received by them in such markets, ZOOZ may not be able to attract and retain such customer or business partners and will not be successful in expanding its business and operations in its existing markets and to new markets and geographies.

ZOOZ’s supply chain is in early stage of development, and ZOOZ is in the process of outsourcing the manufacturing of the product – failure in this process will not allow ZOOZ to scale-up its manufacturing capacity, which in turn could have an adverse effect on ZOOZ’s ability to meet market demand.

In addition, if ZOOZ is not able to build scalable and robust processes and resources to manage its existing business operations and prospective growth and expansion, ZOOZ may fail to satisfy and retain its existing customers and business partners and may not be able to attract new customers and business partners in additional markets and, as a result, ZOOZ’s ability to maintain and/or grow the business and achieve or sustain profitability will be adversely affected.

ZOOZ may enter into agreements to operate projects at a financial loss in order to penetrate certain markets.

In order to penetrate certain markets or demonstrate our technological capabilities, and as part of its business strategy, ZOOZ may enter into agreements to operate projects at a financial loss to it. Such agreements may materially affect its business, financial condition, and results of operations.

ZOOZ currently faces competition from a number of companies and expects to face significant competition in the future as the market for the EV high power charger develops.

The EV charging market is relatively new and competition is still developing. There are numerous factors that may affect the competition in the market of power boosters for EV charging, which include product costs, footprint and electrical energy capacity. In the market of power boosters for EV charging, ZOOZ primarily competes with providers of battery-based power boosters and energy storage systems and ZOOZ expects competition by other equipment providers who will offer flywheel-based power boosters, once such products reaching maturity and available to the market.

Competition may include various technologies for energy storage, such as hydrogen-based energy storage, supercapacitors-based energy storage etc.

Further for EV charging and commercial battery storage system market, ZOOZ’s current or potential competitors may be acquired by third parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than ZOOZ to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

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New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put ZOOZ at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of ZOOZ’s current or future target markets, which could create price pressure. In light of these factors, even if ZOOZ’s offerings are more effective and higher quality than those of its competitors, current or potential customers may accept ZOOZ’s competitors’ solutions instead of ZOOZ’s solutions. If ZOOZ fails to adapt to changing market conditions or continue to compete successfully with current charging platform providers or new competitors, ZOOZ’s growth will be limited which would adversely affect its business and results of operations.

The market for EV high power charging may not develop to be as significant as anticipated.

There are other means for charging EVs, which could affect the level of demand for ultra-fast charging capabilities. For example, wireless charging capabilities as part of the road infrastructure and widespread availability of slow chargers, at home or in public sites, may limit the needs for ultra-fast charging. If the future market trend will be to adopt these solutions widely, this may have an adverse effect on ZOOZ’s business.

ZOOZ faces risks related to natural disaster and health pandemics, including the coronavirus (“COVID-19”) pandemic, which could have a material adverse effect on its business and results of operations.

Health pandemics such as COVID-19 can impact changes in consumer and business behavior. Pandemic fears and market downturns, and restrictions on business and individual activities, may create significant volatility in the global economy. The spread of COVID-19 has created a disruption in the manufacturing, delivery and overall supply chain of vehicle and photovoltaic manufacturers and suppliers around the world. Any sustained downturn in the demand for EVs or photovoltaic or battery storage system would harm ZOOZ’s business.

ZOOZ relies on a limited number of suppliers and manufacturers for its products. Some of ZOOZ’s suppliers and manufacturers provide ZOOZ with custom-designed components and sub-systems. A loss of any of these key suppliers and manufacturers could negatively affect ZOOZ’s business.

ZOOZ relies on a limited number of suppliers to manufacture its products, including in some cases, only a single supplier for some products and components. Some of ZOOZ’s suppliers and manufacturers provide it with custom-designed components and sub-systems. While any of such key suppliers and manufacturers could be replaced, this reliance on a limited number of manufacturers increases its risks, since any change in its key suppliers or manufacturers will lead ZOOZ to incur material additional costs and substantial delays. If ZOOZ experiences a significant increase in demand for its products, or if ZOOZ needs to replace an existing supplier, it may not be possible to supplement or replace them on acceptable terms or expected time, which may undermine ZOOZ’s ability to deliver products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to provide ZOOZ with certain custom-designed components or sub-systems. Identifying suitable suppliers and manufacturers could be an extensive process that requires ZOOZ to become satisfied with their product performance, and their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. In addition, the process of replacing suppliers of certain components and subsystems may require ZOOZ to invest additional resources and time in additional testing, validation and certification processes. Accordingly, a loss of any of ZOOZ’s key suppliers or manufacturers could have an adverse effect on its business, financial condition and operating results.

Increases in costs, disruption of supply, or shortage of materials, have harmed and could harm ZOOZ’s business again in the future.

ZOOZ has experienced and may in the future experience increases in the cost or a sustained interruption in the supply or shortage of materials necessary for the production of its products. Any such increase in cost, supply interruption, or materials shortage in the future could again adversely impact ZOOZ’s business, prospects, financial condition, and operating results. ZOOZ’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials.

ZOOZ is still in the process of product cost reduction. In case ZOOZ will not be successful to reach its cost reduction targets during the next couple of years, this may prejudice ZOOZ’s profitability and market penetration.

Substantial increases in the prices for ZOOZ’s materials could reduce its margins if ZOOZ cannot recoup the increased costs through increased sale prices on its products. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause ZOOZ to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to customers and lead to losing opportunities and cancellations of customer orders. If ZOOZ is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, ZOOZ may fail to achieve the financial results it expects or that financial analysts and investors expect, and ZOOZ’s business, prospects, financial condition, and operating results may be adversely affected.

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In addition, ZOOZ supply chain, and especially materials and components which are sourced in the east (China, India and others) is subject to delays and increased cost due to the geo-political situation and the conflict with the Houthis regime in Yemen, preventing sea transportation of good to Israel through the red sea.

ZOOZ’s business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future.

The installation of ZOOZ’s products at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. Meaningful delays or cost overruns may impact ZOOZ’s recognition of revenue in certain cases and/or impact customer relationships, either of which could impact ZOOZ’s business and profitability.

Furthermore, ZOOZ may install its products at customer sites as part of offering a turnkey solution. Working with contractors may require ZOOZ to obtain licenses or require it or its customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. In addition, if these contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules leading to liability to ZOOZ or cause customers to become dissatisfied with the solutions it offers.

ZOOZ has a limited operating history.

ZOOZ began operations in 2013 and operates in the EV charging infrastructure market, which is rapidly evolving. As a result, there is limited information about the market which puts at risk plans and/or projections of ZOOZ to achieve its goals. In addition, ZOOZ also does not yet have enough information to validate the value of its solution to customers, and its ability to support them along the lifetime of the charging infrastructure. If the assumptions ZOOZ uses to plan and operate its business are incorrect or change, ZOOZ’s results of operations could differ materially from its expectations and its business, financial condition and results of operations could be materially adversely affected.

The EV charging infrastructure market is at an early stage, which requires additional development and market acceptance.

The EV charging infrastructure market is at an early stage, which causes lack of evidence / history that market trends will progress as expected. As a result, the market is still in learning phase, which results in a few numbers of players and customers to adequately comprehend the problem that ZOOZ is intending to solve (and ZOOZ cannot guarantee that it will be comprehended as ZOOZ anticipates in the future). In addition, in light of the early stage at which ZOOZ’s market is positioned, ZOOZ believes that the market players (potential customers and partners) are not yet able to evaluate the technological solutions available (ZOOZ’s and those of its competitors) and make a knowledgeable decision.

If ZOOZ is unable to attract, retain, and motivate key employees and hire qualified management, technical, engineering and sales personnel, ZOOZ’s ability to compete and successfully grow its business would be harmed and could diminish anticipated benefits.

ZOOZ’s success depends, in part, on its continuing ability to identify, hire, attract, motivate, train, develop and retain highly qualified personnel critical to the business and operations of ZOOZ. The inability to do so effectively would adversely affect ZOOZ’s business. The success of ZOOZ will depend in part on the attraction, retention and motivation of executive personnel. Executives and key employees may experience uncertainty about their future roles with ZOOZ. In addition, competitors may recruit its management and / or key personnel. If ZOOZ is unable to attract, retain and motivate executive and key personnel that are critical to successful operations, it could face disruptions in operations and strategic relationships, loss of key information, loss expertise or know-how and unanticipated recruitment and onboarding costs and may harm ZOOZ’s ability to reach its business, technological and operational goals.

ZOOZ is expanding operations internationally, which will expose us to additional risks of tax, compliance, market and other risks.

Currently, ZOOZ’s primary operations are in Israel, Germany, the U.K. and the U.S. In addition, ZOOZ is continuing to invest to increase its presence in its target markets. Managing this expansion requires additional resources and controls, and could subject ZOOZ to risks associated with international operations, including:

●	difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, legal and compliance costs associated with international operations;

●	Products’ deliveries and installation challenges, including those associated with local licensing and permitting requirements;

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●	compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment and tax laws and regulations;

●	compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”);

●	conforming products to various international regulatory and safety requirements;

●	difficulty in establishing, staffing and managing foreign operations;

●	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

●	restrictions on repatriation of earnings;

●	local or regional economic and political conditions.

In addition, any continued expansion is likely to involve the incurrence of significant upfront capital expenditures. Furthermore, such efforts to expand to new territories, which require significant resource allocation, may cause defocus of the penetration efforts into territories where ZOOZ is already active and jeopardize the success of ZOOZ in those territories. As a result of these risks, ZOOZ’s current expansion efforts and any potential future international expansion efforts may not be successful.

ZOOZ may be adversely affected by inflationary or market fluctuations, including impact of tariffs, in the cost of products consumed in providing its services.

The prices ZOOZ pays for the principal items it consumes in performing its services are dependent primarily on current market prices.

Storage solutions and charging systems for EVs are impacted by commodity pricing factors, including the impact of tariffs, which in many cases are unpredictable and outside of ZOOZ’s control. ZOOZ will seek to pass on to customers such increased costs but sometimes it will not be able to do so.

The EV charging market and energy storage market currently benefit from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs, EV charging stations and energy storage systems. The reduction, modification, or elimination of such benefits, or any delay in payment could cause reduced demand for ZOOZ’s products or delay their purchase or production, which would adversely affect its financial results.

State and local governments provide rebates, tax credits, and other financial incentives to end users, purchasers and in some cases to manufacturers of EVs, charging stations, and/or energy storage systems. The EV and energy storage markets rely on governmental rebates, tax credits and other financial incentives to significantly reduce the effective price to customers and/or create incentives to manufacturers. Incentives may, however, expire on a certain date, run out when funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. In addition, there may be delays in the payment of rebates, or in the recognition of tax credits, which could affect the timing of purchases by customers and also result in a delay or reduction in the production cycle. In addition, some of those incentives are conditioned with manufacturing of related equipment (such as energy storage systems) locally and as long as ZOOZ is not manufacturing locally its products, it may not be eligible to such financial incentives. All of these events could result in an adverse effect on ZOOZ’s financial results.

Changes to fuel economy standards or changes to governments’ regulations and policies in relation to environment or the success of alternative fuels may negatively impact the EV market and thus the demand for ZOOZ’s products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, or other factors (such as batteries prices) will increase the cost and /or reduce the attractiveness of EVs, the demand for EVs could diminish. In addition, the EV fueling model is different than gas or other fuel models, requiring behavior change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market.

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If any of the above cause or contribute to consumers or businesses to no longer purchase EVs or purchase them at a lower rate or limit their availability and presence in the market, it would materially and adversely affect ZOOZ’s business, operating results, financial condition and prospects.

ZOOZ’s future growth and success is partly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications, and the need for widespread ultra-fast charging infrastructure to support the accelerated transition to electrical vehicles.

ZOOZ is highly dependent on businesses and consumers adopting EVs in the upcoming years. With rapid changes in technology, competitive pricing, and competitive factors, the market for electric vehicles is still rapidly evolving. Consumer demands and behaviors are changing, as are levels of concern about environmental issues and government initiatives and incentives related to climate change and the environment as a whole. The demand for EVs has grown in recent years, but there is no guarantee that this will continue in the future. ZOOZ’s business, prospects, financial condition and operating results would be adversely affected if EV demand decreases or the market for EVs develops more slowly than expected. Numerous factors could influence the EV market, including (but not limited to):

●	EV features, quality, safety, performance, and cost perceptions;

●	perceptions about the limited driving range of EVs on a single charge;

●	Competition from alternative fuel vehicles, plug-in hybrid electric vehicles, and fuel-efficient internal combustion engines;

●	volatility in the cost of oil and gasoline;

●	concerns regarding the stability of the electrical grid;

●	The deterioration of an EV battery’s capacity over time;

●	availability of service for EVs;

●	EV charging convenience and costs as perceived by consumers;

●	increases in fuel efficiency;

●	Government regulations and economic incentives, including changes in, or expiration of, favorable tax incentives for EVs, EV charging stations, and decarbonization in general;

●	relieving government mandates or quotas related to electric vehicle sales;

●	concerns about the future viability of EV manufacturers.

In addition, the automotive industry can be cyclical, which may affect the acceptance of EVs. It is uncertain how macroeconomic factors will affect demand for EVs, especially since they can be more expensive than traditional gasoline-powered vehicles, while the automotive industry has been experiencing a recent decline in sales. Furthermore, since fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers may reduce demand for EV charging and ZOOZ’s products and services in particular.

The demand for electric vehicles may also be affected by factors directly affecting automobile prices or operating costs, including sales and financing incentives, raw material prices, part prices, fuel prices, and government regulations, such as tariffs, import regulations, and taxes. Volatility in demand could result in lower vehicle unit sales, resulting in lower demand for EV charging solutions and adversely affecting ZOOZ’s business, financial condition, and operating results.

Delays in deployment of fast charging infrastructure may limit the need and urgency for ZOOZ’s product.

ZOOZ’s success is closely tied to the widespread adoption of EVs and the development of a robust fast charging infrastructure. The timely deployment of fast charging infrastructure is crucial to meet the increasing demand for EVs and to encourage consumers to transition to electric transportation. However, various factors, including but not limited to regulatory hurdles, permitting delays, budget constraints, and other unforeseen obstacles, could potentially cause significant delays in the construction and expansion of public ultra-fast charging infrastructure. These delays could be influenced by governmental policies, local community resistance, or technical challenges that arise during the planning and implementation phases. In addition, these delays can be related to the learning phase for ZOOZ’s customers, to better understand the challenges to adopt electrical vehicles, to deploy fast charging infrastructure, to evaluate various technological solutions, etc. All these factors may delay potential customers and partners in their evaluation of ZOOZ’s solutions and may delay or cancel their decision to choose ZOOZ’s products.

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If the deployment of fast charging infrastructure lags the anticipated growth of the EV market, it may hinder consumer confidence and convenience in owning an EV. As a result, potential EV buyers might be deterred from purchasing electric vehicles, leading to reduced demand for ZOOZ’s products. Delays in fast charging infrastructure deployment could further lead to extended sales cycles for our products. This might impact ZOOZ’s revenue growth estimates, making it challenging to achieve financial targets and meet shareholders’ and investors’ expectations. Delays in the fast-charging infrastructure could provide a window of opportunity for competitors to enter the market with innovative solutions or alternative technologies. Increased competition might erode ZOOZ’s market share and reduce ZOOZ’s competitive advantage.

Regulation and costs related to grid upgrades and demand charge tariffs may limit the number of sites that need ZOOZ’s product or reduce the value of ZOOZ’s product offering to the customer.

Changes in electricity tariffs may make the charging of EVs, and in particular fast charging, less economical for the EV owners, thus limiting EVs adoption.

As the adoption of EVs is likely to continue to rise, the anticipated increased demand for charging infrastructure is likely to put additional strain on existing electrical grids. To accommodate the anticipated growing number of EVs, utilities and governments may impose stringent regulations that require grid upgrades. In addition, they may impose demand charge tariffs on charging station operators. Fast charging stations require significant electrical power. As a result, governments may mandate utilities / DSO to accelerate upgrades to the electrical grid infrastructure to support these high-power charging stations. In addition, such costly upgrades may be financed by taxpayers and cause objections to building such ultra-fast charging infrastructure. Delays or challenges in obtaining the necessary permits or completing grid upgrades could disrupt ZOOZ’s products’ deployment. This could lead to revenue loss and market share reduction.

Many utilities apply demand charges to commercial customers based on their peak electricity usage during specific time periods. For EV charging station operators, these demand charges can substantially increase operational expenses, especially during peak charging periods when numerous EVs are simultaneously charging. Such tariffs could discourage potential customers from adopting ZOOZ’s products, reducing its product value proposition. On the other hand, while power boosters can decrease demand charges costs, some utilities are proposing “demand charge holidays” trying to help the adoption of EVs and ease the build of the charging infrastructure. Such demand charge holidays can lower the value ZOOZ’s customers see in its products. Regulations and tariffs related to grid upgrades and demand charges vary by region and are subject to government policy changes. ZOOZ operates in multiple jurisdictions, and changes in regulations or tariffs could impact the viability of specific markets, leading to non-uniform customer demand across different locations.

Market education regarding the concept and value of Power Boosters is still in process.

The success of ZOOZ’s products depends on widespread market awareness and education regarding the concept and value they bring to EV charging and in particular the challenges and value related to fast charging infrastructure. The concept of power boosters and their benefits may still be relatively new to potential customers, industry stakeholders, and the general public. As a result, there might be limited understanding and awareness of the value proposition its solutions offer. This could hinder adoption rates and slow down its product’s market penetration. Failure to adequately convey the benefits of ZOOZ’s product could lead to misperceptions or skepticism about the technology. This could impact its company’s ability to attract customers and generate demand.

ZOOZ’s market penetration is partially related to government and other public incentive plans supporting charging infrastructure, changes or reductions on those.

ZOOZ’s growth and market penetration are influenced, in part, by government and other public incentive plans that support the development and expansion of EV charging infrastructure. These incentives may include subsidies, grants, tax credits, or regulatory mandates that encourage the deployment of charging stations. They may also promote the adoption of electric vehicles.

Government and public incentive plans are subject to political, economic, and environmental factors. Changes in governmental priorities, budget allocations, or shifts in regulatory policies could lead to alterations or reductions in support for charging infrastructure projects. Such policy changes may impact infrastructure development and demand for ZOOZ’s charging solutions. Incentive plans and their impact on market demand may vary significantly across regions and jurisdictions. ZOOZ operates in multiple markets, each with its unique set of incentives and regulations. Fluctuations in these regional policies could create uneven demand for its products.

Further, the availability of government incentives might attract other EV infrastructure providers and competitors seeking to capitalize on these programs. Increased competition for limited incentives could potentially compress profit margins or make it more challenging to secure favorable projects. Government incentive plans have defined timeframes, expiration dates, or diminishing subsidy levels. The temporary nature of these incentives introduces uncertainty into ZOOZ’s long-term business expectations and growth strategies. In addition, some of those incentives are conditioned with manufacturing of related equipment (such as energy storage systems) locally and as long as ZOOZ is not manufacturing locally its products, it may not be eligible to such financial incentives.

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ZOOZ is subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased, and are likely to continue to increase, both its costs and the risk of non-compliance.

ZOOZ is subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of Israel and the various countries, territories and cities in which it operates. ZOOZ’s efforts to comply with new and changing laws and regulations in the jurisdictions in which it operates have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from company’s technology development, operations’ effectiveness, business-growth and revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations and changes due to the emerging nature of the markets in which ZOOZ operates, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to ZOOZ’s disclosure and governance practices. If ZOOZ fails to address and comply with these regulations and any subsequent changes, they may be subject to penalty and the business may be harmed.

ZOOZ may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on its profitability and financial position.

ZOOZ may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with ZOOZ’s potential suppliers and strategic partners and its potential customers base, intellectual property claims, shareholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and VAT disputes and employment and tax issues. In addition, ZOOZ could face in the future a variety of labor and employment claims against it, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from ZOOZ very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit ZOOZ’s operations in some way. Furthermore, due to the complex nature of some of ZOOZ’s contracts, in particular regarding projects for creation of systems and software solutions, there is legal exposure from customers bringing legal action against ZOOZ. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. ZOOZ is acting and shall act to reduce these risk factors, including by obtaining general liability and professional liability insurance, and by strict management of its projects. However, no assurances can be given that any proceedings and claims will not have a material adverse impact on ZOOZ’s operating results and financial position or that its established reserves or its available insurance will mitigate this impact.

ZOOZ’s management team has limited experience managing a U.S. listed public company.

ZOOZ’s management team has limited experience in managing a U.S. publicly traded company, interacting with U.S. public company investors and complying with the increasingly complex laws pertaining to U.S. listed public companies. ZOOZ’s management team may not efficiently manage their responsibilities following ZOOZ’s transition to being a U.S. listed public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from ZOOZ’s senior management and could divert their attention away from the day-to-day management of ZOOZ’s business, which could adversely affect ZOOZ’s business, financial condition and operating results.

ZOOZ is dependent on the services of its key executive and employees.

ZOOZ is dependent upon retaining employment and support of key executives and employees, for achieving expected business results and advancing its technology. The leave or unavailability of any of these key members of its management team and key employees for any significant period of time, or the inability of these individuals to manage or delegate their responsibilities successfully as ZOOZ’s business grows, could adversely affect its business, financial condition and results of operations.

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ZOOZ may not be able to obtain financing for its growth or to fund its future capital expenditures, which could negatively impact ZOOZ’s results of operations and financial condition.

In order to fund future growth of its operations, increased working capital levels or capital expenditures, ZOOZ will be required to use cash from operations, incur borrowings or raise capital through the sale of debt or additional equity securities. ZOOZ’s ability to obtain additional bank financing or to access the capital markets for any future offerings may be limited by ZOOZ’s financial condition at the time of any such financing or offering, as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond ZOOZ’s control or influence. Any failure to obtain the funds for its growing needs or capital expenditures could impact ZOOZ’s results of operations, financial condition and ZOOZ’s ability to pay dividends.

ZOOZ may need additional capital in the future to support its operations and, if such additional financing is not available to it, on reasonable terms or at all, ZOOZ’s liquidity and results of operations will be materially and adversely impacted.

Unanticipated developments in the short term, such as the entry into agreements which require large expenditures or the acquisition of businesses with negative cash flows, may necessitate additional financing. ZOOZ may seek to raise additional capital through public or private debt or equity financings in order to:

●	fund the additional operations and capital expenditures;

●	take advantage of favorable business opportunities, including geographic expansion or acquisitions of complementary businesses or technologies;

●	develop and upgrade ZOOZ’s technology infrastructure beyond current plans;

●	develop new product and service offerings;

●	take advantage of favorable conditions in capital markets; or

●	respond to competitive pressures.

The capital markets, and in particular the public equity market for equipment vendors and for companies related to EV-charging market, have historically been volatile. It is difficult to predict when, if at all, it will be possible for such companies to raise capital through these markets. ZOOZ cannot assure you that the additional financing will be available on terms favorable to it, or at all. If ZOOZ issues additional equity or convertible debt securities, its existing shareholders may experience substantial dilution.

ZOOZ expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce ZOOZ’s profitability and may never result in revenue to ZOOZ.

ZOOZ’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. ZOOZ anticipates that it will incur significant research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new products and enhance existing products. ZOOZ’s research and development expenses were $4.2 million and $4.9 million during the fiscal years ended December 31, 2022, and 2023, respectively, and are likely to grow in the future. Further, ZOOZ’s research and development efforts may not produce successful results, and ZOOZ’s new products may not achieve market acceptance, may not create additional revenue or may not become profitable.

If ZOOZ becomes subject to material amount of tax in the jurisdictions in which it operates, its net income and cash flow would decrease.

ZOOZ’s business is affected by taxes imposed on the purchase and sale of the components of ZOOZ’s systems and the sale of its products in various jurisdictions in which it operates from time to time. These taxes include sales, excise, goods and services taxes, value-added taxes, and other taxes. ZOOZ does not currently pay a material amount of tax in any jurisdiction in which ZOOZ operates. As a result of changes in tax laws or the application by tax authorities of these laws or its failure to comply with tax laws or otherwise, ZOOZ may become liable for an increased amount of tax in any jurisdiction. An increased liability for taxes would decrease ZOOZ’s net income and cash flow.

Risks Related to Intellectual Property, Information Technology, Data Privacy and Cybersecurity

ZOOZ’s business may be adversely affected if ZOOZ is unable to protect its technology and intellectual property from unauthorized use by third parties.

ZOOZ’s success depends, in part, on its ability to protect its core technology and intellectual property. To accomplish this, ZOOZ relies on, and plans to continue relying on, a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, its technology. Failure to adequately protect ZOOZ’s technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of ZOOZ’s competitive advantage and a decrease in revenue which would adversely affect ZOOZ’s business, prospects, financial condition and operating results.

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Although ZOOZ’s patent applications were approved in certain jurisdictions, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable, or invalidated. Furthermore, even if they are unchallenged, ZOOZ’s patents may not adequately protect its intellectual property or products and provide exclusivity for ZOOZ’s new products or prevent others from designing around ZOOZ’s claims. Furthermore, there is no guarantee that third parties will not infringe or misappropriate ZOOZ’s patents or similar proprietary rights. In addition, there can be no assurance that ZOOZ will not have to pursue litigation against other parties to assert its rights.

Intellectual property rights of third parties could adversely affect ZOOZ’s ability to commercialize its products, and ZOOZ might be required to litigate or obtain licenses from third parties in order to develop or market its product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms and may prevent or delay ZOOZ’s development and commercialization efforts.

It is inherently difficult to conclusively assess ZOOZ’s freedom to operate without infringing on third-party rights. ZOOZ’s competitive position may be adversely affected if existing patents or patents resulting from patent applications issued to third parties or other third-party intellectual property rights are held to cover ZOOZ’s products or elements thereof, or ZOOZ’s manufacturing or uses relevant to its development plans. In such cases, ZOOZ may not be able to develop or commercialize products or services or its product candidates (and any relevant services) unless it successfully pursues litigation to nullify or invalidate the third-party intellectual property right concerned or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms.

There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by ZOOZ’s products. If such an infringement claim should be brought and be successful, ZOOZ may be required to pay substantial damages, be forced to abandon its new products, or seek a license from any patent holders.

In the event of a successful claim of infringement against ZOOZ, ZOOZ may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign its infringing products or services, or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure. Thus, ZOOZ cannot guarantee that it will be able to successfully settle or otherwise resolve such infringement claims. If ZOOZ is unable to successfully settle future claims on terms acceptable to it, ZOOZ may be required to engage in or continue costly, unpredictable, and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing its new products or services. If ZOOZ fails in any such dispute, in addition to being forced to pay damages, it may be temporarily or permanently prohibited from commercializing new products or services that are held to be infringing. ZOOZ might, if possible, also be forced to redesign new products so that it no longer infringes third-party intellectual property rights. Any of these events, even if ZOOZ were ultimately to prevail, could require ZOOZ to divert substantial financial and management resources that it would otherwise be able to devote to its business.

In addition to patented technology, ZOOZ relies on unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

ZOOZ relies on proprietary information (such as trade secrets, designs, experiences, work flows, data, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that ZOOZ believes is best protected by means that do not require public disclosure. ZOOZ generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure provisions with its employees, consultants, customers, contractors and third parties. However, ZOOZ may fail to enter into the necessary agreements, and even if entered into, such agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of ZOOZ’s proprietary information, may be limited as to their term and may not provide adequate remedies in the event of unauthorized disclosure or use of proprietary information. ZOOZ has limited control over the protection of trade secrets used by its current or future manufacturing counterparties and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, ZOOZ’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that ZOOZ’s employees, consultants, customers, contractors, advisors and other third parties use intellectual property owned by others in their work for it, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of ZOOZ’s proprietary rights, and failure to obtain or maintain protection for ZOOZ’s proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where ZOOZ operates may afford little or no protection to its trade secrets.

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ZOOZ’s technology has had, and in the future could have, undetected defects, design or manufacturing errors or bugs in hardware or software, which could negatively affect the functionality and reliability of ZOOZ’s product, including the product’s safety, which could ultimately have an adverse effect on the market adoption of ZOOZ’s product, damage ZOOZ’s reputation with current or prospective customers, and/or expose ZOOZ to product liability and other claims that could materially and adversely affect ZOOZ’s business.

ZOOZ’s technology has had, and in the future could have, undetected defects, design or manufacturing errors, long-term fatigue effects, and/or errors or bugs in hardware or software, which could negatively affect ZOOZ’s device functionality, reliability and safety, in a manner that, in extreme situations, could potentially lead to bodily or property damage. Such extreme failures may include mechanical failure of a high-velocity rotating heavy-mass (contained within the product’s integrated flywheels), as well as electrification, due to insulation failure of the product being a high-voltage, high-power electrical device and other failures due to the complexity of such highly integrated device. Such failures could have an adverse effect on the market adoption of ZOOZ’s product, harm the reliability thereof, damage ZOOZ’s reputation with current or prospective customers, and/or expose ZOOZ to product liability and other claims that could materially and adversely affect ZOOZ’s business.

Any insurance that ZOOZ carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions.

Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on ZOOZ’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

ZOOZ expects to grant some of its customers a warranty for the kinetic storage system and in particular a long-term warranty for the flywheels. ZOOZ is examining the robustness of the design, the quality of the raw materials and the manufacturing processes of the flywheels, and their effect on reliability and safety of the flywheels throughout the expected life of the product. ZOOZ’s product readiness reliability is still to be proven; the product may be subject to risks relating to the relatively early stage of the product’s use in the market. If ZOOZ will have to bear the costs of repairing or replacing some of the storage systems at considerable costs exceeding ZOOZ’s existing insurance amounts, ZOOZ may incur substantial expenses.

ZOOZ’s use of open-source software under license terms that interfere with its proprietary rights could disrupt its business.

ZOOZ’s technology solution includes some software, known as open-source software, which has source code or material that is available to the public, or open source. Although ZOOZ monitors its use of open-source software, the terms of many open-source licenses to which it is subject have not been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on ZOOZ’s ability to provide its products to its clients. While ZOOZ monitors its use of open-source software and tries to ensure that none is used in a manner that would require it to disclose its source code or that would otherwise breach the terms of an open-source agreement, such use could inadvertently occur. In the future, ZOOZ could be required to seek licenses from third parties in order to continue offering its products, which licenses may not be available on terms that are acceptable to ZOOZ, or at all. Alternatively, ZOOZ may need to re-engineer its products or discontinue use of portions of the functionality provided by its products. In addition, the terms of open-source software licenses may require ZOOZ to provide software that it develops using such software to others on unfavorable license terms. ZOOZ may be required to release its proprietary source code, pay damages for breach of contract, discontinue sales in the event re-engineering cannot be accomplished on a timely basis or take other remedial action that may divert resources away from its development efforts. ZOOZ’s inability to use third party software could result in disruptions to its business, or delays in the development of future offerings or enhancements of existing offerings, which could impair ZOOZ’s business.

If ZOOZ fails to maintain adequate security and supporting infrastructure as ZOOZ scales the deployment of its products, ZOOZ may experience outages and disruptions of its services which could harm ZOOZ’s brand and reputation and negatively impact ZOOZ’s revenue and results of operations.

As ZOOZ is operating to grow its business, ZOOZ expects to continue investing in technology services, hardware and software, including data centers, network services, storage and database technologies. Creating the appropriate support for ZOOZ’s solution, including ZOOZ’s computational infrastructure, is expensive and complex, and ZOOZ’s execution could result in inefficiencies or operational failures and increased vulnerability to cyber-attacks, which, in turn, could diminish the quality of ZOOZ’s services and performance for advertisers. The steps that ZOOZ may take to increase the reliability, integrity and security of its systems as they scale may be expensive and may not prevent system failures or unintended vulnerabilities resulting from the increasing number of persons with access to its systems, complex interactions within ZOOZ’s solution and the increasing number of connections with third party partners and vendors’ technology. Operational errors or failures or successful cyber-attacks could damage ZOOZ’s reputation and result in loss of current and new advertisers and other business partners, which could harm ZOOZ’s business.

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ZOOZ’s business practices with respect to data could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection.

In the course of providing ZOOZ’s services, ZOOZ transmits and stores information related to ZOOZ’s clients and their use of its products, although ZOOZ does not generally store individual personal identifying information. Federal, State and international laws and regulations can govern the collection, use, retention, sharing and security of data that ZOOZ collects across its systems. ZOOZ strives to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data protection. However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or ZOOZ’s practices. Any failure, or perceived failure, by ZOOZ to comply with U.S. federal, state, or international laws, including laws and regulations regulating privacy, data security, or consumer protection, could result in proceedings or actions against ZOOZ by governmental entities or others. ZOOZ may also be contractually liable to indemnify and hold harmless ZOOZ’s clients from the costs or consequences of inadvertent or unauthorized disclosure of data that ZOOZ stores or handles as part of providing ZOOZ’s services.

As ZOOZ is working to expand its operations globally, compliance with regulations that differ from country to country may also impose substantial burdens on ZOOZ’s business. In particular, the European Union has traditionally taken a broader view as to what is considered personal information and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion with respect to their interpretation and implementation of the regulations, which has resulted in variation of privacy standards from country to country. Complying with any new regulatory requirements could force ZOOZ to incur substantial costs or require ZOOZ to change ZOOZ’s business practices in a manner that could compromise its ability to effectively pursue ZOOZ’s growth strategy.

ZOOZ is subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity, which can increase the cost of doing business, compliance risks and potential liability.

In the ordinary course of ZOOZ’s business, ZOOZ collects, uses, transfers, stores, maintains and otherwise processes certain sensitive and other personal information regarding ZOOZ’s employees, and contact information of ZOOZ’s customers and service providers, that is subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity. Ensuring that ZOOZ’s collection, use, transfer, storage, maintenance and other processing of personal information complies with applicable laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity in relevant jurisdictions can increase operating costs, impact the development of new systems, and reduce operational efficiency. Global legislation, enforcement, and policy activity in this area is rapidly expanding and creating a complex regulatory compliance environment. Any actual or perceived mishandling or misuse of the personal information by ZOOZ or by a third party with which ZOOZ is affiliated, including payrolls providers and other service providers that have access to sensitive and other personal information, could result in litigation, regulatory fines, penalties or other sanctions, damage to ZOOZ’s reputation, disruption of ZOOZ’s business activities, and significantly increased business and cybersecurity costs or costs related to defending legal claims.

In the United States, numerous federal, state, and local laws and regulations, including federal health information privacy laws, state data breach notification laws, and federal and state consumer protection laws, that govern the collection, use, disclosure and protection of personal data may apply to our operations. For example, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”) imposes specific requirements on ZOOZ’s correspondence with subscribers for email communication. Additionally, laws in all 50 states require businesses to provide notice to parties whose personally identifiable information has been disclosed as a result of a data breach. The laws are not consistent, and compliance in the event of a widespread data breach is costly.

Furthermore, California enacted the California Consumer Privacy Act (the “CCPA”), which provides for civil penalties for violations, as well as a private right of action for data breaches. The CCPA, as amended requires businesses to provide specific disclosures in privacy notices and honor requests of California residents (including consumers, business representatives, and employees) to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages. Although the CCPA exempts some data processed in the context of clinical trials, the CCPA increases compliance costs and potential liability with respect to other personal data that ZOOZ may maintain about California residents. Other states, such as Virginia and Colorado, have also passed comprehensive privacy laws, and similar laws are being considered in several other states, as well as at the federal and local levels. These developments further complicate compliance efforts, and increase legal risk and compliance costs for ZOOZ.

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Additionally, an increasing number of foreign data protection laws may also apply to personal data obtained from individuals outside of the United States. For example, the European Union’s General Data Protection Regulation (the “GDPR”) introduced new data protection requirements in the EU, as well as potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue, temporary or definitive bans on data processing, and other corrective actions. Additionally, private litigation related to processing of personal data can be brought under the GDPR by classes of data subjects or consumer protection organizations authorized at law to represent their interests.

In addition, ZOOZ is also subject to the Israeli Privacy Protection Law 5741-1981 and the regulations promulgated thereunder (the “PPL”), including the Israeli Privacy Protection Regulations (Data Security) 2017, imposing obligations with respect to the manner personal data is processed, maintained, transferred, disclosed, accessed and secured, as well as the guidelines of the Israeli Privacy Protection Authority. In this respect, the PPL may require ZOOZ to adjust certain data protection and data security practices, information security measures, certain organizational procedures, applicable positions and other technical and organizational security measures. Failure to comply with the PPL and with guidelines issued by the Israeli Privacy Protection Authority, may expose ZOOZ to administrative fines, civil claims (including class actions) and in certain cases criminal liability.

Furthermore, Europe and other jurisdictions have enacted data localization laws and cross-border personal data transfer laws, which could make it more difficult to transfer information across jurisdictions (such as transferring or receiving personal data that originates in the European Economic Area). In particular, the European Economic Area (EEA) and the United Kingdom (U.K.) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and U.K. to the United States in compliance with law, such as the EEA standard contractual clauses, the U.K.’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the U.K. extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), existing mechanisms that may facilitate cross-border personal data transfers may change, be challenged or be invalidated, and there is no assurance that ZOOZ can satisfy or rely on these measures to lawfully transfer personal data to the United States. If ZOOZ cannot implement a valid compliance mechanism for cross-border data transfers, it could experience material adverse effects.

Further, while ZOOZ strives to publish and prominently display privacy policies that are accurate, comprehensive, and compliant with applicable laws, regulations, rules and industry standards, ZOOZ cannot ensure that its privacy policies and other statements regarding ZOOZ’s practices will be sufficient to protect ZOOZ from claims, proceedings, liability or adverse publicity relating to data privacy or cybersecurity. Although ZOOZ endeavors to comply with its privacy policies, ZOOZ may at times fail to do so or be alleged to have failed to do so. The publication of ZOOZ’s privacy policies and other documentation that provide promises and assurances about privacy and cybersecurity can subject ZOOZ to potential federal or state action if they are found to be deceptive, unfair, or misrepresentative of ZOOZ’s actual practices.

Any failure or perceived or inadvertent failure by ZOOZ to comply with ZOOZ’s privacy policies, or existing or new laws, regulations, rules, standards or contractual obligations, or any compromise of security that results in unauthorized access to, or unauthorized loss, destruction, use, modification, acquisition, disclosure, release or transfer of personal information, may result in substantial costs, time and other resources, orders to stop or modify the alleged non-compliant activity, proceedings or actions against ZOOZ by governmental entities or others, legal liability, audits, regulatory inquiries, governmental investigations, enforcement actions, claims, fines, judgments, awards, penalties, sanctions and costly litigation (including class actions). Any of the foregoing could harm ZOOZ’s reputation, distract ZOOZ’s management and technical personnel, increase ZOOZ’s costs of doing business, adversely affect the demand for ZOOZ’s systems, and ultimately result in the imposition of liability, any of which could have a material adverse effect on ZOOZ’s business, financial condition and results of operations.

Commercial security risks, including security breaches, identity theft, service disrupting attacks and viruses, could harm ZOOZ’s reputation and the conduct of ZOOZ’s business, which could have a material adverse effect on ZOOZ’s financial results.

A fundamental requirement for online-connected commerce and communications is the secure storage and transmission of confidential information over public networks. Although ZOOZ has developed and uses systems and processes that are designed to protect customer information and prevent fraudulent credit card transactions and other security breaches, ZOOZ’s security measures may not prevent security breaches or identity theft that could harm ZOOZ’s reputation and business. ZOOZ relies on encryption and authentication technology to provide the security and authentication to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by ZOOZ to protect transaction data. In addition, any party who can illicitly obtain a user’s password could access the user’s transaction data. An increasing number of websites have reported breaches of their security. Any compromise of ZOOZ’s security could damage ZOOZ’s reputation and expose ZOOZ to a risk of litigation and possible liability. The coverage limits of ZOOZ insurance policies may not be adequate to reimburse ZOOZ for losses caused by security breaches.

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Additionally, ZOOZ’s servers are vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, and ZOOZ may experience “denial-of-service” type attacks on ZOOZ’s system that may make all or portions of its websites unavailable for periods of time. ZOOZ may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Disruptions in ZOOZ’s services and damage caused by viruses and other attacks could cause a loss of user confidence in ZOOZ systems and services, which could lead to reduced usage of ZOOZ’s products and services and materially adversely affect ZOOZ’s business and financial results.

Defects, errors or other performance problems in ZOOZ’s software or hardware, or the third-party software or hardware on which ZOOZ rely, could harm ZOOZ’s reputation, result in significant costs to ZOOZ, impair ZOOZ’s ability to sell ZOOZ’s systems and subject ZOOZ to substantial liability.

ZOOZ’s software and hardware, and those of third parties on which ZOOZ rely, is complex and may contain defects or errors when implemented or when new functionality is released, as ZOOZ may modify, enhance, upgrade and implement new systems, procedures and controls to reflect changes in ZOOZ’s business, technological advancements and changing industry trends. Despite ZOOZ’s testing, from time-to-time ZOOZ has discovered, and may in the future discover, defects or errors in its software and hardware. Any performance problems or defects in ZOOZ’s software or hardware, or those of third parties on which ZOOZ rely, could materially and adversely affect ZOOZ’s business, financial condition and results of operations. Defects, errors or other similar performance problems or disruptions, whether in connection with day-to-day operations or otherwise, could be costly for ZOOZ, damage ZOOZ’s customers’ businesses, harm ZOOZ’s reputation and result in reduced sales or a loss of, or delay in, the market acceptance of ZOOZ’s systems. In addition, if ZOOZ has any such errors, defects or other performance problems, ZOOZ’s clients could seek to terminate their contracts, delay or withhold payment or make claims against ZOOZ. Any of these actions could result in liability, lost business, increased insurance costs, difficulty in collecting accounts receivable, costly litigation or adverse publicity, which could materially and adversely affect ZOOZ’s business, financial condition and results of operations.

ZOOZ relies on its information systems to conduct its business, and failure to protect these systems against security breaches could adversely affect ZOOZ’s business and results of operations. Additionally, if these systems fail or become unavailable for any significant period, ZOOZ’s business could be harmed.

ZOOZ relies on its computer systems and network infrastructure across its operations. The safety and security and efficient operation of ZOOZ’s business, including processing, transmitting and storing electronic and financial information, are dependent on computer hardware and software systems, which are increasingly vulnerable to security breaches and other disruptions. Any significant interruption or failure of ZOOZ’s information systems or any significant breach of security could adversely affect ZOOZ’s business and results of operations.

ZOOZ relies on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on ZOOZ’s information systems. However, these measures and technology may not adequately prevent security breaches. The technology and other controls and processes designed to secure ZOOZ’s confidential and proprietary information, detect and remedy any unauthorized access to that information were designed to obtain reasonable, but not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately. Such controls may in the future fail to prevent or detect, unauthorized access to ZOOZ’s confidential and proprietary information. In addition, the foregoing events could result in violations of applicable privacy and other laws. If confidential information is inappropriately accessed and used by a third party or an employee for illegal purposes, ZOOZ may be responsible to the affected individuals for any losses they may have incurred as a result of misappropriation. In such an instance, ZOOZ may also be subject to regulatory action, investigation or liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of ZOOZ’s information systems.

ZOOZ’s operations and business administration could be targeted by individuals or groups seeking to sabotage or disrupt such systems and networks, or to steal data, and these systems may be damaged, shutdown or cease to function properly (whether by planned upgrades, force majeure, telecommunications failures, hardware or software break-ins or viruses, other cyber-security incidents or otherwise. The threats to ZOOZ’s information systems are constantly evolving and have become increasingly complex and sophisticated. Furthermore, such threats change frequently and are often not recognized or detected until after they have been launched, and therefore, ZOOZ may be unable to anticipate these threats and may not become aware in a timely manner of such a security breach, which could exacerbate any damage ZOOZ experiences.

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ZOOZ may be required to expend significant capital and other resources to protect against and remedy any potential security breaches and their consequences. A cyber-attack could result in significant expenses to investigate and repair security breaches or system damages and could lead to litigation, fines, other remedial action, heightened regulatory scrutiny and diminished customer confidence. In addition, ZOOZ’s remediation efforts may not be successful and ZOOZ may not have adequate insurance to cover these losses.

The unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt ZOOZ’s business and could have a material adverse effect on ZOOZ’s business, results of operations, cash flows and financial condition.

Risks Related to Customers

Failure to effectively expand ZOOZ’s sales and marketing capabilities could harm ZOOZ’s ability to increase ZOOZ’s customer base and achieve broader market acceptance of ZOOZ’s products.

ZOOZ’s ability to effectively expand ZOOZ’s sales and marketing operations and activities will likely have a significant impact on ZOOZ’s ability to expand ZOOZ’s customer base, gain broader market acceptance, grow revenue, and achieve and sustain profitability. Sales and marketing expenses represent a significant percentage of ZOOZ’s total revenue, and ZOOZ’s operating results will likely suffer if sales and marketing expenditures do not contribute significantly to increasing revenue.

ZOOZ is substantially dependent on ZOOZ’s direct sales force to obtain new customers. ZOOZ plans to continue to expand ZOOZ’s direct sales force both domestically and internationally, but ZOOZ may not be able to recruit and hire a sufficient number of sales personnel, which may adversely affect ZOOZ’s ability to expand ZOOZ’s sales capabilities. Especially in new sales territories, new hires require extensive training and time before achieving full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and ZOOZ may be unable to hire or retain sufficient numbers of qualified individuals. It is also costly and time-consuming to hire sales personnel in new countries, requiring additional set up and upfront costs that may be disproportionate to the initial revenue expected. There is significant competition for direct sales personnel with the strong sales skills and technical knowledge which may increase the risk of not being able to retain the sales personnel ZOOZ recruit and train.

ZOOZ’s ability to achieve significant revenue growth in the future will depend, in large part, on ZOOZ’s success in recruiting, training, incentivizing and retaining a sufficient number of qualified direct sales personnel, and that they attain desired productivity levels within a reasonable period of time. ZOOZ’s business will be harmed if continuing investment in ZOOZ’s sales and marketing capabilities does not generate a significant increase in revenue.

Failure to expand ZOOZ’s customer base would have a material adverse effect on ZOOZ’s results of operations and financial condition.

While ZOOZ expects to significantly diversify ZOOZ’s customer base in the near future, historically ZOOZ had a small customer base comprising a significant portion of ZOOZ commercial open orders. If ZOOZ is unable to sufficiently diversify ZOOZ’s customer base, ZOOZ will remain subject to significant risks associated with a highly concentrated customer base.

This concentration exposes ZOOZ’s business, financial condition and operating results to a number of risks, including the following:

●	In a highly concentrated business environment, ZOOZ may not be able to find other sources of revenue if particular customers do not place an order, delay or cancel an order.

●	As a result of this concentrated customer base, single customers represent a greater portion of ZOOZ’s sales and, consequently, have greater commercial negotiation leverage. Occasionally, customers may request and receive pricing, payment, intellectual property-related or other commercial terms that negatively affect ZOOZ’s business due to their aggressive policies regarding engaging alternative, second-source suppliers for the products ZOOZ offers. Any of these changes could negatively impact ZOOZ’s prices, customer orders, revenues, and gross margins.

●	The highly concentrated business environment also increases ZOOZ’s exposure to risks related to ZOOZ’s customers’ financial condition. If ZOOZ’s customers experience liquidity issues in the future, ZOOZ may be required to incur additional credit losses on receivables owed by them. In addition, customers with liquidity issues may be forced to reduce purchases of ZOOZ’s equipment, delay deliveries of ZOOZ’s products, discontinue operations or may be acquired by one of ZOOZ’s customers, and in either case such events would have the effect of further consolidating ZOOZ’s customer base.

Any of these factors could have a material adverse effect on ZOOZ’s business, financial condition and operating results.

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Customer relationships with early-stage companies may present more risks than with established companies.

A significant portion of ZOOZ’s current and potential customer and partner base is comprised of early-stage companies. Customer relationships with early-stage companies are particularly risky since these companies lack extensive operating experience. As a result, there is less demonstration of market acceptance of their services, making it harder for us to anticipate needs and requirements than with established customers. In addition, funding for such companies may be more difficult to obtain and these customer relationships may not continue or materialize to the extent ZOOZ plans or previously experienced. Further, supply chain risks arising from COVID-19 policies or geopolitical turmoil may have a more significant impact on early-stage customers than with established customers. This may result in additional credit risk, including but not limited to the collection of trade accounts receivables and payment for their inventory.

Customer relationships with a company without a local presence in the customer territory may present more risks than with companies with a local presence.

ZOOZ may seek to establish customer relationships and expand its business in regions where ZOOZ does not have a local physical presence or operational footprint. Despite providing opportunities for growth, such expansion comes with inherent risks and challenges associated with operating remotely in new markets.

Without a local presence, providing prompt and effective customer service may be more challenging. Time zone differences, language barriers, and delays in response times may lead to dissatisfaction among customers, potentially affecting ZOOZ’s reputation and future business prospects. Each region has unique market characteristics, preferences, and regulations. In the absence of a physical presence in the customer territory, ZOOZ may be unable to fully understand and cater to their specific needs. Operating in different jurisdictions often requires adherence to local regulations and compliance standards. Lack of local presence might lead to inadvertent non-compliance, legal issues, or challenges navigating complex regulatory environments.

In addition, companies with a local presence often have an advantage in building stronger relationships with customers, conducting face-to-face meetings, and offering tailored solutions. This competitive disadvantage could impact ZOOZ’s ability to secure contracts and compete effectively with local competitors.

Risks Related to Laws and Regulations

ZOOZ’s global business requires ZOOZ to comply with laws and regulations in countries across the world and exposes ZOOZ to international business risks that could adversely affect ZOOZ’s business.

ZOOZ is subject to environmental, labor, health, safety and other laws and regulations in Israel, the United States and other jurisdictions in which ZOOZ operates. ZOOZ is also required to obtain environmental permits and other authorizations or licenses from governmental authorities for certain of ZOOZ’s operations and have to protect ZOOZ’s intellectual property worldwide. In the jurisdictions where ZOOZ operates, ZOOZ needs to comply with differing standards and varying practices of regulatory, tax, judicial and administrative bodies. ZOOZ’s field is developing and, accordingly, so is its regulatory scheme. It is likely that the regulatory schemes in which ZOOZ operates will continue to change and develop, which may affect ZOOZ’s operations. ZOOZ may face significant costs related to new regulations regarding flywheels energy storage shipping, installation and usage.

The business environment is also subject to many uncertainties, including the following international business risks:

●	negative economic developments in economies around the world and the instability of governments, currently for example the sovereign debt situation in certain European countries;

●	Social and political instability in a number of countries around the world, including the recent developments in the Middle East, and also including the threat of war, terrorist attacks in the United States or in Europe, the Middle East and Africa, epidemics or civil unrest;

●	pandemics or national and international environmental, nuclear or other disasters, which may adversely affect ZOOZ’s workforce, as well as its local suppliers and customers;

●	adverse changes in governmental policies, especially those affecting trade and investment;

●	foreign currency exchange, in particular with respect to the U.S. dollar, and transfer restrictions; and

●	threats that ZOOZ’s operations or property could be subject to nationalization and expropriation.

No assurance can be given that ZOOZ has been or will be at all times in complete compliance with the laws and regulations to which ZOOZ is subject or that ZOOZ has obtained or will obtain the permits and other authorizations or licenses that ZOOZ needs. If ZOOZ violates or fails to comply with laws, regulations, permits and other authorizations or licenses, ZOOZ could be fined or otherwise sanctioned by regulators. In addition, if any of the international business risks were to materialize or become worse, they could also have a material adverse effect on ZOOZ’s business, financial condition and results of operations.

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ZOOZ may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. ZOOZ may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt ZOOZ’s business. Any adverse determination in litigation could also subject ZOOZ to significant liabilities.

Failure to comply with the Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject ZOOZ to penalties and other adverse consequences.

ZOOZ has international operations and a substantial portion of ZOOZ’s business, particular with respect to ZOOZ’s manufacturing processes, is conducted outside of the United States. ZOOZ’s operations are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), as well as the anti-corruption and anti-bribery laws in Israel and in the countries where ZOOZ does business. The FCPA prohibits covered parties from offering, promising, authorizing or giving anything of value, directly or indirectly, to a “foreign government official” with the intent of improperly influencing the official’s act or decision, inducing the official to act or refrain from acting in violation of lawful duty, or obtaining or retaining an improper business advantage. The FCPA also requires publicly traded companies to maintain records that accurately and fairly represent their transactions, and to have an adequate system of internal accounting controls. In addition, other applicable anti-corruption laws prohibit bribery of domestic government officials, and some laws that may apply to ZOOZ’s operations prohibit commercial bribery, including giving or receiving improper payments to or from non-government parties, as well as so-called “facilitation” payments. In addition, ZOOZ is subject to U.S. and other applicable trade control regulations that restrict with whom ZOOZ may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control.

Though ZOOZ maintains policies, internal controls and other measures reasonably designed to promote compliance with applicable anticorruption and anti-bribery laws and regulations, and certain safeguards designed to ensure compliance with U.S. trade control laws, its employees or agents may nevertheless engage in improper conduct for which ZOOZ might be held responsible. Any violations of these anti-corruption or trade controls laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt ZOOZ’s operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. If ZOOZ, or ZOOZ’s employees or agents acting on ZOOZ’s behalf, are found to have engaged in practices that violate these laws and regulations, ZOOZ could suffer fines and penalties, profit disgorgement, injunctions on future conduct, securities litigation, bans on transacting government business, delisting from securities exchanges and other consequences that may have a material adverse effect ZOOZ’s business, financial condition and results of operations. In addition, ZOOZ’s reputation, its net sales or its share price could be adversely affected if ZOOZ becomes subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

Environmental and safety laws and regulations may expose us to liability, and such liability and compliance with these laws and regulations may adversely affect ZOOZ’s business.

ZOOZ’s industry is subject to a variety of international, federal, state, local and non-U.S. laws and regulations governing pollution, environmental protection and occupational health and safety, including those relating to the release, storage, use, discharge, handling, generation, transportation, disposal, and labeling of, and human exposure to, hazardous and toxic materials, product composition, and the investigation and cleanup of contaminated sites, including sites ZOOZ currently or formerly owned or operated, due to the release of hazardous materials, regardless of whether ZOOZ caused such release. ZOOZ is also required to obtain environmental permits from governmental authorities for certain of its operations. ZOOZ cannot assure you that it has been or will be at all times in complete compliance with such laws, regulations and permits. Failure to comply with such laws and regulations could subject ZOOZ to civil or criminal costs, obligations, sanctions or property damage or personal injury claims, or suspension of its facilities’ operating permits. In addition, ZOOZ may be strictly liable for joint and several costs associated with investigation and remediation of sites at which ZOOZ has arranged for the disposal of hazardous wastes if such sites become contaminated, even if ZOOZ fully comply with applicable environmental laws and regulations. Compliance with current or future environmental and occupational health and safety laws and regulations could restrict ZOOZ’s ability to expand ZOOZ’s business or require us to modify processes or incur other substantial expenses which could harm ZOOZ’s business.

In the event of an incident involving hazardous materials, ZOOZ could be liable for damages and such liability could exceed the amount of any liability insurance coverage and the resources of ZOOZ’s business. In addition, in the event of the discovery of contaminants or the imposition of clean up obligations for which ZOOZ is responsible, ZOOZ may be required to take remedial or other measures which could have a material adverse effect on ZOOZ’s business, financial condition and results of operations. In response to environmental concerns, some customers and government agencies impose requirements for the elimination and/or labeling of hazardous substances, such as lead, in electronic equipment, as well as requirements related to the take-back of products discarded by customers. Environmental and occupational health and safety laws and regulations have tended to become more stringent over time, causing a need to redesign technologies, imposing greater compliance costs and increasing risks and penalties associated with violations, which could seriously harm ZOOZ’s business.

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Scientific examination of, political attention to and rules and regulations on issues surrounding the existence and extent of climate change may result in an increase in the cost of production due to increase in the prices of energy and introduction of an energy or carbon tax. A variety of regulatory developments have been introduced that focus on restricting or managing the emission of carbon dioxide, methane and other greenhouse gas. Enterprises may need to purchase at higher costs new equipment or raw materials with lower carbon footprints. These developments and further legislation that is likely to be enacted could affect ZOOZ’s operations negatively.

In addition, there is an increasing focus on corporate environmental, social and governance (“ESG”) responsibility in the EV industry. A number of ZOOZ’s customers have adopted, or may adopt, procurement policies that include ESG provisions or requirements that their suppliers should comply with, or they may seek to include such provisions or requirements in their procurement terms and conditions. An increasing number of investors are also requiring companies to disclose corporate ESG policies, practices and metrics. Legal and regulatory requirements, as well as investor expectations, on corporate ESG practices and disclosure, can be unpredictable, and may be difficult and expensive for ZOOZ to comply with, given the complexity of its supply chain and manufacturing. If ZOOZ is unable to comply or are unable to cause its suppliers or contract manufacturers to comply, with such policies or provisions or meet the requirements of its customers and its investors, a customer may stop purchasing products from ZOOZ or an investor may sell their shares, and may take legal action against ZOOZ, which could harm its reputation, revenue and results of operations.

Changes to tax laws or regulations in Israel, the United States and other jurisdictions expose ZOOZ to tax uncertainties and could adversely affect ZOOZ’s results of operations or financial condition.

As a multinational business, operating in multiple jurisdiction such as Israel, the United States, and the EU, ZOOZ may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. Changes to tax laws or regulations in the jurisdictions in which ZOOZ operates, or in the interpretation of such laws or regulations, could significantly increase ZOOZ’s effective tax rate and reduce its cash flow from operating activities, and otherwise have a material adverse effect on ZOOZ’s financial condition. Since a significant portion of its operations are located in Israel, changes in tax laws or regulations in Israel could significantly affect ZOOZ’s operating results. Further changes in the tax laws of foreign jurisdictions could arise, in particular, as a result of different initiatives undertaken by the Organization for Economic Co-operation and Development (the “OECD”). Any changes in the OECD policy or recommendations, if adopted, could increase tax uncertainty and may adversely affect ZOOZ’s provision for income taxes and increase its tax liabilities. In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of ZOOZ’s deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, changes in transfer pricing methodologies, other changes in the apportionment of its income and other activities among tax jurisdictions, and changes in tax rates, could also increase ZOOZ’s effective tax rate.

ZOOZ is subject to regular review and audit by Israeli and other foreign tax authorities. Although ZOOZ believe ZOOZ’s tax estimates are reasonable, the authorities in these jurisdictions could review its tax returns and impose additional taxes, interest, linkage and penalties, and the authorities could claim that various withholding requirements apply to ZOOZ or ZOOZ’s subsidiaries or assert that benefits of tax treaties are not available to ZOOZ or ZOOZ’s subsidiaries, any of which could materially affect ZOOZ’s income tax provision, net income, or cash flows in the period or periods for which such determination and settlement is made. ZOOZ may also be liable for taxes in connection with businesses ZOOZ acquires. ZOOZ’s determinations are not binding on any taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in ZOOZ’s tax provisions, accruals and returns. An assessment of additional taxes because of an audit could have a material adverse effect on ZOOZ’s business, financial condition, results of operations and cash flows.

Transfer pricing rules may adversely affect ZOOZ’s corporate income tax expense.

The jurisdictions in which ZOOZ conducts business have detailed transfer pricing rules, which require contemporaneous documentation establishing that all transactions with non-resident related parties be priced using arm’s length pricing principles. The tax authorities in these jurisdictions could challenge ZOOZ’s related party transfer pricing policies and as a consequence the tax treatment of corresponding expenses and income. International transfer pricing is an area of taxation that depends heavily on the underlying facts and circumstances and generally involves a significant degree of judgment. If any of these tax authorities were to be successful in challenging ZOOZ’s transfer pricing policies, ZOOZ may be liable for additional corporate income tax, and penalties and interest related thereto, which may have a significant impact on ZOOZ’s results of operations and financial condition.

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Proposed changes to the U.S. tax system, if enacted, could have a material adverse effect on our ongoing liability for U.S. corporate income tax.

The Biden administration has proposed a number of changes to the U.S. tax system. The proposals include changes to the U.S. corporate income tax system that would increase U.S. corporate tax rates, impose a corporate minimum book tax, and double the tax rate on and make other tax changes to GILTI earned by foreign subsidiaries. Additionally, the proposals include change to the anti-inversion rules that prevent U.S. companies from inverting, including by strengthening the rules to treat a foreign acquiring corporation as a U.S. company based on a reduced 50% continuing ownership threshold.

Many aspects of these proposals are unclear or undeveloped. We are unable to predict which, if any, U.S. tax reform proposals will be enacted into law, and what effects any enacted legislation might have on ZOOZ’s liability for U.S. corporate income tax.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could limit ZOOZ’s ability to sell ZOOZ’s products to certain customers or demand from certain customers, which may materially and adversely affect ZOOZ’s sales and results of operations.

The U.S. government has in the past made public statements indicating possible significant changes in U.S. trade policy and have taken certain actions that may impact U.S. trade policy, including imposing new or increased tariffs on certain goods imported into the United States. Since ZOOZ’s current products are manufactured outside the United States, such changes, if adopted, could have a disproportionate impact on ZOOZ’s business and make ZOOZ’s products more expensive and less competitive in the U.S. market. Furthermore, changes in U.S. trade policy could trigger retaliatory actions by affected countries, which could impose restrictions on ZOOZ’s ability to do business in or with affected countries or prohibit, reduce or discourage purchases of ZOOZ’s products by foreign customers, leading to increased costs of components contained in ZOOZ’s products, increased costs of manufacturing ZOOZ’s products, and higher prices for ZOOZ’s products in foreign markets. Changes in, and responses to, U.S. trade policy could reduce the competitiveness of ZOOZ’s products and cause ZOOZ’s sales to decline, which could materially and adversely impact ZOOZ’s business, financial condition and results of operations. The U.S. or foreign governments may take administrative, legislative or regulatory action that could materially interfere with ZOOZ’s ability to sell products in certain countries and/or to certain customers, particularly in China. ZOOZ cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The institution of trade tariffs both globally and between the United States and China specifically carries the risk of negatively impacting China’s overall economic condition, which could have negative repercussions for ZOOZ’s business.

ZOOZ will be subject to legal and regulatory consequences if ZOOZ does not comply with applicable export control laws and regulations.

Products developed and manufactured in Israel and other locations are subject to export controls of the applicable nation. Obtaining export licenses can be difficult, costly and time-consuming and ZOOZ may not always be successful in obtaining necessary export licenses, and ZOOZ’s failure to obtain required import or export approval for ZOOZ’s products or limitations on ZOOZ’s ability to export or sell ZOOZ’s products imposed by these laws may harm ZOOZ’s international and domestic revenues. Noncompliance with these laws could have negative consequences, including government investigations, penalties and reputational harm. The absence of comparable restrictions on competitors in other countries may adversely affect ZOOZ’s competitive position. Failure to obtain export licenses for ZOOZ’s products or having one or more of its customers be restricted from receiving exports from ZOOZ could significantly reduce ZOOZ’s net sales and materially and adversely affect ZOOZ’s business, financial condition and results of operations.

Changing foreign exchange rates may have an adverse effect on ZOOZ’s financial results.

ZOOZ has operations and assets in Israel and operations in Germany and the U.S. and expects to expand to additional jurisdictions as detailed elsewhere in this prospectus. ZOOZ prepares its financial statements in U.S. dollars, but a portion of ZOOZ’s expenditures are denominated in Israeli new shekels and other currencies. ZOOZ therefore must translate its assets, liabilities, revenue and expenses into U.S. dollars at applicable exchange rates. Consequently, fluctuations in the value of Israeli new shekels and other foreign currencies relative to the U.S. dollar may negatively or positively affect the value of these items in ZOOZ’s financial statements. Additionally, currency exchange rates have been especially volatile in the recent past, and these currency fluctuations may make it difficult for ZOOZ to predict its results of operations. To the extent ZOOZ fails to manage ZOOZ’s foreign currency exposure adequately, ZOOZ may suffer losses in the value of ZOOZ’s assets, and ZOOZ’s business, financial condition, results of operations and cash flows may be negatively affected.

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ZOOZ does not use derivative financial instruments, such as foreign exchange forward contracts, to mitigate the risk of changes in foreign exchange rates on ZOOZ’s balance sheet accounts and forecast cash flows. Moreover, derivative instruments are usually limited in time and as a result, cannot mitigate currency risks for the longer term. The volatility in the foreign currency markets may make it challenging to hedge ZOOZ’s foreign currency exposures effectively.

The Committee on Foreign Investment in the United States may delay, prevent, or impose conditions on future investment in ZOOZ.

The Committee on Foreign Investment in the United States (“CFIUS”) has authority to review certain direct or indirect foreign investments in U.S. businesses. CFIUS requires certain foreign investors to make mandatory filings in regards to foreign direct and indirect investments in the United States known as “covered transactions.” Mandatory filing requirements apply to transactions i) that result in the acquisition of a “substantial interest” of the “U.S. business” by a foreign person in which the national or subnational governments of a single foreign state (other than an excepted foreign state) have a substantial interest and the U.S. business collects or maintains “sensitive personal data” of at least one million U.S. citizens; performs certain functions related to “critical infrastructure;” or produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies;” or (ii) where the U.S. business produces, designs, tests, manufactures, fabricates, or develops one or more critical technologies for which a U.S. export authorization would be required for the export, reexport, transfer (in-country), or retransfer of such critical technology to the principal place of business (for entities) or the country of nationality (for individuals) of a person obtaining certain thresholds of voting interest, control, or information rights regarding the U.S. business, all as defined in the CFIUS regulations.

The regulation also allows such the parties to voluntarily file a declaration or a longer voluntary CFIUS notice, either of which subject the investment to a national security review by the U.S. government, in cases where the parties seek to obtain a safe harbor from later CFIUS intervention or where it is unclear if such a review is otherwise mandatory per the regulation. With respect to transactions that CFIUS considers presenting unresolved national security concerns, CFIUS has the power to initiate investigations, suspend transactions, impose mitigation measures, and/or recommend that the President block pending transactions or order divestitures of completed transactions when national security concerns cannot be mitigated. Where a foreign investment is made without a CFIUS review and a filing was required, or if CFIUS independently learns of a national security concern related to the transaction, the parties may be subject to penalties, as described below.

Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, whether the target company is a U.S. business engaged in activities with critical technologies, critical infrastructure projects or collection or management of sensitive personal data, the level of beneficial ownership and voting interests acquired by foreign persons, and the nature of any information, control or governance rights received by foreign persons. For example, any investment that results in “control” of any U.S. business by a foreign person is within CFIUS’ jurisdiction. CFIUS’ expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations further includes “covered investments” that do not result in control of a U.S. business by a foreign person but that afford foreign persons certain information or governance rights in a “TID U.S. Business,” that is, a U.S. business that: (i) produces, designs, tests, manufactures, fabricates, or develops “critical technologies”; (ii) owns or operates certain “critical infrastructure”; and/or (iii) maintains or collects “sensitive personal data,” all as defined in the CFIUS regulations.

As ZOOZ is organized in the State of Israel with limited operations in the U.S., ZOOZ believes that it should not presently be considered a U.S. business for CFIUS purposes, unless it were to subsequently engage in commercial business as an entity under U.S. federal and state law which is a “Covered Transaction” or meets the definition of a TID U.S. Business. If a future particular proposed investment by ZOOZ in a U.S. business falls within CFIUS’ jurisdiction, ZOOZ may determine that it is required to make a mandatory filing with CFIUS or that it will submit a filing to CFIUS on a voluntary basis or, if a filing is not mandatory, ZOOZ may determine to proceed with such investment without submitting to CFIUS and risk CFIUS intervention, before or after closing such investment.

Risks Related to Our Incorporation and Location in Israel

Conditions in Israel could adversely affect ZOOZ’s business.

ZOOZ is incorporated under the laws of the State of Israel, and many of ZOOZ’s employees, including certain management members, operate from its offices that are located in Israel. In addition, a substantial number of ZOOZ’s officers and directors are residents of Israel. Accordingly, political, economic, and geo-political conditions in Israel and the surrounding region may directly affect ZOOZ’s business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with certain armed groups in the Gaza Strip, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria, as well as direct conflict with Iran.

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In addition, Iran has threatened to attack Israel and has launched an air and missile strike on Israel in April, 2024, and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which ZOOZ’s employees are located, and negatively affected business conditions in Israel. Any hostilities involving Israel, including the recent hostilities between Israel and certain armed groups in the Gaza Strip, Lebanon, Syria, Yemen and others which has resulted in various attacks on Israel, such as large number of missiles being fired at Israel, including major cities, such interruptions or curtailments of trade between Israel and its trading partners could adversely affect ZOOZ’s operations and results of operations. To the extent that key employees and potential employees are call up for active duty, ZOOZ’s ability to operate may be impaired.

On October 7, 2023, the “Swords of Iron” war started between Israel and the terrorist organizations in the Gaza Strip led by certain armed groups in the Gaza Strip, following a surprise attack on Israel led by certain armed groups in the Gaza Strip that included massacres, terrorism and crimes against humanity. This war is concentrated in the Gaza Strip which is along the southern region of the State of Israel, whereas the Hezbollah terrorist organization located in Lebanon and Syria, as well as the Houthis regime in Yemen has also engaged in hostilities. Israel has responded to the attacks against it with airstrikes and extensive mobilization of reserves. ZOOZ’s factory is located in the city of Lod, which is more than 50 kilometers from the Gaza Strip. ZOOZ’s facilities have not sustained any damage or injury and in accordance with the instructions of the National Emergency Management Authority of Israel, there is no limitation or denial of access or activity limitation in ZOOZ’s facilities. None of ZOOZ’s employees were directly harmed as a result of the war. As of the date of this prospectus, ZOOZ’s operates continuously, although approximately 10% of ZOOZ’s employees were in reserve duty and a significant number of ZOOZ’s employees may be recruited again to reserves duty at any time without ZOOZ’s control. ZOOZ has adjusted, and will continue to adjust to the extent necessary, to the security situation in accordance with the directives of the National Emergency Management Authority. As of the date of this prospectus, there is no known material impact on ZOOZ’s supply chain, although if the security situation continues, this may harm ZOOZ’s production capacity, as well as marketing activities outside of Israel. As of the date of this prospectus, given the uncertainties associated with the current Swords of Iron war in Israel, as well as the duration and scope of this conflict, ZOOZ has made and may be making additional adjustments to its human resources as well as adopting other expense reduction measures. These adjustments are aimed to enable ZOOZ to continue to focus on its immediate business goals while continually assessing the ongoing impact of the conflict on its business goals in the medium and long term. At this stage, ZOOZ is unable to accurately assess the scope of the war’s impact. In ZOOZ’s estimation, the continuation of the fighting may have a negative effect on its activities, however at this stage it is unable to anticipate the extent of the impact.

ZOOZ’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, ZOOZ cannot assure you that the Israeli government coverage will be maintained or that it will sufficiently cover ZOOZ’s potential damages. Any losses or damages incurred by ZOOZ could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subject to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on ZOOZ’s results of operations, financial condition or the expansion of its business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect ZOOZ’s business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, ZOOZ’s business, financial condition, results of operations, and prospects.

In addition, many Israeli citizens are obligated to perform several weeks of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. ZOOZ’s operations could be disrupted by such call-ups, which may include the call-up of members of its management. Such disruption could materially adversely affect its business, prospects, financial condition, and results of operations.

Another risk for political, social and economic instability in Israel is associated with the extensive changes pursued in 2023 by the current Israeli government with respect to Israel’s judicial system. In response to such developments, individuals, organizations and financial institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or conduct business in Israel, as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions. Such proposed changes may also adversely affect the labor market in Israel or lead to political instability or civil unrest. To the extent that any of these negative developments do occur, or are not adequately handled by the Israeli government, they may have an adverse effect on ZOOZ’s business, ZOOZ’s results of operations and ZOOZ’s ability to raise additional funds, if deemed necessary by ZOOZ’s management and board of directors, and to attract or retain qualified and skilled “talents” and personnel. ZOOZ can give no assurance that the political, economic and security situation in Israel will not have a material adverse impact on ZOOZ’s business in the future.

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ZOOZ may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and adversely affect its business.

A significant portion of ZOOZ’s intellectual property has been developed by its employees in the course of their employment by ZOOZ. Under the Israeli Patent Law, 5727-1967 (the “Patent Law”), inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions”, which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee (the “Compensation and Royalties Committee”), a body constituted under the Patent Law, will determine whether the employee is entitled to remuneration for his or her inventions. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Compensation and Royalties Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Compensation and Royalties Committee has not yet determined one specific formula for calculating this remuneration, but rather uses the criteria specified in the Patent Law.

Although ZOOZ generally enters into assignment-of-invention agreements with its employees pursuant to which such individuals assign to it all rights to any inventions created in the scope of their employment or engagement with ZOOZ, ZOOZ may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, ZOOZ could be required to pay additional remuneration or royalties to its current and/or former employees, or be forced to litigate such claims, which could negatively affect its business.

Investors’ rights and responsibilities as ZOOZ’s shareholders are governed by Israeli law, which differs in some respects from the rights and responsibilities of shareholders of non-Israeli companies.

ZOOZ is incorporated under Israeli law and the rights and responsibilities of ZOOZ’s shareholders are governed by ZOOZ’s amended and restated articles of association (the “Articles”), as may be amended from time to time, and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. and other non-Israeli corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in the company has a duty to act in fairness towards the company. These provisions may be interpreted to impose additional obligations and liabilities on ZOOZ’s shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law and the Articles may delay, prevent or make undesirable an acquisition of all or a significant portion of ZOOZ’s shares or assets.

Provisions of Israeli law and the Articles could have the effect of delaying or preventing a change in control and may make it more difficult for a third-party to acquire us or ZOOZ’s shareholders to elect different individuals to ZOOZ’s board of directors, even if doing so would be considered to be beneficial by some of ZOOZ’s shareholders, and may limit the price that investors may be willing to pay in the future for ZOOZ’s ordinary shares. Among other things:

●	Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers, or significant shareholders, and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the Company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date;

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●	Israeli corporate law requires special approvals for certain transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

●	Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders.

In January 2021, ZOOZ received approval from the Israeli Ministry of Energy that in any case where there is a change in the control structure of ZOOZ, in such a way that a new or additional “controlling shareholder” is created in the company (“control” - as such term in defined in the Securities Law), the new controlling shareholder will be required to sign an appendix confirming that he is aware of the terms of the investment agreement between the State of Israel and ZOOZ, the main of which is the obligation to notify the Ministry of Energy of additional funding sources for ZOOZ, the Ministry of Energy’s investment in the project and its conditions, intellectual property rights, including the transfer of ownership of the knowledge product of the project or registration in the name of a third party other than ZOOZ shall be done with the prior written approval of the Ministry of Energy.

Further, Israeli tax considerations may make potential transactions undesirable to us or some of ZOOZ’s shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including, a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

As a corporation incorporated under the laws of the State of Israel, ZOOZ is also subject to the Israeli Economic Competition Law, 1988 and the regulations promulgated thereunder (formerly known as the Israeli Antitrust Law, 1988), under which ZOOZ may be required in certain circumstances to obtain the approval of the Israel Competition Authority (formerly known as the Israel Antitrust Authority) in order to consummate a merger or a sale of all or substantially all of ZOOZ’s assets.

The Articles provide that unless ZOOZ consents to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act or Exchange Act which may impose additional litigation costs on ZOOZ or ZOOZ’s shareholders and may discourage claims or limit the ability of shareholders to bring a claim in a forum they find favorable.

The Articles provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any claims arising under the Securities Act or the Exchange Act (the “Federal Forum Provision”). While the Federal Forum Provision does not restrict the ability of ZOOZ’s shareholders to bring claims under the Securities Act or the Exchange Act, nor does it affect the remedies available thereunder if such claims are successful, ZOOZ recognizes that it allows claims under the Securities Act or Exchange Act in any federal court of competent jurisdiction in the United States, subject to determination by applicable courts of competent jurisdiction. Further, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This exclusive choice of forum provision (in federal district courts for claims under the Securities Act or Exchange Act and referenced state courts in the U.S.) may lead to ZOOZ’s shareholders incurring increased costs if they were to bring a claim against ZOOZ, and may limit ZOOZ’s shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with ZOOZ or its directors, officers, or other employees or agents, which may discourage claims against ZOOZ and its directors, officers and other employees and agents. The enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings and there is uncertainty as to whether courts would enforce the exclusive forum provisions in the Articles. If a court were to find the choice of forum provision contained in the Articles to be inapplicable or unenforceable in an action, ZOOZ may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect ZOOZ’s business, financial condition and results of operations.

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ZOOZ has received Israeli government grants for certain research and development activities. The terms of those grants require ZOOZ to satisfy specified conditions as stipulated under the Innovation Law.

ZOOZ received Israeli government grants for certain of our research and development activities. When a company develops know-how, technology or products using grants from the National Authority for Technological Innovation, or the Israel Innovation Authority (the “IIA”), the terms of these grants and the Israeli Law for the Encouragement of Industrial Research and Development, 1984 and regulations promulgated thereunder (the “Innovation Law”), inter alia, restrict such company’s ability to perform or outsource manufacturing outside of Israel, grant licenses for R&D purposes or otherwise transfer inside and outside of Israel the know-how resulting, directly or indirectly, in whole or in part, in accordance with or as a result of, research and development activities made according to IIA programs, as well as any rights associated with such know-how (including later developments, which derive from, are based on, or constitute improvements or modifications of such know-how). The discretionary approval of an IIA committee would be required for any transfer or license for R&D purposes to third parties inside or outside of Israel of know-how and/or for the transfer outside of Israel of manufacturing or manufacturing rights with respect to IIA-funded products. ZOOZ may not receive those approvals in the future.

The transfer or license for R&D purposes of IIA-supported know-how outside of Israel may require payment to the IIA of amounts which are calculated in accordance with certain formulas included in the IIA’s rules.

ZOOZ has received research and development funding from the IIA. The total grants that ZOOZ received from the IIA until March 31, 2024, amount to approximately $675 thousands (based on the US$/NIS representative exchange rate as reported by the Bank of Israel on March 28, 2024; (the “Exchange Rate”)).

The IIA’s restrictions and requirements for payment may impair ZOOZ’s ability to sell, license or otherwise transfer our IIA funded know-how assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology which was developed using the IIA grants outside of Israel. Furthermore, ZOOZ remains subject to the restrictions and obligations under the Innovation Law described above, and the net consideration available to our shareholders in certain transactions (such as a merger or similar change of control transaction) involving the transfer outside of Israel of know-how developed with IIA funding, or in transactions involving the licensing of IIA funded know-how for R&D purposes to a non-Israeli entity, may be reduced by any amounts that ZOOZ may be required to pay to the IIA. If ZOOZ fails to satisfy certain conditions of the Innovation Law, ZOOZ may be required to refund the amounts of the grants previously received, together with interest and penalties, and may become subject to criminal charges and financial sanctions. The restrictions under the Innovation Law continue to apply even after payment of the full amount of royalties payable pursuant to the grants. In addition, the government of the State of Israel may from time-to-time audit sales of products which it claims incorporate IIA funded know-how and this may lead to additional royalties being payable on additional product candidates, and may subject such products to the IIA’s restrictions and obligations. It shall be noted that the government of the State of Israel does not own intellectual property rights in technology developed using the IIA funding. For more information regarding such restrictions please see “ZOOZ’s Business — Government Regulations— Other Regulations.”

ZOOZ has received a grant from the Israeli Ministry of Energy that requires it to meet several specified conditions and may restrict ZOOZ’s ability to transfer the relevant know-how for a certain period.

ZOOZ has received a grant from the government of Israeli Ministry of Energy (the “MOE”), governed by a grant agreement with the MOE (the “Grant Agreement”) under a certain research and development program approved by the MOE (the “MOE Approved Program”) in an aggregate amount of $171 thousands (based on the Exchange Rate). Below is a description of the main obligations and restrictions imposed on ZOOZ under the Grant Agreement, with respect to ZOOZ’s use of the know-how resulting from the MOE Approved Program (“MOE Funded Know How”):

●	Royalty Payment Obligation. Under the Grant Agreement, ZOOZ is required to pay royalties to the State of Israel at rate of 5% from any income derived from the commercialization of the MOE Funded Know-How and the IP resulting from MOE Approved Program, directly or indirectly, including related services, up to the grant amount linked to the consumer price index plus the accountant general’s interest (whether such income is obtained by ZOOZ or by a corporation acting on its behalf, connected thereto or partnered therewith).

●	MOE Funded Know-How Exploitation. Under the Grant Agreement, ZOOZ is required to take all reasonable measures to protect its rights in the MOE Funded Know-How and to act to an efficient exploitation thereof and will provide the MOE with details on the actions which it intends to take in this respect. The protection of the MOE Funded Know-How, its registration and grant of licenses with respect thereto shall be made in accordance with the Grant Agreement and in a manner which advances such know-how and enables its use for practical purposes, subject to the rights of the State of Israel and the MOE under the Grant Agreement. These obligations will survive for a period of five years following the completion of the project.

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●	License for National Needs. Under the Grant Agreement, the MOE is granted with a non-exclusive, non-transferable and irrevocable license (without bearing any consideration) to use the MOE Funded Know-How, directly or using a third party, for national purposes (certain Israeli ministers are authorized to determine whether a certain use is for national needs). ZOOZ is obligated to act for the fulfillment of the purposes and results of the MOE Approved Program and in case that, for any reason, ZOOZ shall fail to do so within reasonable time following the completion of the project, the MOE will be granted with a right to act for the fulfilment of such purposes and results, for national needs (as outlined above). For such purposes, ZOOZ will grant the State a license, under accepted commercial terms, to use all IP ZOOZ has accumulated outside the framework of the MOE Approved Program, which ZOOZ has used in the performance of such program. This obligation will survive for a period of five years following the completion of the project.

●	MOE’S Approval for Additional Funding/Investments. Pursuant to the Grant Agreement, ZOOZ is required to inform the MOE of any additional funding/investment offered to it prior to the execution of the applicable investment/funding agreement, together with a certain notice issued by the relevant investor/funder under which it represents that it is aware of the MOE Agreement and the MOE’s rights under such agreement. The MOE will consider granting such approval if such approval would not, in the MOE’s opinion, adversely affect the rights of the State of Israel. The MOE will have sole discretion with respect to whether to approve the additional funding or to enter into negotiations with the potential investor, as the MOE finds suitable. The Company received an approval from the MOE in connection with its initial public offering on the Tel Aviv Stock Exchange (the “TASE”), according to this approval in the event of a change of control in the Company by virtue of which the Company has a new or additional “controlling shareholder” (as defined in the Securities Law) such controlling shareholder will be required to execute an undertaking towards the MOE under which they agree to adhere to the terms of the Grant Agreement.

●	MOE Funded Know-How Transfer Limitation. Under the Grant Agreement, transferring the ownership of the IIA Funded Know and registering it under the name of a third party will require prior written approval of the MOE. The MOE may reject such request if in the MOE’s opinion there is a concern that such approval could adversely affect the rights of the State of Israel under the Grant Agreement, including the repayment of the grant amount and the exploitation of the MOE Approved Program’s accomplishments in favor of the Israeli market and the State of Israel. This obligation will survive for a period of five years following the completion of the project.

●	MOE Funded Know-How Licensing Conditions. Under the Grant Agreement, ZOOZ are required to inform the MOE of any grant of license to a third party to use the MOE Funded Know-How, and several conditions should be incorporated under such a license, such as with respect to payment of the applicable royalties to the MOE and the MOE’s right to revoke such license in certain circumstances. ZOOZ are also obligated to will make best efforts to act for the benefit of the Israeli public interest in fulfilling the purposes and the results of the MOE Approved Program, considering the relevant market, when deciding on the scope of the license and level of exclusiveness. These obligations will survive for a period of five years following the completion of the project.

If ZOOZ or any of its subsidiaries are characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. investors may suffer adverse tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (including cash). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains. Based on the current and anticipated composition of the income, assets and operations of ZOOZ and its subsidiaries, there is a substantial risk that ZOOZ may be treated as a PFIC for U.S. federal income tax purposes for 2024.

Nevertheless, whether ZOOZ or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of ZOOZ’s income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of ZOOZ and its subsidiaries may cause ZOOZ to be or become a PFIC for the current or subsequent taxable years. Whether ZOOZ is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

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If ZOOZ is a PFIC for any taxable year, a U.S. investor who owns ZOOZ ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Material U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.” U.S. investors who own ZOOZ ordinary shares and/or ZOOZ warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to ZOOZ and the ownership of ZOOZ ordinary shares and/or ZOOZ warrants.

If a U.S. investor is treated for U.S. federal income tax purposes as owning at least 10% of the ZOOZ ordinary shares, such U.S. investor may be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, if a U.S. investor is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the ZOOZ ordinary shares, such U.S. investor may be treated as a “United States shareholder” with respect to ZOOZ, or any of its non-U.S. subsidiaries, if ZOOZ or such subsidiary is a “controlled foreign corporation.” A non-U.S. corporation is considered a controlled foreign corporation if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned by, or is considered as owned by applying certain constructive ownership rules by, United States shareholders on any day during the taxable year of such non-U.S. corporation. If ZOOZ has one or more U.S. subsidiaries, certain of ZOOZ’s non-U.S. subsidiaries could be treated as a controlled foreign corporation regardless of whether ZOOZ is treated as a controlled foreign corporation (although there are recently promulgated final and currently proposed Treasury regulations that may limit the application of these rules in certain circumstances).

Certain United States shareholders of a controlled foreign corporation may be required to report annually and include in their U.S. federal taxable income their pro rata share of the controlled foreign corporation’s “Subpart F income” and, in computing their “global intangible low-taxed income,” “tested income” and a pro rata share of the amount of certain U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. The amount includable by a United States shareholder under these rules is based on a number of factors, including potentially, but not limited to, the controlled foreign corporation’s current earnings and profits (if any), tax basis in the controlled foreign corporation’s assets, and foreign taxes paid by the controlled foreign corporation on its underlying income. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may extend the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due. ZOOZ cannot provide any assurances that it will assist U.S. investors in determining whether ZOOZ or any of its non-U.S. subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. investor is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if ZOOZ, or any of its non-U.S. subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes. U.S. investors who hold 10% or more of the combined voting power or value of ZOOZ ordinary shares are strongly encouraged to consult their own advisors regarding the U.S. tax consequences of owning or disposing of ZOOZ ordinary shares.

It may be difficult to enforce a U.S. judgment against ZOOZ, its officers and directors in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on ZOOZ’s officers and directors.

Most of ZOOZ’s directors or officers are not residents of the United States and most of their and ZOOZ’s assets are located outside the United States. Service of process upon ZOOZ or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against ZOOZ or its non-U.S. directors and executive officers may be difficult to obtain within the United States, although the Articles to be effective upon the closing of the Business Combination provide that unless ZOOZ consents to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act or the Exchange Act. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against ZOOZ or its non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against ZOOZ or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. For more information, see “It may be difficult to enforce a U.S. judgment against ZOOZ, its officers and directors in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on ZOOZ’s officers and directors.”

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Risks Related to Ownership of the ZOOZ Ordinary Shares and Warrants

ZOOZ’s failure to meet the continued listing requirements of the Nasdaq could result in a delisting of its securities from the Nasdaq.

If ZOOZ fails to satisfy the continued listing requirements of the Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, ZOOZ can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq’s listing requirements. Additionally, if ZOOZ’s securities are not listed on, or become delisted from, the Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of ZOOZ’s securities may be more limited than if it were quoted or listed on the Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

ZOOZ will qualify as an emerging growth company within the meaning of the Securities Act, and if ZOOZ takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make ZOOZ’s securities less attractive to investors and may make it more difficult to compare ZOOZ’s performance with other public companies.

ZOOZ is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to private companies. ZOOZ intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as ZOOZ continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. ZOOZ could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.235 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

ZOOZ cannot predict if investors will find ZOOZ ordinary shares less attractive because it may rely on these exemptions. If some investors find ZOOZ ordinary shares less attractive as a result, there may be a less active trading market for ZOOZ ordinary shares and ZOOZ’s share price may be more volatile. Further, there is no guarantee that the exemptions available to ZOOZ under the JOBS Act will result in significant savings. To the extent that ZOOZ chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact ZOOZ’s financial condition.

The ZOOZ ordinary shares may not continue to be listed on the TASE in the future, which could limit investors’ ability to make transactions in that market in such securities and subject ZOOZ to additional trading restrictions.

While ZOOZ ordinary shares are currently listed on the TASE, there is no guarantee as to how long such listing will be maintained. ZOOZ plans to continuously examine the advisability of maintaining its listing on the TASE. ZOOZ may in the future voluntarily delist its securities from the TASE, provided it furnishes advance notices thereof as required under applicable laws and regulations, and in coordination, to the extent required, with the Israel Securities Authority (the “ISA”). If ZOOZ ordinary shares are delisted, some holders of ZOOZ ordinary shares that are traded on the TASE may be required or will choose to sell their shares, which could result in a decrease in the trading price of ZOOZ ordinary shares, and such delisting may further limit investors’ ability to make transactions in the Israeli market in such securities.

The ZOOZ ordinary shares are traded on more than one market and this may result in price variations.

In addition to being traded on The Nasdaq Capital Market, the ZOOZ ordinary shares are traded on the TASE. Trading in the ZOOZ ordinary shares on these markets takes place in different currencies (U.S. Dollars on Nasdaq and NIS on TASE) and at different times (resulting from different time zones, trading days and public holidays in the United States and Israel). The trading prices of the ZOOZ ordinary shares on these two markets may materially differ due to these and other factors. Any decrease in the price of the ZOOZ ordinary shares on one market could cause a decrease in the trading price of the ZOOZ ordinary shares on the other market.

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The future exercise of registration rights may adversely affect the market price of ZOOZ ordinary shares.

ZOOZ ordinary shares are subject to several registration rights agreements and undertakings. Pursuant to the amendment to the registration rights agreement, dated as of January 24, 2022, by and among Keyarch Acquisition Corporation (“Keyarch” or the “SPAC”) and the “Investor” parties thereto (the “Registration Rights Agreement”, and as amended, the “Registration Rights Agreement Amendment”), Keyarch Global Sponsor Limited (the “Sponsor”) or EarlyBirdCapital, Inc. (“EBC”) are entitled to make a demand that ZOOZ register the resale of the Founder Shares (The “Founder Shares” mean the 2,875,000 Keyarch Class B ordinary shares, par value $0.0001 per share, held by the Sponsor and Keyarch Initial Shareholders (i.e., the shareholders of Keyarch in addition to the Sponsor who subscribed for the Founders Shares in connection with the Keyarch initial public offering (the “Keyarch IPO”)), which were acquired for an aggregate purchase price of $25,000 prior to the Keyarch IPO). Additionally, the Sponsor and EBC have certain registration rights under certain promissory notes issued by the Sponsor and ZOOZ at closing of the Business Combination in connection with the Business Combination Marketing Agreement Amendment (together with the exhibits attached thereto), dated April 4, 2024. The presence of these additional ZOOZ ordinary shares trading in the public market may have an adverse effect on the market price of ZOOZ’s securities.

The share price and trading volume of the ZOOZ ordinary shares have been volatile on the TASE, may be volatile on the Nasdaq and may be volatile in the future on either market and that could limit investors’ ability to sell ZOOZ ordinary shares and/or public warrants at a profit and could limit ZOOZ’s ability to successfully raise funds.

The stock markets, including the TASE and Nasdaq, have from time-to-time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the ZOOZ ordinary shares and ZOOZ public warrants, the market price of the ZOOZ ordinary shares and ZOOZ public warrants may be volatile and could decline significantly. In addition, the trading volume in the ZOOZ ordinary shares and ZOOZ public warrants may fluctuate and cause significant price variations to occur. Substantial sales of ZOOZ ordinary shares on the Nasdaq and TASE may cause the market price of ZOOZ ordinary shares to decline. Sales by ZOOZ’s shareholders of substantial amounts of ZOOZ ordinary shares, or the perception that these sales may occur in the future, could cause a reduction in the market price of ZOOZ ordinary shares. If the market price of the ZOOZ ordinary shares and ZOOZ public warrants declines significantly, you may be unable to resell your shares or public warrants at or above the market price of the ZOOZ ordinary shares and ZOOZ public warrants. ZOOZ cannot assure you that the market price of the ZOOZ ordinary shares and ZOOZ public warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated differences in ZOOZ’s estimates, or in the estimates of analysts, for ZOOZ’s revenues, earnings, results of operations, level of indebtedness, liquidity or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the continuing listing requirements of the Nasdaq;

●	failure to comply with the continuing listing requirements of the TASE;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of ZOOZ’s securities including due to the expiration of contractual lock-up agreements;

●	publication of research reports about ZOOZ;

●	the performance and market valuations of other similar companies;

●	failure of securities analysts to initiate or maintain coverage of ZOOZ, changes in financial estimates by any securities analysts who follow ZOOZ or ZOOZ’s failure to meet these estimates or the expectations of investors;

●	new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to ZOOZ;

●	commencement of, or involvement in, litigation involving ZOOZ;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

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●	speculation in the press or investment community;

●	actual, potential or perceived control, accounting or reporting problems; and

●	other events or factors, including those resulting from infectious diseases, health epidemics and pandemics, natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert ZOOZ’s management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish or cease publishing research or reports about ZOOZ, its business, or its market, or if they change their recommendations regarding the ZOOZ ordinary shares adversely, then the price and trading volume of the ZOOZ ordinary shares could decline.

The trading market for the ZOOZ ordinary shares may be influenced by the research and reports that industry or financial analysts publish about its business. ZOOZ does not control these analysts, or the content and opinions included in their reports. As a new public company on Nasdaq, ZOOZ may be slow to attract research coverage and the analysts who publish information about the ZOOZ ordinary shares will have relatively little experience with ZOOZ, which could affect their ability to accurately forecast ZOOZ’s results and make it more likely that ZOOZ fails to meet their estimates. In the event ZOOZ obtains industry or financial analyst coverage, if any of the analysts who cover ZOOZ issues an inaccurate or unfavorable opinion regarding it, ZOOZ’s share price would likely decline. In addition, the share prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If ZOOZ’s financial results fail to meet, or significantly exceed, its announced guidance or the expectations of analysts or public investors, analysts could downgrade the ZOOZ ordinary shares or publish unfavorable research about it. If one or more of these analysts cease coverage of ZOOZ or fail to publish reports on it regularly, ZOOZ’s visibility in the financial markets could decrease, which in turn could cause its share price or trading volume to decline.

ZOOZ has never paid cash dividends on ZOOZ’s share capital, and ZOOZ does not anticipate paying any cash dividends in the foreseeable future.

In the years ended December 31, 2022 and 2023, ZOOZ has incurred net losses of $19.6 million in the aggregate, which has resulted in ZOOZ’s inability to distribute dividends. ZOOZ has never declared or paid cash dividends, and ZOOZ does not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ordinary shares as a source for any future dividend income. ZOOZ’s board of directors has complete discretion as to whether to distribute dividends. Even if ZOOZ’s board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on ZOOZ’s future results of operations and cash flow, ZOOZ’s capital requirements and surplus, the amount of distributions, if any, received by ZOOZ from ZOOZ’s subsidiaries, ZOOZ’s financial condition, contractual restrictions, and other factors deemed relevant by ZOOZ’s board of directors. In addition, the Companies Law imposes restrictions on ZOOZ’s ability to declare and pay dividends.

ZOOZ is a foreign private issuer and, as a result, is not subject to U.S. proxy rules but is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

Because ZOOZ qualifies as a foreign private issuer under the Exchange Act and although ZOOZ follows Israeli laws and regulations with regard to such matters, ZOOZ is exempted from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers will be required to file their annual report on Form 20-F by 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, even though ZOOZ is contractually obligated and intends to make interim reports available to ZOOZ’s shareholders, copies of which ZOOZ is required to furnish to the SEC on a Form 6-K, and even though ZOOZ is required to file reports on Form 6-K disclosing whatever information ZOOZ has made or is required to make public pursuant to Israeli law or distribute to ZOOZ’s shareholders and that is material to ZOOZ, you may not have the same protections afforded to shareholders of companies that are United Sates domestic issuers.

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ZOOZ may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, ZOOZ is a foreign private issuer, and therefore, ZOOZ is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2024. In the future, ZOOZ would lose its foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or ZOOZ fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If ZOOZ loses its foreign private issuer status, ZOOZ will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. ZOOZ will also have to mandatorily comply with U.S. federal proxy requirements, and ZOOZ’s officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, ZOOZ will lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, ZOOZ will incur significant additional legal, accounting and other expenses that ZOOZ will not incur as a foreign private issuer.

As ZOOZ is a “foreign private issuer” and follows certain home country corporate governance practices, ZOOZ’s shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, ZOOZ has the option to follow certain home country corporate governance practices rather than those of the Nasdaq, provided that ZOOZ discloses the requirements ZOOZ is not following and describe the home country practices ZOOZ is following. In addition, ZOOZ is permitted to follow certain home country corporate governance practices and law instead of those rules and practices otherwise required by Nasdaq for domestic issuers. Following ZOOZ’s home country corporate governance practices, as opposed to the requirements that would otherwise apply to a U.S. company listed on Nasdaq, may provide less protection to investors than is afforded under the Nasdaq Rules applicable to domestic issuers.

ZOOZ otherwise intends to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. ZOOZ may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules. ZOOZ may in the future elect to follow home country practices with regard to other matters. As a result, ZOOZ’s shareholders may not have the same protections afforded to shareholders of companies that are subject to all NASDAQ corporate governance requirements.

ZOOZ’s business and share price may suffer as a result of its lack of U.S. public company operating experience.

Prior to the completion of the Business Combination, ZOOZ was a public company listed for trading on the TASE only. ZOOZ’s lack of U.S. public company operating experience may make it difficult to forecast and evaluate its future prospects. If ZOOZ is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a U.S. public company environment or for any other reason, ZOOZ’s business, prospects, financial condition and operating results may be harmed.

The exercise of ZOOZ warrants and options for ZOOZ ordinary shares could increase the number of ZOOZ shares eligible for future resale in the public market and result in additional dilution to ZOOZ’s shareholders.

As of the closing of the Business Combination, ZOOZ had warrants and options to purchase an aggregate of 9,983,420 ZOOZ ordinary shares (after applying certain adjustments to the number of shares underlying outstanding warrants and options following the issuance of the Earnout Rights, in accordance with the respective terms of the warrants and options), without taking into account the “Earnout Shares” (i.e., up to 4 million ZOOZ ordinary shares that ZOOZ’s shareholders as of immediately prior to the closing of the Business Combination (the “Closing”) are entitled to as additional contingent consideration) and the “Sponsor Earnout Shares” (i.e., 1,120,000 Keyarch Class A ordinary shares, which were converted in the Business Combination into 1,120,000 ZOOZ ordinary shares), which include ZOOZ public warrants, ZOOZ private warrants, ZOOZ warrants (Series 3) (the “Series 3 Warrants”) and outstanding options to purchase ZOOZ ordinary shares under our 2015 Incentive Compensation Plan (the “2015 Plan”).

To the extent the ZOOZ warrants and/or options are exercised, additional ZOOZ ordinary shares will be issued, which will result in dilution to the holders of ZOOZ ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of shares issued upon the exercise of warrants or options in the public market or the potential that such warrants or options may be exercised could also adversely affect the market price of ZOOZ ordinary shares.

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ZOOZ may issue additional ZOOZ ordinary shares or other equity securities without seeking approval of the ZOOZ shareholders, which would dilute your ownership interests and may depress the market price of the ZOOZ ordinary shares.

As of the Closing of the Business Combination, ZOOZ had warrants outstanding to purchase up to an aggregate of 8,939,018 ZOOZ ordinary shares (after applying certain adjustments to the number of shares underlying outstanding warrants and options following the issuance of the Earnout Rights, in accordance with the respective terms of the warrants and options), which include ZOOZ public warrants, ZOOZ private warrants ZOOZ warrants (Series 3) and warrants issued to a service provider. Further, ZOOZ may choose to seek third party financing to provide additional working capital for the ZOOZ business, in which event ZOOZ may issue additional equity securities. ZOOZ may also issue additional ZOOZ ordinary shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

The issuance of additional ZOOZ ordinary shares or other equity securities of equal or senior rank would have the following effects:

●	ZOOZ’s existing shareholders’ proportionate ownership interest in ZOOZ will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding ZOOZ ordinary share may be diminished; and

●	the market price of the ZOOZ ordinary shares may decline.

There is no guarantee that the ZOOZ public warrants, private warrants and series 3 warrants will ever be in the money, and they may expire worthless.

The exercise price for the ZOOZ public warrants and private warrants is $11.50 per whole ordinary share, with each such ZOOZ warrant exercisable for one ZOOZ ordinary share. The ZOOZ public warrants and private warrants will become exercisable thirty days after the completion of the Business Combination. The ZOOZ public warrants and private warrants will expire at 5:00 p.m., New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. There is no guarantee that the ZOOZ public warrants and private warrants, as well as the Series 3 Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

The terms of the ZOOZ public warrants and private warrants may be amended.

Amending the Public Warrant Agreement, dated as of January 24, 2022, by and between SPAC and Continental Stock Transfer & Trust Company (the “Warrant Agent” and the “Public Warrant Agreement”) would require the affirmative vote of the holders of at least 65% of the then-outstanding ZOOZ public warrants and amending the Private Warrant Agreement, dated as of January 24, 2022, by and between SPAC and the Warrant Agent (the “Private Warrant Agreement”) would require the affirmative vote of the holders of at least 65% of the then-outstanding ZOOZ private warrants (ZOOZ private warrants mean one whole warrant entitling the holder thereof to purchase one ZOOZ ordinary share at a purchase price of $11.50 per share, which warrant will be issued by ZOOZ in the merger as part of the Business Combination in exchange for each outstanding Keyarch private warrant pursuant to the Assignment, Assumption and Amendment to Warrant Agreement by and among ZOOZ, Keyarch, and the Warrant Agent (the “Assignment, Assumption and Amendment to Warrant Agreement”). Notwithstanding the foregoing, ZOOZ may lower the exercise price or extend the duration of the exercise period of the warrants in certain circumstances without the consent of the warrant holders.

ZOOZ may redeem the ZOOZ public warrants and ZOOZ private warrants if the reported last sale price of the ZOOZ ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable.

Once the ZOOZ public warrants and private warrants become exercisable, ZOOZ may redeem not less than all of them at a price of $0.01 per warrant upon not less than 30 days’ prior written notice of redemption (such period, the “30-day Redemption Period”) to each warrant holder if, and only if, the reported last sale price of the ZOOZ ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before ZOOZ sends the notice of redemption to the warrant holders. The trading price for the ZOOZ ordinary shares has never equaled or exceeded $18.00 per share.

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If and when the ZOOZ public warrants and private warrants become redeemable, ZOOZ may exercise ZOOZ’s redemption right if there is a current registration statement in effect with respect to the ZOOZ ordinary shares underlying such warrants. Redemption of the outstanding ZOOZ public warrants and/or private warrants could force the holders thereof to: (i) exercise their warrants and pay the related exercise price at a time when it may be disadvantageous for them to do so; (ii) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or (iii) accept the nominal redemption price, which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. In these circumstances, and a holder of such warrants chooses option (i) to exercise the ZOOZ public warrants and/or private warrants, the value received upon exercise of such warrants (1) may be less than the value warrant holders would have received if they had exercised their ZOOZ public warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of such ZOOZ warrants. If holders of such warrants choose to sell under option (ii) there is no guarantee the sale price will be high enough to compensate warrant holders for the value of such ZOOZ warrants.

ZOOZ will not redeem the ZOOZ public warrants and/or private warrants as described above unless a registration statement under the Securities Act covering the issuance of the ZOOZ ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ZOOZ ordinary shares is available throughout the 30-day Redemption Period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

If ZOOZ calls the ZOOZ public warrants and/or private warrants for redemption as described above, its management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” ZOOZ’s management will consider, among other factors, ZOOZ’s cash position, the number of warrants that are outstanding and the dilutive effect on ZOOZ’s shareholders of issuing the maximum number of ZOOZ ordinary shares issuable upon the exercise of the ZOOZ warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ZOOZ ordinary shares equal to the quotient obtained by dividing (i) the product of the number of ZOOZ ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ZOOZ ordinary shares for the five trading days ending on the third trading day prior to the date on which ZOOZ sends the notice of redemption to the holders of the ZOOZ C public warrants and/or private warrants.

As ZOOZ has no obligation to net cash settle the ZOOZ public warrants and private warrants, such warrants may expire worthless.

In no event will ZOOZ have any obligation to net cash settle the ZOOZ public warrants and/or private warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of ZOOZ public warrants and private warrants upon exercise of the warrants. Accordingly, such warrants may expire worthless.

ZOOZ, as the entity listed for trading on the Nasdaq upon completion of the Business Combination, may be a target of securities class action and derivative lawsuits which could result in substantial costs.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into and/or consummated business combination agreements or similar agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on ZOOZ’s liquidity and financial condition. Currently, ZOOZ is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Business Combination.

Shareholder activism can negatively affect our business.

In recent years, shareholder activists have become involved in numerous public companies. Shareholder activists could propose to involve themselves in the governance, strategic direction and operations of a company. Shareholder activism, including potential proxy contests, if will occur, could divert ZOOZ’s management’s and board of directors’ attention and resources from its business, could give rise to perceived uncertainties as to its future direction and could result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel for positions in both management and on the board level and to raise funds. If nominees advanced by activist shareholders are elected or appointed to ZOOZ’s board of directors with a specific agenda, it may adversely affect its ability to effectively and timely implement its strategic plans or to realize long-term value from its assets. Also, ZOOZ may be required to incur significant expenses including legal fees related to activist shareholder matters. Further, ZOOZ’s share price could be subject to significant fluctuations or otherwise be adversely affected by the events, risks and uncertainties of any shareholder activism. While ZOOZ has not experienced shareholder activism to date, there can be no certainty that it will not be subject to shareholder activism in the future.

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General Risks

Unfavorable global or domestic political or economic conditions could adversely affect ZOOZ’s business, financial condition or results of operations.

The global economy continues to experience significant volatility, and the economic environment may continue to be, or become, less favorable than that of past years. Higher costs for goods and services, inflation, deflation, the imposition of tariffs or other measures that create barriers to or increase the costs associated with international trade, overall economic slowdown or recession and other economic factors in Israel, the U.S. or in any other markets in which ZOOZ operates could adversely affect ZOOZ’s operations and operating results. Among other matters, the continued risk of a debt default by one or more European countries, related financial restructuring efforts in Europe, and/or evolving deficit and spending reduction programs instituted by the U.S. and other governments could negatively impact the global economy and/or EV industry.

In addition, recent political and civil actions in Israel which commenced in the beginning of 2023, resulting from, among other things, proposed changes to certain Israeli constitutional legislation, may have an adverse effect on the Israeli social, economic and political landscape and in turn, on ZOOZ. However, it is difficult to predict at this time what the effect of such actions will be, if any. Furthermore, although to date ZOOZ has not been directly impacted by the current military conflict between Russia and Ukraine, this conflict, or any expansion thereof, could disrupt or otherwise adversely impact ZOOZ’s operations and those of third parties upon which ZOOZ relies. Related sanctions, export controls or other actions have been or may in the future be initiated by nations including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.), which could adversely affect ZOOZ’s business and/or supply chain and third parties with whom ZOOZ conducts business. Any of the foregoing could harm ZOOZ’s business and it cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact ZOOZ’s business.

Environmental, social and governance matters may impact ZOOZ’s business and reputation.

In addition to the importance of their financial performance, companies are being increasingly judged by their performance on a variety of environmental, social and governance, or ESG, matters, which are considered to contribute to the long-term sustainability of companies’ performance.

A variety of organizations measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, the company’s efforts and impacts on climate change and human rights, ethics and compliance with the law, and the role of the company’s board of directors in supervising various sustainability issues.

In light of investors’ increased focus on ESG matters, there can be no certainty that ZOOZ will manage such issues successfully, or that it will successfully meet society’s expectations as to its proper role. ZOOZ’s actual or perceived failure to meet investors, partners or employees’ expectations on ESG matters could adversely affect ZOOZ’s brand and reputation, its employees’ engagement and reputation, and the willingness of its partners to do business with it.

Climate change, or legal or regulatory measures to address climate change, may negatively affect ZOOZ.

Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere could present risks to ZOOZ’s operations. Changes in climate patterns leading to extreme heat waves or unusual cold weather at some of ZOOZ’s locations can lead to increased energy usage and costs, or otherwise adversely impact ZOOZ’s facilities and operations and disrupt its supply chains. Concern over climate change can also result in new or additional legal or regulatory requirements designed to reduce greenhouse gas emissions or mitigate the effects of climate change on the environment. Any such new or additional legal or regulatory requirements may increase the costs associated with, or disrupt, sourcing, manufacturing and distribution of ZOOZ’s products, which may adversely affect ZOOZ’s business and financial results. In addition, any failure to adequately address stakeholder expectations with respect to ESG matters may result in the loss of business, adverse reputational impacts, diluted market valuations and challenges in attracting and retaining customers and talented employees. In addition, ZOOZ’s adoption of certain standards or mandated compliance to certain requirements could necessitate additional investments that could impact ZOOZ’s cash position and expected cash runway.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that are subject to risks and uncertainties. Statements that are not historical facts, including statements about Keyarch and ZOOZ and the transactions contemplated by the Business Combination Agreement, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding possible or anticipated future results of ZOOZ’s business, financial condition, results of operations, liquidity, plans and objectives. The words “expect,” “believe,” “estimate,” “intend,” “plan,” “anticipate,” “project,” “may,” “will,” “could,” “should,” “potential” and similar words or expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

The statements contained in this prospectus regarding the following matters are forward-looking by their nature:

●	Competition in the battery and electric vehicle industry, and the failure to introduce new technologies and products in a timely manner to compete successfully against competitors;

●	If ZOOZ fails to adjust its supply chain volume due to changing market conditions or fails to estimate its customers’ demand;

●	Disruptions in relationships with any one of ZOOZ’s prospective key customers;

●	Any difficulty selling ZOOZ’s products if customers do not design ZOOZ’s products into their product offerings;

●	ZOOZ’s dependence on winning selection processes;

●	Even if ZOOZ succeeds in winning selection processes for its products, ZOOZ may not generate timely or sufficient net sales or margins from those wins;

●	Sustained yield problems or other delays in the manufacturing process of products; and

●	the other matters described in the section titled “Risk Factors”.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks described under “Risk Factors” in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

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USE OF PROCEEDS

ZOOZ will not receive any proceeds from the sale by the Selling Shareholders of their ordinary shares.

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SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of ordinary shares beneficially owned by each selling shareholder as of April 17, 2024. The table and the other information contained under the captions “Selling Shareholder” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders. The following table sets forth, as to the selling shareholders, the number of ordinary shares beneficially owned, the number of shares being sold, the number of shares beneficially owned upon completion of the offering and the percentage beneficial ownership upon completion of the offering. Also included in the footnotes to the table of Selling Shareholders is any relationship during the past three years between the Selling Shareholders and us or any of our predecessors or affiliates. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 17, 2024.

			After Sale of Shares in Offering
Name	Shares Beneficially Owned	Shares Being Sold	Shares Beneficially Owned	Percent of Outstanding(1)
Keyarch Global Sponsor Limited(2)	3,734,800	1,120,000	2,614,800	21.7%
EarlyBirdCapital, Inc.(3)	1,273,911	1,120,000	153,911	1.3%

(1)	There are 12,066,115 ordinary shares outstanding, including the Sponsor Earnout Shares.
(2)	Represents 2,219,550 ZOOZ ordinary shares, the 1,120,000 Sponsor Earnout Shares potentially transferable to the Sponsor by exchange under the Sponsor Note and 245,250 ZOOZ ordinary shares issuable upon exercise of ZOOZ Closing Warrants held by the Sponsor. Also represents 150,000 ZOOZ ordinary shares held by Mr. Fang Zheng. The Sponsor served as Keyarch’s sponsor, is party to the Sponsor Letter Agreement, the Sponsor Note and the Escrow Agreement and previously was the payee under the Pre-Closing Sponsor Notes and was party to the Sponsor Support Agreement, dated July 30, 2023, among Keyarch, the Sponsor and ZOOZ, under which the Sponsor agreed to certain voting and transfer restrictions in support of the Business Combination. The address of the Sponsor is 275 Madison Avenue, 39th Floor, New York, New York 10016. Mr. Fang Zheng, who serves as a director on our board of directors as of the Closing of the Business Combination, is the majority shareholder of the Sponsor and therefore could be deemed to be the beneficial owner of all of our securities of the Issuer held of record by the Sponsor.
(3)	Represents 134,564 ZOOZ ordinary shares, the 1,120,000 Sponsor Earnout Shares potentially transferable to EBC by exchange under the EBC Note and 19,347 ZOOZ ordinary shares issuable upon exercise of ZOOZ Closing Warrants held by EBC. EBC served as the representative of the underwriters in connection with Keyarch’s initial public offering and is party to the Business Combination Marketing Agreement and the EBC Note. The address of EBC is 366 Madison Avenue, New York, New York 10017.

Except as disclosed in the footnotes to the above table and except for the Sponsor, none of the Selling Shareholders has, and within the past three years has not had, any position, office or material relationship with us or with any of our predecessors or affiliates.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. The shares offered by this prospectus may be sold by the Selling Shareholders at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling or otherwise transferring shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell the shares as agent but may purchase a position and resell a portion of the block as principal to facilitate the transaction;

●	sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange if we are listed on an exchange at the time of sale;

●	privately negotiated transactions, including gifts;

●	covering short sales made after the date of this prospectus;

●	pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method of sale permitted pursuant to applicable law.

To the extent permitted under Rule 144, the Selling Shareholders may also sell ordinary shares owned by them pursuant to Rule 144 rather than pursuant to this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. None of the Selling Shareholders is an affiliate of any broker-dealer.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if the Selling Shareholders default in the performance of the secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

In connection with the sale of our ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may, after the date of this prospectus, also sell our ordinary shares short and deliver these securities to close out their short positions, or lend or pledge its ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, they will be subject to the prospectus delivery requirements of the Securities Act, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our ordinary shares by the Selling Shareholders and any other persons who are involved in the distribution of the ordinary shares pursuant to this prospectus. The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

We may be required to amend or supplement this prospectus in the event that (a) a selling shareholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a selling shareholder, in which case we will be required to amend or supplement this prospectus to name the selling shareholder, or (b) a selling shareholder sells shares to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of ZOOZ and Keyarch, adjusted to give effect to the transactions that were entered into in contemplation of, or that are contemplated by the Business Combination Agreement, including the PIPE investment pursuant to the subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “PIPE Investors”), under which, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the applicable Subscription Agreements (collectively, the “Transactions”).

Keyarch is a blank check company incorporated in the Cayman Islands. Keyarch was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. As of the Closing on April 4, 2024, there was approximately $324 thousands held in the Trust Account.

ZOOZ was incorporated in the State of Israel on February 5, 2013. ZOOZ is engaged in developing, manufacturing, marketing and selling of energy storage solutions for EVs. The system is based on kinetic storage using flywheels. ZOOZ is headquartered in Lod, Israel.

The unaudited condensed combined pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited condensed combined pro forma financial information presents the pro forma effects of the Transactions.

The Unaudited Condensed Combined Pro Forma Financial Statements

The following unaudited condensed combined pro forma balance sheet as of December 31, 2023, assumes that the Transactions had been completed on December 31, 2023. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2023 assumes that the Transactions had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been if the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

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The unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The historical financial information of Keyarch was derived from the audited financial statements of Keyarch as of and for the twelve months ended December 31, 2023, which are included in this prospectus.

The historical financial information of ZOOZ was derived from the audited consolidated financial statements of ZOOZ as of and for the twelve months ended December 31, 2023, which are included in this prospectus.

This unaudited pro forma condensed combined financial information should be read together with the notes thereto, as well as: ZOOZ’s audited financial statements as of and for the twelve months ended December 31, 2023 and the related notes thereto, Keyarch’s audited financial statements as of and for the twelve months ended December 31, 2023 and the related notes thereto, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The Transactions have been accounted for as Recapitalization, with no goodwill or other intangible assets recorded, in accordance with US GAAP. It has been determined that ZOOZ will be the accounting acquirer based on evaluation of the following facts and circumstances:

● ZOOZ does not have a controlling shareholder immediately after the consummation of the Transactions and certain of ZOOZ’s existing shareholders have the greatest voting interest in the combined company.

● Pursuant to the Business Combination Agreement, the post-Closing board of ZOOZ (the “Post Closing Board”) consists of seven directors, out of which ZOOZ designated prior to Closing three and two additional individuals were mutually agreed upon by ZOOZ and Keyarch prior to Closing, i.e. the majority of the Post-Closing Board were designated by ZOOZ.

● ZOOZ’s senior management is the senior management of the combined company following the Closing of the Transactions.

● ZOOZ is the larger entity based on historical operating activity and has the larger employee base.

Description of the Transactions

The Business Combination Agreement and Transaction Financing

On April 4, 2024 (the “Closing Date”), Keyarch and ZOOZ consummated their previously announced Business Combination, pursuant to the Business Combination Agreement by and among Keyarch, ZOOZ, Merger Sub, the Sponsor, in the capacity as representative of specified shareholders of Keyarch after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing and the merger of Merger Sub with and into Keyarch, with Keyarch surviving the merger, Keyarch became a direct, wholly-owned subsidiary of the Company. Pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

● each outstanding Keyarch class A ordinary share, par value $0.0001 per share (“Keyarch Class A ordinary shares”), comprising 4,949,391 of such Keyarch Class A ordinary shares (the number of the Keyarch Class A ordinary shares included the Subscription Shares and the Sponsor Earnout Shares, as such terms are defined below), and each Keyarch Class B ordinary share, par value $0.0001 per share (“Keyarch Class B ordinary shares”) comprising one such Keyarch Class B ordinary share (collectively, with such Keyarch Class A ordinary shares, “Keyarch ordinary shares”), in each case were exchanged for one ZOOZ ordinary share, comprising the amount of 4,949,392 ZOOZ ordinary shares, including the Sponsor Earnout Shares;

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● each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share (each, a “Keyarch Warrant”) outstanding immediately prior to the Effective Time was converted into one equivalent warrant of ZOOZ entitling the holder to purchase one ZOOZ ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of such Keyarch Warrant, exercisable for up to an aggregate of 6,022,500 ZOOZ ordinary shares (“ZOOZ Closing Warrants”); and

● the registered holder of each outstanding right to receive one tenth (1/10) of one Keyarch Class A ordinary share (collectively, the “Keyarch Rights”) was issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights was eligible, and which were exchanged for the equivalent number of ZOOZ ordinary shares, comprising the amount of 1,204,500 ZOOZ ordinary shares.

Up to an additional 4,000,000 ZOOZ ordinary shares are contingently issuable, following the Closing, in the form of an earnout (the “Earnout”) to existing ZOOZ holders before the Business Combination (“Existing ZOOZ Holders”) (any such shares, the “Earnout Shares”). Issuance of the Earnout Shares during the five years commencing at the end of the full fiscal quarter following the Closing (the “Earnout Period”) is subject to occurrence of the following price related events relating to ZOOZ ordinary shares. In the event the volume-weighted average price of ZOOZ ordinary shares (“VWAP”) exceeds $12, for any twenty (20) trading days within any thirty (30) consecutive trading day period during such period (the “Trading Period”), then 1 million Earnout Shares will be issuable (constituting 25% of the Earnout Shares). In addition, in the event the VWAP exceeds $16 for the Trading Period, then 1,400,000 Earnout Shares are issuable (constituting 35% of the Earnout Shares), and additionally, in the event VWAP exceeds $23 for the Trading Period, then 1,600,000 Earnout Shares are issuable (constituting 40% of the Earnout Shares). The reference prices are subject to adjustment for share splits, share dividends, recapitalizations and similar events, and the shares issuable under each of any of these events will be issued as soon as practicable following the settlement of such event. In addition, the Sponsor has agreed in the Sponsor Letter Agreement to subject forty percent of all of its original holdings of Keyarch Class B ordinary shares (which the Sponsor converted to Class A ordinary shares on August 14, 2023) to the same Earnout, other than to the extent used, in whole or in part, in connection with payment of expenses of the Business Combination, as described further below, which comprise in aggregate 1,120,000 Keyarch Class A ordinary shares that were exchanged for 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”).

On February 9, 2024, Keyarch and ZOOZ entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the Subscription Agreements (the “Transaction Financing”), which Transaction Financing closed on April 4, 2024, and which Subscription Shares were exchanged for 1,300,000 ZOOZ ordinary shares in the Business Combination on April 4, 2024.

Sponsor Letter Agreement and Business Combination Marketing Agreement

On July 30, 2023, Keyarch, the Sponsor and ZOOZ entered into an agreement, as subsequently amended (the “Sponsor Letter Agreement”) pursuant to which the Sponsor agreed to make commercially reasonable efforts to utilize up to 40% (or 1,120,000 shares) of its ownership of Keyarch shares (the “Subject Founder Shares”) to pay any portion of unpaid Keyarch transaction expenses or incentivize investors or otherwise provider support in connection with transaction financing. Any remaining Subject Founder Shares which were not transferred to such payees were placed in escrow at the Closing and, as converted to ZOOZ ordinary shares, being the Sponsor Earnout Shares, will be released to the Sponsor if, during the Earnout Period, ZOOZ achieves the milestones as described above (including with respect to the percentage of such remaining Sponsor Earnout Shares to be released upon the achievement of any targets). Any Sponsor Earnout Shares that are not released will be transferred to ZOOZ for no consideration at the end of the Earnout Period, provided, however that at least 50% of the Sponsor Earnout Shares placed in escrow will be released to the Sponsor at the end of the Earnout Period notwithstanding the failure of ZOOZ to achieve any earnout milestones; and provided further that no Sponsor Earnout Shares will be released to the Sponsor under the Earnout until the EBC Note (as defined below) is paid in full and, additionally, the Sponsor Note (as defined below) is paid in full (in that order).

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In addition, during 2023 and 2024, Keyarch issued certain promissory notes in favor of the Sponsor (the “Pre-Closing Sponsor Notes”), which Pre-Closing Sponsor Notes were not repaid as of the Closing. On April 4, 2024, ZOOZ and Keyarch issued a promissory note in favor of the Sponsor for the principal amount of $2,030,000 (the “Sponsor Note”), in satisfaction of the Pre-Closing Sponsor Notes. The Sponsor Note matures on April 4, 2026 and accrues interest at an annual rate of 8%, which interest increases to 15% if the Sponsor Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the Sponsor Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity, provided that ZOOZ will not make any such prepayments until the EBC Note has been paid in full. Further, at any time after the EBC Note has been paid in full, the Sponsor may elect to have any amount of outstanding principal and/or accrued interest of the Sponsor Note satisfied by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to the Sponsor, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the Sponsor Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to ZOOZ’s receipt of the applicable prepayment notice from the Sponsor. In addition, on the maturity date of the Sponsor Note, provided that the EBC Note has been paid in full, all outstanding obligations will be satisfied by the transfer of Sponsor Earnout Shares from the Escrow Account to the Sponsor using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the Sponsor Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by the Sponsor of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

Pursuant to the “Business Combination Marketing Agreement,” dated January 24, 2022, as subsequently amended on April 4, 2024, between EarlyBirdCapital, Inc. (“EBC”), who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC is entitled to a total fee of $1,500,000 (which were included in Keyarch’s other payables and accrued expenses balance as of December 31, 2023), of which a total of $660,000 was paid in cash to EBC at the Closing, and the remainder of which is reflected in a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC (the “EBC Note”).

The EBC Note matures on April 4, 2026 and accrues interest at an annual rate of 8% (commencing April 4, 2024), which interest increases to 15% if the EBC Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the EBC Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity. Further, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note, all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five-trading day period ending on the trading day immediately prior to such maturity date. Under the EBC Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by EBC of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

The Sponsor Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the Closing pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Sponsor Earnout Shares in accordance with the Sponsor Letter Agreement, Sponsor Note and EBC Note.

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The Transactions were comprised of a series of transactions pursuant to the Business Combination Agreement. For accounting purposes, the Transactions were effectuated by three main steps:

1. The Recapitalization of ZOOZ (i.e. a reverse share split based on the Conversion Ratio of approximately 11.43720665 existing ZOOZ ordinary shares for each recapitalized ZOOZ ordinary share).

2. The merger of Keyarch with Merger Sub resulted in the exchange of shares of Keyarch ordinary shares held by Keyarch shareholders for newly issued ZOOZ ordinary shares on a one-to-one basis. The merger was not within the scope of ASC 805 (“Business Combinations”) because Keyarch did not meet the definition of a business in accordance with ASC 805. The merger was accounted for as a recapitalization; as such, any difference between the fair value of ZOOZ ordinary shares issued and the fair value of Keyarch’s identifiable net assets should be recorded as additional paid-in capital.

3. As part of the Transactions, each Keyarch warrant became a ZOOZ warrant. The exercise price of Keyarch warrants was denominated in U.S. dollar, which differs from the ZOOZ’s functional currency. Accordingly, such warrants were classified as liability.

Pro Forma Ownership

The following table summarizes the unaudited pro forma ownership of ZOOZ ordinary shares that would have been outstanding as of December 31, 2023, after giving effect to the Transactions (including the Recapitalization), assuming no ZOOZ Closing Warrants have been exercised.

	As of December 31, 2023
	Shares	%
Shares of Keyarch public shareholders(1)	1,179,392	10.78%
Keyarch Sponsor and its permitted transferees and directors and officers(1)	2,294,550	20.96%
EBC Shares(1)	259,950	2.37%
PIPE Investors	1,300,000	11.88%
Existing ZOOZ Shareholders(2)	5,912,223	54.01%
Total Pro Forma ZOOZ Ordinary Shares Outstanding as of December 31, 2023 (excluding Earnout Shares and Founder Subject Shares)	10,946,115	100%
ZOOZ Earnout Shares	4,000,000
Sponsor Earnout Shares(3)	1,120,000
Total ZOOZ Ordinary Shares at Closing (including Earnout Shares and Sponsor Earnout Shares)(4)	16,066,115

(1)	Including shares issued upon conversion of Keyarch Rights at Closing.

(2)	Does not include outstanding ZOOZ options which were exercisable (and were not exercised) into a total of 87,777 ZOOZ ordinary shares on a net exercise basis prior to the Closing of the Business Combination.

(3)	Represents up to a total of 1,120,000 Sponsor Earnout Shares which are currently held in the Escrow Account that may be transferred (i) to EBC (and resold by EBC hereunder) to satisfy all or portions of the EBC Note and/or (ii) to the Sponsor (and resold by the Sponsor hereunder) to satisfy all or portions of the Sponsor Note.

(4)	Assumes that all the Earnout Rights were converted into Earnout Share.

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UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2023

(in USD thousands)

	ZOOZ (Historical)	Keyarch (Adjusted)(1)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$6,672	445	10,324	3(A)	17,441

Investments held in Trust Account	-	324	(324)	3(A)	-
Prepaid expenses and other current assets	752	19			771
Inventory	2,848	-	-		2,848
TOTAL CURRENT ASSETS:	10,272	788	10,000		21,060
NON-CURRENT ASSETS:
Property and equipment, net	1,593	-	-		1,593
Right-of-use assets	1,309	-	-		1,309
Restricted cash deposits	224	-	-		224
Other assets and prepaid expenses	79	30	(30)	3(B)	79
TOTAL NON-CURRENT ASSETS:	3,205	30	(30)		3,205

TOTAL ASSETS	$13,477	818	9,970		24,265

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	536	-	-		536
Share based payment liabilities	232	-	-		232
Current maturities of operating lease liabilities	309	-	-		309
Short term employee benefits	788	-	-		788
Promissory Note - Related Party	-	2,030	-		2,030
Other payables and accrued expenses	1,387	2,620	(1,780)	3(D)	2,227
TOTAL CURRENT LIABILITIES	3,252	4,650	(1,780)		6,122

NON-CURRENT LIABILITIES:
Warrants(2)	-	-	306	3(B)	306
Operating lease liabilities	1,035	-	-		1,035
TOTAL NON-CURRENT LIABILITIES	1,035	-	306		1,341
TOTAL LIABILITIES	4,287	4,650	(1,474)		7,463

	ZOOZ (Historical)	Keyarch (Adjusted)(1)	Transaction Accounting Adjustments		Pro Forma Combined
Ordinary shares subject to possible redemption	-	324	(324)	3(A)	-
SHAREHOLDERS’ EQUITY:
Ordinary shares;	5	-	4	3(B)	9
Additional paid-in capital	58,780	986	6,622	3(B)	66,388
Accumulated other comprehensive income (loss)	(2,414)	-	-		(2,414)
Accumulated deficit	(47,181)	(5,142)	5,142	3(C)	(47,181)
Total shareholders’ equity (deficiency)	9,190	(4,156)	11,768		16,802
Total liabilities and shareholders’ equity	$13,477	818	9,970		24,265

(1)	See note 3 “Adjusted balance sheet of Keyarch.”
(2)

Keyarch warrants, measured in accordance with the fair market value of the Keyarch public warrants, as determined in accordance with the closing market price per Keyarch public warrant on April 3, 2024. Profit or loss differences were not considered in unaudited condensed combined pro forma statements of operations due to immateriality.

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UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2023

(in USD thousands, except share and per share data)

	ZOOZ (Historical)	Keyarch (Adjusted)(2B)	Transaction Accounting Adjustments	Pro Forma Combined

Sales	764	-	-	764
Cost of sales	1,869	-	-	1,869
Gross Loss	1,105			1,105
Research and Development, net	4,951	-	-	4,951
Sales and Marketing	3,305	-	-	3,305
General and Administrative	2,850	4,127	-	6,977
Total Operating Expenses	11,106	4,127	-	(15,233)
Operating (loss)	(12,211)	(4,127)	-	(16,338)
Financial Income (expenses), net	456	13		469
Loss before income tax	(11,755)	(4,114)	-	(15,869)
Income tax	-	-	-	-
Net Loss	(11,755)	(4,114)	-	(15,869)
Net loss per share attributable to ordinary shares, basic and diluted	(1.99)			(1.45)
Weighted average ordinary shares outstanding, basic and diluted	5,912,223			10,946,115

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NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The following unaudited condensed combined pro forma balance sheet as of December 31, 2023, and the unaudited condensed combined pro forma statements of operations for the period ended December 31, 2023 are based on the historical financial statements of ZOOZ and Keyarch. The transaction accounting adjustments for the Transactions consist of those necessary to account for the transaction.

The pro forma adjustments are based on information currently available, and assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying pro forma condensed combined financial information.

ZOOZ and Keyarch did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited condensed combined pro forma balance sheet as of December 31, 2023, assumes that the Transactions occurred on December 31, 2023. The unaudited condensed combined pro forma statements of operations for the period ended December 31, 2023 present pro forma effect to the Transactions as if they had been completed on January 1, 2023.

The unaudited condensed combined pro forma balance sheet as of December 31, 2023, and the unaudited condensed combined pro forma statements of operations for the period ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

● Keyarch’s audited financial statements as of December 31, 2023 and the year then ended, and the related notes, included elsewhere in this prospectus; and

● ZOOZ’s audited financial statements as of December 31, 2023 and the year then ended, and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the unaudited pro forma adjustments. As the unaudited condensed combined pro forma financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that ZOOZ believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ZOOZ believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed combined pro forma financial information.

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The unaudited condensed combined pro forma financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of ZOOZ. They should be read in conjunction with the historical financial statements and notes thereto of ZOOZ and Keyarch.

Accounting Policies

Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited condensed combined pro forma financial information. As a result, the unaudited condensed combined pro forma financial information does not assume any differences in accounting policies.

2.	Adjusted balance sheet of Keyarch

The following table presents the adjusted balance sheet of Keyarch reflecting the actual redemptions performed on January 19, 2024 and by April 4, 2024. The Keyarch opening balances in the proforma balance sheet as of December 31, 2023 above have been adjusted to reflect this.

Balance sheet as of December 31, 2023

(in USD thousands)

	Keyarch (Historical)	Adjustments		Keyarch (Adjusted)
ASSETS
CURRENT ASSETS:
Cash	445	-		445
Investments held in Trust Account	324	-		324
Prepaid expenses	19	-		19
Total current assets	788	-		788
NON-CURRENT ASSETS:
Cash held in escrow accounts	30	-		30
Marketable securities held in Trust Account	25,508	(25,508)	(1A)	-
Total non current assets	25,538	(25,508)		30
Total assets	26,326	(25,508)		818

LIABILITIES
CURRENT LIABILITIES:
Accounts payable and accrued expenses	2,620	-		2,620
Promissory Note - Related Parties	2,030	-		2,030
Total current liabilities	4,650			4,650

Ordinary shares subject to possible redemption	25,832	(25,508)	(1A)	324
SHAREHOLDERS’ EQUITY:
Ordinary shares;
Additional paid-in capital	986	-		986
Accumulated deficit	(5,142)	-		(5,142)
Total shareholders’ equity (deficiency)	(4,156)			(4,156)
Total liabilities and shareholders’ equity	26,326	(25,508)		818

(1A) - Represents redemption of $3.3 million on January 19, 2024 and of $22.2 million on April 2, 2024.

(2B) -	Financial Income was adjusted from $3,656 thousands. Reflects the reclassification of $3,647 thousands of interest gains on marketable securities held in the Trust Account that became unavailable following the redemption prior to the Closing Date.

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3.	Adjustments to Unaudited Condensed Combined Pro Forma Financial Information

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. ZOOZ and Keyarch have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the Recapitalization and has been prepared for informational purposes only.

Adjustments to Unaudited Condensed Combined Pro Forma Financial Statements

The adjustments included in the unaudited condensed combined pro forma balance sheet as of December 31, 2023 are as follows:

(A)	Represents pro forma adjustments to the cash:

(in thousands)
Reclassification of Marketable securities held in trust account made available(1)	324
PIPE Investors(2)	13,000
Payment of transaction fees(3)	(3,000)
Total	10,324

1.	Reflects the proceeds of $324 thousand from the issuance of 29,392 shares issued to the holders of public shares.

2.	Reflects PIPE Investment of $13,000 thousands. For additional information please refer to “Summary—PIPE Investment.”

3.	Reflects payment of $3,000 thousands of transaction fees on the Closing Date.

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(B)	Represents pro forma adjustments to the additional paid-in capital and ordinary shares:

(in thousands)
Shares issued – ordinary shares(1)	4
Shares issued – additional paid in capital(2)	13,320
Reclass of Keyarch public warrants to liability(3)	(306)
Transaction fees – additional paid in capital	(1,250)
Elimination of Keyarch’s deficit(4)	(5,142)
6,622

1.	Reflects par value of $8,629 ordinary shares and less the par value of $5,000 ZOOZ ordinary shares in ZOOZ’s financial statements (each share carries par value of $0.00079).
2.	Reflects the additional paid in capital for the abovementioned issuance of shares, for $13,320 thousands.
3.	Reflects the elimination of Keyarch’s deficit.

In addition, the Pre-Closing ZOOZ Shareholders have the right to receive additional ZOOZ ordinary shares (the Earnout Shares) if certain share price thresholds are achieved within five years of the Closing, as detailed elsewhere in this prospectus.

The Earnout Shares are considered indexed to ZOOZ’s own shares and are classified within equity in the unaudited condensed combined proforma financial information.

(C)	Represents pro forma elimination of Keyarch’s deficit in the amount of $5,142 thousand.

(D)	Represents pro forma adjustments of the Keyarch’s transaction costs in the amount of $1,780 thousands.

4.	Loss per Ordinary Share

Net loss per ordinary share is calculated using the historical weighted average ordinary shares outstanding, and the issuance of additional ordinary shares in connection with the Recapitalization and the Merger, assuming the shares were outstanding since January 1, 2023. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per ordinary share assumes that the ordinary shares issuable relating to the Transactions have been outstanding for the entire period presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited condensed combined pro forma statements of operations are based upon the number of ZOOZ ordinary shares outstanding (including the ZOOZ ordinary shares that were issued to Keyarch shareholders), assuming such shares were outstanding since January 1, 2023.

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Weighted average ordinary shares outstanding — Basic and Diluted

	Year ended December 31, 2023
Owned by ZOOZ shareholders prior to Closing(1)	5,192,223
PIPE Investors	1,300,000
Public (originally invested in Keyarch IPO)	1,179,392
Owned by Keyarch shareholders prior to Closing	2,554,500
	10,946,115	(1)

(1)	Not including the Sponsor Earnout Shares

Year ended December 31, 2023
Pro forma net loss (in USD thousands)	15,869
Weighted average shares outstanding – basic and diluted(1)(2)	10,946,115
Net loss per share – basic and diluted	(1.45)

(1)	Includes outstanding ZOOZ ordinary shares and such shares issued for ZOOZ Converted Options, as of the Effective Time.

(2)

The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. The Company’s basic and diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The weighted average number of shares in computing the basic and diluted loss per share is identical, since including some potential shares of ordinary shares in the computation of the diluted net loss per share for the period presented would have had an anti-dilutive effect.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with ZOOZ’s audited consolidated financial statements and the related notes appearing elsewhere in this Annual Report. Some of the information contained in this discussion and analysis is set forth elsewhere in this Annual Report, including information with respect to ZOOZ’s plans and strategy for ZOOZ’s business, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” ZOOZ’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Throughout this section, unless otherwise noted or the context requires otherwise, “we,” “us,” “our” and the “Company” refer to ZOOZ and its consolidated subsidiary, and in references to monetary amounts, “dollars” and “$” refer to U.S. Dollars, and “NIS” refers to New Israeli Shekels.

Certain figures, including interest rates and other percentages included in this section, have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in ZOOZ’s audited consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

ZOOZ is committed to accelerating the electrical vehicles revolution and supporting the mass adoption of EVs around the world, by enabling and empowering a widespread deployment of ultra-fast charging infrastructure.

ZOOZ’s power-boosting products and solutions are built with longevity and the environment in mind, helping ZOOZ’s customers to overcome, sustainably and economically, the limitations of the existing electricity grid. By that, ZOOZ aims to help its customers and partners in building, faster and everywhere, a robust, long-lasting, and cost-effective EV ultra-fast charging infrastructure.

ZOOZ (previously called Chakratec) was founded in 2013 as an incubator private company8 under the Capital Nature incubator, under the framework of the directives of the CEO of the IIA and focused on developing a new concept of flywheel.

ZOOZ develops, produces, markets and sells energy storage systems based on storing kinetic energy in flywheels for ultra-fast charging of EVs. ZOOZ has developed proprietary flywheel technology for storing kinetic energy and as of the date of this Annual Report, has introduced two generations of Kinetic Storage Systems – the KPB50, which was ZOOZ’s first-generation product and was introduced in 2018 as proof-of-concept and for market introduction, and the ZOOZTER™-100, ZOOZ’s second-generation product, which was introduced in 2022 and is geared towards high-volume production and deployment.

8 An incubator company is a project company that operates under a technological incubator and is partly financed by the IIA.

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As of the date of this Annual Report, ZOOZ operates in the market of charging infrastructure for EVs and primarily in the field of ultra-fast charging for EVs. Based on its technology, ZOOZ develops systems comprised of an array of flywheels and supporting sub-systems, which get charged from the electricity grid. This energy, when discharged, is added to the power from the grid, which together constitute the peak power levels, beyond grid power limit, that are needed to enable high-power ultra-fast charging of the EV even in areas where the electricity grid has limited power. ZOOZ refers to these systems as Power Boosters.

Use of ZOOZ’s technology enables a power booster which is both reliable and delivers high-power energy surges repeatably while preserving high-quality performance over time, for over 100,000 charge-discharge cycles. This is in contrast with the chemical battery-based solution, the use of which is limited to hundreds or just a few thousands of cycles, as further detailed above.

Furthermore, the kinetic storage system is a “green system.” It is environmentally friendly, as opposed to battery-based energy storage solutions, which are comprised of polluting chemicals, the use of which requires complicated, expensive recycling processes and involves other restrictions relating to transport, storage and/or use.

In 2018, ZOOZ introduced its first-generation / pilot product, the KPB50, by installing the KPB50 in the Viena airport. In 2020 the KPB50 was also sold to a hotel in Germany. ZOOZ’s KPB50 product served as proof of the advantages of ZOOZ’s technology and solution and for marketing demonstrations to customers in Europe. The KPB50 is a discontinued product, and ZOOZ’s offerings are focused on the new 2nd generation product, the ZOOZTER™-100.

In March 2021, ZOOZ consummated its Israeli IPO and in May 2022, ZOOZ rebranded and changed its name from Chakratec Ltd. to ZOOZ Power Ltd.

In the second half of 2022, ZOOZ introduced its second-generation product, the ZOOZTER™-100. The ZOOZTER™-100 was first introduced to the market and installed in a pilot site in Zikhron Yaakov, Israel. Later, in 2023 the ZOOZTER™-100 was also installed in several sites in Germany, as initial sales of this product, as further detailed below.

The ZOOZTER™-100 system is geared to solve some of the challenges facing current-generation EV ultra-fast charging infrastructure, by providing a system that supports (power-boosts) the grid and enables ultra-fast charging for EVs, especially in locations where the grid is power-limited. This solution is aimed to be more sustainable and safer and allow better total cost of ownership compared to the market alternatives, which are based on chemical (Li-Ion) batteries.

Starting 2023, ZOOZ initiated market penetration efforts with deliveries of the ZOOZTER™-100 to its customers and partners in Israel, Europe and the U.S., and the primary efforts and delivery included the following:

(a) In January 2023, a first site in Israel, which is supported by the ZOOZTER™-100, has commenced commercial operation. This site was established as a pilot site, in collaboration with Afcon e-mobility and Dor-Alon gas stations (the operators of “ON” charging network, which is the biggest fast charging network in Israel), and with the support of the IIA and the Israeli Ministry of Energy. In March 2024, ZOOZ announced that based on the successful pilot with Afcon and Dor-Alon, it was agreed with Dor-Alon that two ZOOZTER™-100 systems will be installed at two of Dor-Alon’s gas stations along Highway 6 (one of Israel’s main transportation corridors), aiming to enable additional ultra-fast chargers in these sites, despite the grid’s limitations. These sites are expected to be upgraded during the second quarter of 2024. The ability of the ZOOZTER™-100 systems to support these multi-charger sites will be evaluated for a period of several months and upon successful completion of this assessment, the ZOOZTER™-100 systems will be purchased by Dor-Alon (pursuant to terms agreed by the parties);

(b) During the second quarter of 2023, two charging sites, located in Herrenberg Germany, were built (in cooperation with Mer), with fast-chargers supported by the ZOOZTER™-100 systems, finalized commissioning and started commercial operation;

(c) During the fourth quarter of 2023, two additional ZOOZTER™-100 systems were installed and commissioned (in cooperation with Parkstorm GmbH) in two additional charging sites in Germany (in Reiskirchen and Weiterstadt, located in Greater Frankfurt). These sites are expected to start commercial operation during the second quarter of 2024;

(d) During the third quarter of 2023, the first site in the U.S., at Scotchman Gas Station in Rock Hill, South Carolina, was built, and finalized commissioning and in October 2023, started commercial operation. This site was established as part of a joint pilot with ARKO Corp (a major U.S. convenience stores network);

(e) During the third quarter of 2023, a ZOOZTER™-100 system was delivered to the U.S. and placed at the La-Guardia airport in NYC, in preparation to a joint pilot with a major car rental company. The work in this site was delayed until receipt of the required permits by the La-Guardia Port Authority, which was received in the first quarter of 2024, after which the construction work commenced. The site is expected to become operational during the third quarter of 2024; and

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(f) An additional ZOOZTER™-100 system was delivered to the U.K., for a first site which was built in collaboration with Osprey, one of the leading Charging Operators in the U.K. This site construction was finalized during the first quarter of 2024 and is expected to start commercial operation during the second quarter of 2024. Osprey and ZOOZ agreed that the ZOOZTER™-100 will be evaluated in the first 6 months, and upon successful completion of this evaluation period, the ZOOZTER™-100 will be purchased by Osprey (at terms agreed by the parties);

(g) In January 2024, a ZOOZTER™-100 system was delivered to the U.K., for a first site which was built in collaboration with Osprey, one of the leading charging operators in the U.K. The construction of this site was finalized during the first quarter of 2024 and is expected to start commercial operation during the second quarter of 2024. Osprey and ZOOZ have agreed that the ZOOZTER™-100 system will be evaluated during the first 6 months, and if such evaluation is successfully completed, the ZOOZTER™-100 system will be purchased by Osprey (pursuant to terms agreed by the parties);

(h) In March 2024, ZOOZ announced that based on the successful pilot with Afcon & Dor-Alon (see above), it was agreed with Dor-Alon that two ZOOZTER™-100 will be installed in Dor-Alon’s gas stations along Highway 6 (one of Israel’s main transportation corridors), aiming to enable additional ultra-fast chargers in these sites, despite the grid’s limitations. These sites are expected to be upgraded during the second quarter of 2024. The ZOOZTER™-100 ability to support these multi-chargers sites will be evaluated for a period of several months and upon successful completion of this period, the ZOOZTER™-100 systems will be purchased by Dor-Alon (at terms already agreed by the parties).

Business Combination Agreement

On July 30, 2023, ZOOZ and its wholly-owned subsidiary entered into the Business Combination Agreement with Keyarch. The Business Combination Agreement and the related transactions were unanimously approved by both ZOOZ’s board of directors and the Keyarch board. The Business Combination and other transactions contemplated by the Business Combination Agreement, as amended, closed on April 4, 2024, after receipt of the required approval by ZOOZ’s shareholders and Keyarch’s shareholders and the fulfillment of certain other conditions. In connection with the Business Combination Agreement, Keyarch also obtained commitments for the purchase in private transactions that closed concurrently with the Business Combination of $13 million of the ZOOZ Ordinary Shares.

Key Factors and Trends Affecting Our Results of Operations

Market trends

ZOOZ has adapted its flywheel-based energy storage technology and focused its offering on power boosting solution, targeting the market of charging infrastructure for EVs. ZOOZ assume a continuation of the accelerated transition of the automotive industry to EVs, and with that, a rapidly growing demand for public ultra-fast charging, as critical services needed to resolve the “Range Anxiety” phenomena and allow mass adoption of EVs.

ZOOZ anticipates that the automotive industry trend, to enable EV’s ultra-fast charging (allowing EV’s battery to be charged within only a short period of a few minutes), will continue and further improve (meaning, EV battery will be capable to be charged even faster).

Increased population of EVs, capable to ultra-fast charging, is expected to generate a growing demand for ultra-fast charging infrastructure, which consumes electricity from the grid as high-power peak surges, thus causing a significant strain on the grid, where such charging equipment is installed, and an increasing need for upgrades of the electricity grid to allow the deployment of such ultra-fast charging infrastructure.

It is expected that such grid upgrades cannot meet the demand’s needed pace and volume, thus increasing the demand for power boosting solutions to be deployed in order to enable and accelerate the roll-out of such needed ultra-fast charging infrastructure.

Furthermore, the increased need in expensive expansion of the grid, to enable delivery and distribution of high-power peak consumption (as needed for ultra-fast charging sessions), may cause increase in demand charges billed by the utility companies. Such increase may extend the need for energy-storage / power booster solution, located behind-the-meter, as a local buffer, acting as “peak-shaver” in order to reduce the peak power which is consumed from the grid, in by that, reducing the costs associated with such consumption.

Target territories, verticals, customers and partners

ZOOZ is currently targeting the EU and the U.S. territories, with plans to later expand to far-east territories (mainly China, Japan and South Korea). It is expected that in each of these territories, the above market trends will generate increasing demand for power boosting solutions.

In each of those territories, it is expected that government regulations and incentives will continue to push towards adoption of EVs and accelerated build of ultra-fast charging infrastructure.

ZOOZ’s main target verticals and use cases are fleet-related and public-ultra-fast charging infrastructure, built by utilities, charge-point operators (CPOs), and engineering-procurement-construction companies (EPCs), in fleet-depots and parking-hubs, near businesses which aim to attract EV drivers (such as shopping malls, convenience stores, restaurants, etc.), and along the highways and roads where drivers would need to stop on-the-go to charge their EVs.

ZOOZ’s business results are dependent on its ability to be active in these target territories, form relationships and build collaborations with these market players, as customers and/or partners, for building joined solutions to various use-cases which will become relevant as they are aiming to solve the grid challenges while building the needed charging infrastructure. Furthermore, as this market is aiming to provide long-lasting and reliable charging services, ZOOZ is expected to develop relationships with local partners who are able to provide local repair and maintenance services at the expected level of service availability and quality.

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In order to achieve all the above, ZOOZ is required to establish local presence as sales force and/or local partners acting as agents, resellers and/or distributors, and partners acting as local technical and service support. Such local presence is key for acquiring new customers and for preserving them for long-term period.

In some of these territories, ZOOZ may be required to have local manufacturing capability, in order to be eligible for government funding and incentives, as well as to provide the needed accelerated demand for its products.

Product – Market fit

The ultra-fast charging infrastructure market is still in its early stage. Market players are still in the learning stage of the technical challenges and the relevant technological solutions, while developing relevant business models to overcome the complexity and challenges of needed huge investment (much earlier than reaching profits) and the high costs of operation while utilization is still low.

ZOOZ’s ability to penetrate this market in these territories and develop robust customer-base, is dependent on its ability to take part in such learning phase (while collaborating with the above market players), adapt its offering to the market players’ needs, educate them with the added value and differentiation of ZOOZ’s innovation and offering, and developing with them the use cases and business models that make sense economically. This may result in a long sell cycle and piloting of the ZOOZ’s solution, in various scenarios and use-cases, before customers and partners are moving forward with long-term commitments and orders with significant orders.

Innovation of advanced technology

ZOOZ is differentiating its offering, from other competing products and solutions, based on its innovation in the field of flywheel-based energy storage. ZOOZ business results are dependent on its ability to mature its flywheel technology and the ZOOZTER™-100 power booster product, develop complementary features and offering (e.g. SW-related products and add-ons), adapting the offering and market-fit in according to lessons-learnt from market-penetration phase (pilots and early deployment) in accordance to trends, regulations and evolving needs of the various market players.

Furthermore, in order to keep and/or further increase its competitive advantage, ZOOZ is required to advance its flywheel technology (targeting better performance and lower costs), enhance and further extend its portfolio of power booster products (targeting better performance, lower cost, and additional features and configuration as needed in accordance to market-fit), and further develop complementary software-based products and add-ons, to compete its offering and increase added-value for its customers.

Production capacity and supply chain

As a technology and innovation focused company, ZOOZ intends to outsource the production of its products to partners who will be responsible for procurement, manufacturing, integration and testing of ZOOZ’s products. In view of the significant demand that ZOOZ expects for its products, ZOOZ needs to make significant efforts and investments in building its supply chain, training and certification of its suppliers, supporting NPI and outsourcing process, as well as guiding and monitoring the performance of its suppliers to assure deliveries of high-quality products to the customers.

With the expected demand growth of ZOOZ’s products, ZOOZ is expected to expand its supply-chain, establish additional suppliers and monitor the suppliers’ ability and performance while ramping-up production. As indicated, in some territories it would be required by the authorities and / or customers, and might also be more cost effective, to establish local manufacturing capability. ZOOZ aims to establish such capability while collaborating with local manufacturing partners, to whom ZOOZ will outsource, whole or a portion of, the manufacturing of its products.

In addition, ZOOZ intends to invest in engineering and R&D effort geared towards increasing robustness, reliability and serviceability of its products, in order to retain its customers and their satisfaction from ZOOZ’s solution. Additional engineering and R&D effort will be invested in modifications and enhancement of the products, geared towards production outsourcing (adapting to different capabilities of the suppliers), cost reduction and quality assurance.

Customer service and technical support

In order to assure high-quality service and high retention of its customers, ZOOZ intends to establish collaboration with local (in the target territory) partners who are able to provide customer service and first-aid technical support. ZOOZ will train these partners in order to assure availability and high-quality serviceability of its products, and high-satisfaction of its customers.

ZOOZ is expecting to remain the source for professional high-level technical support, addressing technical issues that cannot be resolved by the local partner.

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Investment in human resources

As a technology-oriented company, aiming to maintain and extend its competitive advantage by innovation, advanced products, and high-quality professional services, ZOOZ intends to keep its investment in human resources, aiming to retain its talented team, and recruit additional talents to key positions in the company, while fostering a dynamic culture geared towards excellence, integrity and teamwork based on can-do approach.

Continued investment in growth

As ZOOZ is active in an early stage rapidly evolving market, which is expected to accelerate significantly in the coming years, ZOOZ is committed to work with its customers and partners, and prepare for accelerated expansion, as part of its strategic goal to position itself as a leading provider of Power Boosting solutions for EV charging infrastructure market. Such investment may include R&D geared towards additional products and extended offering, outsourcing and ramping up production capacity, collaborations with suppliers and partners, mergers and acquisitions with companies with complementary capabilities, establishing sales and marketing infrastructure in various territories, using various business models to accelerate market penetration, etc.

Economic conditions and resulting business trends

ZOOZ’s results of operations are impacted by the relative strength of the overall economy and its effect on business investment, unemployment, consumer spending behavior, and business and consumer demand. Our customers’ underlying business activities are also linked to the macroeconomic and geopolitical environment.

COVID-19 impacts

The impact of the COVID-19 pandemic, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, created significant volatility in the global economy, especially in the years 2020-2022. The spread of COVID-19 also created a disruption in the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers around the world. We have modified our business practices during the surge of the COVID-19 pandemic, reducing physical participation in sales activities, meetings, events and conferences. We also implemented additional safety protocols for essential workers, implemented cost cutting measures in order to reduce our operating costs, and if the COVID-19 pandemic surges again in the future, we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations will be negatively impacted. Furthermore, if significant portions of our customers’ or potential customers’ workforces are subject to stay-at-home orders or otherwise have substantial numbers of their employees working remotely for sustained periods of time, user demand for High-Power-Charger and services will decline. In addition, any sustained downturn in demand for EVs or for components needed for ZOOZ’s product would harm our business. Furthermore, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for our products and services.

Swards of Iron War impacts

On October 7, 2023, the “Swords of Iron” war started between Israel and the terrorist organizations in the Gaza Strip led by certain armed groups in the Gaza Strip, following a surprise attack on Israel led by certain armed groups in the Gaza Strip that included massacres, terrorism and crimes against humanity. This war is concentrated in the Gaza Strip which is along the southern region of the State of Israel, whereas the Hezbollah terrorist organization located in Lebanon and Syria, as well as the Houthis regime in Yemen has also engaged in hostilities. Israel has responded to the attacks against it with airstrikes and extensive mobilization of reserves. ZOOZ’s factory is located in the city of Lod, which is more than 50 kilometers from the Gaza Strip. ZOOZ’s facilities have not sustained any damage or injury and in accordance with the instructions of the National Emergency Management Authority of Israel, there is no limitation or denial of access or activity limitation in ZOOZ’s facilities. None of ZOOZ’s employees were directly harmed as a result of the war. As of the date of this Annual Report, ZOOZ’s operates continuously, although approximately 10% of ZOOZ’s employees were in reserve duty and a significant number of ZOOZ’s employees may be recruited again to reserves duty at any time without ZOOZ’s control. ZOOZ has adjusted, and will continue to adjust to the extent necessary, to the security situation in accordance with the directives of the National Emergency Management Authority. As of the date of this Annual Report, there is no known material impact on ZOOZ’s supply chain, although if the security situation continues, this may harm ZOOZ’s production capacity, as well as marketing activities outside of Israel. As of the date of this Annual Report, given the uncertainties associated with the current Swords of Iron war in Israel, as well as the duration and scope of this conflict, ZOOZ has made and may be making additional adjustments to its human resources as well as adopting other expense reduction measures. These adjustments are aimed to enable ZOOZ to continue to focus on its immediate business goals while continually assessing the ongoing impact of the conflict on its business goals in the medium and long term. At this stage, ZOOZ is unable to accurately assess the scope of the war’s impact. In ZOOZ’s estimation, the continuation of the fighting may have a negative effect on its activities, however at this stage it is unable to anticipate the extent of the impact.

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Components of Results of Operations

The period-to-period comparisons of our results of operations have been prepared using the historical periods included in our audited consolidated financial statements. The following discussion should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this Annual Report.

Revenue

Revenue is generated from sale of ZOOZTER™-100 products, in addition to professional services provided to customers in support of installation, operation and maintenance of these products. Future revenues’ streams may also be generated from services based on software products which will be provided as add-on / complementary features to our Power Boosting solutions. In addition, future revenues may be generated by providing services that include consulting, training, commissioning, and other services related to supporting our customers in establishing charging infrastructure of EVs.

Cost of revenues

Cost of revenues primarily consists of product costs consisting of bill-of-materials (BOM) costs, manufacturing labor costs (salaries and related expenses), operations-related costs (salaries and expenses of related team such as procurement, quality, support, etc.), costs related to deliveries (packaging, freight, insurance, etc.). In addition, costs are also related to salaries and expenses of team and subcontractors providing the above-mentioned services, as well as depreciation.

In Addition, ZOOZ periodically evaluates the quantities on hand relative to current and historical selling prices and historical and projected sales volume. Based on this evaluation, provisions are made when required to write-down inventory to its market value.

Research and development expenses

Research and development expenses consist primarily of employee compensation and related costs, professional services and consulting expenses, and non-capitalized costs associated with the research of advanced innovation, development of new products and features, engineering geared towards products’ modifications, enhancement, cost reduction and outsourcing, and engineering efforts for professional support of customers (at the stage of market introduction and acquiring new customers). Such costs are charged to the statement of operations as incurred.

Sales and marketing expenses

Sales and marketing expenses consist of costs for business development, customer success, product launch costs and marketing and advertising costs. This also includes employee compensation, agents and partners’ commission fees, and related costs to support the sales and marketing process.

General and administrative expenses

General and administrative expenses consist primarily of compensation, benefits and overhead expenses associated with management. We expect that our general and administrative expenses will increase after becoming a dual-listed company, as we expect hiring additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We also expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Depreciation

ZOOZ depreciates its assets on a straight-line basis in accordance with our accounting policies. The useful lives are three years for computers, seven years for furniture and office equipment, five years for ZOOZTER™-100 pilot systems, and the lesser of the asset useful life or remaining lease term for leasehold improvements. ZOOZ expects depreciation expenses to increase going forward as a result of systems deployed for pilots as part of ZOOZ’s market penetration efforts.

Financial income, net

Financial income, net primarily includes gains (losses) from foreign exchange fluctuations and financing income from interest on deposits. ZOOZ conducts transactions worldwide and settles accounts with its financial intermediaries in various currencies. Interest income from cash and cash equivalents deposited in its accounts is also included under financial income, net, which vary based on cash and cash equivalents, and with market rates.

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Results of Operations

The following table sets forth our results of operations data for the periods presented:

	Year ended December 31,
	2023	2022	2021
	(dollars in thousands)
Sales	764	-	-
Cost of Sales	1,869	178	-
Gross Loss	(1,105)	(178)	-
Operating expenses:
Research and development expenses, net	5,215	4,163	1,523
Sales and marketing expenses	3,041	1,672	987
General and administrative expenses	2,850	2,189	2,028
Total operating expenses	11,106	8,024	4,538

Operating loss	(12,211)	(8,202)	(4,538)
Other expense, net:
Finance income (expenses), net	456	377	(43)
Loss before income tax	(11,755)	(7,825)	(4,581)
Income Tax	-	-	-
Net loss for the year	(11,755)	(7,825)	(4,581)
Net loss per ordinary share attributable to shareholder– - basic and diluted	(1.99)	(1.51)	(2.27)
Weighted average ordinary shares outstanding – basic and diluted in thousands	5,912	5,166	2,020

Net Loss	(11,755)	(7,825)	(4,581)
Other Comprehensive loss
Reporting currency translation (gain) loss	(819)	(1,965)	370
Total comprehensive loss	(12,574)	(9,790)	(4,211)

Cost of Sale

	Year ended December 31,
	2023	2022	2021
	(dollars in thousands)
Cost of Sales	1,869	178	-

In 2021, ZOOZ did not generate revenues.

In 2022, cost of revenue primarily consists of an inventory write-off of $178 thousands. The increase in cost of revenue reflects anticipated net realizable value on disposition of existing inventory assets.

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For the year ended December 31, 2023, cost of revenue primarily consisted of: (a) cost of two systems that were sold in Germany and recognized for revenues, and (b) anticipated net realizable value of disposition of existing inventory assets.

Operating Expenses

	Year ended December 31,
	2023	2022	2021
	(dollars in thousands)
Research and development, net	5,215	4,163	1,523
Sales and marketing, net	3,041	1,672	987
General and administrative	2,850	2,189	2,028
Total operating expenses	11,106	8,024	4,538

For the year ended December 31, 2023, 2022 and 2021, the total operating expenses are offset by the changes in fair value of liability-classified awards in the amounts of $722 thousands, $2,294 thousands and $1,661 thousands, respectively.

Research and Development Expenses, Net

For the year ended December 31, 2023, research and development expenses, net, increased by approximately $1,052 thousands, from $4,163 thousands for the year ended December 31, 2022, to $5,215 thousands for the year ended December 31, 2023.

For the year ended December 31, 2022, research and development expenses, net, increased by approximately $2,640 thousands, from approximately $1,523 million for the year ended December 31, 2021, to approximately $4,163 thousands for the year ended December 31, 2022.

For the years ended December 31, 2023, 2022 and 2021, grants from government and others, in the amounts of $118 thousand, $359 thousands and $189 thousands, respectively, were deducted from research and development expenses.

The research and development activities related primarily to advanced stages of the development of ZOOZTER™-100, including CE certification tests of the European configuration of the product, and the testing according to the UL standards for the U.S.-configuration. Furthermore, the increased expenses include costs of subcontractors supporting certification process, NPI process, and development of customized components of the flywheels and ZOOZTER™-100 (such as motors, drivers, and electrical cabinets). The increase in research and development expenses, net, in 2023 was mainly due to testing performed as part of the U.S. certification process for the ZOOZTER™-100. The increase in research and development expenses, net, in 2022 was due to an increase in head count and investment in two R&D prototype systems (CE-configuration and UL-configuration).

Sales and Marketing Expenses

Sales and marketing expenses increased by approximately $1,369 thousands, from $1,672 thousands for the year ended December 31, 2022, to $3,041 thousands for the year ended December 31, 2023 and by approximately $685 thousands, from $987 thousands for the year ended December 31, 2021, to $1,672 thousands for the year ended December 31, 2022. The increase in 2023 compared to 2022 is primarily attributed to an increase in head count, promoting pilots and turnkey projects to accelerate the penetration into target markets, investment in the building of a pilot site at Scotchman Gas Station in Rock Hill, South Carolina (which is aimed to be a site for demonstrations of ZOOZ solution and the ZOOZTER™-100 product to relevant U.S. customers) and increase in participation in marketing events. The increase in 2022 compared to 2021 is primarily attributed to investment in a re-branding campaign of ZOOZ and increased expenses in marketing materials.

For the years ended December 31, 2023 grants from NYPA in the amounts of $270 thousand, were deducted from Sales and Marketing Expenses.

General and Administrative Expenses

General and administrative expenses increased by approximately $661 thousands, from $2,189 thousands on for the year ended December 31, 2022, to $2,850 thousands for the year ended December 31, 2023 and by approximately $161 thousands, from approximately $2,028 thousands for the year ended December 31, 2021, to approximately $2,189 thousands for the year ended December 31, 2022. The increase in 2023 compared to 2022 is mainly attributed to professional and legal services incurred in 2023 with respect of the Business Combination.

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Financial Income (expenses), Net

Financial income, (expenses), net, increased by approximately $79 thousands from $377 thousands for the year ended December 31, 2022, to $456 thousands for the year ended December 31, 2023. Financial income (expenses), net, for the year ended December 31, 2022, increased by approximately $420 thousands from financial expenses of approximately $43 thousands for the year ended December 31, 2021, to financial income, net, of approximately $377 thousands for the year ended December 31, 2022. The increase in financial income (expenses), net, in 2023 and 2022 is primarily attributed to income from interest on bank deposits maintained in NIS and dollar, and foreign exchange fluctuations.

Liquidity and Capital Resources

Sources of liquidity

ZOOZ has historically funded its operations primarily from private placements of its equity securities and public offerings of its securities following the Israeli IPO. As of the date of this prospectus, ZOOZ’s principal sources of funding have been the net proceeds received in the Israeli IPO and net proceeds received in a private placement and a public offering in Israel, which was completed in March 2022, which amounted to $52 million, net, in the aggregate.

On April 4, 2024, ZOOZ consummated the Business Combination and the Merger. As part of the Business Combination and Merger, ZOOZ received a net amount of $10 million, pursuant to the terms of the Business Combination Agreement.

Funding requirements

ZOOZ expects its expenses to increase in connection with its ongoing activities, particularly as it continues research and development activities and incurs significant commercialization expenses related to product sales, marketing and distribution. Furthermore, ZOOZ expects to incur legal, accounting, insurance and other costs associated with operating as a U.S. public company. Since ZOOZ has only recently commenced commercial sales of its products and considering its expected cash usage, ZOOZ’s cash balance as of December 31, 2023, and as of the date of approval of the audited consolidated financial statements for the period ended December 31, 2023, is not sufficient to continue ZOOZ’s operations for at least 12 months from the date of approval of the audited consolidated financial statements. Accordingly, since the Closing of the Merger, ZOOZ has initiated cost reduction measures, has adjusted its workforce where it deemed appropriate and has continued its sales and marketing efforts. In addition, ZOOZ expects that it will need to obtain substantial additional funding during the 12 months following the Closing of the Merger, in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding. These circumstances raise substantial doubt about ZOOZ’s ability to continue as a going concern. In addition, ZOOZ expects that the resale of a substantial portion of the ZOOZ ordinary shares which may be sold from time to time by the Selling Shareholders named in this prospectus, especially if such resale occurs in substantial portions, may depress the share price of the ZOOZ ordinary shares, if and when the Selling Shareholders sell such shares. Any substantial decrease in the share price of the ZOOZ ordinary shares could have an adverse effect on ZOOZ’s ability to raise capital when needed or on attractive terms. For more details, see “Risk Factors – The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.”

As of December 31, 2023, ZOOZ had cash and cash equivalents of approximately $6,672 thousands. As of December 31, 2022, ZOOZ had cash and cash equivalents of $20,569 thousands. As of April 30, 2024, ZOOZ had cash and cash equivalents of approximately $14,000 thousands (such amount includes amounts received in connection with the Closing of the Business Combination; based on its unaudited and unreviewed balance sheet as of such date). To date, ZOOZ has not generated enough revenues from its activities and therefore continues to depend on fundraising from new and existing investors to finance its activities, which will continue until a positive cash flow from its business operation is achieved, although ZOOZ can give no assurance that it will be able to generate positive cash flow from operations. These fundraising activities include the fundraising as described below under the paragraph of “— Recent Developments”, as well as other equity or debt financings.

The exercise price of our public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

Governmental and other grants

A portion of ZOOZ’s research and development efforts were financed through grants from the IIA and other Israeli governmental institutions (the Ministry of Economy and the Ministry of Energy). The total grants that ZOOZ received from the IIA and other Israeli governmental institutions until December 31, 2023, amounted to approximately $897 thousands. ZOOZ is required to pay to the IIA, with respect to the royalty-bearing grants, royalties at the rate of between 3% and 5% from any income deriving from a product (including know-how) which was developed, in whole or in part, directly or indirectly, in the framework of such royalty-bearing research and development programs, including any derivatives, and related services thereof. The royalty payments are capped at the amount of the royalty-bearing grants received by ZOOZ plus Annual Interest for a File (as such term is defined under the IIA’s rules).

ZOOZ may in the future apply to receive additional grants from the IIA and other governmental institutions. However, ZOOZ cannot predict whether it will be entitled to any future grants, or the amounts of any such grants. For more information regarding such grants-related programs, please see “ZOOZ’s Business – Government Regulations – Other Regulations.”

ZOOZ has also received grants within the framework of a joint research and development project (together with Blink) partially financed by BIRD. In April 2020, ZOOZ entered into the BIRD Agreement, for the development of the BIRD-Funded Project.

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Pursuant to the terms of the BIRD Agreement, BIRD undertook to bear 50% of the BIRD-Funded Project implementation expenses, up to a total amount of $0.9 million, upon achievement of several milestones. The total grants that ZOOZ received from the BIRD Foundation until December 31, 2023, amounted to approximately $368 thousand. ZOOZ is committed to pay royalties to BIRD at a rate of 5% of the sales of the American configuration of the ZOOZTER™-100 system, up to 100% of the amount of the grants received if full repayment made by April 1, 2024, 113% if full repayment is made by April 2025, 125% if full repayment is made by April 2026, 138% if full repayment is made by April 2027, and 150% if full repayment is made after April 2027.

On September 12, 2022, ZOOZ entered into the NYPA Cooperation Agreement with NYPA for the development, installation, implementation and demonstration of ZOOZ’s technology and products at locations where the power grid is limited. Pursuant to the NYPA Cooperation Agreement, ZOOZ will establish and demonstrate an ultra-fast charging station, based on the ZOOZTER™-100 system, with financing in the amount of $0.97 million to be provided by NYPA in several milestone-based installments, of which ZOOZ received until December 31, 2023, $520 thousand. According to the NYPA Cooperation Agreement, ZOOZ shall be required to pay NYPA royalties from revenues derived in the U.S. from the sale, licensing or usage of ZOOZ’s product, in a total amount not to exceed the total financing provided by NYPA pursuant to the agreement.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

As of December 31, 2023, ZOOZ had an accumulated deficit of $47 million. During the year ended December 31, 2023, ZOOZ incurred operating losses of approximately $12.2 million and a negative cash flow from operating activities of approximately $12.2 million. ZOOZ’s current operating plan includes various assumptions concerning the level and timing of cash outflows for operating activities. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability.

These conditions raise substantial doubt about ZOOZ’s ability to continue as a going concern. The audited consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to ZOOZ’s ability to continue as a going concern.

ZOOZ also expects its losses and the cash flow used in operations to be significantly higher in future periods as it:

● increases its research and development expenses;

● increase its expenses related to cost-reduction and production outsourcing efforts;

● expand its service capabilities.

● increases its sales and marketing activities; and

● increases its general and administrative expenses to support the growth and U.S. public company infrastructure.

In addition, to the extent that ZOOZ may include debt financing, it will incur interest costs as well as other charges which may be included in any financing agreement.

Because ZOOZ will incur the costs and expenses from these efforts before it generates revenue or positive cash flow from its operations to offset such costs and expenses, losses and negative cash flow from operations in future periods may be significant. In addition, ZOOZ may find that these efforts are more expensive than it currently anticipates and that these efforts may not result in the anticipated revenues or cash flow, which would further increase ZOOZ’s losses and negative cash flow from operations and its need for additional financing.

Cash Flows Summary

The following table summarizes ZOOZ’s cash flows for the years ended December 31, 2023, 2022 and 2021:

	Year ended December 31,
	2023	2022	2021
	(dollars in thousands)
Net cash used in operating activities	(12,232)	(10,547)	(6,085)
Net cash used in investing activities	(1,339)	(500)	(298)
Net cash provided by financing activities	-	27,870	7,645

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Cash Flows from Operating Activities

Cash flows used in operating activities increased by approximately $1,685 thousands from approximately $10,547 thousands for the year ended December 31, 2022, to approximately $12,232 thousands for the year ended December 31, 2023. The increase is primarily attributed to the increase in net loss.

Cash Flows from Investing Activities

Cash flows used in investing activities increased by approximately $899 thousands, from approximately $500 thousands for the year ended December 31, 2022, to approximately $1,339 thousands for the year ended December 31, 2023. The increase is primarily attributed to three ZOOZTER™-100 systems which were classified as fixed assets and are used in pilots.

Cash Flows from Financing Activities

Cash flows provided by financing activities decreased by approximately $27,870 thousands, from approximately $27,870 thousands for the year ended December 31, 2022, to 0 for the year ended December 31, 2023. The decrease is primarily attributed to capital raising in 2022.

Key Financial and Operating Metrics

In evaluating its business, ZOOZ considers its cash, inventory, research and development expenses, sales and marketing expenses and net cash used in operating activities. These factors are discussed below with respect to the results of its operations for the years ended December 31, 2023, 2022 and 2021.

	Year ended December 31,
	2023	2022	2021
	(dollars in thousands)
Cash	6,672	20,569	5,661
Inventory	2,848	1,767	480
Research and development expenses	5,215	4,163	1,523
Sales and marketing expenses	3,041	1,672	987
Net cash used in operating activities	(12,232)	(10,547)	(6,085)

Off-Balance Sheet Arrangements

ZOOZ has not entered into any off-balance sheet arrangements and does not have any holdings in variable interest entities.

Contractual Obligations, Commitments and Contingencies

The following table summarizes our contractual obligations as of December 31, 2023.

		Payments due by period
(dollars in thousands)	Total	2024	2025	2026	2027	2028
Operating leases	1,518	415	404	390	309	-

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Critical Accounting Policies

Basis of presentation

The audited consolidated financial statements of ZOOZ have been prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. ZOOZ’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may have a material impact on the Company’s financial statements. As applicable to these financial statements, the most significant estimates relate to inventory fair value and share-based compensation.

Functional and presentation currency

The currency of the primary economic environment in which the operations of the Company are conducted is the NIS. Thus, the functional currency of the Company is the NIS. The Company’s presentation and reporting currency is the U.S dollar.

Inventory

Inventory consists of raw materials, work in process and finished products. Inventories are stated at the lower of cost or net realizable value. Inventory write-offs are provided to cover risks arising from slow-moving and obsolescent items.

ZOOZ periodically evaluates the quantities on hand relative to current and historical selling prices and historical and projected sales volume. Once written-down, a new lower cost basis for that inventory is established. Cost of inventories is assigned as follows:

● Raw material– - at cost of purchase represents the first in, first out method.

● Work in process – on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

● Finished product – based on average costs of materials, contracting and manufacturing costs.

Revenues

ZOOZ generates revenues from the sale of energy storage system for supporting fast chargers for electric vehicles, based on kinetic storage using flywheels.

ZOOZ recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that ZOOZ determines are within the scope of ASC 606, the entity performs the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract;

5.	Recognize revenue when (or as) the performance obligation is satisfied.

ZOOZ accounts for a contract with customer when it has approval and commitment from both parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. ZOOZ’s contract includes one type of performance obligation, which is satisfied at a point in time. ZOOZ recognizes revenue upon transfer of control of the system to the customer in an amount that reflects the consideration that ZOOZ expects to receive in exchange for the system. Transfer of control occurs generally upon the receipt of customer acceptance or once risk of loss has transferred to the customer. The acceptance received from customers include successful installation and commissioning test of the energy storage system. ZOOZ does not provide a right of return. ZOOZ provides to customers a limited warranty assurance that the systems are in compliance with the applicable specifications at the time of delivery. Under the standard terms and conditions of sale, liability for certain failures of product during the stated warranty periods are limited to repair or replacement of defective items.

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During the reporting period, ZOOZ delivered to its customer and installed in the customer’s site located in Germany two energy storage systems. ZOOZ recognized the revenues related to these two systems during the reporting period, after receiving the acceptance certificate for the systems. In addition, starting 2023, ZOOZ initiated market penetration efforts with deliveries of the ZOOZTER™-100 to its customers and partners in Israel, Europe and the U.S., and the primary efforts included delivery and installation of ZOOZTER™-100 systems as detailed in “Item 5 – Overview”.

Research and development, net

Research and development costs are expensed to the statement of operations as incurred, net of government grants which represents participations in research and development.

Research and development expenses include costs directly attributable to the conduct of research and development programs, including payroll costs, lab expenses, materials, consumables, and consulting fees. All costs associated with research and development are expensed as incurred.

ZOOZ received royalty-bearing grants, which represent participation of the IIA, other Israeli governmental institutions and BIRD in approved programs for research and development, as well as participation under the NYPA Cooperation Agreement. At the time the grants were received, successful development of the related projects was not assured. As such, these grants are recognized as a reduction of research and development expenses as the related costs are incurred.

Recapitalization

In connection with the consummation of the Business Combination, on March 21, 2024, the extraordinary general meeting of ZOOZ’s shareholders approved the Recapitalization (a reverse share split of the ZOOZ ordinary shares), effective as of March 25, 2024, at a conversion ratio between 11.3 and 11.5, which was determined in accordance with the Business Combination Agreement and was finally determined to be at a conversion ratio of 11.43720665, and a corresponding amendment to ZOOZ’s amended and restated articles of association then in effect.

ZOOZ accounted for the Recapitalization on a retroactive basis pursuant to ASC 260. As a result, all ZOOZ ordinary shares, and options and warrants outstanding and exercisable into ZOOZ ordinary shares, exercise prices and loss per share amounts have been adjusted, on a retroactive basis, for all periods presented in ZOOZ audited consolidated financial statements and the applicable disclosures, to reflect such Recapitalization.

Share-based compensation

ZOOZ accounts for options granted to employees under the fair value recognition provision of ASC 718 “stock compensation”. ZOOZ measures all share-based awards, based on their estimated fair value on the grant date.

ZOOZ’s employees and directors share-based payment awards are classified as equity awards, except for awards as described below. The grant date fair value of these share-based payment transactions is recognized as an expense over the requisite service period using an accelerated method, net of estimated forfeitures. ZOOZ elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule based on the multiple-option award approach. ZOOZ adopted ASU 2018-07 and therefore accounts for its equity classified share-based payment awards to its advisors in a similar manner.

Liability classified share-based options

Some of the ZOOZ’s share-based awards have an exercise price denominated in US$, which is not the Company’s functional currency and not the employees’ salary currency or the currency in which the employees are paid. These awards are classified as liability awards, measured at fair value at the date of grant and re-measured at fair value at each reporting date up to and including the settlement date. The fair value of the awards is expensed over the respective vesting period of the individual awards with recognition of a corresponding liability. Changes in fair value after vesting are recognized through compensation expense in the statement of operations. Compensation expense reflects estimates of the number of awards expected to vest. The impact of forfeitures and fair value revisions, if any, are recognized in earnings such that the cumulative expense reflects the revisions, with a corresponding adjustment to the settlement liability.

Comprehensive loss

ZOOZ complies with ASC 220, “Comprehensive Income,” which establishes rules for the reporting and display of comprehensive income (loss) and its components. ZOOZ reports the financial impact of translating its audited consolidated financial statements from its functional currency to its reporting currency as a component of other comprehensive income (loss).

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Leases

ZOOZ accounts for leases in accordance with ASC 842, Leases. All of ZOOZ’s leases are classified as operating leases. ZOOZ determines if an arrangement is a lease at inception. Lease classification is governed by five criteria in ASC 842-10-25-2. If any of these five criteria is met, ZOOZ classifies the lease as a finance lease; otherwise, ZOOZ classifies the lease as an operating lease.

Operating leases are included as operating lease right-of-use (“ROU”) assets and operating lease liabilities on the balance sheet.

ROU assets represent ZOOZ’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at the commencement date to determine the present value of the lease payments. ZOOZ elected the practical expedient to not separate lease and non-lease components for all of ZOOZ’s leases, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the statements of operations on a straight-line basis over the lease term.

ZOOZ subsequently measures the ROU asset at the present value of the remaining lease payments, adjusted for the remaining balance of any lease incentives received, any cumulative prepaid or accrued rent if the lease payments are uneven throughout the lease term and any unamortized initial direct costs. Further, ZOOZ recognizes lease expense on a straight-line basis over the lease term.

The lease terms include options to extend or terminate the lease when it is reasonably certain that ZOOZ will exercise or not exercise the option to renew or terminate the lease.

Emerging Growth Company Status

ZOOZ is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, ZOOZ is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As long as ZOOZ remains an emerging growth company, it will be exempt from the auditor attestation requirement.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. ZOOZ has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, ZOOZ, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of ZOOZ’s audited consolidated financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

ZOOZ will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of its initial public offering, which will be the closing of the Business Combination, (b) in which ZOOZ’s total annual gross revenue of at least $1.235 billion, or (c) in which ZOOZ is deemed to be a large accelerated filer, which means the market value of its common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References to “emerging growth company” in this prospectus have the meaning associated with that term in the JOBS Act.

Foreign Private Issuer Status

ZOOZ is organized under the laws of the State of Israel. Following the consummation of the Business Combination, ZOOZ reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to ZOOZ on June 30, 2024. Even after ZOOZ no longer qualifies as an emerging growth company, for so long as ZOOZ qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

● the rules requiring domestic filers to issue financial statements prepared under U.S. GAAP, although we intend to use U.S. GAAP in our financial statements;

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● the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

● the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

● the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

● the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

ZOOZ is required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, ZOOZ intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information ZOOZ is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, ZOOZ shareholders will receive less or different information about ZOOZ than a shareholder of a U.S. domestic public company would receive.

Nasdaq market rules permit a foreign private issuer such as ZOOZ to follow the corporate governance practices of its home country. Certain corporate governance practices in Israel, which is ZOOZ’s home country, may differ significantly from Nasdaq corporate governance listing standards. Pursuant to the “foreign private issuer exemption,” ZOOZ is permitted to comply with Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that it discloses which requirements it is not following and the equivalent Israeli requirement. Pursuant to this “home country practice exemption” with respect to the following:

● ZOOZ follows the quorum requirement for shareholder meetings in accordance with the Companies Law. As permitted under the Companies Law, pursuant to the Articles, the quorum required for an ordinary meeting of shareholders will consist of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Companies Law, who hold at least 25% of the voting power of its shares (and in an adjourned meeting, with some exceptions, any number of shareholders), instead of 33 1/3% of the issued share capital required under the Nasdaq corporate governance rules;

● ZOOZ intends to adopt and approve material changes to equity incentive plans in accordance with the Companies Law which does not impose a requirement of shareholder approval for such actions. In addition, ZOOZ follows Israeli corporate governance practice instead of the Nasdaq corporate governance rule which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation of officers, directors, employees, or consultants; and

● ZOOZ also follows Israeli corporate governance practice instead of the Nasdaq corporate governance rule requiring shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in ZOOZ and certain acquisitions of the stock or assets of another company).

ZOOZ relies on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. ZOOZ would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if ZOOZ no longer qualifies as an emerging growth company but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

If at any time ZOOZ ceases to be a foreign private issuer, we will take all action necessary to comply with the applicable rules of the SEC and Nasdaq.

Quantitative and Qualitative Disclosures About Market Risk

For a discussion of ZOOZ’s quantitative and qualitative disclosures about market risk, please see “Item 11. Quantitative and Qualitative Disclosures about Market Risk.”

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BUSINESS

You should read the following discussion and analysis of our financial condition and results of operations together with ZOOZ’s audited consolidated financial statements and the related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis is set forth elsewhere in this prospectus, including information with respect to ZOOZ’s plans and strategy for ZOOZ’s business, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” ZOOZ’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Throughout this section, unless otherwise noted or the context requires otherwise, “we,” “us,” “our” and the “Company” refer to ZOOZ and its consolidated subsidiary, and in references to monetary amounts, “dollars” and “$” refer to U.S. Dollars, and “NIS” refers to New Israeli Shekels.

Certain figures, including interest rates and other percentages included in this section, have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in ZOOZ’s audited consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

ZOOZ’s Mission

ZOOZ is committed to accelerating the electrical vehicles revolution and supporting the mass adoption of electric vehicles (EVs) around the world, by enabling and empowering a widespread deployment of ultra-fast charging infrastructure.

ZOOZ’s power-boosting products and solutions are built with longevity and the environment in mind, helping ZOOZ’s customers to overcome, sustainably and economically, the limitations of the existing electricity grid. By that, ZOOZ aims to help its customers and partners in building, faster and everywhere, a robust, long-lasting, and cost-effective EV ultra-fast charging infrastructure.

ZOOZ (previously called Chakratec) was founded in 2013 as an incubator private company1 under the Capital Nature Ltd. incubator (“Capital Nature”), under the framework of the directives of the CEO of the IIA and focused on developing a new concept of flywheel.

ZOOZ develops, produces, markets and sells energy storage systems based on storing kinetic energy in flywheels for ultra-fast charging of EVs. ZOOZ has developed proprietary flywheel technology for storing kinetic energy and as of the date of this prospectus, has introduced two generations of Kinetic Storage Systems – the KPB50, which was ZOOZ’s first-generation product and was introduced in 2018 as proof-of-concept and for market introduction, and the ZOOZTER™-100, ZOOZ’s second-generation product, which was introduced in 2022 and is geared towards high-volume production and deployment.

As of the date of this prospectus, ZOOZ operates in the market of charging infrastructure for EVs and primarily in the field of ultra-fast charging for EVs. Based on its technology, ZOOZ develops systems comprised of an array of flywheels and supporting sub-systems, which get charged from the electricity grid. This energy, when discharged, is added to the power from the grid, which together constitute power levels that are twice to three times the power that is supplied from the grid, thus enabling high-power charging of the EV even in areas where the electricity grid has limited power. ZOOZ refers to these systems as power boosters.

Use of ZOOZ’s technology enables a power booster which is both reliable and delivers high quality repeatable performance over time, for over 100,000 charge-discharge cycles. This is in contrast with the chemical battery-based solution, the use of which is limited to hundreds or just a few thousands of cycles, as further detailed below.

Furthermore, the kinetic storage system is a “green system.” It is environmentally friendly, as opposed to battery-based energy storage solutions, which are comprised of polluting chemicals, the use of which requires complicated, expensive recycling processes and involves other restrictions relating to transport, storage and/or use inside buildings, etc.

In 2018, ZOOZ introduced its first-generation / pilot product, the KPB50, by installing the KPB50 in the Viena airport. In 2020, the KPB50 was also sold to a hotel in Germany. ZOOZ’s KPB50 product served as proof of the advantages of ZOOZ’s technology and solution and for marketing demonstrations to customers in Europe. The KPB50 is a discontinued product, and ZOOZ’s offering are focused on the new 2nd generation product, the ZOOZTER™-100.

In March 2021, ZOOZ consummated its initial public offering on the TASE (the “Israeli IPO”), pursuant to which ZOOZ offered securities to certain Israeli institutional investors and to the Israeli public (i.e., to non-institutional Israeli investors). As part of the Israeli IPO, ZOOZ issued (A) to the Israeli institutional investors: (i) a total of 2,506,800 ZOOZ ordinary shares par value NIS 0.00286 each, at a price of NIS 92.9 per each ZOOZ ordinary share, and (ii) a total of 164,384ZOOZ option warrants (Series 1) and 54,794 ZOOZ option warrants (Series 2) without consideration, all for a total consideration of NIS 20,380,284 (gross). The unexercised ZOOZ option warrants (Series 1) expired in March 2022 and the unexercised ZOOZ option warrants (Series 2) expired in March, 2023; and (B) to the Israeli public: (i) a total of 75,945 ZOOZ ordinary shares par value NIS 0.00286 each, at a price of NIS 92.98per each ZOOZ ordinary shares, (ii) and a total of 56,958 option warrants (Series 1) and 18,986 option warrants (Series 2) without consideration, all for a total consideration of NIS 7,061,718 gross. The total gross proceeds from the Israeli IPO were approximately NIS 27.4 million. All information presented above reflects the Recapitalization.

1 An incubator company is a project company that operates under a technological incubator and is partly financed by the IIA.

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In March 2022, ZOOZ completed a financing round through a private placement and a public offering in Israel. As part of such public offering, ZOOZ issued a total of 30,801 units, each comprised of 100 ZOOZ ordinary shares and 65 ZOOZ warrants (Series 3). The ZOOZ warrants (Series 3) will vest over a period of three years, with an exercise price of $9.1 (NIS 32.0), based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022) for one year period and $1 (NIS 3.6, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022) for additional two-year period. In the private placement mentioned above, ZOOZ issued a total of 3,736 units, each comprised of 100 ZOOZ ordinary shares and 85 ZOOZ warrants (Series 3), as well as 1,419 units, each comprised of 100 ZOOZ ordinary shares and 65 ZOOZ warrants (Series 3), for gross proceeds of $29 million (NIS 96 million, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022). All information presented above reflects the Recapitalization.

In May 2022, ZOOZ rebranded and changed its name from Chakratec Ltd. to ZOOZ Power Ltd.

In the second half of 2022, ZOOZ introduced its second-generation product, the ZOOZTER™-100. The ZOOZTER™-100 was first introduced to the market and installed in a pilot site in Zikhron Yaakov, Israel. Later, in 2023 the ZOOZTER™-100 was also installed in several sites in Germany, as initial sales of this product., as further detailed below.

The ZOOZTER™-100 system is geared to solve some of the challenges facing current-generation EV ultra-fast charging infrastructure, by providing a system that supports (power-boosts) the grid and enables ultra-fast charging for EVs, especially in locations where the grid is power-limited. This solution is aimed to be more sustainable and safer and allow better total cost of ownership compared to the market alternatives, which are based on chemical (Li-Ion) batteries.

Starting 2023, ZOOZ initiated market penetration efforts with deliveries of the ZOOZTER™-100 to its customers and partners in Israel, Europe and the U.S.:

(a) In January, 2023, a first site in Israel, which is supported by the ZOOZTER™-100, has commenced commercial operation. This site was established as a Pilot site, in collaboration with Afcon e-mobility and Dor-Alon gas stations (the operators of “ON” charging network, which is the biggest fast charging network in Israel), and with the support of the IIA and the Israeli Ministry of Energy. In March 2024, ZOOZ announced that based on the successful pilot with Afcon and Dor-Alon, it was agreed with Dor-Alon that two ZOOZTER™-100 systems will be installed at two of Dor-Alon’s gas stations along Highway 6 (one of Israel’s main transportation corridors), aiming to enable additional ultra-fast chargers in these sites, despite the grid’s limitations. These sites are expected to be upgraded during the second quarter of 2024. The ability of the ZOOZTER™-100 systems to support these multi-charger sites will be evaluated for a period of several months and upon successful completion of this assessment, the ZOOZTER™-100 systems will be purchased by Dor-Alon (pursuant to terms agreed by the parties);

(b) During the second quarter of 2023, two charging sites, located in Herrenberg Germany, were built (in cooperation with Mer), with fast-chargers supported by the ZOOZTER™-100 systems, finalized commissioning and started commercial operation;

(c) During the fourth quarter of 2023, two additional ZOOZTER™-100 systems were installed and commissioned (in cooperation with Parkstorm GmbH) in two additional charging sites in Germany (in Reiskirchen and Weiterstadt, located in Greater Frankfurt). These sites are expected to start commercial operation during the second quarter of 2024;

(d) During the third quarter of 2023, the first site in the U.S., at Scotchman Gas Station in Rock Hill, South Carolina, was built, and finalized commissioning and in October 2023, started commercial operation. This site was established as part of a joint pilot with ARKO Corp (a major U.S. convenience stores network);

(e) During the third quarter of 2023, a ZOOZTER™-100 system was delivered to the U.S. and placed at the La-Guardia airport in NYC, in preparation to a joint pilot with a major car rental company. The work in this site was delayed until receipt of the required permits by the La-Guardia Port Authority, which was received in the first quarter of 2024, after which the construction work commenced. The site is expected to become operational during the third quarter of 2024; and

(f) An additional ZOOZTER™-100 system was delivered to the U.S. and installed at La-Guardia airport in NYC, in preparation to a joint Pilot with a major car rental company. The work in this site was delayed due to wait till the La-Guardia Port Authority will provide the needed permit. Such permit was given in the first quarter of 2024, and construction work commenced. The site is expected to become operational in the third quarter 2024;

(g) In January 2024, a ZOOZTER™-100 system was delivered to the U.K., for a first site which was built in collaboration with Osprey, one of the leading charging operators in the U.K. The construction of this site was finalized during the first quarter of 2024 and is expected to start commercial operation during the second quarter of 2024. Osprey and ZOOZ have agreed that the ZOOZTER™-100 system will be evaluated during the first 6 months, and if such evaluation is successfully completed, the ZOOZTER™-100 system will be purchased by Osprey (pursuant to terms agreed by the parties);

(h) In March 2024, ZOOZ announced that based on the successful pilot with Afcon & Dor-Alon (see above), it was agreed with Dor-Alon that two ZOOZTER™-100 will be installed in Dor-Alon’s gas stations along Highway 6 (one of Israel’s main transportation corridors), aiming to enable additional ultra-fast chargers in these sites, despite the grid’s limitations. These sites are expected to be upgraded during the second quarter of 2024. The ZOOZTER™-100 ability to support these multi-chargers sites will be evaluated for a period of several months and upon successful completion of this period, the ZOOZTER™-100 systems will be purchased by Dor-Alon (at terms already agreed by the parties).

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On April 4, 2024 (the “Closing Date”), Keyarch and ZOOZ consummated their previously announced Business Combination, pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among Keyarch, ZOOZ, Merger Sub, the Sponsor, in the capacity as representative of specified shareholders of Keyarch after the Effective Time, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, Keyarch became a direct, wholly-owned subsidiary of ZOOZ. In connection with the Closing, certain additional agreements were entered into between ZOOZ, Keyarch and other third parties as detailed under “Item 4 – Material Agreements - The Business Combination Agreement and Related Agreements”. In connection to the Closing of the Business Combination, ZOOZ’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

Market Outlook

The EV revolution

According to the IEA Global EV Outlook 2023 published by the International Energy Association (the “IEA Report”)2, the global EV market has witnessed rapid growth in recent years, and this momentum is expected to continue as we move toward 2030. EVs are anticipated to constitute a substantial portion of new vehicle sales, with estimates ranging from 30% to 60% penetration by 2030, according to the IEA Report. The total fleet of EVs are expected to exceed 240 million by 2030 with 45 million EV sales in 2030 according to the Announced Pledges Scenario of IEA as mentioned in the IEA Report. Various factors, including advancements in battery technology, increased environmental consciousness, and the availability of a broader range of EV models across different vehicle segments, drive this anticipated surge in EV adoption, according to the IEA Report.

China, Europe, and the United States, which currently constitute the three major markets for EVs according to IEA Report, together accounted for approximately 95% of global sales of EVs in 2022. According to IEA, in 2030, China is expected to account for one-third of the EV market, Europe and the U.S. will have an additional 35%-40% share, and the rest will be divided between the rest of the world.

The substantial EV market shares of the European Union (EU) and the U.S. are also supported by governmental incentives adopted by the EU and U.S. administrations to support and incentivize the transition to electric mobility. For example, the EU has established a strategy for transitioning to green energy and reducing the use of polluting energy by 2050. Recently, a decision was adopted by the European Parliament, according to which, by 2035, the sale of fossil fuel-powered vehicles will be almost entirely phased out. Similarly, the U.S. administration has taken significant steps to foster the EV revolution. The Biden administration has outlined an ambitious plan to decarbonize the transportation sector and achieve net-zero emissions by 2050. The American Jobs Plan includes substantial funding for expanding EV charging infrastructure. In 2021, the Biden administration passed a law providing anticipated funding for EV infrastructure, known as the National Electric Vehicle Infrastructure (NEVI) program.

2 IEA Report 2023. https://www.iea.org/reports/global-ev-outlook-2023.

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The EV charging needs (from the automaker and EV drivers’ perspective)

The rapid development of ultra-fast EV charging technology has addressed several challenges, such as range anxiety, by striking a balance between range, performance and price. With these challenges taken into account, players within the EV industry are seeking the balance in terms of range-performance-weight-price trade-offs, in order to enable EVs to meet consumer needs while remaining affordable and efficient.

Today, passenger EVs typically feature battery capacities ranging from 60 kilowatt hour (“kWh”) to 80 kWh, which allow for a range of approximately 400-500 kilometers per each full charge of the battery. Typically, we assume that this range satisfies most private users’ average daily driving requirements and alleviates concerns about running out of charge during daily usage.

Nonetheless, currently, one of the main challenges in the EV market is charging time. Ultra-fast charging solutions aim to address this challenge by significantly reducing charging times compared to traditional charging methods.

As stated above, the EV market has witnessed rapid growth in recent years and EVs are expected to constitute a substantial portion of new vehicle sales in the coming years. Such increase in the number of EVs in the overall vehicle population, requires increasingly quick, reliable, and comfortable charging solutions. Consumers expect at least a comparable convenience and freedom of mobility they are used to with internal combustion engine (ICE) vehicles today. Charging within hours might be acceptable if the car is not needed (for example, at night or at the workplace), however with an upcoming mobility mass-market, ZOOZ expects that EV owners will not want to rely on charging solutions that require hours to recharge their EVs, but will want to recharge their EVs to gain meaningful additional range quickly not only during long-distance travel, but also within the local area in which they are situated. ZOOZ expects that sudden events, spontaneous rides and unexpected travel will need to be covered for most, if not all, customers, who will want such options to be available for their EVs. Hence, ultra-fast chargers will need to be widely available in a wide-area network, including residential areas and not only on highways. ZOOZ’s systems, which allow the driver to add additional milage of range in minutes (and not hours) of charging (if the car allows sufficient power input), address this need of ultra-fast charging.

By leveraging high-power charging infrastructure, such as DC (direct current) fast chargers with power outputs of 150 kW and above, EVs are expected to be capable of re-charge their batteries much faster compared to AC (alternating current) chargers, which are currently the common type of chargers, enabling the drivers to have the needed flexibility and availability of the EV, for long-range commute as well as unplanned needs. Nonetheless, in order to allow such fast charging, the infrastructure needs to support such capabilities.

Efforts are underway to improve EVs’ ability to accept higher charging power and to develop even faster charging technologies, such as ultra-high-power chargers capable of delivering 350 kW or more. These advancements will further minimize charging times, making EVs even more practical for long-distance travel and reducing downtime for commercial fleet operators.

The need to build public charging infrastructure for electric vehicles

The rapid penetration of EVs is revolutionizing the charging landscape, bringing significant transformations in how EVs are charged. This paradigm shift encompasses multiple dimensions, including transitioning from slow alternating current (AC) charging (mainly at home or in the workplace) to fast and ultra-fast direct current (DC) charging available to the public (in public areas). As EVs become more prevalent, the need for efficient charging solutions is intensified, necessitating the development of high-power DC fast charging networks that enable shorter charging times and greater availability and convenience for EV owners.

Furthermore, the evolution of EV charging extends beyond private charging infrastructure. With the growing demand for public charging options, the focus has shifted from centralized approach where many vehicles are charging in a charging station with multiple chargers (like many ICE cars are being fueled today in big gas stations, to decentralized networks, where public charging is no longer limited to specific locations, but is becoming an amenity that caters to charging needs on the go and at various destinations. This shift enables EV owners to charge their vehicles anywhere, as part of their common errands and daily commute, whether it be at shopping centers, parking lots, or other public spaces, thereby increasing accessibility and reducing range anxiety.

The ultra-fast charging opportunity

Charging infrastructure acts as the backbone for EVs, providing users with the flexibility and confidence to operate their vehicles just like they would operate a traditional ICE car. In many urban and suburban settings, private home charging is not always feasible in housing types like apartments or condos, due to infrastructure limitations. The public EV charging infrastructure aims to serve EV drivers on-the-go and on public locations and is expected to be based mainly on high power DC chargers of 150kW and above (compared to residential AC charging with 6-22 kW chargers) and to account for approximately 10% of the overall EV charging market by 2030, according to the IEA Report. Nonetheless, the anticipated widespread deployment of EVs requires a broad distribution of public EV charging stations to address the challenge of range anxiety and the insufficient availability of chargers at home or workplace of EV owners. Therefore, it is anticipated that the EV public charging infrastructure, which relies on fast and ultra-fast chargers, will provide approximately 40% of the total EV charging capacity by 2030, according to the IEA Report. As the adoption of EVs is expected to continue to rise globally, the need for a widespread, easily accessible public charging infrastructure is becoming critical. Furthermore, for long-distance travelers or those needing a quick recharge, charging duration needs to be sufficiently short to avoid significant delays. This has led to a growing demand for ultra-fast charging stations that can recharge an EV’s battery substantially in just minutes, aiming to get closer to the time it takes to refuel an ICE vehicle at a petrol station. This technology is integral in making EVs a convenient choice for all potential users and is key to accelerating the shift towards sustainable transportation.

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As indicated, Automakers are already pursuing ways to enable the EVs’ batteries to be charged at ultra-fast rate. As more EV models are available with such charging capabilities, governments and other policymakers are expected to incentivize initiatives designed to enable public charging infrastructure to have matching capabilities. For example, in February 2022, the Biden administration published a call for a vast rollout of fast EV charges under the National EV Infrastructure (NEVI) project. According to the NEVI guidelines, there should be a charging station every 50 miles on the main highways crossing the U.S. (the fuel alternative corridors), each containing at least 4 ultra-fast chargers of minimum 150kW. Such ultra-fast EV charges are intended to charge a single vehicle within approximately 15 minutes, providing an added range of approximately 150 miles allowing the EV driver to commute to the destination (or the next stop with high-power charger) with minimal delays and sufficient flexibility. Such call is expected to incentivize the rollout of such charges and assist in making them more available and easily accessible in cities, along highways, short-term parking areas, and various businesses. A similar approach and trend are also seen in Europe, where the E.U. has set the goal of having ultra-fast chargers available every 60 kilometers on highways3.

In addition, efforts are underway to improve EVs’ ability to accept higher charging power and to develop even faster charging technologies, such as ultra-high-power chargers capable of delivering 350 kW or more. These advancements will further minimize charging times, making EVs even more practical for long-distance travel and reducing downtime for commercial fleet operators, but will increase the strain on the grid, with higher power to be required for this short charging.

The challenges in deployment of public ultra-fast charging infrastructure

The EV industry faces several challenges that need to be addressed when considering the public ultra-fast charging infrastructure aiming for widespread adoption and successful transition to EVs. These challenges include:

● The Chicken and Egg problem: – Charging Point Operators (CPOs) face the dilemma of investing in charging infrastructure when the number of EVs on the road is still limited (though growing) and the fact that it would take time for that number to constitute a significant portion of the cars on the road. Simultaneously, potential EV owners hesitate to switch to electric vehicles due to concerns about the availability and accessibility of charging stations, causing them the known phenomena of “Range Anxiety” which limits the pace of EV adoption. This challenge requires a coordinated effort between CPOs, automakers, OEM manufacturers and policymakers to ensure a balanced and mutually reinforcing EV adoption and charging infrastructure growth.

● Grid limitations: The rapid growth of EV charging infrastructure strains the electrical grid. Insufficient grid infrastructure is a significant challenge in deploying ultra-fast charging stations. Upgrading the grid to support higher power demands can be costly and time-consuming, hindering the rapid deployment of charging infrastructure. This challenge is even further intensified, with the growing demand for ultra-fast charging, which requires high-power peaks for very short durations, resulting in need of upgrading transformer and switchgear, although average electricity consumption is growing in much slower pace. Utilities may face challenges in upgrading their infrastructure with significantly growing pace which they may not be able to accommodate, resulting in a long wait time for necessary grid enhancements to support the growing number of charging stations.

● Demand charges: Many commercial charging stations face demand charges imposed by utilities. These charges are based on the peak power demand during a billing cycle, rather than the total energy consumed. This can result in higher operational costs for charging station operators, especially while utilization is still low, and potentially discourage the deployment of charging infrastructure. This challenge is intensified where ultra-fast charging (requiring a high-power peak for a short time) is available, and even more so when utilization is still low, as in this case the revenues from electricity sold to EV owners is still limited, while the cost of electricity is high due to limited number of demand peaks during ultra-fast charging sessions.

3 https://www.europarl.europa.eu/news/en/press-room/20230707IPR02419/meps-adopt-new-rules-for-more-charging-stations-and-greener-maritime-fuels

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● Energy Management System (EMS) limitations: Some charging sites have more than one charging port, thus allowing multiple EVs to charge simultaneously. Such charging sites have Energy Management Systems (EMS), which allocate the maximal power levels to each port. Such allocation reduces the power that each port can supply to the EV. Limitations in power allocation granularity (mostly due to power electronic system design) lead to inefficient power allocation, which can lead to longer charging sessions and longer queues. Therefore, inefficient power allocation can result in congestion at charging stations, causing frustration and inconvenience for EV users, and result in less utilization and smaller revenues for the CPO and the business adjacent to the chargers (e.g., convenience store).

● Location challenges: The rapid deployment of ultra-fast charging stations has led to a “land-grabbing” war among Charging Point Operators (CPOs) and asset owners. Securing suitable locations for charging stations becomes increasingly competitive, requiring efficient planning and cooperation between stakeholders.

● Fleet challenges: Fleet electrification poses additional challenges, as the charging demands of large-scale commercial fleets can strain the grid infrastructure. Simultaneously, fleet operators must ensure sufficient charging capacity to meet operational needs in specific locations with many EVs on site, without impacting the overall grid stability and smooth fleet operations.

The demanding profile of high-peak power consumption by an ultra-fast charging station

The typical charging profile of each EV model is different. Still, it typically starts at a short high demand of power which later is reduced by the car battery management system to protect the battery. A combination of multiple EVs charging for an extended period creates a chain-saw-like charging profile with many short high-peak surges of consumption from the grid. Therefore, efficient grid utilization involves designing the infrastructure to accommodate the average power demand during the day rather than catering solely to the peak demand.

During a full day of charging, the effect of different charging parameters (e.g. time of the EV starting the charging, profile of charging per each vehicle, duration of charging, etc.) in conjunction with high utilization, which is significantly varying though the hours of the day, can lead to a low average power demand but with several very high peaks of demand.

An example of the high peak demands created by multiple EV charging (in parallel, but with different charging profile and timing per each vehicle) is illustrated in the following graphs4:

The graph above illustrates that each one of the EVs has a different charging profile. Since not all EVs are charging at the same time and not with the same energy charged to each EV, the combined demand creates a chain-saw-like charging profile with many high but short peak demands while the total demand is not reaching the maximum expected from 4 cars charging simultaneously.

4 The graphs were prepared by ZOOZ and are for illustration purposes only.

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An example of full-day power demand in high utilization charging station is illustrated in the below graph5:

The illustration presented above shows an example of the average demand of 260kW with several peaks reaching 600kW. Upgrading the grid to accommodate 600kW will be inefficient (as the average power is much below the peak and the grid utilization will be very low) and costly (as the cost for upgrade the grid is related to various parameters and the demand charges during the on-going operation of the site is related to the peak demand).

Technology background

● Flywheels – A flywheel is a kinetic energy storage device, in which the energy is stored in a rotating dreidel (which is called a rotor). The amount of energy stored is proportional to the square of the rotation speed. The main advantages of flywheels are their robustness, resilience to multiple high-power charge/discharge cycles while conserving the performance, resulting in long calendar lifespan.

The following is an illustration of ZOOZ’s flywheel module:

Efficient flywheels usually rotate at high speeds. However, the rotor speed is limited by the centrifugal forces that operate on the rotor. Excessive centrifugal forces may lead to damage to the rotor. The right balance between the rotation speed and centrifugal forces is key for an economically efficient and safe flywheel.

To mitigate safety concerns, previous-generation flywheels were installed underground. ZOOZ’s flywheel is constructed from laminated steel, so even in unforeseeable damage to the rotor that will lead to disintegration, all the parts will be contained in the steel housing. This design, together with the extensive testing and certification, mitigates safety concerns allowing above ground installation in crowded areas.

The laminated steel design, apart from its superior safety, also enjoys a cost advantage over other construction methods (like forged steel or carbon fiber). This material is widely used in the automotive industry and is manufactured by multiple vendors worldwide.

5 The graphs were prepared by ZOOZ and are for illustration purposes only.

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To minimize operation losses, the flywheel rotates in a vacuum eliminating aerodynamic drag effects and is floating on a magnetic bearing. The magnetic bearing is a frictionless bearing that can operate in vacuum, it has no wear and unlimited lifetime.

The flywheel motor has several differences compared to standard motors:

● Vacuum operation, which make cooling the motor challenging.

● In order to reduce the losses when the wheel is running at maximal speed of 17,000 RPM and waiting for a car to come, motor losses are minimized by a special design, in standard motors this feature is less important because when the motor is at idle it’s not rotating and therefore there are no losses.

The motor driver (sometimes referred to as inverter) which is the power electronics controlling the motor is based on state-of-the-art Silicon carbide transistors to minimize losses.

● Batteries – batteries are chemical-based storage devices. Lithium-ion batteries are currently the most wide-spread type of batteries on the market, based on their high energy density and relatively low-cost. There are several chemistries in use: NCA, NMC and LFP. The typical lifetime of a battery is between 1,000 to 5,000 charging cycles. One of the risks of using Lithium-ion batteries is the thermal runaway that can cause explosion and fire of the battery.

The main differences between flywheels and batteries

While both flywheel-based and battery-based power boosters provide a solution for ultra-fast charging when the power grid is limited, the main differences between these two types of boosters are significant in multi-cycle, high-power applications like in the case of ultra-fast charging:

● Concept of operation – a battery stores / discharge energy using chemical reactions, while flywheel-based energy storage relies on accelerating and decelerating a heavy mass and by that storing / discharging kinetic energy.

● Charging cycles – the charging cycles of batteries (usually defined as reaching 70%-80% of their initial capacity) is limited to approximately 1,000-5,000 charging / discharging cycles due to performance degradation, which is related to the fact that the energy storage is based on chemical reactions, according to a report issued by the ELB Energy Group6. In contrast to that, flywheels, being based on more efficient physical storage mechanism, maintain performance and reliability during hundreds of thousands of cycles, allowing a lifespan which is typically over 15 years (see more details regarding lifespan below).

● C-Rate – the C-Rate refers to the power-to-energy ratio, denoting the duration necessary for discharging. A higher C-Rate facilitates expeditious response times and swift recovery for prompt readiness in subsequent sessions. While batteries conventionally exhibit C-Rates of 1 or lower and their lifespan is shortened (performance degradation intensified) with higher C-rates, in flywheel-based systems the capacity of the flywheel is determined by the size of the rotor while the output power is determined by the size of the motor, therefore the capacity is decoupled from the power output and the C-Rate is a design parameter and is not intrinsic to the technology. Typically, due to economic reasons, flywheels operate at C-Rates of four or more.

● Lifespan – the lifespan of batteries is usually up to 10 years. In demanding applications like power boosters and in cases when they operate at high C-rate, multiple / continuous high-power charge & discharge cycling and/or in harsh environment conditions, the battery lifespan is much shorter (can be reduced to a few years), while the lifespan of flywheels is longer and most flywheels are specified for a lifespan of 15-30 years.

● Environmental impact – because of batteries’ composition of rare metals and toxic materials, they are difficult to recycle and their recycling process is polluting by itself. In contrast to that, ZOOZ’s flywheels are made from steel which is easily recyclable and is considered to be a more environmentally friendly metal. In addition, steel is a common raw material with long lifespan and in many cases is reused (which by itself reduces the polluting effect of the metal).

● Safety – batteries are composed of several potentially harmful substances. The primary concern with battery technology revolves around the toxicity and flammability of the chemicals used in their construction. Lithium-ion batteries, for instance, use a flammable content that can potentially ignite under certain circumstances, such as when the battery is damaged or improperly handled. In some countries the installation and usage of batteries-based ESS is limited or prohibited in certain locations due to the flammability and fire hazard of those batteries. Moreover, the production of batteries involves complex chemical processes that can lead to the release of toxic substances into the environment. This could cause harm to the ecosystem and human health. Similarly, when batteries have reached the end of their life cycle, their disposal poses another significant environmental challenge. In contrast to that, Flywheels’ key advantage from a safety perspective is that flywheels do not involve hazardous chemicals, which minimizes the risk of fires or chemical leaks. In general, flywheel systems store kinetic energy via a rotating mass. The primary safety concern is the potential for this mass to rupture, releasing energy suddenly and causing damage or injury. Failures can arise from material defects or imbalances. Although modern designs include containment and monitoring and are tested and certified by the regulators.

6 https://www.ecolithiumbattery.com/lifepo4-battery-vs-lithium-ion-batteries/

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Energy storage compared to power boosters

Regular energy storage is used when energy is drawn directly from the power grid (or alternative energy source) during off-peak/less expensive times and then accessed during peak times when the source of energy is insufficient to provide the required demand.

The primary purpose of energy storage is to increase the available energy capacity, by complementing available energy source (e.g. electricity grid).

Currently, most applications use battery energy storage systems (BESS) using Lithium-ion batteries due to their relatively high-capacity density, maturity, and cost.

A power booster is a type of energy storage system, which is aimed to support high-power repetitive peak surges of demand. Instead of storing energy for later use (as for example is the case when BESS is storing solar energy to be used during dark hours), a power booster aims to make the existing infrastructure more powerful by providing surges of high energy in short times at the highest possible speed. The power booster charges itself from the available electric grid and then, when there is a short high-peak demand, it “flashes” out and delivers the stored energy at a high rate (i.e. high output power).

The picture above illustrates the usage of the ZOOZTER™-100 as a power booster in a charging station. The system is connected between the grid and the ultra-fast EV charger and when EVs are connected to the charger, the ZOOZTER™-100 is flashing the stored energy and adding power to the existing power grid, enabling fast charging even if the grid capacity is not enough.

The following image show the usage of a ZOOZTER™-100 as a power booster, installed in a customer site in Germany and connected to an ultra-fast EV charger.

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Considering the chain-saw-like profile of the energy consumption of an EV ultra-fast charging station, a power booster can support the grid as a “peak-shaving” storage, providing the response to the high-peak short surges of energy, while the consumption from the grid is stabilized. In that sense a power booster can defer or avoid a grid upgrade, because grid available power can be sufficient to provide the average consumption, while the power booster is the source for the peak-demand beyond grid’s power capacity.

As a result of using a power booster in an EV ultra-fast charging site, the charging session can be shortened, and utilization can be increased, because the grid infrastructure is utilized in a more efficient way, and additional chargers can be installed per given grid power capacity.

ZOOZ’s technology and products

The KPB-50

In 2018, ZOOZ introduced its first-generation / pilot product, the KPB50, by installing the KPB50 in the Viena airport, which was announced as successful and is operated till the end of 2023. ZOOZ’s KPB50 product served mostly as proof of the advantages of ZOOZ’s technology and solution and for marketing demonstrations for customers in Europe. One system was sold to a Premier Inn hotel in Germany and is operational at the parking lot of the hotel since 2020.

The KPB-50 is not offered anymore to customers and all of ZOOZ’s sales and marketing efforts currently focus on the newer model of the ZOOZTER™-100.

The ZOOZTER™-100

In late 2022, ZOOZ introduced its second-generation product, the ZOOZTER™-100, initially in a pilot site in Zikhron Yaakov, Israel. In late 2022, ZOOZ completed the first installation of the system in Israel at a fast-charging station, which was built at the Dor Alon “Or Zikhron” station, in Zikhron Yaakov, Israel, as part of a joint pilot with Afcon Electric Transportation Ltd. and Dor Alon, supported by the Israeli Ministry of Energy and the IIA. In addition, ZOOZ has started supplying ZOOZTER™-100 systems under an agreement with its customers in Germany.

The ZOOZTER™-100 is a first-of-its-kind kinetic power booster based on a proprietary flywheel technology designed to enable sustainable and cost-effective rollout of ultra-fast EV charging stations in areas where the grid is power-limited. In order to do so, the ZOOZTER™-100 is designed to provide 100kW of power for a period of 15 minutes in addition to the power provided by the grid (50kW or more), thus enabling an EV to be charged with a power greater than 150kW (ultra-fast charging).

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The ZOOZTER™-100 contains eight flywheels’ modules and the equipment required to operate them. The ZOOZTER™-100 is connected to the available grid, using a standard 3-phase connection to source the energy and convert it, by the flywheel modules, to kinetic energy. Each flywheel module contains a half-a-ton mass levitated by a proprietary “frictionless” magnetic bearing and balanced, to rotate around its axis, in a vacuum-sealed housing. A proprietary motor accelerates the heavy flywheel rotor to a speed of approximately 17,000 rounds per minute.

Below is an illustration of the ZOOZTER™-100 and its internal structure:

As illustrated in the above graphics, the key elements of the ZOOZTER™-100 include flywheel modules, which store the kinetic energy. Additional integral parts include the power electronics, which orchestrate the operations of the flywheel, along with inverters that are responsible for the bi-directional conversion between AC (Alternating Current) electricity from the power grid and DC (Direct Current).

Once an EV is plugged into the ultra-fast charger, the ZOOZTER™-100 can rapidly “flush” the stored kinetic energy, by decelerating the flywheels and converting the kinetic energy back into electrical energy. By that, the ZOOZTER™-100 is designed to increase available grid power by up to additional 100 KW and provide the boost necessary for ultra-fast charging in approximately 15 minutes.

Based on the advantages of flywheels detailed above, ZOOZ believes that flywheels are currently a more suitable technology than batteries for high-power, multiple cycles-per-day applications, such as EV ultra-fast charging.

Efficient flywheels usually rotate at high speeds. However, the rotor speed is limited by the centrifugal forces that operate on the rotor. Excessive centrifugal forces may lead to damage to the rotor. The right balance between the rotation speed and centrifugal forces is key for an economically efficient and safe flywheel.

To mitigate safety concerns, previous-generation flywheels were installed underground. ZOOZ’s flywheel is constructed from laminated steel, so even in unforeseeable damage to the rotor that will lead to disintegration, all the parts will be contained in the steel housing. This design, together with the extensive testing and certification, mitigates safety concerns allowing above ground installation in crowded areas.

The laminated steel design, apart from its superior safety, also enjoys a cost advantage over other construction methods (like forged steel or carbon fiber). This material is widely used in the automotive industry and is manufactured by multiple vendors worldwide.

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To minimize operation losses, the flywheel rotates in a vacuum eliminating aerodynamic drag effects and is floating on a magnetic bearing. The magnetic bearing is a frictionless bearing that can operate in vacuum, it has no wear and unlimited lifetime.

The flywheel motor has several differences compared to standard motors:

● Vacuum operation, which make cooling the motor challenging.

● In order to reduce the losses when the wheel is running at maximal speed of 17,000 RPM and waiting for a car to come, motor losses are minimized by a special design, in standard motors this feature is less important because when the motor is at idle it’s not rotating and therefore there are no losses.

● The motor driver (sometimes referred to as inverter) which is the power electronics controlling the motor is based on state-of-the-art Silicon carbide transistors to minimize losses.

The following picture is summarizing the ZOOZTER™-100 flywheel design and advantages:

In addition, the ZOOZTER™-100 embedded Energy Management System (EMS) is a software designed to control the energy load on the charging site, interfacing seamlessly with any charging vendor and power source. This accelerates the roll-out of the charging infrastructure, avoiding costly grid upgrades and saving the demand charges, as illustrated in the following image:

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ZOOZ has also developed a remote monitoring system, complemented by ZOOZ’s in-depth expertise. This system proactively identifies and analyzes potential issues, often prior to any operational impact at the charging site, ensuring optimum system availability. Critical data from the ZOOZTER™-100 is seamlessly transmitted via a cellular network to cloud-based platforms. There, a data visualization and analysis software oversees the system, facilitating preemptive maintenance actions.

The ZOOZTER™-100 has two versions, one for the EU market certified according to the following standards: EN ISO 12100:20120, EN 602204-1:2018, and that have a grid inverter conforming to European grid standards and a U.S.-certified version according to UL9540 with inverter that conforms to the U.S. grid standards.

Market Opportunity and Customers

ZOOZ is committed to accelerating the mass adoption of EVs by enabling and empowering a widespread deployment of ultra-fast charging infrastructure.

As the EV revolution is progressing, there is also a significant disruption in the ecosystem of services to vehicles. While all Internal Combustion Engine (“ICE”) vehicles are fueling in a well-established gas station network, there is a new value-chain and ecosystem being built to provide a charging infrastructure which will be used to charge EVs. This eco-system includes not only these who owned and operated the traditional gas stations, but also new parties who wish to build, own and operate such charging infrastructure.

At the current early stage of this market, many of these who are active in this charging infrastructure market are new to the challenges associated in building such infrastructure, and in particular, to the challenge of insufficient grid power to support ultra-fast charging.

With its unique flywheel-based kinetic power-boosting products and solutions ZOOZ aims to help its customers and partners in building, faster and everywhere, a robust, long-lasting, and cost-effective EV ultra-fast charging infrastructure, while overcoming power limitations of the electricity grid.

ZOOZ aims to collaborate with the following types of target customers and partners:

● Charging Point Operators (CPOs):

CPOs are responsible for operating the charging infrastructure (in some cases they also build and/or own the charging sites) as part of a widespread network of charging services (at multiple sites). They seek reliable and scalable ultra-fast charging solutions to capture relevant locations (“land-grabbing”) with potential of high EV traffic, expand their network (as quickly as possible and with highest possible availability of chargers) in order to attract EV drivers to be part of those being registered with their network, and by that maximize revenue generation out of charging services provided in their charging locations. In order to do so, they need to land-grab attractive sites, build and operate efficiently the charging stations, optimize utilization, minimize operational costs, and integrate billing and payment systems.

● Fleet Operators:

Fleet operators manage large-scale commercial vehicle fleets, such as rental car companies, last mile logistics and delivery companies, or taxi services.

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According to a report published by McKinsey7, assuming widespread EV adoption, commercial and passenger fleets in the United States are expected to include as many as eight million EVs by 2030 which would amount to between 10 and 15 percent of all fleet vehicles. As such, fleet operators are considering the transition of the fleet to EVs, the primary concerns are the fleet’s operational efficiency, considering the EV range limitations, the charging process duration and the need to minimize vehicle downtime. As for charging capabilities, fleet operators are aware of, and concerned by, the limited availability of public fast-chargers, and on the other hand when they consider building their own charging infrastructure, they learn, in many cases, that the grid power, at their parking/depot sites, is limited. Slow chargers installed on these depot/parking sites can provide a partial solution, mainly for over-night charging, but due to the long charging duration (several hours) provided by these chargers, this is not considered as a solution, since it puts at risk the efficient usage of the EV fleet. Combining ultra-fast charging infrastructure at the fleets’ depot / parking sites, can provide the needed flexibility and a solution to enable quick and convenient charging, and will allow an efficient operation of the fleet for various planned and unplanned tasks.

● Business operators and real-estate asset owners:

With the increasing adoption of EVs, business operators (such as retail stores, convenience stores, shopping centers, restaurants, and others) see in charging services at their locations and amenity that may attract EV drivers to shop, dine, or have other services in their business, while they charge their vehicles. By that, not only that they can make profit out of the charging services, but they can also increase their revenues and profits thanks to the increased traffic of customers visiting their business (and they may be losing business to competitors who were faster in offering charging services as an additional amenity at their sites). Similarly, real-estate asset owners (such as parking lots, rest areas, businesses as detailed above, etc.) see in fast-charging services at their location as an opportunity to enhance their property value by offering EV charging services, especially if it is an attractive location to EV drivers to stop by on-the-go to their destination or close to such destination. As a result, business operators and real-estate asset owners realize the opportunity in ultra-fast charging solutions to attract EV drivers and provide a competitive advantage, as the EV owners may prefer using these chargers to save time on-the-go to their destination and/or efficiently use the time of charging for other businesses they have in or around that location. However, in many cases these locations of businesses and assets have power-limited grid and face challenges related to charging infrastructure deployment and may be subject to delays and high costs of charging infrastructure construction and high operating costs due to high demand charges.

● Engineering, Procurement, and Construction (EPC) Firms:

In many cases the new players in this market, as detailed above, lack the technical and engineering capabilities and expertise, needed to build the charging infrastructure. Those parties are relying on EPC firms to take responsibility for designing and implementing charging infrastructure projects. These EPC companies require versatile, robust and scalable solutions that can be efficiently deployed and integrated into various locations where an ultra-fast charging infrastructure is built. EPC firms face challenges such as ensuring compatibility with local regulations, coordinating with utilities for grid connection, managing project timelines and budgets, and delivering high-quality installations.

● Utilities (also referred as DSO / DNO):

Utilities play a critical role in supporting the integration of ultra-fast charging infrastructure with the electrical grid. They need solutions that can balance the increasing demand for electricity from charging infrastructure while maintaining grid stability and reliability. Utilities face challenges related to grid upgrades, load management, demand response systems, and implementing tariff structures that encourage off-peak charging to optimize energy consumption and grid utilization.

In some cases, utilities take the role of CPOs, becoming active in building charging infrastructure and providing charging services as part of their offering to their customers. In other cases, utilities act as service providers that supports the other players in this market (as detailed above), as they take responsibility for upgrading the grid in order to provide the power required to build the ultra-fast charging infrastructure on site. With the increasing demand for grid upgrades (also caused by the needs to build EV charging infrastructure, but also related to other needs), utilities face a significant challenge in providing these services at the needs pace, and in some counties / territories, the utilities’ customers are experiencing significant delays as the queues for these services is increasing. In addition, upgrading the grid while utilization by EV charging is still low, is a huge investment that in many cases can be deferred or avoided. Using power booster, as part of their toolkit, can help them to provide a better service to their customers, prioritize better their resources, save costs and defer investments.

7 https://www.mckinsey.com/capabilities/sustainability/our-insights/charging-electric-vehicle-fleets-how-to-seize-the-emerging-opportunity

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Understanding the unique characteristics, pains, and needs of these customer types is essential for developing tailored ultra-fast charging solutions that address their specific requirements and contribute to the overall growth and success of the EV charging ecosystem.

Product – Market Fit

The customer needs

Each of ZOOZ’s target customers sectors face distinct challenges and has unique requirements.

ZOOZ believes that businesses operators and real-estate asset owners are searching for reliable and scalable ultra-fast charging solutions to attract EV drivers to their locations, maximize revenue generation (from EV charging services, as well as from the increased traffic in these businesses) and staying competitive with their competitors who already started offering charging services as amenities. Since they are facing power-limitations of the grid on their locations, their main concerns predominantly focus on reducing the time-to-market and initiation of charging services, while minimizing the investment, then managing charging stations efficiently, and optimizing utilization, while reducing operational costs (in particular demand charges which are substantial as long as chargers’ utilization is still low).

ZOOZ believes that in the current market phase, CPOs are mostly focusing on the rapid expansion of their networks while attempting to secure as many locations as possible which may be attractive for EV drivers to stop by for charging (“land-grabbing”). This must be achieved cost-effectively, limiting capital expenditure and the ongoing costs of running their businesses. In order to allow them to expand the network as soon as possible, they require solutions that will allow them to “grab” an attractive location and start providing there with charging services, without delaying that due to waiting in the queue for grid upgrade. As EV drivers are joining the network and utilization of the network’s sites increase, CPOs need to add more charging ports in their sites, while using in the most optimal way the available grid power on site. Power boosters can help them to accommodate the chain-saw-like charging profile, as they add more charging ports on site, while reducing operational costs due to demand charges.

Given that not all locations possess sufficient grid power to support ultra-fast charging and that grid upgrades are costly and time-consuming, CPOs must identify creative solutions to bypass these constraints. Moreover, demand charges represent a significant obstacle, particularly when the utilization rate of the station remains low.

ZOOZ believes that similarly, fleet operators’ foremost priority is streamlining the charging process to reduce vehicle downtime and enhance fleet productivity. They require ultra-fast charging infrastructure that enables swift and effortless charging, accommodates high-power demands, and facilitates fleet management integration to supervise charging activities. Furthermore, they require scalable solutions that can cope with increasing fleet sizes.

Fleet operators also face the challenge of inadequate grid power to support ultra-fast charging at many of their parking / depot locations. Considering the considerable expense and time investment associated with grid upgrades, these operators, too, must implement various solutions to circumvent these limitations and prevent excessive operational costs, while they advance in the transition of their fleets to EVs. Power boosters can enable to expedite the installation of ultra-fast chargers, accommodate high-power demands, and enable a more efficient fleet management. In addition, power booster can support the fleet operator with the needed scalability and flexibility to gradually grow their EV fleet sizes and to initiate the transition of the fleet to EVs in additional parking / depot sites.

Main Advantages of the ZOOZTER™-100

Given the described challenges for Charge Point Operator (CPOs), asset owners, and fleet operators, the implementation of the ZOOZTER™-100, a flywheel-based power booster, can offer several substantial benefits:

● Fast installation: the ZOOZTER™-100 can be installed quickly, thus reducing time-to-market and facilitating swift charging infrastructure rollout.

● Charger agnostic: the ZOOZTER™-100 is compatible with different types of chargers, offering versatility and allowing operators to avoid being locked into one specific charger type.

● Flexibility: with the ability to be redeployed, the ZOOZTER™-100 acts as a long-term asset that can accelerate network rollouts and flexibly adapt to evolving needs.

● Low maintenance: the ZOOZTER™-100 requires minimal maintenance, freeing resources for other critical business operations.

● Lower total cost of ownership: due to its high number of charging cycles, compared to traditional battery systems, the ZOOZTER™100’s flywheel-based system can significantly reduce the total cost of ownership, making it a cost-effective solution for power boosting.

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● Longevity: with an expected lifespan of approximately 15 years, the ZOOZTER™-100 offers a robust and durable solution, increasing chargers’ availability and quality of charging services, while minimizing maintenance and the need for frequent batteries replacements and further contributing to operational cost savings.

● Sustainability: the ZOOZTER™-100 stands as a “greener” alternative to traditional batteries, contributing to the sustainability goals of businesses in the EV charging sector.

● Safety: the ZOOZTER™-100 is designed to offer enhanced safety, as it poses no fire hazardous materials – a prevalent risk associated with battery systems.

The ZOOZTER™-100 offers a valuable solution to help CPOs, businesses operators, asset owners, and Fleet Operators overcome key challenges, while offering cost-effective, sustainable, safe, and flexible benefits that make it a viable long-term asset.

Competition

As of the date of this prospectus, ZOOZ competes with companies that offer three main types of solutions:

● Flywheel-based power boosters;

● Standalone battery-based energy storage systems used as power booster; and

● Ultra-fast chargers with integrated battery-based energy storage (as a power booster).

Competition with flywheel-based power boosters

The first category of competitors includes those utilizing flywheel technology, with similar concept as ZOOZ. While the overarching concept may appear analogous, the primary differentiating factors amongst these companies lie in the design of the flywheel, the materials employed in its construction, the production processes, and the maturity of their respective solutions.

There are 3 main categories of flywheel rotor materials: carbon fiber, solid steel and laminated steel. Although carbon fiber has very high mechanical properties, economically, its cost is too high for ZOOZ’s target markets and ZOOZ believes that it has a better fit for defense and aerospace applications.

Due to their safety issues, solid steel flywheels are typically installed underground and therefore have a better fit for grid regulation applications.

Laminated rotors, similar to ZOOZ’s technology, enjoy the low cost of steel without the safety issues of the Solid Steel flywheel and can be installed above ground.

Presently, to ZOOZ’s knowledge, ZOOZ’s competitors who employ flywheel technology, and target the EV charging market with relevant products, are in early stage. To ZOOZ’s knowledge, ZOOZ is the first company on the market to introduce and market a mature system which is already in serial production.

In this category of competition, ZOOZ’s competitors include Teraloop, Adaptive Balancing Power, Levistor, and Revterra.

Competition with standalone battery-based energy storage systems used as power booster

The second category of competition refers to standalone battery-based energy storage systems, which are being used as Power Boosters. Such system is built from modules of battery packs (different sizes and type gives different capacity and power) with system electronics and SW that control the overall performance. In many cases these systems were originally designed for energy storage applications, such as Solar farms and therefore may not be well optimized to the unique (high-power, short-peaks) profile of usage relevant for a Power Booster supporting the grid in an ultra-fast charging station.

Key advantages of these systems include a substantial storage capacity and relatively low upfront costs (CAPEX). However, these solutions come with a few notable drawbacks. Firstly, they exhibit a slow response time and low C-Rate, which implies prolonged charge-discharge periods (not suitable for the needs of an ultra-fast charging station). Secondly, they offer limited charging cycles, resulting in shorten lifetime, driving the need to replace the batteries (in some cases multiple of times) along the years a charging site is expected to operate. Consequently, these factors contribute to a high Total Cost of Ownership over the charging infrastructure’s lifespan, as well as a significant sustainability challenge, as those replaced batteries need to be recycled or properly buried.

Another significant concern with these systems is the elevated fire risk associated with chemical batteries, which might be increased due to the high-power rapid-cycling profile of operation while supporting the grid in an ultra-fast charging station.

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In this category of competition, ZOOZ’s competitors include companies such as Alfen, Kreisel, and Tesvolt.

Competition with ultra-fast chargers with integrated battery-based energy storage

The third category of competition refer to ultra-fast chargers with integrated battery-based storage in order to enable an ultra-fast charging although limited grid power. This solution shares the same advantages and disadvantages as standalone batteries-based storage but also introduces certain unique features.

One of the primary benefits of this integrated system is its inherent simplicity, combining all functions within a single unit. However, this solution brings specific drawbacks that need to be factored in. Firstly, it binds the customer to a specific charger or vendor, potentially limiting their choices. Secondly, each booster is restricted to function with a single charger, meaning that added value of a booster is limited only to that charger (and is not supporting other chargers on the same site) and in addition any malfunctions within the booster module could render the charger inoperative. In some cases, these products are limited by their ability to recharge from the grid at high power, thus might be limited to support only chargers with low utilization, which may cause a long return on investment for these chargers.

Furthermore, the integrated design precludes the flexibility of redeploying the booster independently when there’s an upgrade to the grid power. Therefore, while chargers with integrated battery boosters can offer streamlined operations, customers must carefully consider the potentially limited ROI and the potential challenges of vendor lock-in, service disruption, and reduced flexibility.

In this category of competition, ZOOZ’s competitors include FreeWire, ADS-Tec, L-Charge, X-Charge and Kreisel Electric.

Material Agreements

Since 2017, ZOOZ has installed several units of its first-generation product, the KPB50 model, as proof-of concept and demonstration systems. On a later stage, ZOOZ introduced its more advanced, production-ready, second-generation product – the ZOOZTER™-100 system and entered into commercial sale agreements and cooperation agreements for establishing EV fast charging facilities, supported by the ZOOZTER™-100, in the European market, the U.S. market, and Israel.

Cooperation Agreement with the New York Power Authority

On September 12, 2022, ZOOZ entered into a cooperation agreement with the New York Power Authority (“NYPA”) (as amended, the “NYPA Cooperation Agreement”) for the development, installation, implementation and demonstration of ZOOZ’s technology and products at locations where the power grid is limited.

Pursuant to the NYPA Cooperation Agreement, ZOOZ will establish and demonstrate an ultra-fast charging station, based on the ZOOZTER™-100 system, with financing in the amount of $0.97 million to be provided by NYPA in several milestone-based installments, of which ZOOZ has received $0.52 million as of December 31, 2023.

Under the terms of the NYPA Cooperation Agreement, ZOOZ will demonstrate the operation of the charging facility for a one-year period in a variety of scenarios, which will be jointly defined by the parties. Under the NYPA Cooperation Agreement, ZOOZ shall be required to pay NYPA royalties from revenues derived in the U.S. from the sale, licensing or usage of ZOOZ’s product, in a total amount not to exceed the total financing provided by NYPA pursuant to the agreement.

The ZOOZTER™-100 system for this pilot shipped in April of 2024. The Pilot site is expected to be established during the second quarter of 2024 and start the Pilot trials’ period in the third quarter of 2024.

Distribution Agreement with Blink Charging Co.

On December 1, 2022, ZOOZ entered into a non-exclusive distribution agreement with Blink Charging Co. (“Blink”), a Nasdaq-listed company which owns and operates EV charging equipment and services in the U.S. and other jurisdictions, for the marketing, distribution, sale and deployment of the ZOOZTER™-100 in its American configuration in the U.S. (the “Blink Distribution Agreement”). Pursuant to the terms of the Blink Distribution Agreement, Blink shall be appointed as a distributor of ZOOZ’s ZOOZTER™-100 for a period of five years (unless the agreement is earlier terminated) and ZOOZ granted Blink the right to purchase ZOOZTER™-100 system at preferential prices. Following the pilot installation which is planned in Ft. Lauderdale FL (at the time of this prospectus the parties are still waiting for the local authority permit), the parties agreed to establish a roadmap and forecast for the sales of ZOOZ’s products. The Blink Distribution Agreement may be extended for additional two-year periods.

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Additional Agreements

Cooperation Agreements with EES GmbH, Mer, Parkstorm GmbH and an Investment Firm

On December 6, 2021 and January 18, 2022, ZOOZ, EES GmbH, an engineering company headquartered in Germany (“EES”) and an unrelated third party investment firm headquartered in Germany and experienced and reputable in initiating profitable asset investments in the energy sector for its clients (the “Investment Firm”) entered into cooperation agreements for setting up five EV fast charging stations in which the ZOOZTER™-100 systems will be integrated to overcome power limitation of the grid and support ultra-fast charging of EVs (the “EES Cooperation Agreement”).

Under the EES Cooperation Agreements, the parties will lease real-property for setting up the stations, which will be located in several sites in Germany, and the Investment Fund will finance the setting up of the stations by approximately EUR 0.5 million per station. Such stations will be operated for a period of 15 years by EES (or a third party which will replace it), during which ZOOZ will be entitled to fees for maintenance services for the ZOOZTER™-100 systems.

As of the date of this prospectus, two of the sites (which were built in cooperation with Mer) are commercially operational with the ZOOZTER™-100 systems and two additional sites have been established (in cooperation with Parkstorm GmbH) and are expected to become commercially operational during the second quarter of 2024.

Cooperation Agreement with the Arko Corp.

On February 18, 2021, ZOOZ entered into a binding memorandum of understanding with Arko Corp. (a U.S. public company listed for trading on the Nasdaq, which operates in the field of convenience stores and gas stations in the U.S.) and/or companies under its control (the “Arko Group”), for the distribution of ZOOZ’s kinetic storage systems (as amended, the “Arko Cooperation Agreement”).

Pursuant to the Arko Cooperation Agreement, ZOOZ and the Arko Group will set up a pilot site for the ZOOZTER™-100 system at an Arko Group convenience store and gas station site (Scotchman Gas Station) in Rock Hill, South Carolina. The pilot site was installed during the third quarter of 2023 and start commercial operation during the fourth quarter of 2023.

After the lapse on a one-year period following the commencement of the pilot, the Arko Group will have the right to terminate the engagement between the parties, or to expand the cooperation between the parties to additional sites of the Arko Group and order from ZOOZ additional ZOOZTER™-100 systems. In the event that the Arko Group will extend the cooperation with ZOOZ, ZOOZ will grant the Arko Group an exclusive right to distribute its systems in North America until the end of 2030 (subject to certain exceptions, including in cases where the Arko Group decided not to sell such systems or pursuant to the Blink Agreement), all pursuant terms of a distribution agreement in the form and substance to be agreed to between the parties. In case the Arko Group and ZOOZ will enter such distribution agreement, it was agreed that Akro will buy several ZOOZTER™-100 systems to initiate deployment and will initiate needed efforts to meet sales targets which were agreed by the parties.

As part of the Arko Cooperation Agreement and the strategic engagement between the parties, ZOOZ granted to Arko Group options to purchase up to 26,230 ZOOZ ordinary shares, exercisable until March 21, 2026, for an exercise price per share equal to 120% of the share price of the ZOOZ ordinary shares in the Israeli IPO (in March 2021).

Until the end of the pilot, the Arko Group has the right to terminate the Arko Cooperation Agreement at any time and for any reason, by providing a 10-day prior notice to ZOOZ. In the event that the cooperation between the partiers shall be extended after the end of the pilot, the Arko Group will have the right to terminate the Arko Cooperation Agreement at any time and for any reason, by providing ZOOZ with a 12-month prior notice, and in addition, each party will have customary termination rights (subject, in some cases, to payment of termination fees).

In addition, the Arko Cooperation Agreement includes customary indemnification provisions, limitations of liability, ownership of intellectual property, confidentiality and best price (MFN) provisions, as customary in this type of engagements.

Cooperation agreement with Afcon Electric Transportation Ltd.

On July 22, 2022, ZOOZ entered into a cooperation agreement with Afcon Electric Transportation Ltd. (the “Cooperation Agreement” and “Afcon Electric”, respectively), for a joint pilot project (the “Project”) designed to establish a commercial ultra-fast charging infrastructure for electric vehicles, utilizing the ZOOZTER™-100 together with energy management software (EMS) for power consumption control. The purpose of the Cooperation Agreement was to validate the ZOOZTER™-100’s capability, necessity and reliability at one of Afcon Electric’s charging stations, as well as to serve as a demonstration site for potential future projects involving both parties. As part of the cooperation, ZOOZ installed the ZOOZTER™-100 at a gas station in Zikhron Yaakov, Israel. This charging station is first of its kind in Israel, capable of ultra-fast charging, overcoming the limited power grid capacity available (the ZOOZTER™-100 on site allows ultra-fast charging at approximately 150 kWh, while the power grid is limited to approximately 50 kWh.

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In connection with the Project, ZOOZ received a grant of approximately NIS 1.2 million (equivalent to $$330 thousands based on the Exchange Rate) from the IIA, accounting for approximately 40% of the Project’s budget. Accordingly, ZOOZ is subject to the rules and regulations of the IIA and the Innovation Law with respect to such grant. See “ZOOZ’s Business — Government Regulations— Other Regulations.”

The Cooperation Agreement was in effect until January 31, 2024, following which, Afcon Electric exercised its right to extend the term of the agreement for an additional 12-month period with ZOOZ’s prior approval till January 30,2025.

Under the Cooperation Agreement, each party retains ownership of the intellectual property rights that it possesses at the time of signing the agreement. Neither party is permitted to use the other party’s intellectual property without obtaining the other party’s prior approval. In addition, the parties are subject to customary confidentiality obligations.

Binding Memorandum of Understanding with Dor-Alon (a leading operator of Gas Stations network in Israel, and operates, jointly with Afcon Electric Transportation, the “ON” charging network)

On March 21, 2024, ZOOZ signed a binding memorandum of understanding with Dor-Alon, according to which, as part of a project, to be carried out in cooperation between ZOOZ, Dor-Alon and Afcon (jointly operating the ON charging network, which is the largest fast-charging network in Israel), the ultra-fast charging infrastructure at two Dor-Alon stations, on Highway 6 – the Magal station (on the east side of the highway) and the Na’an station (on the west side of the highway), will be upgraded, while installing two ZOOZTER™-100 systems (one at each station), and adding charging stations based on ultra-fast chargers, which allow charging with a power of up to 150 kW. The upgrade of the charging infrastructure is expected to enable a significant improvement in the experience of electric vehicle drivers who travel on Highway 6 as a major transportation corridor in Israel and are looking for charging services at these sites. In the first months of operation of the ZOOZTER™-100 systems at the Highway 6 sites, their ability to allow the addition of charging ports, and managing a large number of charging ports will be tested (this is different from the outline of the pilot carried out during 2023 at the Dor-Alon station). Insofar as ZOOZ’s solution is proven to allow the addition of the aforementioned charging ports, the systems will be purchased by Dor-Alon, under conditions agreed upon between the parties.

Cooperation Agreement with a global leader in the car rental business

On November 1, 2022, ZOOZ entered into a binding memorandum of understanding (the “CRSP Cooperation Agreement”) to cooperate with a global leader in the car rental business, which operates thousands of car rental offices in over 100 countries worldwide (“CSRP Sites”). Pursuant to the terms of the CRSP Cooperation Agreement, the parties agreed to establish and operate a joint pilot of charging station with ultra-fast charging infrastructure for EVs, designed to demonstrate and test ZOOZ’s solution, and the ZOOZTER™-100’s ability to enable and support ultra-fast charging of EVs at CSRP Sites where the power grid is limited. The parties agreed that the pilot site will be set up at the CSRP Site at the La-Guardia Airport in New York, USA.

The ZOOZTER™-100 system was delivered to the site at La-Guardia Airport in August 2023. The required permit for establishment of the charging site were received during 1st quarter of 2024 and this led the parties to initiate the site’s construction works. The charging site is expected to be operational during the third quarter of 2024.

On November 26, 2023, ZOOZ announced receipt of a Purchase Order for a ZOOZTER™-100 system, which is ZOOZ’s first entry into the U.K. market, and initiates a collaboration with Osprey Charging Network, one of the top-3 leading CPOs in the U.K. The parties agreed to collaborate and establish a first charging site in the U.K. where the limited grid will be supported by ZOOZ’s innovative kinetic Power Booster, the ZOOZTER™-100, enabling to upgrade the charging site with 150kW ultra-fast chargers, despite the power limitations of the electric grid on site. The parties have installed the ZOOZTER™-100 and the ultra-fast chargers during February 2024 and await final regulatory approval to initiate the commercial operation of the site, which as of the date of this prospectus, is expected during the second quarter of 2024. Following initiation of the site’s commercial operation, the ZOOZTER™-100 will be evaluated by Osprey for a period of 6 months, while the charging site is commercially operational. Upon completion of a successful evaluation, the purchase of the ZOOZTER™-100 system will be completed, according to terms agreed by the parties. The U.K. market is one of the leading territories in the global EV market, showing accelerated adoption of EVs and rapidly growing public fast-charging infrastructure, and as such, the U.K. market was designated by ZOOZ as a strategic territory for the ZOOZTER™-100 market penetration and commercialization. Therefore, ZOOZ considers this Purchase Order to be a major milestone with significant potential, as a first move into the U.K. market, being realized while collaborating with Osprey, one of the leading CPOs in the U.K. ZOOZ plan to leverage this site for demonstrations of the joint (with Osprey) innovative solution to other U.K. customers, to have this site as a show case of the technology’s added value, and to promote this solution for other sites and customers in the U.K.

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In addition to the above, ZOOZ is working to establish additional collaborations with additional customers and partners in the U.S., the United Kingdom (U.K.) and the EU. There can be no assurance that ZOOZ’s efforts to establish such additional collaborations will be successful.

The Business Combination Agreement and Related Agreements

In connection with the consummation of the Business Combination, on March 21, 2024, the extraordinary general meeting of ZOOZ’s shareholders approved a reverse share split of the ZOOZ ordinary Shares (the “Recapitalization”), effective as of March 25, 2024, at a conversion ratio between 11.3 and 11.5, which shall be determined in accordance with the Business Combination Agreement, and a corresponding amendment to ZOOZ’s amended and restated articles of association then in effect. In addition, pursuant to the Recapitalization, the outstanding all then-outstanding (i.e. outstanding as of January 31, 2024) ZOOZ warrants which by their terms are required to be exercised, or whose holder elects to exercise such warrants, in connection with the Closing (the “ZOOZ Continuing Warrants”) and ZOOZ options which have not been previously exercised were adjusted to reflect the Recapitalization and all ZOOZ securities outstanding prior to the consummation of the Merger, remained outstanding following the consummation of the Merger and were not affected by the Merger (other than adjustments in connection with the Recapitalization).

Pursuant to the Business Combination Agreement and the Recapitalization, at the Effective Time (a) all Keyarch Class A and Class B ordinary shares outstanding immediately prior to the Effective Time (excluding treasury shares and “Dissenting Keyarch Shares” (i.e., the shares subject to appraisal or dissent rights (“Dissent Rights”), which shares are held by Keyarch shareholders who properly exercise those Dissent Rights) (in each case as provided in the Business Combination Agreement), were exchange for the right to receive ZOOZ ordinary shares on a 1:1 ratio, subject to adjustment described below, (b) each outstanding Keyarch public warrant and Keyarch private warrant were converted into the right to receive one “ZOOZ Closing Warrant” (i.e., a warrant of ZOOZ entitling the holder to purchase one ZOOZ ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of the applicable Keyarch Warrant (as defined below), exercisable for up to an aggregate of (including warrants which were components of publicly traded units of Keyarch described below) 6,022,500 ZOOZ ordinary shares), which have the same terms as the applicable “Keyarch Warrant” (i.e., each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share), and with the public or private nature of the applicable Keyarch Warrant being preserved in the ZOOZ Closing Warrants (i.e., the Keyarch private warrants were converted into ZOOZ private warrants and Keyarch public warrants were converted into ZOOZ public warrants), and (c) holders of each outstanding “Keyarch Right” (i.e., a right to receive one tenth (1/10) of one Keyarch Class A ordinary share) were issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights were eligible, and which were exchanged for the equivalent number of ZOOZ ordinary shares.

Upon the Effective Time, the outstanding publicly traded units of Keyarch were separated into their component securities, consisting of one Keyarch Class A ordinary share, one-half (1/2) of one Keyarch Warrant, and one Keyarch Right (with such Keyarch Warrants and Keyarch Rights being exchanged or converted at the Effective Time for ZOOZ Closing Warrants or ZOOZ ordinary shares in accordance with the foregoing description). Subject to the adjustments set forth above in the Recapitalization, each ZOOZ Continuing Warrant and ZOOZ Continuing Option at the Effective Time remained outstanding. In addition, ZOOZ Continuing Warrants which were listed for trading on the TASE (i.e. the ZOOZ warrants (Series 3)) also remained traded on the TASE only.

In addition, the ZOOZ shareholders who were ZOOZ shareholders as of immediately prior to the Closing (as of a record date determined by ZOOZ) (the “Pre-Closing ZOOZ Shareholders”) are entitled to the Earnout Shares as an additional contingent consideration upon ZOOZ’s achievement of the applicable earnout milestones (based on share price) as set forth in the Business Combination Agreement, as amended, in the form of non-tradable, non-assignable rights (the “Earnout Rights”), that were issued by ZOOZ pro rata to the Pre-Closing ZOOZ Shareholders on April 4, 2024 pursuant to a shelf offering report filed by ZOOZ in connection thereto. The Earnout Rights may be converted into ZOOZ ordinary shares within 5 years from the lapse of the first quarter following the Closing (the “Earnout Period”). The conversion of the Earnout Rights (insofar as they are converted) into Earnout Shares and the issuance of the Earnout Shares will be subject to withholding tax according to the relevant provision of the applicable law. Such withholding tax from the Earnout Shares will be conducted by any TASE member.

The Earnout Rights will be automatically (unless otherwise determined by ZOOZ) converted into ZOOZ ordinary share subject to the occurrence of the milestone(s) listed below during the Earnout Period, as follows (the “Earnout”):

● First milestone (25% of the Earnout Rights) (i.e., 1,000,000 ZOOZ ordinary shares in the aggregate, subject to adjustment in accordance with the Business Combination Agreement): the volume-weighted average price of Zooz ordinary shares (“VWAP”) of the ZOOZ ordinary shares equals or exceeds $12 per ZOOZ ordinary share (as adjusted for share splits, share dividends, combinations or exchange or readjustment of shares, reorganizations and recapitalizations, share sub-division (including share consolidation), split-up and the like) for any 20 “Trading Days” (i.e., any day on which ZOOZ ordinary shares are actually traded on the principal United States securities exchange or securities market on which the ZOOZ ordinary shares are then traded) within any 30 Trading Day period during the Earnout Period;

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● Second milestone (35% of the Earnout Rights) (i.e., 1,400,000 ZOOZ ordinary shares in the aggregate, subject to adjustment in accordance with the Business Combination Agreement): the VWAP of the ZOOZ ordinary shares equals or exceeds $16 per ZOOZ ordinary share (as adjusted for share splits, share dividends, combinations or exchange or readjustment of shares, reorganizations and recapitalizations, share sub-division (including share consolidation), split-up and the like) for any 20 Trading Days within any 30 Trading Day period during the Earnout Period; and

● Third milestone (40% of the Earnout Rights) (i.e., 1,600,000 ZOOZ ordinary shares in the aggregate, subject to adjustment in accordance with the Business Combination Agreement): the VWAP of the ZOOZ ordinary shares equals or exceeds $23 per ZOOZ ordinary share (as adjusted for share splits, share dividends, combinations or exchange or readjustment of shares, reorganizations and recapitalizations, share sub-division (including share consolidation), split-up and the like) for any 20 Trading Days within any 30 Trading Day period during the Earnout Period.

The conversion of the Earnout Rights into Earnout Shares and the issuance of the Earnout Shares will be subject to withholding tax according to the relevant provisions of applicable law. Such withholding tax from the Earnout Shares will be conducted by any TASE member. All conversions of Earnout Rights by Pre-Closing Company Shareholders shall be made in accordance with the then-applicable rules of the TASE and the “Nesher System” (to the extent that ZOOZ is listed for trading on the TASE at such time) and otherwise in accordance with the rules of any stock exchange on which ZOOZ’s shares are then traded (to the extent applicable).

Adjustments to the Earnout Shares

Commencing from the allocation date of the unregistered non-convertible Earnout Rights until the expiration of the Earnout Period, adjustments to the unregistered non-convertible rights shall apply as follows:

A. Adjustments Following Consolidation or Split of the Share Capital: If ZOOZ consolidates or splits its issued ordinary shares, the number of Earnout Shares allocated following the conversion of unregistered rights will be adjusted, as applicable, after such action. Additionally, the VWAP will be adjusted accordingly. In such case, a holder of an unregistered right will not be entitled to receive a fractional share, and fractional shares resulting from such adjustment will be treated as determined by ZOOZ’s board of directors.

B. Adjustment Following Bonus Share Distribution: In any case where there is a change in ZOOZ’s issued share capital through a bonus share distribution, the number of Earnout Shares held by those entitled to them upon exercise, at the time of exercise, will increase by such number of shares to which the holder of unregistered rights was entitled had the unregistered rights been converted prior to the distribution of the bonus shares. The VWAP will change accordingly. In such adjustment cases, the holder will not be entitled to receive a fractional share, and fractional shares resulting from such adjustment will be treated as determined by the Company’s board of directors.

C. Adjustment Following Rights Offering: If during the Earnout Period, ZOOZ offers its shareholders securities by way of a rights offering, ZOOZ will offer to the holders of the Earnout Rights the same securities by way of a rights offering on identical terms. The Earnout Rights will be treated as if they were converted into Earnout Shares on the trading day before the ex-date.

D. Adjustment Following Dividend Distribution: In the event that ZOOZ declares a dividend distribution, as defined in the Companies Law, whose record date precedes the expiration of the Earnout Period, the VWAP will be reduced by the gross amount of the dividend paid to the shareholders of ZOOZ for each ZOOZ ordinary share.

In addition, Keyarch’s Sponsor agreed in the Sponsor Support Agreement to subject forty percent of all of its original holdings of Keyarch Class B ordinary shares (which the Sponsor converted to Class A ordinary shares on August 14, 2023) to the same Earnout as of the Effective Time, other than to the extent used, in whole or in part, in connection with payment of expenses of the Business Combination, which comprise in aggregate 1,120,000 Keyarch Class A ordinary shares, which were converted in the Business Combination into 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”).

Closing and Effective Time of the Transactions

The closing of the Merger and the Transactions (“Closing”) took place on April 4, 2024. At the Effective Time, and upon the terms and subject to the conditions of the Business Combination Agreement, and in accordance with the Cayman Islands Companies Act (as amended) (the “Cayman Act”), Keyarch and Merger Sub consummated the Merger, pursuant to which Merger Sub was merged with and into Keyarch, with Keyarch being the surviving company, following which the separate corporate existence of Merger Sub ceased and Keyarch continued as the surviving company.

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Upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Cayman Act, on the Closing Date, Keyarch and Merger Sub caused the Plan of Merger, along with all other documentation and declarations required under the Cayman Act in connection with the Merger, to be duly executed and properly filed with the Registrar of Companies of the Cayman Islands (the “Registrar”), in accordance with the relevant provisions of the Cayman Act (together, the “Merger Documents”). The Merger became effective on the date and time at which the Merger Documents were duly registered with the Registrar.

Agreements Entered into in Connection with the Business Combination Agreement

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Ancillary Documents”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Documents, copies of which were filed as exhibits to the Registration Statement.

Lock-Up Agreements

On July 30, 2023, ZOOZ officer holders each entered into a Lock-Up Agreement with ZOOZ and Keyarch (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each shareholder party thereto agreed not to, during the period commencing from the Closing and ending on the earlier of (x) the date that is 180 days after the date of the Closing, (y) ZOOZ consummates a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of ZOOZ’s shareholders having the right to exchange their ZOOZ ordinary shares for cash, securities or other property): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).

Non-Competition and Non-Solicitation Agreement

On July 30, 2023, the directors and executive officers of ZOOZ directly or indirectly holding ZOOZ securities as of the date of the Business Combination Agreement entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which they agreed, during the one-year period following the Closing, not to compete with ZOOZ anywhere in Israel, the continent of North America, the People’s Republic of China, including Macao, Taiwan, and Hong Kong, the United Kingdom and the European Union, in the business in which ZOOZ is engaged, and during such one-year restricted period, not to (i) solicit, hire or engage employees or independent contractors of ZOOZ or (ii) solicit customers or clients of ZOOZ. The agreements also contain customary non-disparagement and confidentiality provisions.

Assignment, Assumption and Amendment to Warrant Agreements

In connection with the Closing, ZOOZ, Keyarch and the Warrant Agent, entered into the Assignment, Assumption and Amendment to Public Warrant Agreement (the “Public Warrant Amendment”), dated as of April 4, 2024, which amends that certain Public Warrant Agreement, and filed with the SEC on January 27, 2022. Separately, ZOOZ, Keyarch, and the Warrant Agent entered into the Assignment, Assumption and Amendment to Private Warrant Agreement (the “Private Warrant Amendment” and, together with the Public Warrant Amendment, the “Warrant Amendments”), dated as of April 4, 2024, which amends that certain Private Warrant Agreement, and filed with the SEC on January 27, 2022. Pursuant to the Warrant Amendments: (i) ZOOZ has assumed the obligations of Keyarch under the original Public Warrant Agreement and Private Warrant Agreement, and, among other things, ZOOZ has been added as a party thereto, and (ii) all references to Keyarch ordinary shares in the original Public Warrant Agreement and Private Warrant Agreement shall mean ZOOZ ordinary shares and all references to “Shareholders” shall mean ZOOZ shareholders.

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Sponsor Letter Agreement and Business Combination Marketing Agreement

On July 30, 2023, Keyarch, the Sponsor and ZOOZ entered into an agreement, as subsequently amended (the “Sponsor Letter Agreement”) pursuant to which the Sponsor agreed to make commercially reasonable efforts to utilize up to 40% (or 1,120,000 shares) of its ownership of Keyarch shares (the “Subject Founder Shares”) to pay any portion of unpaid Keyarch transaction expenses or incentivize investors or otherwise provider support in connection with transaction financing. Any remaining Subject Founder Shares which were not transferred to such payees were placed in escrow at the Closing and, as converted to ZOOZ ordinary shares, being the Sponsor Earnout Shares, will be released to the Sponsor if, during the Earnout Period, ZOOZ achieves the milestones as described above (including with respect to the percentage of such remaining Sponsor Earnout Shares to be released upon the achievement of any targets). Any Sponsor Earnout Shares that are not released will be transferred to ZOOZ for no consideration at the end of the Earnout Period, provided, however that at least 50% of the Sponsor Earnout Shares placed in escrow will be released to the Sponsor at the end of the Earnout Period notwithstanding the failure of ZOOZ to achieve any earnout milestones; and provided further that no Sponsor Earnout Shares will be released to the Sponsor under the Earnout until the EBC Note (as defined below) is paid in full and, additionally, the Sponsor Note (as defined below) is paid in full (in that order).

In addition, during 2023 and 2024, Keyarch issued certain promissory notes in favor of the Sponsor (the “Pre-Closing Sponsor Notes”), which Pre-Closing Sponsor Notes were not repaid as of the Closing. On April 4, 2024, ZOOZ and Keyarch issued a promissory note in favor of the Sponsor for the principal amount of $2,030,000 (the “Sponsor Note”), in satisfaction of the Pre-Closing Sponsor Notes. The Sponsor Note matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if the Sponsor Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the Sponsor Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity, provided that ZOOZ will not make any such prepayments until the EBC Note has been paid in full. Further, at any time after the EBC Note has been paid in full, the Sponsor may elect to have any amount of outstanding principal and/or accrued interest of the Sponsor Note satisfied by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to the Sponsor, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the Sponsor Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to ZOOZ’s receipt of the applicable prepayment notice from the Sponsor. In addition, on the maturity date of the Sponsor Note, provided that the EBC Note has been paid in full, all outstanding obligations will be satisfied by the transfer of Sponsor Earnout Shares from the Escrow Account to the Sponsor using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the Sponsor Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by the Sponsor of the Sponsor Earnout Shares.

Pursuant to the “Business Combination Marketing Agreement,” dated January 24, 2022, as subsequently amended on April 4, 2024, between EBC, who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC is entitled to a total fee of $1,500,000, of which a total of $660,000 was paid in cash to EBC at the Closing, and the remainder of which is reflected in a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC (the “EBC Note”).

The EBC Note matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if the EBC Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the EBC Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity. Further, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note, all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the EBC Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by EBC of the Sponsor Earnout Shares.

The Sponsor Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the Closing pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Sponsor Earnout Shares in accordance with the Sponsor Letter Agreement, Sponsor Note and EBC Note.

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Third-Party Transaction Expenses Arrangements

On and prior to the Closing, ZOOZ, Keyarch and other parties, including certain third-party vendors and service providers (“Vendors”), that provided services to Keyarch entered into certain agreements and transactions related to the Business Combination.

In connection with and in addition to the foregoing, in connection with the Closing, ZOOZ and Keyarch entered into or assumed, as applicable, certain other obligations to repay Business Combination transaction expenses otherwise due at Closing. These arrangements included fee modification agreements with Vendors pursuant to which the outstanding obligations due to Vendors may be satisfied by issuance of newly issued shares of ZOOZ issued at Closing.

Transaction Financing Subscription Agreement

On February 9, 2024, Keyarch and ZOOZ entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Under the terms of the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the Closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the applicable Subscription Agreements. Such transaction closed on April 4, 2024.

In addition, pursuant to the Subscription Agreement, ZOOZ agreed to register the Subscription Shares and granted customary resale registration rights to the PIPE Investors.

Research and Development

ZOOZ has an established data and technology-focused research and development organization centered in Israel. ZOOZ’s research and development team has deep expertise in development of flywheels and complex systems of power boosters (being energy storage systems based on proprietary flywheel technology) which require high engineering capabilities of system engineering, mechanical engineering, electronics and electrical engineering, software engineering and other.

ZOOZ’s research and development activities are carried out in Israel. ZOOZ has received grants from the IIA for approved programs, as well as from BIRD, the Israeli Ministry of Energy and Infrastructure and the Israeli Ministry of Economy and Industry.

Grants received from the IIA

Under the Innovation Law, research and development projects which are approved by the Research Committee of the IIA are eligible for grants, in exchange for payment of royalties from revenues generated by the sale of products (and related services) developed within the framework of such approved project and subject to compliance with certain requirements and restrictions under the Innovation Law as detailed below, which must generally continue to be complied with even following full repayment of all amounts payable to the IIA in royalties.

ZOOZ received grants from the IIA for certain projects and may receive additional grants in the future. Under the terms of the grants received, ZOOZ is required to pay royalties of 3% (which in some cases may be up to 5% pursuant the provisions of the Innovation Law) of the revenues it generates from its products which incorporate IIA funded know-how, until 100% of the grant is repaid (plus Annual Interest for a File (as such term is defined in the IIA’s rules). As of March 31, 2024, ZOOZ had received grants from the IIA in the principal amount of NIS 2,486 thousands (approximately $675 thousands, based on the Exchange Rate). Therefore, ZOOZ’s contingent obligation for royalties to the IIA, net of royalties already paid or accrued, is NIS 2,681 thousand (approximately $728 thousands based on the Exchange Rate), including accumulated interest to such date.

Products developed using the IIA grants must, as a general matter, be manufactured in Israel. The transfer of manufacturing capacity outside of Israel in a manner that exceeds the manufacturing capacity that was declared in the recipient company’s original IIA grant application is subject to prior written approval from the IIA (except for the transfer of less than 10% of the manufacturing capacity in the aggregate, which event requires only a notice to the IIA, which shall be provided in writing prior to the transfer of such manufacturing rights abroad, while the IIA has a right to deny such transfer within 30 days following the receipt of such notice). In general, the transfer of manufacturing capacity outside of Israel may be subject an increase in the royalties’ cap (inter alia, depending on the manufacturing volume that is performed outside of Israel), and such transfer will be subject to payment of royalties at an accelerated rate. The Innovation Law also provides that IIA funded know-how and any right derived therefrom may not be transferred to third parties, unless such transfer was approved in accordance with the Innovation Law. The Research Committee operating under the IIA may approve the transfer of IIA funded know-how between Israeli entities, provided that the transferee undertakes all the obligations in connection with the grant as prescribed under the Innovation Law. The income from such a transaction will generally be subject to the obligation to pay royalties to the IIA. In certain cases, the research committee may also approve a transfer of the IIA funded know-how outside of Israel, subject to the receipt of certain payments calculated according to a formula set forth in the Innovation Law (which cannot exceed six (6) times the grants received from the IIA plus Annual Interest, as such term is defined under the IIA’s rules). These approvals are not required for the sale or export of any products resulting from such research and development activity or based on such IIA Funded Know-How.

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Funding received from the BIRD Foundation

ZOOZ has also received grants within the framework of a joint research and development project (together with Blink) partially financed by the BIRD Foundation (“BIRD”). In April 2020, ZOOZ entered into a Cooperation and Project Financing Agreement with BIRD and Blink, for the development of an energy storage system to increase EV charging (the “BIRD-Funded Project”), for a period ended at the end of September 2023 (as amended, the “BIRD Agreement”).

Pursuant to the terms of the BIRD Agreement, BIRD undertook to bear 50% of the BIRD-Funded Project implementation expenses, up to a total amount of $0.9 million (the “BIRD Funding”), upon achievement of several milestones. In consideration for the payment of the BIRD Funding, ZOOZ and Blink are obligated to pay royalties equal to 5% of the sales of the American configuration of the ZOOZTER™-100 system (or 30% of the licensing of ZOOZTER™-100 systems, if such systems are licensed), until the repayment of an amount equal to the BIRD Financing or up to 150% of the BIRD Financing.

The Israeli and U.S. governments were granted non-exclusive, irrevocable licenses to use, for government purposes, the technology that will be developed in the framework of the BIRD-Funded Project.

Pursuant to the terms of the BIRD Agreement, ZOOZ may not sell or transfer to any third party any or all of the intellectual property rights and/or ZOOZ’s technology which was developed in the framework of the BIRD-Funded Project, until the full repayment of BIRD Funding, without the prior written consent of BIRD.

As of March 31, 2024, ZOOZ had received grants from the BIRD in the principal amount of NIS 1,353 thousands (approximately $368 thousands, based on the Exchange Rate). Therefore, ZOOZ’s contingent obligation for royalties to BIRD, net of royalties already paid or accrued, is NIS 1,904 thousands (approximately $547 thousands million based on the Exchange Rate).

Grant from the Israeli Ministry of Economy and Industry

ZOOZ received a grant in the amount of NIS 186 thousands (approximately $51 thousands, based on the Exchange Rate) from the Israeli Ministry of Economy and Industry, under an Israeli governmental program designed to assist early-stage companies with their initial international marketing effectors (the “Ministry of Economy and Industry Project”). As of the date of this prospectus, ZOOZ has utilized the full amount of the grant and the project has ended.

ZOOZ is required to pay royalties to the Israeli government from sales of its products in certain markets, at a rate of 3% per year, for a period of up to 5 years, until the full repayment of the grant (linked to the Israeli Consumer Price Index).

Grant from the Israeli Ministry of Energy and Infrastructure

In December 2016, ZOOZ entered into a support and investment agreement with the Israeli Ministry of Energy and Infrastructure (the “Ministry of Energy Agreement”), for a pilot and set up of demonstration facilities (the “Ministry of Energy-Financed Project”).

Pursuant to the terms of the Ministry of Energy Agreement, ZOOZ received a grant in the amount of NIS 631 thousands million (approximately $171 thousands million, based on the Exchange Rate). According to the terms of such grant, the Israeli Ministry of Energy and Infrastructure is entitled to receive royalties at a rate of 5% from commercialization of intellectual property developed in the framework of the Ministry of Energy-Financed Project, until the repayment of the grant (linked to the Israeli Consumer Price Index plus interest). Under the terms of the Ministry of Energy-Financed Project, the Israeli government was granted a non-exclusive, irrevocable licenses to use, for government purposes, the technology and intellectual property that will be developed in the framework of the Ministry of Energy-Financed Project.

Intellectual Property

ZOOZ relies primarily on patents, trademarks, domain names, copyright, know-how and trade secrets, confidentiality agreements and procedures, and other contractual arrangements to protect its technology.

ZOOZ owns 26 granted patents in the U.S., Europe, China and India. In addition, ZOOZ has filed 1 additional patent application in Canada, which as of the date of this prospectus is pending.

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ZOOZ relies on trade secret protection and confidentiality agreements to safeguard its interests with respect to proprietary know-how and technology that is not patented or processes for which patents are difficult to enforce. ZOOZ believes that many elements of its technology and processes involve proprietary know-how, technology or data that are not covered by patents or patent applications, including technical processes, test equipment designs, algorithms, and procedures.

ZOOZ typically requires its business partners to enter into confidentiality agreements before it discloses any sensitive aspects of its technology or business plans. ZOOZ seeks to protect its trade secrets and confidential information through a variety of methods, including confidentiality agreements with employees, third parties, and others who may have access to ZOOZ’s proprietary information. ZOOZ also requires key employees to sign invention assignment agreements with respect to inventions arising from their employment and restrict unauthorized access to its’ proprietary technology.

Notwithstanding ZOOZ’s efforts to protect its intellectual property, there can be no assurance the measures taken will be effective or that its intellectual property will provide any competitive advantage. ZOOZ can provide no assurance that any patents will be issued from its pending applications or any future applications or that any issued patents will adequately protect its proprietary technology. ZOOZ’s intellectual property rights may be invalidated, circumvented or challenged. Furthermore, the laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, as a result, ZOOZ may be unable to protect its intellectual property and other proprietary rights in certain jurisdictions. In addition, while ZOOZ has confidence in the measures it takes to protect and preserve its trade secrets, it cannot guarantee these measures will not be circumvented, or that all applicable parties have executed confidentiality or invention assignment agreements. In addition, such agreements can be breached, and may not have adequate remedies should any such breach occur. Accordingly, ZOOZ’s trade secrets may otherwise become known or be independently discovered by competitors.

Seasonality

ZOOZ does not believe that demand for its products is seasonal. As an early-stage company, most of ZOOZ’s revenue to date has been generated as a result of direct marketing or sales to ZOOZ’s customers. Accordingly, ZOOZ’s revenue and results of operations may fluctuate from period to period based on the number of customer or projects or the achievement of key milestones under its customer contracts.

Human Capital and Employees

Overview

As of March 31, 2024, ZOOZ had 38 employees, all of whom are based in Israel other than one employee (employed through a third-party company) who is based in the U.K. Of ZOOZ’s employees based in Israel, 17 employees comprise ZOOZ’s research and development team, 11 employees comprise ZOOZ’s operations team, 6 employees comprise ZOOZ’s sales and marketing team, and 4 employees comprise ZOOZ’s general and administrative team. In addition, ZOOZ engaged with 5 individuals under contractor, outsourcing or professional service contracts, who are providing ZOOZ with various professional services, including safety consultancy, controller services, IT services, IR services, etc. Given the uncertainties associated with the current “Swords of Iron” war in Israel, as well as the duration and scope of this conflict, ZOOZ has made adjustments to its human resources as well as adopting other expense reduction measures. These adjustments were aimed to enable ZOOZ to continue to focus on its immediate business goals while continually assessing the ongoing impact of the conflict on its business goals in the medium and long term.

ZOOZ has entered into employment agreements with each of its employees, including executive officers. All of these agreements are at-will and subject to termination after various notice periods, specify an employee’s duties and contain customary provisions regarding confidentiality, intellectual property assignment and non-solicitation provisions, as well as an undertaking not to compete with ZOOZ or in ZOOZ’s field of business.

Israeli Law Considerations

ZOOZ’s employees are not represented by labor unions. Nevertheless, with respect to ZOOZ’s employees in Israel, certain provisions of the collective bargaining agreements between the Histadrut, or the General Federation of Labor in Israel, and the Coordination Bureau of Economic Organizations (including the Industrialists’ Association) may be applicable to ZOOZ’s employees by virtue of orders of the Israeli Ministry of Labor, Social Affairs and Social Services. These provisions concern mainly the length of the workday, determination of severance pay and other conditions of employment.

While ZOOZ’s employment agreements are at-will, subject to providing certain prior notice, pursuant to Israeli law, ZOOZ is legally required to pay severance benefits upon certain circumstances, including the death of an employee or the termination of employment of an employee without due cause. ZOOZ complies with the approval issued by the Minister of Labor under Section 14 of the Israeli Severance Pay Law, 1963, pursuant to which ZOOZ’s regular deposits with pension funds and/or insurance policies, for the benefit of its employees, exempt ZOOZ from any additional liability towards the employees on account of severance in respect of which such deposits are made. Pursuant to Israeli law, employers are required to conduct a hearing before making a decision on terminating an employee’s employment, regardless of the reason. The hearing requirement includes providing notice and reasons for the contemplated termination prior to making any decision on termination. Israeli employers and employees are also required to pay predetermined amounts to the National Insurance Institute, which is substantially similar to the United States Social Security Administration.

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Properties

ZOOZ is headquartered in Lod, Israel, where it leases office space from an unrelated third party, as well as an operational site (used for research and development and initial production). The leased space includes ZOOZ’s offices and research and development laboratories. ZOOZ’s lease agreement is in effect until October 30, 2024, and ZOOZ has an option to extend the lease term for an additional 3-year period.

In July 2022, ZOOZ entered into an addendum to its lease agreement, pursuant to which ZOOZ has leased additional office space in Lod, Israel until November 3, 2024, and ZOOZ has an option to extend the lease until November 3, 2027.

Impact of COVID-19

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers around the world. Any sustained downturn in demand for EVs or for components needed for ZOOZ’s product would harm our business.

We may take certain actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for our products and services. For additional discussion and information regarding the effect of COVID-19 on ZOOZ’s business, see the risk factor titled “ZOOZ faces risks related to natural disaster and health pandemics, including the coronavirus (“COVID-19”) pandemic, which could have a material adverse effect on its business and results of operations” under the section titled “Risk Factors” in this prospectus, and the section titled “COVID-19 Impacts” under “Item 5. Operating and Financial Review and Prospects.”

Impact of the Swords of Iron War

On October 7, 2023, the “Swords of Iron” war started between Israel and the terrorist organizations in the Gaza Strip led by certain armed groups in the Gaza Strip, following a surprise attack on Israel led by certain armed groups in the Gaza Strip that included massacres, terrorism and crimes against humanity. This war is concentrated in the Gaza Strip which is along the southern region of the State of Israel, whereas the Hezbollah terrorist organization located in Lebanon and Syria, as well as the Houthis regime in Yemen has also engaged in hostilities. Israel has responded to the attacks against it with airstrikes and extensive mobilization of reserves. ZOOZ’s factory is located in the city of Lod, which is more than 50 kilometers from the Gaza Strip. ZOOZ’s facilities have not sustained any damage or injury and in accordance with the instructions of the National Emergency Management Authority of Israel, there is no limitation or denial of access or activity limitation in ZOOZ’s facilities. None of ZOOZ’s employees were directly harmed as a result of the war. As of the date of this prospectus, ZOOZ’s operates continuously, although approximately 10% of ZOOZ’s employees were in reserve duty and a significant number of ZOOZ’s employees may be recruited again to reserves duty at any time without ZOOZ’s control. ZOOZ has adjusted, and will continue to adjust to the extent necessary, to the security situation in accordance with the directives of the National Emergency Management Authority. As of the date of this prospectus, there is no known material impact on ZOOZ’s supply chain, although if the security situation continues, this may harm ZOOZ’s production capacity, as well as marketing activities outside of Israel. As of the date of this prospectus, given the uncertainties associated with the current Swords of Iron war in Israel, as well as the duration and scope of this conflict, ZOOZ has made adjustments, and may be making additional adjustments, to its human resources as well as adopting other expense reduction measures, pursuant to which, ZOOZ’s average total monthly expenditures in 2024 and until the date of this prospectus has been approximately $700 thousands. These adjustments are aimed to enable ZOOZ to continue to focus on its immediate business goals while continually assessing the ongoing impact of the conflict on its business goals in the medium and long term. At this stage, ZOOZ is unable to accurately assess the scope of the war’s impact. In ZOOZ’s estimation, the continuation of the fighting may have a negative effect on its activities, however at this stage it is unable to anticipate the extent of the impact.

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Legal proceedings

From time to time, ZOOZ may be involved in various claims and legal proceedings relating to claims arising out of its operations. As of the date of this prospectus, ZOOZ is not a party to any material legal proceedings (including any such proceedings that are pending or threatened of which ZOOZ is aware), however it may be involved in the future in legal proceedings, claims, and government investigations in the ordinary course of business, which may include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Government Regulations

Consumer Protection and Data Privacy

ZOOZ conducts marketing activities that are subject to consumer protection laws in jurisdictions in which ZOOZ operates. For example, the United States and European Union are increasingly regulating certain activities on the internet and online commerce, including the use of information retrieved from or transmitted over the internet and user-generated content, are increasingly focused on ensuring user privacy and information security and limiting behavioral targeting and online advertising, and are imposing new or additional rules regarding the taxation of internet products and services, the quality of products and services as well as the liability for third-party activities. Moreover, the applicability to the internet of existing laws governing issues such as intellectual property ownership and infringement is uncertain and evolving.

In particular, ZOOZ is subject to an evolving set of data privacy laws. In the ordinary course of its business, ZOOZ may process a significant amount of personal information and other regulated information from users of its products, employees and other third parties. Accordingly, ZOOZ is, or may become, subject to numerous privacy and data protection obligations, including local and foreign laws, regulations, guidance, and industry standards related to privacy and data protection. For additional information regarding the consumer protection and privacy laws and regulations that affect ZOOZ’s business, see the risk factor titled “ZOOZ is subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity, which can increase the cost of doing business, compliance risks and potential liability” under the section titled “Risk Factors” in this prospectus.

Research and Development

ZOOZ has received governmental grants from the IIA, for the financing of a portion of its research and development expenditures. In addition, ZOOZ has received grants from BIRD and governmental grants from the Israeli government under the Ministry of Economy and Industry Project and under the Ministry of Energy-Financed Project, and is subject to the terms of such grants.

Employment

ZOOZ is also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration and workplace safety and health.

Other Regulations

ZOOZ’s business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As the company expands into additional markets, it will be subject to additional laws and regulations.

The regulatory environment in each market is often complex, evolving and can be subject to significant change. Some relevant laws and regulations are inconsistent, ambiguous and could be interpreted by regulators and courts in ways that could adversely affect ZOOZ’s business, results of operations, and financial condition. For additional information regarding the laws and regulations that affect ZOOZ’s business, see the section titled “Risk Factors” in this prospectus.

As ZOOZ received grants from the IIA, it is subject to certain restrictions under the Innovation Law. These restrictions may impair ZOOZ’s ability to perform or outsource manufacturing activities outside of Israel, granting licenses for R&D purposes or otherwise transfer outside of Israel the intellectual property and other know-how resulting, directly or indirectly, in whole or in part, in accordance with or as a result of, research and development activities made according to an Approved Program, as well as any rights associated with such know-how (including later developments, which derive from, are based on, or constitute improvements or modifications of such know-how) (the “IIA Funded Know-How”). Below is a description of the main obligations and restrictions imposed on a recipient of IIA grants (“Recipient Company”) under the Innovation Law, with respect to the use of its IIA Funded Know-How:

● Royalty Payment Obligation. In general, the Recipient Company is obligated to pay the IIA royalties from the revenues generated from the sale of products (and related services), whether received by the Recipient Company or any affiliated entity, developed (in all or in part), directly or indirectly, as a result of an Approved Program, or deriving therefrom, at rates which are determined under the Innovation Law (currently a yearly rate of between 3% to 5% on sales of products or services developed under the Approved Programs, depending on the type of the Recipient Company - i.e., whether it is a “Small Company,” or a “Large Company” as such terms are defined in the IIA’s rules and guidelines), up to the aggregate amount of the total grants received by the IIA, plus Annual Interest for a File, as such term is defined under the IIA’s rules and guidelines.

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● Reporting Obligations. In general, the Recipient Company is subject to certain reporting obligations (such as, periodic reports regarding the progress of the research and development activities under the Approved Programs and the related research expenses, and regarding the scope of sales of the Recipient Company’s products). In addition, any direct change in control of a Recipient Company must be notified to the IIA. In the event that a non-Israeli entity or a non-Israeli citizen or resident person becomes an “Interested Party” (as such term is defined in the Securities Law) in the Recipient Company, notification to the IIA is required, accompanied by a written undertaking (in the form available on the IIA website) by such party to be bound by the Innovation Law and by the terms of the Approved Program.

● IIA Funded Know-How Transfer Limitation. Under the Innovation Law, a Recipient Company is prohibited from transferring the IIA Funded Know-How outside of Israel except under limited circumstances, and only with the approval of the IIA Research Committee and in certain circumstances, subject to certain payments to the IIA calculated according to formulas provided under the IIA’s rules and guidelines (which are capped to amounts specified under such rules and guidelines, generally up to 6 time the grants received (dollar linked) plus Annual Interest, as such term is defined under the IIA’s rules). The scope of the support received, the royalties that have already paid to the IIA, the amount of time that has elapsed between the date on which the IIA Funded Know-How was transferred and the date on which the IIA grants were received, the sale price and the form of transaction, will be taken into account in calculating the amount of the payment to the IIA in the event of a transfer of IIA Funded Know-How outside of Israel. A transfer for the purpose of the Innovation Law means an actual sale of the IIA Funded Know-How, or any other transaction which in essence constitutes a transfer of such know-how (such as, providing an exclusive license to a foreign entity for R&D purposes, which precludes the Recipient Company from further using such IIA Funded Know-How). A mere license solely to market products resulting from the IIA Funded Know-How would not be deemed a transfer for the purpose of the Innovation Law. Upon payment of such redemption fee, the IIA Funded Know-How and the manufacturing rights of the products supported by such IIA funding cease to be subject to the Innovation Law.

Subject to the IIA’s prior approval, a Recipient Company may transfer IIA Funded Know-How to another Israeli company. If IIA Funded Know-How is transferred to another Israeli entity, the transfer would still require IIA approval but will not be subject to the payment of the redemption fee. In such case, the acquiring company would have to assume all of the Recipient Company’s responsibilities towards the IIA as a condition to the IIA approval. The income from such transaction will generally be subject to the obligation to pay royalties to the IIA (other than in specific circumstances that will be examined by the IIA, mainly when the transfer is between related entities).

● Local Manufacturing Obligation. Products developed using the IIA grants must, as a general matter, be manufactured in Israel. The transfer of manufacturing capacity outside of Israel in a manner that exceeds the manufacturing capacity that was declared in the recipient company’s original IIA grant application is subject to prior written approval from the IIA (except for the transfer of less than 10% of the manufacturing capacity in the aggregate, which event requires only a notice to the IIA, which shall be provided in writing prior to the transfer of such manufacturing rights abroad, while the IIA has a right to deny such transfer within 30 days following the receipt of such notice). In general, the transfer of manufacturing capacity outside of Israel may be subject an increase in the royalties’ cap (inter alia, depending on the manufacturing volume that is performed outside of Israel) and such transfer will be subject to payment of royalties in accelerated rate.

● IIA Funded Know-How License Limitation. The grant to a foreign entity of a right to use the IIA funded know-how (which does not entirely prevent the Recipient Company from using the IIA Funded Know-How) is subject to receipt of the IIA’s prior approval. This approval is subject to payment to the IIA calculated in accordance with the formulas stipulated in the IIA’s rules (such payment shall be no less than the amount of the IIA grants received (plus Annual Interest, as such term is defined under the IIA rules), and no more than the cap stated in the IIA rules and will generally be due only upon the receipt of the license fee from the licensee).

The IIA’s rules include a mechanism with respect to the grant of a license by a Recipient Company (which is part of a multinational corporation) to its group entities to use its IIA Funded Know-How. Such license is subject to the IIA’s prior approval and to the payment of 5% royalties from the income deriving from such license, with the cap of the royalties increasing to 150% of the grant amount plus annual interest. Such mechanism includes certain requirements which must be met in order to be able to enjoy such lower royalty payment.

● Imposition of Liens Over IIA Funded Know-How. The Recipient Company is required to receive an IIA approval for every transaction involving the grant of liens over IIA Funded Know-How (i.e., for both the imposing and the realization of the liens). This obligation refers to fixed charges as well as to floating charges. In addition, to the extent that the transaction involves a foreign pledgee, the pledgee must execute an undertaking (in the form available on the IIA website) to comply with the Innovation Law in the event of realization of the lien.

● Public Offering of Securities. A Recipient Company who wishes to offer its securities to the public (in Israel or abroad), must notify the IIA regarding the expected public offering and receive the IIA approval.

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ZOOZ’s Roadmap and Strategy

ZOOZ’s vision is to become a leading global supplier who participates in the global effort to address the climate crisis and take a significant leading role in supporting and accelerating the global effort in transitioning the automotive market to electric transportation. ZOOZ has developed a unique flywheel-based energy storage technology, which is the core differentiating technology that provides distinct advantage in energy storage application which are geared towards power boosting challenges, meaning applications that require highly-demanding operational profiles, including multiple, high-frequency, high-power charge-discharge cycles throughout many years of the product’s lifespan.

In such demanding applications, ZOOZ believes that its flywheels-based products have a clear advantage compared to products based on chemical batteries. As a result, ZOOZ has decided to focus its products on the needs of EVs charging infrastructure market, aiming to enable and accelerate widespread deployment of ultra-fast charging infrastructure, especially in locations where the power grid is limited. Such ultra-fast charging sites, establish a significant challenge to the grid, with a harsh high-power chain-saw-like demand profile, where the characteristics of a flywheel-based power booster can be highly advantageous in suppressing the strain from the grid and providing an efficient, economical, and “green” solution for deploying the necessary infrastructure for fast-charging EVs. Such infrastructure is essential to address “range anxiety,” and by that lift a significant barrier to the global shift towards EVs.

Thus, ZOOZ believes that the rapidly evolving EV ultra-fast charging infrastructure market has an enormous potential for ZOOZ’s products. Therefore, ZOOZ believes that focusing on this market in the coming years, both in terms of business operations and development efforts, is expected to enable it to grow rapidly and establish itself as a key provider of power boosting equipment and services to this market.

Sales and marketing strategy

ZOOZ expects its sales and marketing strategy to focus on the following key items in the coming years:

● Geographical spread: in the coming years, ZOOZ plans to focus its operations in countries with significant growth in transition to EVs. Initial market introduction and penetration efforts target the territories of Central and Western Europe and the U.S. (with focus on states with high penetration of EVs, such as California, New York and Florida). At a later phase, ZOOZ intends to expand its marketing and sales efforts to the Far East, and in particular to China, as a major global EV market, and other countries.

● Product and value proposition: ZOOZ expects to leverage its unique flywheel technology and focus on related power boosting products, targeting the EV fast charging infrastructure market. Following establishing a leading position in this market, ZOOZ believes it will be able to leverage its products to provide additional services and complementary products in this market segment.

● Customer diversity: the electric vehicle charging market is diverse. ZOOZ will target customers establishing and operating fast-charging infrastructure for EVs, especially in locations with high traffic and limited electrical infrastructure. Such customers include Charge Point Operators (CPOs), EPC (Engineering, Procurement, Construction) firms, fleet operators, business operators & real-estate asset owners, utilities.

● Business models: ZOOZ’s main model is selling of its power booster systems as an equipment for ultra-fast charging infrastructure. With and following such sale, ZOOZ provides professional services to its customers. ZOOZ may also consider leasing or renting options to facilitate customer adoption.

R&D strategy

ZOOZ focuses on enhancing its flywheel technology, expanding its product range, and aligning its offerings with market demands and trends in the EV charging sector.

Based on ZOOZ’s goals, market evolvement and product development strategy, ZOOZ will focus on the following major advancements in the upcoming years:

● Further improvement of current flywheel design for enhancing the performance, further validation and improvement of reliability and robustness, and reduction of production costs. This includes experiments and tests on raw material quality, manufacturing tolerances, and improvements aimed at cost reduction, robustness, and safety throughout the product’s life. These improvements might necessitate revisiting the certification processes of the flywheel.

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● ZOOZTER™-100 system development: ZOOZ is already moving forward with production of the ZOOZTER™-100 system. The related R&D and engineering efforts (through NPI process) will focus on further performance improvement, reducing costs, validating and improving reliability and robustness, key subsystem enhancement and establishing additional supply chain sources.

● Advanced next-generation flywheel development (NG-FW): as a technology-oriented company, ZOOZ is progressing with development of a more advanced version of its flywheel technology, aiming to improve the cost-performance ratio and improve storage volume and efficiency. This development is expected to be driven by, and adapted based on, the customers’ feedback and lessons learnt from initial market introduction through sales and pilots in the years 2023 and 2024.

● Next-generation (ZOOZTER™-NG) system development: ZOOZ is planning to move forward with the development of an advanced version of the ZOOZTER™ power booster system based on the advanced flywheel design (NG-FW). This system will cater to the growing demand for larger storage capacities, higher power outputs, and smaller dimensions. ZOOZ is expected to analyze market trends to characterize the future product considering market needs in the upcoming years.

● Development of supporting products: ZOOZ is aiming to work on expanding its product and service portfolio for the EV charging infrastructure market. Examples include micro-grid management software enabling demand-charge costs reduction, continuous monitoring, improved network efficiency, and stabilization services. Additionally, future offering may require developing software components, electrical and electronic parts to enhance system efficiency, and advanced configurations in line with market trends and customer needs, such as hybrid configurations (combining batteries, solar panels, and more).

Operations and Customers’ support

To support the sales of its products and services, ZOOZ intends to establish an operations arm, capable of delivering hundreds of systems. ZOOZ expects that this effort will encompass several key components:

● Standardized flywheel production: ZOOZ has already set up an internal infrastructure for flywheel low rate, low volume production. In view of its expectations for a significant growth in demand, ZOOZ has initiated a plan to outsource production to partners and subcontractors, with greater capacity for high-volume high-rate production.

● The ZOOZTER™-100 serial production: ZOOZ is outsourcing the manufacturing and assembly of the ZOOZTER™-100 integrated system. As a first stage, the flywheel integration and final testing is done at ZOOZ’s facility. In preparation for growth in demand to its products, ZOOZ plans to outsource also this final stage of production, such that the ZOOZTER™-100 shall be integrated and go through the final testing procedures by the manufacturing partner and will then be shipped to ZOOZ’s customers.

● Supplier network: ZOOZ is continuously working on development of its supply-chain with suppliers for various system components, aiming for long-term contracts, while training alternative suppliers to assure competitiveness and redundancy.

● Local production: In certain territories, local production may be required as a criteria to win opportunities. Such local production may also be important in reducing costs (e.g. freight) and assuring streamlined deliveries to customers. In preparation for expected growth in ZOOZ’s orders’ pipeline, ZOOZ may engage with local partners at certain target markets.

● Customer support: as ZOOZ is progressing with market introduction of its products, it is currently handling, with its own personnel, the system installations and customer support. In preparation expected for growth in demand and install base, ZOOZ may engage with local partners for installation and maintenance (following training by ZOOZ), thus allowing ZOOZ to focus on specialized and professional maintenance services.

ZOOZ’s operations strategy and goals will be periodically reviewed based on market, technological, economic, and regulatory developments in its operational regions.

ZOOZ’s roadmap and strategy contain forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described under the section titled “Risk Factors” in this prospectus. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry, and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

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MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

The following table sets forth information with respect to ZOOZ Power’s directors and senior management as of April 15, 2024:

Name	Age	Positions
Avi Cohen	70	Chairman of the Board of Directors
Doron Meir Vadai	65	Director
Dan Weintraub	58	Director
Christine Y. Zhao	51	Director
Sanqiang (Larry) Wang	54	Director
Fang Zheng	59	Director
Naama Zeldis	60	Director
Boaz Weizer	52	Chief Executive Officer
Ruth Smadja	48	Chief Financial Officer
Ilan Ben David	59	Chief Technology Officer and Co-Founder
Tal Harmon	57	VP R&D
Udi Tzuri	58	VP Product
Eyal Blum	50	Chief Revenue Officer

Avi Cohen has served as the Chairman of the Board of Directors of ZOOZ since 2021. He also serves as a director of Nova Ltd. and Cognyte Software (public companies on Nasdaq) as well as on the board of directors of Cortica Ltd., Sight Diagnostics and CGS Tower Networks Ltd. From 2021 to 2023 he served as Executive Chairman of Xjet 3D Ltd. From July 2016 to September 2017 Mr. Cohen served as the CEO of MX1, a global media service provider founded in July 2016 as a result of the acquisition of RR Media (Nasdaq: RRM) by SES S.A. and the following merger between RR Media, and SES Platform Services GmbH. From July 2012 until the merger, Mr. Cohen served as the CEO of RR Media. Prior to that, until March 2012, Mr. Cohen served as President and CEO of Orbit Technologies Ltd., a public company traded on the TASE. From September 2006 to December 2008, Mr. Cohen served as Chief Operating Officer and deputy to the CEO of ECI Telecom Ltd. Prior to joining ECI, Mr. Cohen served in a variety of executive management positions at KLA (Nasdaq: KLAC). From 2003 he was a group Vice President and member of the executive management committee. From 1995 he was the president of KLA Israel responsible for the optical metrology division. Prior to joining KLA, Mr. Cohen also spent three years as managing director of Octel Communications, Israel, after serving as CEO of Allegro Intelligent Systems, which he founded, and which was acquired by Octel. Mr. Cohen holds B.Sc. and M.Sc. degrees in electrical engineering and applied physics from Case Western Reserve University, USA.

Doron Meir Vadai has more than 30 years’ experience as a CEO in the automotive market including the introduction of Hyundai and BYD to the Israeli market. Doron is the Chairman and co-founder of Afcon electric transportation. Doron served as Co-chairman of Shlomo Motors (formerly 277 all Motors) the importer of BYD, a world leader in electric cars and buses. Doron served as CEO of 277 all Energy and president of the Ford distributor in Croatia, Serbia, Montenegro and Albania for three years.

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Dan Weintraub is the CEO of the Private VC company Ratio Technologies and serves as a board member in ZOOZ Board of Directors and in several private companies. He was also co-chairman of the board of directors of Capital Nature. Dan has also served as the CEO of Union Bank of Israel’s private equity arm; Director of Finance at the start-up company TeamWorks Technology; an investment banker; and coordinator in the privatization unit at the Ministry of Finance. He also served as a board member in numerous public, state-owned and private companies. He was also active in non-profit organizations, in his positions as VP Business Development in Israel Venture Networks fund and as the CEO of Lotan’s Way, specializing in Wilderness Therapy for youths at risk. In addition, Dan serves as the chairman of the Executive Committee of the “Together, Beyond Words” association, dedicated with the empowerment of Jewish and Arab women. Dan holds a BA in economics and political science from the Hebrew University of Jerusalem and a master’s degree in business administration from the Hebrew University of Jerusalem.

Chirstine Y. Zhao is partner of Wisdom Advisory, LLC, which provides CFO advisory services to entrepreneurs and institutions. From July 2021 to June 2023, Ms. Zhao served as Chief Financial Officer of AlTi Global Inc, (Nasdaq: ALTI) and its predecessor Tiedemann Advisors. During the period from July 2020 to November 2023, Ms. Zhao served on the Boards of three special purpose acquisition companies (SPACs), including Audit committee member for Jaguar Global Growth Corp I (Nasdaq: JGGC), a property tech focused SPAC; Audit Committee Chair for D and Z Media Acquisition Corp. (NYSE: DNZ), a media and ed tech focused SPAC; and CFO and Director for Edoc Acquisition Corp. (Nasdaq: ADOC), a healthcare-focused SPAC. Most recently, she was Governance & Nomination Committee Chair of Nasdaq-listed bio-pharmaceutical company BeyondSpring Inc. (Nasdaq: BYSI), which develops innovative immune-oncology cancer therapies, from October 2016 to January 2023. Previously, she served as Chief Financial Officer for two large PE-backed growth-stage companies, including Best Inc., a pre-IPO logistics technology company in China with major investors including Alibaba, Softbank, Goldman, IFC, among other large PE funds, which later priced its initial public offering at a valuation over $3 billion (NYSE: BEST). Prior to this, she served as a Managing Director of Bank of America Merrill Lynch and an Executive Director of JPMorgan, where she held senior positions at headquarters and global corporate and investment banking units, across a broad spectrum of functional areas including Treasury, liquidity products, capital management, risk management, and as regional CFO/COO in transaction banking and corporate banking units. She also worked at American Express in various capacities including corporate strategic planning and venture investing from March 2003 to March 2008. Early in her career, Ms. Zhao worked in investment banking at Goldman Sachs and in corporate finance/corporate development at FedEx. She has worked in New York, London, Singapore, Hong Kong and China, and has managed teams across four continents. Ms. Zhao is a Board member of several non-profit organizations, including Volunteers of America – Greater New York, founded in 1896 and one of America’s largest faith-based social service organizations, and the Chinese Finance Association (TCFA) with over 8,000 members worldwide.

Sanqiang (Larry) Wang is currently a senior advisor to a number of smart electric vehicle OEMs and suppliers. He brings more than 25 years of experience in consulting, business building and investment, in Greater China, across Asia and in the U.S. Most recently from 2021 to 2023, he co-founded and led the investment, financing and corporate finance functions of a new premium smart electric vehicle OEM, and successfully raised US$ 200 million from European and Chinese strategic investors. Previously he worked for McKinsey & Company for 12 years from 2004 to 2016 as a Partner and Co-Leader of the Greater China Automotive and Industrial Practice and Co-leader of Asia Merger Management Practice, supporting OEMs, suppliers, dealer groups and PE firms. He has worked extensively in OEM strategic and operational planning, product planning and product development, manufacturing capacity planning and footprint in China/ASEAN, JV partner selection and negotiation, governance, sales and network, operations and organization issues and has wide experience in addressing key disruptive trends around electrification, car connectivity, autonomous driving/ADAS, shared mobility and digitization. He also led support to many cross-border transactions in the automotive and industrial sectors. In addition to consulting, he worked as a senior executive, in charge of investment in international markets, and disruptive digital technology sectors for leading Chinese corporations including as Group Executive Committee member of PingAn Group, and Deputy President of its construction technology division, and as Group Vice President of CFLD group, in charge of its international expansion and investment. Earlier in his career, he worked for PricewaterhouseCoopers in its management consulting division in New York, and also acted as CEO for Zhaopin.com, a leading Chinese online recruiting platform, to turn around its business. Larry graduated from Peking University with a BA in English and Harvard Business School with a MBA.

Fang Zheng was a co-founder and portfolio manager at Neon Liberty Capital Management. Prior to co-founding Neon Liberty in 2002, Mr. Zheng was a Vice President and portfolio manager at the JP Morgan Emerging Market Equity Group. Mr. Zheng was responsible for the team’s investment strategy in the Asian markets and small cap arena. An employee of JP Morgan for over 6 years, Mr. Zheng began his career as an equity research analyst in Singapore, covering the financial and property sectors. Prior to joining JP Morgan, Mr. Zheng worked at the Ministry of Machinery and Electronics Industries and CITIC in China, and Rockefeller & Co., Inc. in New York as an equity analyst. Mr. Zheng holds a BA from the University of International Business & Economics in Beijing, an MBA from Harvard Business School, and is a CFA charter holder. Mr. Zheng is a native of China and speaks Mandarin. Mr. Zheng is based in Hong Kong.

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Naama Zeldis has served as the Chief Executive Officer of Aquarius-Spectrum Ltd., a private company specializing in innovative solutions for monitoring urban water pipes and detecting hidden leaks from the earliest stage, until January 2023. Formerly, Ms. Zeldis served as Chief Financial Officer for a variety of high-tech and industrial companies, such as Tahal Group from 2013 to 2020, Netafim Ltd. from 2005 to 2013, the Israeli subsidiary of Electronic Data Systems from 2001 to 2005 and Radguard Ltd. from 1999 to 2001. Ms. Zeldis currently serves on the board of directors of Radware Ltd. (NASDAQ: RDWR), a global leader in application delivery and cyber security solutions for virtual, cloud and software defined data centers; on the board of directors of Orbit Technologies Ltd. (TASE: ORBI), a company specializing in satellite communications, tracking systems, airborne communication and audio managements solutions; on the board of directors of Aquarius Engines (A.M.) Ltd. (TASE: AQUA), a developer of a Free Piston Linear Engine, which is integrated into a comprehensive, reliable, cost-effective, green energy generator; and on the board of directors of Electra Real Estate Ltd. (TASE: ELCRE), a global leader in real estate investment, development, finance, and management, mainly in the U.S. and U.K. In addition, Ms. Zeldis is a member of the board of directors (pro-bono) of the Spirit of Israel, a non-profit public benefit company, focusing on young people at risk. Ms. Zeldis has also served as a member of the boards of directors of several other companies, including Nova Measuring Instruments Ltd. (Nasdaq: NVMI), Rafael Advanced Defense Systems Ltd. and Metalink Ltd. She holds a B.A. degree in accounting from the Tel Aviv University and a B.A. degree in economics and an M.B.A. from the Hebrew University in Jerusalem.

Boaz Weizer is an accomplished executive with over 20 years of senior management experience, leading business strategy and operations, as well as R&D organizations. Prior to joining ZOOZ, he held multiple executive positions at Elbit Systems, a global defense technology company, where he led several business lines to success, as well as the company’s large-scale and highly technological R&D organization. Before Elbit, he led an innovative automotive startup’s business unit to a successful spin-off. Boaz is a graduate of the Israeli Naval Academy where he served as a submarine officer and chief engineer. He holds a B.Sc. in electrical engineering and MBA from the Technion, Israel Institute of Technology.

Ruth Smadja, with over 20 years of experience Ruth became ZOOZ’s chief financial officer (CFO) in October 2022. She has extensive experience as a corporate leader finance and business strategy, proven track record of scaling growth stage starts up to mature business – through planning, modelling, funding, acquisitions, and mergers. Experience includes leading IPO, funding and transaction rounds with top PEs and strategic investors. Prior to ZOOZ Power, Ruth was CFO at Telrad Networks for 11 years (sold to Liquid Intelligent Technologies) and CFO at Nur Macroprinters (acquired by HP). Ruth holds a BA in Business Management, major in Accounting from the Management College.

Ilan Ben David is a veteran entrepreneur and executive with a proven track record of outperforming business goals. Ilan co-founded ZOOZ and served as the ZOOZ’s CEO from its foundation in 2013 and until 2020. Before co-founding ZOOZ, Ilan co-founded and served as the CEO of Genoa Color Technologies, a display semiconductor company. Prior to Genoa, he held several senior executive positions in the electronic printing industry. Ilan served in the prestigious 8200 IDF technology unit, and is the inventor of more than 20 patent families, having earned a B.Sc. in mechanical engineering and an M.Sc. in electrical engineering, both from Tel-Aviv University.

Tal Harmon served for more than 25 years in a variety of R&D and management roles in Highcon and HP Scitex, prior to joining ZOOZ. His experience in developing and leading the development of multidisciplinary systems such as digital packaging systems and wide format digital printing products through the full product life cycle, from problem definition through design, validation, production and field implementation allows him to have comprehensive view of the whole product aspects – customer needs, innovative technological solutions, productivity and serviceability. Tal holds a BSc in mathematics and computer science from Tel-Aviv university and an MBA from Heriot Watt University.

Udi Tzuri is a marketing executive with over 20 years of expertise leading marketing and strategy for international high-tech firms. Before joining ZOOZ, he had several top executive positions, including Director of Marketing and Product Management at Emerson-Spectronix and Chief Marketing Officer at Applied Materials Israel. Udi graduated from Ben-Gurion University with a B.Sc. in Electrical Engineering.

Eyal Blum holds over 20 years in legal, sales and business development, Eyal has vast experience in translating tech vision into functional reality. Prior to ZOOZ Power, Eyal was VP of Business Development at Driivz (acquired by Vontier Corporation), where he became an expert in the global industry of electric transportation. Before that, Eyal worked as VP Corporate Operations & Legal at Trans Innovations Group, a leading provider of innovative solutions and digital systems to industries such as telecom, medical, aerospace, and energy. Eyal holds both a BA in finance and marketing and an MBA. In addition, he has an LLB in Law and is a member of the Israeli Bar Association.

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COMPENSATION

Aggregate Executive Compensation

During 2023, the aggregate compensation paid or accrued by us to all persons listed in Item 6.A above (Directors and Senior Management), and to other directors and officers who served as such during 2023, was approximately $1.8 million. This amount includes amounts set aside or accrued to provide pension, severance, retirement or similar benefits, but excludes expenses (including business travel, professional and business association dues and expenses) reimbursed to our executives and other fringe benefits commonly reimbursed or paid by companies in Israel.

During 2023, we granted to our Directors and Senior Management listed in Item 6.A, and to other directors and officers who served as such during 2023, options to purchase a total of 195,547 ordinary shares (after applying certain adjustments to the number of shares underlying outstanding options following the issuance of the Earnout Rights, in accordance with the respective terms of the options). These options are exercisable at an average exercise price of $9.04 per share, and generally expire ten years after their respective dates of grant. As of December 31, 2023, there were options to purchase a total of 758,728 ordinary shares (after applying certain adjustments to the number of shares underlying outstanding options following the issuance of the Earnout Rights, in accordance with the respective terms of the options) that were held by the Directors and Senior Management listed in Item 6.A and by other directors and officers who served as such during 2023.

Individual Compensation of Covered Office Holders

The table below outlines the compensation granted to our five most highly compensated office holders (as such term is defined in the Companies Law – see below under “Approvals Required for Office Holders Terms of Employment”) with respect to the year ended December 31, 2023. All amounts reported in the table reflect the cost to the Company, as recognized in our audited consolidated financial statements for the year ended December 31, 2023. We refer to the five individuals for whom disclosure is provided herein as our “Covered Office Holders”.

	Compensation for Services(2)
Name and Principal Position(1)	Salary Costs(3) ($)	Benefits and Perquisites ($)(4)	Share-Based Compensation ($)(5)		Total ($)
Name: Boaz Weizer Title: Chief Executive	248	37	91	(6)	194
Name: Ilan Ben David Title: Chief Technology Officer and Co- Founder	185	-	163	(6)	22
Name: Ruth Smadja Title: Chief Financial Officer	233	-	46		279
Name: Udi Tzuri Title: VP Product	210	28	37		275
Name: Eyal Blum Title: Chief Revenue Officer	213	-	31		244

(1) All Covered Office Holders listed in the table were full-time officers of the Company during their term of service in 2023.

(2) Cash compensation amounts denominated in currencies other than the dollar were converted into dollars at an exchange rate of NIS 3.689 = $1.00, which reflects the average conversion rate for 2023.

(3) Costs include gross salary, including benefits mandated by applicable law which may include, to the extent applicable to each Covered Office Holders, payments, contributions and/or allocations for pension, severance, vacation, payments for social security, study funds and other similar benefits consistent with ZOOZ’s guidelines.

(4) Amounts reported in this column include benefits and perquisites, including those mandated by applicable law. Such benefits and perquisites may include, to the extent applicable to the respective Covered Office Holder, bonuses, payments, contributions, car or car allowance, and other similar benefits and perquisites consistent with the ZOOZ’s policies.

(5) Amounts reported in this column represent the expense recorded in our audited consolidated financial statements for the year ended December 31, 2023, with respect to options to purchase our ordinary shares granted to our Covered Office Holders. Assumptions and key variables used in the calculation of such amounts are discussed in Note 12 to our audited consolidated financial statements for the year ended December 31, 2023.

(6) The actual amount is negative and represents a decrease in the fair value of ZOOZ’s liabilities for share-based compensation.

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Compensation Policy

Compensation Policy under the Companies Law

In general, under the Companies Law, the board of directors of a public company must approve a compensation policy after receiving and considering the recommendations of the compensation committee. In addition, the compensation policy must be approved at least once every three years, first, by our Board of Directors, upon recommendation of our compensation committee, and second, by a simple majority of ZOOZ ordinary shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:

● the majority of such ZOOZ ordinary shares is comprised of shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

● the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy voting against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide on the basis of detailed grounds, and after discussing again with the compensation committee, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.

If a company adopts a compensation policy in anticipation of its initial public offering and describes such compensation policy in the prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the foregoing procedures, then it will remain in effect for a term of five years from the date such company becomes a public company. We have elected to follow such relief, and our compensation policy, which we have adopted prior to the Israeli IPO, is described below.

The compensation policy must be based on certain considerations and include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification, or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

● The education, skills, experience, expertise, and accomplishments of the relevant office holder;

● the office holder’s position and responsibilities;

● prior compensation agreements with the office holder;

● the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company, and in particular the ratio between such cost to the average and median salary of such employees of the company, as well as possible impacts of compensation disparities between them on the work relationships in the company;

● if the terms of employment include variable components, the possibility of reducing variable components at the discretion of the board of directors and setting a limit on the value of non-cash variable equity-based components; and

● if the terms of employment include severance compensation, the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits, and the circumstances under which the office holder is leaving the company.

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The compensation policy must also include, among other things:

● with regards to variable components:

○	with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company; or

○	the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant.

● a condition under which the office holder will refund to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

● the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

● a limit to retirement grants.

Our compensation policy was approved by our shareholders on February 11, 2021, as amended on October 14, 2021, following the approval of our Board of Directors and our compensation committee, respectively.

Approvals Required for Office Holders Terms of Employment

The term “office holder” as defined in the Companies Law includes a director, the chief executive officer, chief business manager, deputy chief executive officer, vice chief executive officer, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, and any manager who is directly subordinated to the chief executive officer. In addition to each person listed in the table under “Item 6. Directors, Senior Management and Employees – A. Directors and Senior Management”, two other individuals have been office holders as of December 31, 2023.

“Terms of Office and Employment” means the terms of office and employment of our office holders, including exemption and release of the office holder from liability for breach of his or her duty of care to the Company, an undertaking to indemnify the office holder, post factum indemnification or insurance; any grant, payment, remuneration, compensation, or other benefit provided in connection with termination of service and any benefit, other payment or undertaking to provide any payment as aforesaid.

Compensation for office holders subordinated to the Chief Executive Officer. The terms of office and employment of office holders (other than directors and the chief executive officer) require the approval of the compensation committee and the board of directors, provided such terms are in accordance with the company’s compensation policy. Shareholder approval is also required if the compensation of such officer is not in accordance with such policy. However, in special circumstances the compensation committee and then the board of directors may nonetheless approve such compensation even if such compensation was not approved by the shareholders, following a further discussion and for detailed reasoning.

Compensation for office holders who are Directors or Chief Executive Officers. The Terms of Office and Employment of directors, other than directors who serve as chief executive officers and/or who possess a controlling interest in a company or who are external directors (to the extent applicable), require the approval of the compensation committee, board of directors and shareholders by a simple majority, as long as it complies with the compensation policy. With respect to our president and chief executive officer or with respect to any chief executive officer, further approval of the shareholders by the Special Majority is required. However: (A) under certain circumstances, and to the extent that the proposed Terms of Office and Employment are in compliance with the compensation policy, a company may be exempt from receiving shareholder approval with respect to the Terms of Office and Employment of a candidate for the position of chief executive officer (provided that the candidate is not a director) (i) provided that the company’s compensation committee and board of directors approved such terms and that such terms: (a) are not more beneficial than the terms of the former chief executive officer, or are essentially the same in their effect; (b) are in line with the compensation policy; and (c) are brought for shareholder approval at the next general meeting of shareholders; and (B) a company’s compensation committee and board of directors are permitted to approve Terms of Office and Employment of a director, without convening a general meeting of shareholders, provided that such terms are only beneficial to the Company or that such terms are in compliance with the terms set forth in the Israeli Companies Regulations (Rules Regarding Compensation and Expenses of External Directors), 2000, or the Compensation Regulations. To the extent applicable, external directors are entitled to Terms of Office and Employment as set forth in the Compensation Regulations, as supplemented by the Israeli Companies Regulations (Alleviation for Public Companies whose shares are Traded on the Stock Exchange Outside of Israel), 2000, or the Alleviation Regulations. In addition, the Israel Securities Authority may issue from time-to-time bulletins or staff position statements relating to, among other things, compensation payable to external directors. Since our Board of Directors determined to opt out of the requirement to elect and have external directors and composition criteria of the audit committee and compensation committee under the Companies Law pursuant to the relief available under the Alleviation Regulations, as further detailed in this Item below under “Board Practices - External Directors and Independent Directors Under the Companies Law”, we are not subject to such bulletins or staff position statements.

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Variable Compensation and Annual Cash Bonuses of office holders. The Companies Law requires that all variable compensation of directors and chief executive officers be based on measurable criteria, with the exception of a non-substantial portion of up to 3 monthly salaries, which should take into consideration the applicable office holder’s contribution to the company. With respect to office holders who are not directors or chief executive officers, the Companies Law allows that 100% of the variable compensation be based on non-measurable criteria. Our Compensation Policy allows for a non-substantial portion of up to 20% (but not more than 3 monthly salaries) of the bonus objectives for each year to be based on non-measurable criteria, provided, however, that with respect to (i) our office holders who are not directors nor our chief executive officer, our compensation committee and board of directors may increase the portion of targets based on non-measurable criteria above the rate of 30%, up to 60% and with respect to our chief executive officer, our compensation committee and board of directors may increase the portion of targets based on non-measurable criteria for up to three (3) monthly base salaries. Further, the annual cash bonus of each of our office holders who is not a director is determined according to a formula that is consistent with the Compensation Policy and that links the bonus payment score to measurable and qualitative objectives relating to both the Company’s performance and to the performance by each such office holder of his responsibilities. In the case of our office holders, other than the chief executive officer, assuming that the bonus terms conform to the Compensation Policy, the annual bonus objectives and subsequent payment scores are determined by the compensation committee and board of directors, while the bonus terms for our chief executive officer generally require the additional approval by our shareholders. For each fiscal year, our board of directors determines the maximum target bonus for each of our office holders, including our chief executive officer.

Compensation Paid to our Non-Executive Directors

On February 11, 2021, our shareholders approved, following previous resolutions made by our board of directors, and consistent with our Compensation Policy, to compensate each of our non-executive directors whether currently in office or appointed in the future, excluding the Chairman of the Board (each a “non-executive director”) as follows:

Cash Compensation. Except for our chairman of the Board of Directors, our directors are compensated in accordance with regulations promulgated under the Companies Law concerning the remuneration of external directors (the “Remuneration Regulations”), as supplemented by the Alleviation Regulations. Each of them is entitled to a cash compensation in accordance with the “fixed” amounts of the annual and participation fees, as set forth in the Remuneration Regulations, based on the classification of the Company according to the amount of its capital, and to reimbursement of travel expenses for participation in a meeting, which is held outside of the director’s place of residence; currently, the sum of NIS 32 thousands (approximately $9 thousands based on the Exchange Rate) as an annual fee, the sum of NIS 1 thousands (approximately $0.28 thousands, based on the Exchange Rate) as an in-person participation fee, NIS 0.6 thousands (approximately $0.17thousands, based on the Exchange Rate) for conference call participation and NIS 0.5 thousands (approximately $0.14 thousands, based on the Exchange Rate) for written resolutions. As the above-mentioned amounts are within the range between the fixed amounts set forth in the Remuneration Regulations and the maximum amounts set forth in the Foreign Listed Regulations, they are exempt from shareholder approval, in accordance with the Israeli Companies Regulations (Relief from Related Party Transactions) – 2000 (the “Relief Regulations”). These cash amounts are subject to an annual adjustment for changes in the Israeli consumer price index and to an annual adjustment in accordance with the classification of the Company according to the size of its capital. The above-mentioned cash compensation is in line with the Company’s Compensation Policy, according to which each of the Company’s non-executive directors is entitled to receive cash fees which include annual and participation fees.

No additional compensation shall be paid for attendance at a board or committee meeting.

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VAT is added to the above compensation in accordance with applicable law.

Chairman Cash Fee. Avi Cohen servs as our chairman of the Board of Directors in a 40% position scope. In consideration for his services, he is entitled to a NIS 30,000 monthly fee, which was approved by our shareholders on April 17, 2023, in an extraordinary general meeting (the “2023 EGM”).

Equity Compensation. During 2023, we granted to our directors and members of our senior management detailed in Section 6.A and other directors and executive officers who served as such during the year 2023, options to purchase 195,547 ordinary shares, in the aggregate (after applying certain adjustments to the number of shares underlying outstanding options following the issuance of the Earnout Rights, in accordance with the respective terms of the options), with an exercise price that ranges from $4.38 to $11.76 per share. As of December 31, 2023, there were outstanding options to purchase a total of 531,114 ordinary shares (after applying certain adjustments to the number of shares underlying outstanding options following the issuance of the Earnout Rights, in accordance with the respective terms of the options) that were held by our directors and senior management, which was vested in 2023, detailed in Section 6A. In addition to cash fees, as remuneration for their contribution and efforts as directors of the Company, and in line with the limitations set forth in our Compensation Policy with respect to equity-based compensation, certain directors received equity grants with respect to their term of service as our directors, which was approved to them by our shareholders at the 2023 EGM, as follows:

● To Mr. Avi Cohen, chairman of the Board of Directors, options to purchase 107,393 ordinary shares of the Company. The options will vest over a period of 3 years from the date of the board of directors’ approval of the said grant, i.e., March 2, 2023 (the “Grant Approval Date”).

● To Mr. Manuel Fernandes, a former director of the Company, and to Mr. Doron Vadai, a non-executive director of the Company, options to purchase 32,543 and 24,407 ordinary shares of the Company, respectively. The options will vest over a period of 3 years from the Grant Approval Date.

Company Equity Plan

In August 2015 the Company adopted the Company Equity Plan, which is managed by the ZOOZ board of directors, or by a special committee authorized by ZOOZ board of directors.

Eligibility. In accordance with the Company Equity Plan and subject to applicable law, ZOOZ’s board of directors may grant options that are not registered for trading to be exercised for ZOOZ ordinary shares (“Options”), to employees, officers, directors, consultants and other selected senior service providers of ZOOZ or affiliated companies (including persons who are responsible for or contribute to the management, growth or profitability of, or who provide substantial services to, ZOOZ or any affiliated company) (the “Grantees”)).

Grant of Options. Options shall be granted with no consideration and evidence by an option agreement. Each Grantee shall be required to execute, in addition to the option agreement, any and all other documents required by the Company or any affiliated company, whether before or after the grant of the Options.

Exercise Price. Each Option may not be granted with an exercise price of less than the minimum price per share as will be determined in the TASE rules and regulations from time to time, unless otherwise determined by ZOOZ’s board of directors.

Vesting Schedule. Unless otherwise determined by ZOOZ’s board of directors or a committee thereof administering the Company Equity Plan, the Options shall vest over a four-year period as follows: twenty five percent (25%) will vest one calendar year from the date of grant; and an additional 6.25% will vest each quarter thereafter for the next 36 months. In addition, the ZOOZ board of directors may determine that certain and/or all Options shall be accelerated upon a merger of ZOOZ with another company.

Expiration Date. The Options will expire ten years after the grant date, unless ZOOZ board of directors determined otherwise.

Exercise Period. Each Option shall be exercisable from the date upon which it becomes vested until the expiration date of such Option. In the event of a merger of ZOOZ with or into another corporation which ZOOZ is not the surviving entity, or the sale of all or substantially all the assets or the shares of ZOOZ other than to a wholly-owned subsidiary of the parent company or other than in the framework of a corporate reorganization, the surviving or the acquiring entity, as the case may be, or its respective parent company or subsidiary may either assume ZOOZ’s rights and obligations under outstanding Options or substitute the outstanding Options, as determined under the Company Equity Plan.

Transferability. Other than by will, the laws of descent and distribution or as otherwise provided under the Company Equity Plan, neither the awards nor any right in connection with such awards are assignable or transferable, made subject to attachment, lien or encumbrance of any kind, and the Grantee shall not grant with respect thereto any power of attorney or transfer deed, whether valid immediately or in the future. Following the exercise of vested Options, the exercised shares shall be transferable in accordance with terms of the Company Equity Plan.

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Termination of Services. Any Option granted in favor of any Grantee but not exercised by such Grantee within the exercise period and in strict accordance with the terms of the Company Equity Plan, any applicable sub-plan and the applicable option agreement, shall, upon the lapse of the exercise period, immediately expire and terminate and become null and void. Upon the termination of a Grantee’s Service (as such term defined under the Company Equity Plan), for any reason whatsoever, any Options granted in favor of such Grantee which are not vested Options, shall immediately expire and terminate and become null and void. Additionally, in the event of the termination of a Grantee’s Service for Cause (as such term defined under the Company Equity Plan) (a) all of such Grantee’s vested Options shall also, upon such termination for Cause, immediately expire and terminate and become null and void. Following termination of Grantee’s Service other than for Cause, the expiration date of such Grantee’s vested Options shall be deemed the earlier of: (a) the expiration date of such vested Options as was in effect immediately prior to such termination; or (b) three (3) calendar months following the date of such termination or, if such termination is the result of death or disability of the Grantee, twelve (12) calendar months from the date of such termination.

During the year of 2023, we granted Options to purchase 286,038 ordinary shares to 20 employees and officers of the Company (after applying certain adjustments to the number of shares underlying outstanding options following the issuance of the Earnout Rights, in accordance with the respective terms of the options). As of March 28, 2024, Options to purchase 79,050 ordinary shares (as adjusted in accordance with the conversion ratio) are reserved for future issuances under the 2015 Plan.

Insurance, Indemnification and Exemption

Our Office Holder’s Insurance. Our Articles provide that, subject to any applicable law, the Company may enter into contract to cover any Company officer’s liability, as imposed on them following an action they perform in their capacity as a Company officer, to the maximum extent permitted in the law, due to each of the following:

● A violation of the duty of care toward the Company or toward another person;

● A violation of the fiduciary duty toward the Company, as long as the officer acted in good faith and had reasonable grounds for assuming the action will not harm the Company’s best interest;

● A monetary liability imposed on them for the benefit of another person;

● Expenses the officer spent or has been charged with in connection with an Administrative Enforcement Proceeding they were subject to, including reasonable litigation expenses, such as an attorney’s fee;

● A payment imposed on the officer for the benefit of an injured party, as stated in Section 52.BBB(A)(1)(A) of the Securities Law (“Payment to an Injured Party”);

● Any other Company officer liability, undertaking, or expense that may be lawfully insured now or in the future.

Under the Companies Law, exemption and indemnification of, and procurement of insurance coverage for, our office holders, must be approved by our compensation committee and our board of directors and, with respect to an office holder who is the CEO or a director, also by our shareholders. However, according to regulations promulgated under the Companies Law, shareholders and board of directors approvals for the procurement of such insurance are not required if the insurance policy is approved by our compensation committee and: (i) the terms of such policy are within the framework for insurance coverage as approved by our shareholders and set forth in our Compensation Policy; (ii) the premium paid under the insurance policy is at fair market value; and (iii) the insurance policy does not and may not have a substantial effect on the Company’s profitability, assets or obligations.

In accordance with our Compensation Policy, approved by our shareholders at the 2021 annual general meeting, we are currently entitled to hold directors’ and officers’ liability insurance policy for the benefit of our office holders with insurance coverage of up to $15,000,000, provided that the insurance period shall not exceed 7 years, and with such annual premium reflecting market terms and not having a substantial effect on our profitability, assets or obligations.

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Our Office Holders’ Indemnification. Our Articles provide that, subject to any applicable law, the Company may indemnify an officer therein due to a liability or an expense imposed on them or that they have spent following an action performed in their capacity as a Company officer, to the maximum amount permitted under any applicable law, and as stated below:

● A monetary liability imposed on them for the benefit of another Person according to a judgment, including a judgment in a settlement or an arbitration award that a court has ratified;

● Reasonable litigation expenses, including an attorney’s fee, that officer has spent because of an investigation or proceeding administered against them by an authority that is authorized to administer an investigation or a proceeding, that concluded without a criminal charge lodged against them, and without imposing a monetary sanction on them in lieu of a criminal proceeding, or that has concluded without submitting a criminal charge, but by imposing a monetary sanction in lieu of a criminal proceeding, in an offense that does not require proof of mens rea or in connection with a monetary sanction. In this Article: (1) “conclusion without submitting a criminal charge in a matter in which a criminal investigation has been launched”; and (2) “a monetary sanction in lieu of a criminal proceeding” are as defined in Section 260 (A)(1A) of the Companies Law;

● Reasonable litigation expenses, including an attorney’s fee, the officer spent or was charged with by a court, in a proceeding lodged against the officer by the Company or on its behalf or by another person, or in a criminal charge the officer was acquitted from, or in a criminal offense it was charged with, that does not require proof of mens rea;

● Expenses the officer has spent or has been charged with in connection with an Administrative Enforcement Proceeding they were subject to, including reasonable litigation expenses, such as an attorney’s fee, to the extent permitted under the law;

● Any Payment to an Injured Party, including reasonable litigation expenses, such as an attorney’s fee; and

● Any liability, undertaking, or other expense for which it is or will be permissible to indemnify Company officers.

The Company may give an advanced undertaking to indemnify an officer due to a liability or an expense, as stated in Article 32.3 of the Articles, as long as the advance undertaking to indemnify due to a liability, as stated in Article 32.3.1 of the Articles, is limited to events the Board of Directors considers predictable given the Company’s activity in practice when making the undertaking to indemnify, and to an amount or according to a criterion that Board of Directors has found reasonable under the circumstances, and that the undertaking to indemnify states the events the Board of Directors considers foreseeable, given the Company’s activity in practice when making the undertaking, and the amount or the criteria the Board of Directors has found reasonable under the circumstances.

The total, aggregate indemnification amount the Company will bear according to the advanced undertaking to indemnify due to such liability, as stated in Article 32.3.1 of the Articles (along with the amounts to be received from an insurance company, if any, under an officer liability insurance policy the Company has acquired) for all Company officers, shall be determined under the Company’s compensation policy.

Subject to the Companies Law, the Company may indemnify any officer after the fact, for a liability or expense, as stated in Articles 31.3.1 to 31.3.6 of the Articles, including with regards to an indemnification for a liability as stated in Article 31.3.1 of the Articles, without applying the restrictions stated in Article 31.4 of the Articles.

Our Office Holder’s Exemption. Our Articles provide that, subject to the provisions of the Companies Law, may, at the maximum permissible in the law, exempt an officer from all or some of their liability, in advance or in retrospect, due to damage of any kind caused to them or that may be caused to them, directly or indirectly, if it was or is caused following a violation of the duty of care toward the Company, including for any decision, failure to decide, or any derivative of the above, and due to any other incident, cause, liability, expense, or damage, if it is permissible to grant an exemption due to them pursuant to the Companies Law at the relevant time for approving the exemption, except in the event of a violation of the duty of care toward the Company within a distribution.

The foregoing also applies to a Company officer’s exemption in connection with their role as an officer in a subsidiary or position holder in a subsidiary or in any other company that the Company has a share in, directly or indirectly, or that the Company is otherwise interested in (“Other Company”).

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Limitations on Insurance, Indemnification and Exemption. According to the Companies Law, and as long as the Companies Law does not allow otherwise, the Company may not enter into contract to cover the liability of an officer therein, and may not indemnify or exempt any of its officers from their liability toward the Company due to any of the following:

● A violation of the fiduciary duty, except for the purpose of indemnification and insurance due to a violation of the fiduciary duty toward the Company, if the officer has acted in good faith, and had reasonable grounds for assuming the action will not harm the Company’s best interests;

● A deliberate or reckless violation of the duty of care, unless it has been made out of negligence;

● An action with the intent of unlawfully making a personal gain;

● A fine, as civil fine, a monetary sanction, or a monetary settlement in lieu of a criminal proceeding imposed on them;

● Directly or indirectly insuring a proceeding under Chapter H3 (Imposition of a Monetary Sanction by the Authority), Chapter H4 (Imposition of Administrative Enforcement measures by an Enforcement Committee), or Chapter I1 (Arrangement for a Conditional Avoidance from Launching Proceedings or Terminate Proceedings) of the Securities Law.

Administrative Enforcement

The Securities Law includes an administrative enforcement procedure that may be used by the Securities Authority, to enhance the efficacy of enforcement in the securities market in Israel. Pursuant to the Companies Law and the Securities Law, the Israel Securities Authority is authorized to impose administrative sanctions, including monetary fines, against companies like ours and their officers and directors for certain violations of the Securities Law or the Companies Law. Furthermore, the Securities Law requires that the CEO of a company supervise and take all reasonable measures to prevent the company or any of its employees from breaching the Securities Law. The CEO is presumed to have fulfilled such supervisory duty if the company adopts internal enforcement procedures designed to prevent such breaches, appoints a representative to supervise the implementation of such procedures and takes measures to correct the breach and prevent its reoccurrence.

Under the Securities Law, a company cannot obtain insurance against or indemnify a third-party (including its officers and/or employees) for any administrative procedure and/or monetary fine (other than for payment of damages to an injured party). The Securities Law permits insurance and/or indemnification for expenses related to an administrative procedure, such as reasonable legal fees, provided that it is permitted under the company’s articles of association.

We have adopted and implemented an internal enforcement plan to reduce our exposure to potential breaches of sections in the Companies Law and the Securities Law, applicable to us. Our Articles and letters of indemnification permit, among others, insurance and/or indemnification as contemplated under the Securities Law (see “Insurance, Indemnification and Exemption” above).

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DESCRIPTION OF ORDINARY SHARES

A summary of the material provisions governing ZOOZ’s share capital is described below. This summary is not complete and should be read together with the ZOOZ’s Restated Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

This section summarizes the material rights of ZOOZ shareholders under Israeli law, and the material provisions of the Restated ZOOZ Articles.

Share Capital

The authorized share capital as of April 17, 2024 consists of 34,973,574 ZOOZ ordinary shares, out of which 12,066,115 are issued and outstanding.

All of the outstanding ZOOZ ordinary shares are validly issued, fully paid and non-assessable. The ZOOZ Ordinary Shares are not redeemable and do not entitle their holders to preemptive rights. The Restated ZOOZ Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel. All ZOOZ ordinary shares that are outstanding and the ZOOZ ordinary shares issuable upon exercise of currently outstanding warrants and options to purchase ordinary shares have identical rights.

Subject to the rights of holders of shares with special rights (if will be issued in the future), holders of paid up ZOOZ ordinary shares are entitled to participate in the payment of dividends and, in the event of a winding-up of ZOOZ, in the distribution of assets available for distribution, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividend is being paid or such distribution is being made, without considering any premium those holders might have paid in excess of that par value.

ZOOZ may, from time to time, by a shareholders’ resolution, provide for shares with such preferred or deferred rights or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

An increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes hereof, to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class.

Registration Number and Purposes of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 513887042. Our affairs are governed by the Restated ZOOZ Articles, applicable Israeli law and specifically, the Companies Law. Our purpose as set forth in the Restated ZOOZ Articles is to engage in any lawful activity.

Voting Rights

All ZOOZ ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ZOOZ ordinary shares are issued in registered form and may be freely transferred, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of the NASDAQ. The ownership or voting of ZOOZ ordinary shares by non-residents of Israel is not restricted in any way by the Restated ZOOZ Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.

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Election of Directors

Pursuant to the Restated ZOOZ Articles, the Post-Closing Board will consist of no less than 3 and no more than 10 (including external directors to the extent required to be appointed to Post-Closing Board pursuant to the Companies Law, and independent directors). The directors (excluding external directors, to the extent external directors are required to be elected and to serve on the Post-Closing Board pursuant to the requirements of the Companies Law), shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, designated as Class I, Class II and Class III (each, a “Class”). The Post-Closing Board may assign members of the Post-Closing Board already in office to such classes at the time such classification becomes effective.

The terms of the Classes shall be as follows: (i) the term of office of the initial Class I directors commenced on the Merger Effective Time (as defined in the Business Combination Agreement) and shall expire at the Annual Meeting to be held in 2025 and when their successors are elected and qualified, (ii) the term of office of the initial Class II directors commenced on the Merger Effective Time and shall expire at the first Annual Meeting following the Annual General Meeting referred to in (i) above and when their successors are elected and qualified, and (iii) the term of office of the initial Class III directors commenced on the Merger Effective Time and shall expire at the first Annual General Meeting following the Annual General Meeting referred to in (ii) above and when their successors are elected and qualified.

At each Annual Meeting, commencing with the Annual Meeting to be held in 2025, each director nominee or alternate director nominee elected at such Annual Meeting to serve as a director in a Class whose term shall have expired at such Annual Meeting shall be elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each director shall serve until his or her successor is elected and qualified or until such earlier time as such director’s office is vacated.

Dividend and Liquidation Rights

ZOOZ may declare a dividend to be paid to the holders of ZOOZ ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. The Restated ZOOZ Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by ZOOZ’s board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of ZOOZ’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of ZOOZ ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on ZOOZ ordinary shares, proceeds from the sale of the ZOOZ ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are or have been in a state of war with Israel.

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Registration Rights

In connection with the consummation of the Merger, ZOOZ, Keyarch, the Sponsor and EBC entered into an amendment to the Registration Rights Agreement of Keyarch, which became effective as of the Merger Effective Time.

Shareholder Meetings

Under Israeli law, ZOOZ is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Restated ZOOZ Articles a general meeting and/or a special meeting. Our board of directors may call general meeting and/or special meeting of our shareholders subject to the terms determined under the Restated ZOOZ Articles and the Companies Law. In addition, the Restated ZOOZ Articles and the Companies Law provide that our board of directors is required to convene a general meeting and/or a special meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of our board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of ZOOZ’s issued and outstanding shares and 1% or more of ZOOZ’s outstanding voting power or (b) 5% or more of ZOOZ’s outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. The Restated ZOOZ Articles contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the articles of association;

●	appointment, terms of service and termination of services of auditors;

●	appointment of applicable Classes of directors, including external directors (to the extent required to serve on the board in accordance with applicable law);

●	approval of certain related party transactions;

●	increases or reductions of authorized share capital;

●	a merger; and

●	the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

Pursuant to the Restated ZOOZ Articles, holders of the ZOOZ ordinary shares have one vote for each ZOOZ ordinary share held on all matters submitted to a vote of the shareholders at a general meeting of shareholders. The quorum required for ZOOZ’s general meetings of shareholders consists of at least one or more shareholders holding at least 25% of the voting powers in ZOOZ in person (including presence by voting instrument or a vote through the electronic voting system, according to the law) or by proxy, except in the case of an adjourned meeting at which any number of shareholders shall constitute a quorum for the business for which the original general meeting was called. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week (i.e., following 7 days), at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to another day, time, and place, as the board of directors determines in a notice to the shareholders. A quorum will form at the reconvened meeting, in the presence of one or more shareholders holding 25% or more of the voting powers, within 30 minutes of the scheduled meeting start time, in person (including by a voting instrument or voting on the electronic voting system, according to the law) or by proxy. If no quorum is present, any number of shareholders present in person or by proxy shall constitute a quorum.

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Vote Requirements

The Restated ZOOZ Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Restated ZOOZ Articles. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters described above under “Management Following the Business Combination—Compensation Committee” and “—Compensation Policy under the Companies Law.” Under the Restated ZOOZ Articles, certain actions shall require a majority of sixty-six and two thirds percent (66 2/3%) or more of the votes cast by those shareholders voting in person or by proxy (including by voting deed), not taking into consideration abstaining votes: (i) amendment to Article 19.1.8 of the Restated ZOOZ Articles, according to which the appointment and dismissal of directors shall be made only by the annual General Meeting; (ii) amendment to Article 19.10.1 of the Restated ZOOZ Articles, according to which the agenda of any General Meeting will be set by the board of directors; and if a Special Meeting is convened upon demand as set forth in the Restated ZOOZ Articles, those matters specified by the directors or shareholders who demanded that the Special Meeting be convened shall be included in the agenda, provided that such matters are suitable (at the Board of Director’s discretion), in accordance with the Companies Law and these Articles, to be included in the agenda of a General Meeting; (iii) Article 19.15 of the Restated ZOOZ Articles, with respect to shareholder proposals; c (iv) Article 19.16 of the Restated ZOOZ Articles, which defines the events relating to General Meetings that require such Special Majority; (v) amendment to Article 22.1 of the Restated ZOOZ Articles relating to the number of directors on the Board of Directors ; (vi) amendment to Article 22.2 of the Restated ZOOZ Articles, relating to the classification of directors and their election; (vii) amendment to Article 22.4 of the Restated ZOOZ Articles, relating to vacancies on the Board of Directors; (viii) amendment to Article 22.5 of the Restated ZOOZ Articles relating to the events under which a director’s position vacates automatically, and (ix) amendment to Article 22.9 of the Restated ZOOZ Articles which defines the events relating to Board of Directors that require such Special Majority.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document ZOOZ is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. ZOOZ may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

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Anti-Takeover Provisions

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

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In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures in the Restated ZOOZ Articles

The Companies Law allows us to create and issue shares having rights different from those attached to ZOOZ ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Under the Restated ZOOZ Articles, no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of ZOOZ ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to the Restated ZOOZ Articles, which requires the prior approval of the holders of a majority of the voting power attached to ZOOZ’s issued and outstanding shares at a general meeting of its shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and the Restated ZOOZ Articles, as described above in “Description of ZOOZ Ordinary Shares—Shareholder Meetings.”

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Borrowing Powers

Pursuant to the Companies Law and the Restated ZOOZ Articles, ZOOZ’s board of directors may exercise all powers and take all actions that are not required under law or under the Restated ZOOZ Articles to be exercised or taken by ZOOZ’s shareholders, including the power to borrow money for company purposes.

Changes in Capital

The Restated ZOOZ Articles enable ZOOZ to increase or reduce its share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both ZOOZ’s board of directors and an Israeli court.

Exclusive Forum

The Restated ZOOZ Articles provide that unless ZOOZ consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act and Exchange Act actions, and accordingly, both state and federal courts have jurisdiction to entertain such claims. While the federal forum provision in the Restated ZOOZ Articles will not restrict the ability of ZOOZ’s shareholders to bring claims under the Securities Act or Exchange Act, ZOOZ recognizes that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs, which may discourage the filing of claims under the Securities Act or Exchange Act against ZOOZ, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act or Exchange Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions which are expected to be included in the Restated ZOOZ Articles. If a court were to find the choice of forum provision contained in the Restated ZOOZ Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect ZOOZ’s business, financial condition and results of operations. Alternatively, if a court were to find these provisions of the Restated ZOOZ Articles inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, ZOOZ may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect ZOOZ’s business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in ZOOZ’s share capital shall be deemed to have notice of and to have consented to the choice of forum provisions that are expected to be included in the Restated ZOOZ Articles described above. This provision would not apply to claims for which the U.S. federal courts have exclusive jurisdiction.

The Restated ZOOZ Articles also provide that unless ZOOZ consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of ZOOZ, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ZOOZ to ZOOZ or ZOOZ’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Israel Companies Law or the Securities Law, shall be the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Transfer Agent and Registrar

The transfer agent and registrar for ZOOZ ordinary shares is Continental Stock Transfer & Trust Company and its address is 1 State Street — 30th Floor, New York, New York 10004.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of any series of our voting ordinary shares;
●	each of our current executive officers and directors; and
●	all executive officers and directors of the Company, as a group.

All of the persons listed above under the caption “Directors and Senior Management” own ordinary shares of the Company and/or options to purchase ordinary shares of the Company(1). Except as set forth in the table below, none of the directors or executive officers beneficially owns ordinary shares and/or ordinary shares underlying options amounting to 1% or more of the outstanding ordinary shares. The beneficial ownership of ordinary shares of the Company is based on 12,066,115 ordinary shares outstanding as of April 15, 2024.(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them.

Name	Number of Ordinary Shares Beneficially Owned(3)		Percentage of Outstanding Ordinary Shares Beneficially Owned
5% Holders (other than executive officers and directors)
Y.D More Investments Ltd.(4)	1,518,955		11.9%
The Phoenix Provident Funds(5)	1,266,600		10.0%
Elah Fund(6)	674,332		5.6%
Afcon Electric Transportation LTD.(7)	751,470		6.0%
Keyarch Global sponsor Limited(8)	2,614,800		21.2%
Executive Officers and Directors(9)
Avi Cohen	88,802	(10)	0.73%
Doron Meir Vadai	8,136		0.07%
Dan Weintraub	-		-
Christine Y. Zhao	-		-
Sanqiang (Larry) Wang	-		-
Fang Zheng	2,614,800	(11)	21.24%
Naama Zeldis	-		-
Boaz Weizer	73,794		0.61%
Ruth Smadja	9,751		0.08%
Ilan Ben David	289,189	(12)	2.37%
Tal Harmon	11,701		0.10%
Udi Tzuri	11,701		0.10%
Eyal Blum	7,800		0.06%
All directors and executive officers as a group (13 persons)(13)	3,115,674		25.36%

(1)	Each option is exercisable into 1.18 ordinary share (after applying certain adjustments to the number of shares underlying outstanding options following the issuance of the Earnout Rights, in accordance with the respective terms of the options) (i.e., were granted but not canceled, expired nor exercised) after and expires 10 years from the date of its grant. Of the number of share options listed options to purchase 273,003 ordinary shares are vested or shall become vested within 60 days of April 15, 2024 for directors and senior management as a group.

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(2)	Includes 12,066,115 ordinary shares of the Company; does not include 4,000,000 ZOOZ Earn Out Shares.

(3)	Consists of 2,574,308 ordinary shares and options to purchase 541,366 ordinary shares which are vested or shall become vested within 60 days of April 15, 2024.

(4)	The information presented in pursuant to a Schedule 13G filed with the SEC on April 10, 2024. The securities reported herein are held by More Provident Funds and Pension Ltd. or by More Mutual Funds Management (2013) Ltd. for the benefit of beneficiaries of various provident and pension funds or mutual funds, respectively, or by More Investment House Portfolio Management Ltd. for the benefit of various portfolio management clients. More Provident Funds and Pension Ltd., More Mutual Funds Management (2013) Ltd. and More Investment House Portfolio Management Ltd. are each controlled by Y.D More Investments Ltd., which is controlled by (i) Yosef Meirov, directly and through B.Y.M. Mor Investments Ltd., a company which he controls with Michael Meirov and Dotan Meirov, (ii) Eli Levy through Elldot Ltd., a wholly owned company, (iii) Yosef Levy and (iv) Benjamin Meirov.

(5)	To the Company’s knowledge, as of immediately after the Closing of the Business Combination. Includes 92,291 Series 3 Warrants exercisable within 60 days of April 15, 2024.

(6)	To the Company’s knowledge, as of immediately after the Closing of the Business Combination. Includes 70,725 Series 3 Warrants exercisable within 60 days of April 15, 2024.

(7)	To the Company’s knowledge, as of immediately after the Closing of the Business Combination. Includes 377,821 Series 3 Warrants exercisable within 60 days of April 15, 2024.

(8)	The information presented in pursuant to a Schedule 13D filed with the SEC on April 11, 2024. Includes (i) 150,000 Ordinary Shares, of the Company held by Fang Zheng, (ii) 2,219,550 Ordinary Shares held by the Sponsor, and (iii) 245,250 Ordinary Shares issuable upon the exercise of the Private Warrants held by the Sponsor. The Warrants are exercisable beginning 30 days after completion of the Business Combination, or May 4, 2024, until five years after such date, or May 4, 2029, and each Warrant is exercisable for one Ordinary Share at an exercise price of $11.50 per share. Fang Zheng is the majority shareholder of the Sponsor and therefore could be deemed to be the beneficial owner of all of the securities of the Issuer held of record by the Sponsor. Fang Zheng disclaims any beneficial ownership of the reported shares held by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Does not include 1,120,000 SPAC Earn Out Shares.

(9)	The business address for each of the directors and officers of ZOOZ is 4B Hamelacha St., Lod 7152008, Israel.

(9)	Includes 12,066,115 ordinary shares of the Company; does not include 4,000,000 ZOOZ Earn Out Shares.

(10)	ZOOZ ordinary shares and ZOOZ options. Calculation includes options to purchase 58,911 ZOOZ ordinary shares, exercisable within 60 days of April 15, 2024.

(11)	Based on the Schedule 13D filed by Fang Zheng on April 11, 2024, which presented ownership as of April 4, 2024, of the 1,901,521 Ordinary Shares reported as beneficially owned by Fang Zheng (i) 150,000 Ordinary Shares, of the Company held by Fang Zheng, (ii) 2,219,550 Ordinary Shares held by the Sponsor, and (iii) 245,250 Ordinary Shares issuable upon the exercise of the Private Warrants held by the Sponsor. The Warrants are exercisable beginning 30 days after completion of the Business Combination, or May 4, 2024, until five years after such date, or May 4, 2029, and each Warrant is exercisable for one Ordinary Share at an exercise price of $11.50 per share. Fang Zheng is the majority shareholder of the Sponsor and therefore could be deemed to be the beneficial owner of all of the securities of the Issuer held of record by the Sponsor. Fang Zheng disclaims any beneficial ownership of the reported shares held by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Fang Zheng’s principal business address is c/o, Keywise Capital Management (HK) Limited, Room 3008-10, 30/F, Cosco Tower, 183 Queen’s Road Central, Hong Kong.

(12)	ZOOZ ordinary shares and ZOOZ options. Calculation includes options to purchase 114,322 ZOOZ ordinary shares, exercisable within 60 days of April 15, 2024.

(13)	Includes (i) a total of 2,574,308 ZOOZ ordinary shares held by directors and executive officers, and (ii) options to purchase a total of 541,366 ordinary shares that are beneficially owned by directors and executive officers that are exercisable within 60 days of April 15, 2024, with a weighted average exercise price of $10.2 per share and which expire between December 2027 and April 2033.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS

Other than as set forth below and transactions related to compensation of our executive officers and directors as described under “Item 6. Directors, Senior Management and Employees - B. Compensation,” since January 1, 2023, we have entered into the following material related party transactions:

Registration Rights Agreement Amendment

ZOOZ and certain equity holders of ZOOZ and certain equity holders of Keyarch are expected to enter into the Registration Rights Agreement and the Keyarch Registration Rights Agreement Amendment, providing such shareholders with customary demand registration rights and piggyback registration rights with respect to registration statements filed by ZOOZ after the Closing. Under the ZOOZ Lock-Up Agreement, the securityholders of ZOOZ party thereto (other than the Sponsor) have agreed not to transfer their ZOOZ ordinary shares, except to certain permitted transferees, beginning on the closing date of the Business Combination and continuing until the earlier of (x) the date that is 180 days after the date of the Closing, or (y) the date after the Closing on which ZOOZ consummates a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of ZOOZ’s shareholders having the right to exchange their ZOOZ ordinary shares for cash, securities or other property ZOOZ.

Loans Granted to Members of the Board of Directors or Executive Management

As of the date of this prospectus, we have no outstanding loan or guarantee commitments to members of the board of directors or management.

Indemnification and Exemption Agreements

Our Articles permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Companies Law. Accordingly, we release our office holders from liability and indemnify them to the fullest extent permitted by law and provide them with letters of indemnification and exemption and release for this purpose, in the form most recently approved at our 2021 AGM. Under the letters of indemnification and exemption and release (i) our undertaking to indemnify each office holder for monetary liabilities or obligations imposed by a court judgment (including a settlement or an arbitrator’s award approved by a court) is limited to matters that result from or are connected to those events or circumstances set forth therein, and (ii) the indemnification that we undertake towards all persons whom it resolved to indemnify for the matters and circumstances described therein, jointly and in the aggregate, do not exceed the amount equal to 25% of the Company’s shareholders’ equity, per the most recent financial statements (audited or reviewed) after the time that notice is provided to the Company.

Our office holders are also covered by directors’ and officers’ liability insurance. For more information see “Item 6. Directors, Senior Management and Employees – B. Compensation - Insurance, Indemnification and Exemption.”

Collaboration Agreement with Dor-Alon

In January 2023, a first site in Israel, which is supported by the ZOOZTER™-100, has commenced commercial operation. This site was established as a pilot site, in collaboration with Afcon e-mobility and Dor-Alon gas stations (the operators of the largest charging network in Israel), and with the support of the IIA.

In March 2024, ZOOZ announced that based on the successful pilot with Afcon & Dor-Alon (see above), it was agreed with Dor-Alon that two ZOOZTER™-100 will be installed in Dor-Alon’s gas stations along Highway 6 (one of Israel’s main transportation corridors), aiming to enable additional ultra-fast chargers in these sites, despite the grid’s limitations. These sites are expected to be upgraded during the second quarter of 2024. The ability of the ZOOZTER™-100 to support these multi-chargers sites will be evaluated for a period of several months and upon successful completion of this evaluation, the ZOOZTER™-100 systems will be purchased by Dor-Alon (at terms agreed to by the parties).

For cautionary purposes only, ZOOZ has classified this transaction as a related party transaction under Israeli law.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of ordinary shares. This discussion applies only to the ordinary shares, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of ordinary shares. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. ZOOZ has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers, or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the U.S.;

●	persons holding ordinary shares, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding ordinary shares;

●	founders, sponsors, officers or directors of Keyarch or holders of private placement warrants or ZOOZ Closing Warrants;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received ordinary shares, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares to U.S. Holders

Distributions on ordinary shares

If ZOOZ makes distributions of cash or property on the ordinary shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of ZOOZ’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. If ZOOZ does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States (such as the Nasdaq), or (b) ZOOZ is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

●	ZOOZ is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

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There can be no assurances that ZOOZ will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Israel. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, ZOOZ will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by ZOOZ with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”.

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the United States and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares could be materially different from that described above, if ZOOZ is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For this purpose, ZOOZ will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which ZOOZ owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, rents, royalties and capital gains.

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Based on the current and anticipated composition of the income, assets and operations of ZOOZ and its subsidiaries, there is a substantial risk that ZOOZ may be treated as a PFIC for U.S. federal income tax purposes for 2024.

Nevertheless, whether ZOOZ or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether ZOOZ or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of ZOOZ’s income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of ZOOZ and its subsidiaries may cause ZOOZ to be or to become a PFIC for the current or subsequent taxable years. Thus, no assurance can be given as to whether ZOOZ will be a PFIC in 2024 or for any future taxable year. In addition, ZOOZ’s U.S. counsel expresses no opinion with respect to ZOOZ’s PFIC status for 2024 or future taxable years.

Under the PFIC rules, if ZOOZ were considered a PFIC at any time that a U.S. Holder owns ordinary shares, ZOOZ would generally continue to be treated as a PFIC with respect to such investment (i) it has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s ordinary shares in which ZOOZ was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold its ordinary shares at their fair market value on the last day of the last taxable year in which ZOOZ is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below, but any loss would not be recognized. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless ZOOZ subsequently becomes a PFIC.

For each taxable year that ZOOZ is treated as a PFIC with respect to a U.S. Holder’s ordinary shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of its ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which ZOOZ is a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which ZOOZ may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that ZOOZ does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of ZOOZ’s subsidiaries.

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If ZOOZ is a PFIC, a U.S. Holder of ordinary shares may avoid taxation under the Excess Distribution Rules described above by making a timely and valid “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if ZOOZ provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Upon written request, ZOOZ will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares in the event ZOOZ is treated as a PFIC for any taxable year. There can be no assurance, however, that ZOOZ will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event ZOOZ is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that ZOOZ is treated as a PFIC the U.S. Holder’s pro rata share of ZOOZ’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of ZOOZ for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount. If ZOOZ owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to ZOOZ’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which ZOOZ is a PFIC, then the ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above.

A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable securities” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if ZOOZ is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder generally will include in income for each year that ZOOZ is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions ZOOZ makes would generally be subject to the rules discussed above under “— Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable securities,” which are securities that are regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable securities for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for ordinary shares.

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If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which ZOOZ is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their tax own advisors regarding any reporting requirements that may apply to them if ZOOZ is a PFIC.

U.S. Holders are strongly encouraged to consult their own tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of ordinary shares. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of ordinary shares that is for U.S. federal income tax purposes not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) distributions of cash or property paid or deemed paid to a Non-U.S. Holder in respect of ordinary shares or (ii) gain realized upon the sale or other taxable disposition of ordinary shares by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

●	the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner discussed in “—U.S. Holders—Distributions on ordinary shares” and “—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares.” A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

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Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Foreign Account Tax Compliance Act

The United States Foreign Account Tax Compliance Act, or FATCA, imposes a reporting regime and, potentially, a 30% withholding tax on certain payments made to certain non-U.S. financial institutions that fail to comply with certain information reporting, account identification, withholding, certification and other FATCA related requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we may be required to report information to the IRS regarding the holders of ordinary shares and to withhold on a portion of payments with respect to our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or that hold our ordinary shares directly or indirectly through certain non-compliant intermediaries). This withholding tax made with respect to ordinary shares will not apply to payments made before the date that is two years after the date of publication of final regulations defining the term “foreign passthru payment.” An intergovernmental agreement between the United States and another country may also modify these requirements. FATCA is particularly complex and its application is uncertain at this time. Holders of our ordinary shares should consult their tax advisors to obtain a more detailed explanation of FATCA and to learn how FATCA might affect each holder in its particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of ordinary shares, and the proceeds received on the sale or other taxable disposition of ordinary shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their ordinary shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

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MATERIAL ISRAELI TAX CONSIDERATIONS

The following is a brief summary of certain material Israeli consequences concerning the ownership and disposition of our ordinary shares and public warrants by purchasers or holders of our ordinary shares or public warrants. Because parts of this discussion are based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The summary below does not address all of the tax consequences that may be relevant to all purchasers or holders of our ordinary shares or public warrants in light of each purchaser’s or holder’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of our ordinary shares or public warrants should consult their own tax advisors as to Israeli tax consequences of the purchase, ownership and disposition of our ordinary shares and public warrants. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each person should consult his, her or its own tax or legal advisor.

Israeli tax considerations

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax. The current corporate tax rate is of 23%. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Beneficiary Enterprise or a Preferred Technological Enterprise (as discussed below) may be considerably lower. Capital gains derived by an Israeli company are generally subject to the regular corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies”.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, that was incorporated in Israel, of which 90% or more of its income in any tax year, other than income from certain defense loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

●	Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which the Industrial Company begam to use it;

●	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

●	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, related to scientific research and development for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

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●	The research and development must be for the promotion of the company; and

●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time, we may apply to the IIA for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year they were incurred, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain eligible companies with incentives for capital investments in production facilities (or other eligible assets) and certain tax benefits with respect to certain eligible income.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or instead irrevocably, elect to forego such benefits and apply the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Preferred Technological Enterprises or Special Preferred Technological Enterprises, alongside the existing tax benefits.

The following discussion is a summary of the Investment Law following its most recent amendments:

Tax benefits under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise unless the Preferred Enterprise is located in development zone “A”, in which case the rate will be 7.5%.

Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in development zone “A”.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations–0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations)–20%, or a reduced tax rate under the provisions of any applicable double tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate).

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The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

As of March 31, 2024 ZOOZ did not apply the new benefits under the Preferred Enterprise regime.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises” - “Preferred Technological Enterprises”, or PTEs and “Special Preferred Technological Enterprise” or SPTEs, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

According to the 2017 Amendment, a company that complies with the terms under the PTE or SPTE regime may be entitled to certain tax benefits with respect to its “Preferred Technological Income”, which is income that is generated during the company’s regular course of business and derived from a benefited intangible asset (as determined in the Investment Law), excluding income derived from intangible assets used for marketing and income attributed to production activity.

In order to calculate the preferred technological income, the PTE or the SPTE is required to take into account the income and the research and development expenses that are attributed to each single preferred intangible asset, product or group of products (as defined in the Investment Law). Nevertheless, it should be noted that the transitional provisions allow companies to take into account all the income and research and development expenses attributed to all of the benefitted intangible assets they have.

The 2017 Amendment will apply to PTEs which meets certain additional conditions, including, all the following:

●	the company’s average R&D expenses in the three years prior to the current tax year must be greater than or equal to the average of 7% of its total revenue or exceed NIS 75 million per year; and

●	the company must also satisfy one of the following conditions: (1) the full salary at least 20% of the company’s overall workforce, or at least 200 employees, was recorded and paid as R&D expenses in the company’s financial statements; (2) a venture capital investment of an amount of at least NIS 8 million was previously made in the company; or (3) a growth in sales by an average of 25% over the three years preceding the tax year (provided transactions revenue of over NIS 10 million for the said years); (4) a growth in workforce by an average of 25% over the three years preceding the tax year (provided that the company employed at least 50 employees in the said years).

Preferred Technological income of a PTE, which is the portion of technological income derived from the benefitted intangible asset developed in Israel according to the NEXUS approach, satisfying the required conditions, will be subject to a reduced corporate tax rate of 12%. The tax rate is further reduced to 7.5% for a PTE located in development zone “A”.

In addition, a PTE will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

In addition, a PTE will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017, for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (group-consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed to individuals or non-Israeli shareholders by a PTE or a SPTE, paid out of Preferred Technological Income or capital gain derived from the sale of certain “Benefited Intangible Assets”, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%. Please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company.

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As of March 31, 2024 ZOOZ did not apply for a tax ruling from the ITA or implemented benefits under The Preferred Technological Enterprise regime.

From time to time, the Israeli Government has discussed reducing the benefits available to companies under the Investment Law. The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Taxation of our shareholders

Capital gains taxes applicable to non-Israeli resident shareholders

Israeli capital gains tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation or (iii) represent, directly or indirectly, rights to assets located in Israel. The Israeli tax law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s price that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, Real Capital Gain accrued by individuals on the sale of ZOOZ ordinary shares will be taxed at the rate of 25%. However, if the shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12- month period (or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares), such capital gain will be taxed at the rate of 30%.

A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person with respect to the material matters of the corporation on a permanent basis pursuant to an agreement, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

Real Capital Gain derived by corporations will be generally subject to a corporate tax rate of 23% (in 2024).

A non-Israeli resident that derives capital gains from the sale of shares of an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli capital gain tax subject to certain conditions, inter alia that the shares were not held through or attributable to a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold, whether directly or indirectly, more than 25% of the means of control, as such term is defined above, in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA). For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless either: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares would be subject to Israeli tax, to the extent applicable. However, under the United States-Israel Tax Treaty, a Treaty U.S. Resident may be permitted to claim a credit for the Israeli tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition of the shares, subject to the limitations under U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

133

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., resident certificate or other documentation).

Capital gains taxes applicable to Israeli resident shareholders

An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23%. An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest expenditures or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2024). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares. With respect to corporate investors, capital gain tax equal to the corporate tax rate (23% starting in 2018) will be imposed on the sale of our traded shares, unless contrary provisions in a relevant tax treaty applies.

Taxation of Israeli shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a “nominee company”, as such term is used in the Israeli Securities Law, whether the recipient is a substantial shareholder or not, 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2013 or before) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Preferred Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on dividend.

134

Taxation of non-Israeli shareholders on receipt of dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2013 or before and subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced 15%, or such lower rate as may be provided under an applicable tax treaty), 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Technological Enterprise, and 4% if the dividend is distributed from income attributed to a Technological Enterprise to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, (please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by an Approved Enterprise, a Preferred Enterprise, Beneficiary Enterprise, a Preferred Enterprise or a Preferred Technological Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Beneficiary Enterprise, Preferred Enterprise or a Preferred Technological Enterprise are not entitled to such reduced rate under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentence) are met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise, Preferred Enterprise or a Preferred Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the ITA to the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will be required to comply with certain administrative procedures with the Israeli Tax Authorities in order to receive a refund of the excess tax withheld.

A foreign resident receiving dividend income from an Israeli company, from which the full tax was deducted, will generally be exempt from filing a tax return in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay Surtax (see below) in accordance with section 121B of the Ordinance.

Israeli Tax Withholding

In addition to the above, any payment made by an Israeli resident company may be subject to Israeli withholding tax, regardless of whether the recipient should be subject to Israeli tax with respect to the receipt of such payment, unless the recipient provides the company with a valid certificate issued by the ITA to exempt the recipient from such withholding tax liability.

Surtax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 721,560 for 2024, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Israeli Transfer Pricing Regulations

On November 29, 2006, Income Tax Regulations (Determination of Market Terms) promulgated under Section 85A of the Ordinance, came into effect (“TP Regulations”). Section 85A of the Ordinance and the TP Regulations generally require that all cross-border transactions carried out between related parties be conducted on an arm’s length principle basis and will be taxed accordingly.

135

Certain Withholding Tax Consequences of the Business Combination

The Business Combination is a taxable event in Israel. Generally, the Keyarch shareholders, holders of Keyarch rights and holders of Keyarch warrants that are not residents of Israel should, under certain conditions, be entitled to an exemption from Israeli tax while those that are Israeli residents may be taxed on any capital gains resulting from the exchange of their Keyarch ordinary shares, the Keyarch Rights and/or the Keyarch warrants.

ZOOZ, Merger Sub, their respective affiliates, and any other person making a payment under the Business Combination Agreement (including the issuance of shares as consideration under the Business Combination Agreement) is required to deduct and withhold tax from the consideration payable by them under the Business Combination Agreement in accordance with applicable legal requirements. Keyarch applied for and received a tax ruling from the ITA exempting ZOOZ, Merger Sub and their respective agents from any obligation to withhold Israeli tax from such consideration payable or otherwise deliverable to certain Keyarch shareholders, holders of Keyarch rights and holders of Keyarch warrants, and deferring the taxable event to the time of the sale of the shares or warrants by such holders, as described below. We sometimes refer to such tax ruling as the WHT Ruling. Pursuant to the terms of the WHT Ruling, such ruling applies to each person who was a Keyarch shareholders, holder of Keyarch rights and holder of Keyarch warrants that meets all of the following requirements: (1) it acquired all of its equity interests in Keyarch in or following Keyarch’s initial public offering on Nasdaq; (2) it held less than 5% of outstanding Keyarch ordinary shares; (3) it was not a registered shareholder; (4) it was not a “relative” (as defined under Section 88 of the Ordinance) of a registered shareholder; (5) it was not an Israeli resident “officer” as defined under the Israeli Securities Law) in Keyarch; and (6) it did not receive any other tax ruling issued by the ITA in connection with its Keyarch equity interests, or was subject to other tax arrangement, that may contradict the terms and conditions of the WHT Ruling. Regarding Keyarch shareholders, holders of Keyarch rights and/or holders of Keyarch warrants (collectively, “Keyarch Securityholders”) that are not covered under the WHT Ruling: (1) any Keyarch Securityholders that owned at least 5% of Keyarch outstanding shares or 5% of the rights on a fully diluted basis will be subject to tax withholding in Israel, unless a residency declaration or an exemption certificate or other ruling from the ITA is provided by such Keyarch Securityholders and (2) a Keyarch Securityholders that owned less than 5% of or 5% of the rights on a fully diluted basis Keyarch outstanding shares who is not covered under the WHT Ruling will be subject to tax withholding in Israel, unless any of the following will be provided to the exchange agent of the Business Combination within 180 days from the Closing: (a) a valid declaration has been provided by such that it has never been an Israeli tax resident and that it never maintained a permanent establishment in Israel, (b) a SPAC Declaration (as such term is defined in the Business Combination Agreement), (c) an exemption certificate, or (d) WHT Ruling applicable to such Keyarch Securityholder.

Taxation of the conversion of the Earnout Rights into Earnout Shares and the issuance of the Earnout Shares

Subject to the terms and conditions set in the Business Combination Agreement, ZOOZ issued to the Pre-Closing ZOOZ Shareholders an aggregate of 4,000,000 Earnout Rights, which were allocated among the Pre-Closing ZOOZ Shareholders according to their respective pro-rata share ownership. The Earnout Rights will be automatically converted into ZOOZ Ordinary Shares (by ZOOZ issuing one ZOOZ Ordinary Share in lieu of each converted Earnout Right which shall be automatically cancelled and extinguished upon such conversion), in an amount not to exceed 4,000,000 Earnout Shares (subject to adjustment after the Closing for share splits, combinations or exchange or readjustment of shares, reorganizations, recapitalizations, share sub-divisions (including share consolidations), split-up and the like, including to account for any equity securities into which such shares are exchanged or converted), upon and subject to the occurrence of Earnout Milestone(s) (as such terms defined in the Business Combination Agreement) during the Earnout Period, and without the payment of any consideration by the Pre-Closing ZOOZ Shareholders (other than, to the extent applicable, the transfer of the applicable Withholding Amount (as defined below) by each respective Pre-Closing ZOOZ Shareholder as described below.

The conversion of the Earnout Rights into Earnout Shares and the issuance of the Earnout Shares will be subject to withholding tax according to the relevant provision of the applicable law. Such withholding tax from the Earnout Shares will be conducted by any TASE member.

Any Tax will be required to be withheld in connection with the conversion of the Earnout Rights (or any part thereof) and/or issuance of the Earnout Shares (or any part thereof) pursuant to any applicable law relating to taxes, any TASE member shall be authorized to withhold such tax. However, if any Pre-Closing ZOOZ Shareholder will transfer to the TASE member the applicable withholding amount which needed to be withheld in connection with the conversion of the Earnout Rights and issuance of the Earnout Shares, attributed to such Pre-Closing ZOOZ Shareholder, calculated according to the applicable law during the applicable periods provided by TASE member (“Withholding Amount”) then no withholding tax will be apply with respect to issuing the Earnout Shares to such Pre-Closing ZOOZ Shareholder.

136

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	$1,042
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$50,000.00
Printing fees	$5,000.00
Miscellaneous expenses	$3,958
Total	$110,000

LEGAL MATTERS

The validity of the ZOOZ ordinary shares and certain other matters of Israeli law will be passed upon for ZOOZ by Shibolet & Co., Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2023 and December 31, 2022 and for each of the three years in the period ended December 31, 2023 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Keyarch’s balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in shareholders’ (deficit)/income, and cash flows for the years ended December 31, 2023 and 2022, and the related notes and schedules, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

137

ZOOZ POWER LTD

YE 2023

KEYARCH ACQUISITION CORP

YE 2023

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of ZOOZ Power Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ZOOZ Power Ltd. (the “Company’) as of December 31, 2023 and 2022, and the related consolidated statements of operations, of comprehensive loss, of redeemable convertible preferred shares and changes in shareholders’ equity and of cash flows for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has net losses and has generated negative cash flows from operating activities for the years ended December 31, 2023, 2022 and 2021. Such circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kesselman & Kesselman
Jerusalem, Israel	Certified Public Accountants (Isr.)
April 30, 2024	A member firm of PricewaterhouseCoopers International Limited

We have served as the Company’s auditor since 2018.

Kesselman & Kesselman, Rad Tower, 16 Hartom Street, Jerusalem 9777516, Israel, P.O Box 45192,

Har Hotzvim, Jerusalem 91451, Telephone: +972 -2- 5418200, Fax:+972 -2- 5418201, www.pwc.com/il

F-2

ZOOZ POWER LTD.

CONSOLIDATED BALANCE SHEETS

	December 31
	2023	2022
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash	6,672	20,569
Prepaid expenses and other current assets	752	597
Inventory	2,848	1,767
TOTAL CURRENT ASSETS	10,272	22,933

NON-CURRENT ASSETS:
Restricted bank deposits	224	224
Prepaid expenses	79	90
Operating lease right of use assets	1,309	1,463
Property and equipment, net	1,593	723
TOTAL NON-CURRENT ASSETS	3,205	2,500
TOTAL ASSETS	13,477	25,433

Liabilities and equity
CURRENT LIABILITIES:
Accounts payable	536	485
Other payables and accrued expenses	1,387	352
Short term employee benefits	788	766
Share based payment liabilities	232	996
Current maturities of operating lease liabilities	309	321
TOTAL CURRENT LIABILITIES	3,252	2,920

NON-CURRENT LIABILITIES:
Operating lease liabilities	1,035	1,252
TOTAL NON-CURRENT LIABILITIES	1,035	1,252

TOTAL LIABILITIES	4,287	4,172

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS’ EQUITY (*):
Share capital - Ordinary shares of NIS 0.00286 par value - Authorized: 34,973,575 shares on December 31, 2023 and 2022; Issued and outstanding: 5,912,223 shares on December 31, 2023 and 2022	5	5
Additional paid-in capital	58,780	58,277
Accumulated other comprehensive loss	(2,414)	(1,595)
Accumulated deficit	(47,181)	(35,426)
TOTAL EQUITY	9,190	21,261
TOTAL LIABILITIES AND EQUITY	13,477	25,433

(*)	Adjusted to reflect reverse stock split, see Note 11

The accompanying notes are an integral part of the consolidated financial statements.

F-3

ZOOZ POWER LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

	Year ended December 31
	2023	2022	2021

Sales	764	-	-
Cost of sales	1,869	178	-

Gross loss	(1,105)	(178)	-

Research and development, net	5,215	4,163	1,523
Sales and marketing	3,041	1,672	987
General and administrative	2,850	2,189	2,028

Operating loss	(12,211)	(8,202)	(4,538)

Finance income (expenses), net	456	377	(43

Loss before income tax	(11,755)	(7,825)	(4,581)

Income tax benefit	-	-	-

Net loss	(11,755)	(7,825)	(4,581)

Net loss per ordinary share attributable to shareholders - basic and diluted (*)	(1.99)	(1.51)	(2.27)
Weighted average ordinary shares outstanding – basic and diluted in thousands (*)	5,912	5,166	2,020

(*)	Adjusted to reflect reverse stock split, see Note 11

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ZOOZ POWER LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year ended December 31
	2023	2022	2021
	U.S. dollars in thousands
Net Loss	(11,755)	(7,825)	(4,581)

Other Comprehensive income (loss)
Reporting currency translation gain (loss)	(819)	(1,965)	370

Total other comprehensive income (loss)	(819)	(1,965)	370

Total comprehensive loss	(12,574)	(9,790)	(4,211)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ZOOZ POWER LTD.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share and per share data)

				Accumulated
	Share capital		Additional	other
	Number of		paid-in	comprehensive	Accumulated
	Shares (**)	Amount	capital	income (loss)	loss	Total

BALANCE AS OF JANUARY 1, 2023	5,912,223	5	58,277	(1,595)	(35,426)	21,261
CHANGES IN 2023:
Share-based compensation	-	-	503	-	-	503
Net loss	-	-	-	-	(11,755)	(11,755)
Other comprehensive loss	-	-	-	(819)	-	(819)
BALANCE AS OF DECEMBER 31, 2023	5,912,223	5	58,780	(2,414)	(47,181)	9,190

(**)	Adjusted to reflect reverse stock split, see Note 11

The accompanying notes are an integral part of the consolidated financial statements.

F-6

ZOOZ POWER LTD.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share and per share data)

				Accumulated
	Share capital		Additional	other
	Number of		paid-in	comprehensive	Accumulated
	Shares (**)	Amount	capital	income (loss)	loss	Total

BALANCE AS OF JANUARY 1, 2022	2,295,736	2	29,867	370	(27,601)	2,638
CHANGES IN 2022:
Private placement and public offering of shares and warrants, net of issuance costs of $1,700	3,616,487	3	27,867	-	-	27,870
Share-based compensation	-	-	543	-	-	543
Net loss	-	-	-	-	(7,825)	(7,825)
Other comprehensive loss	-	-	-	(1,965)	-	(1,965)
BALANCE AS OF DECEMBER 31, 2022	5,912,223	5	58,277	(1,595)	(35,426)	21,261

(*)	Represents less than $1 thousand
(**)	Adjusted to reflect reverse stock split, see Note 11

The accompanying notes are an integral part of the consolidated financial statements.

F-7

ZOOZ POWER LTD.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share and per share data)

	Redeemable
	Convertible					Accumulated
	Preferred Shares		Share capital		Additional	other
	Number of Shares (**)	Amount	Number of Shares	Amount	paid-in capital	comprehensive income	Accumulated loss	Total

BALANCE AS OF JANUARY 1, 2021	18,881,400	21,878	349,736	-	-	-	(23,020)	(23,020)
CHANGES IN 2021:
Conversion of preferred shares into ordinary shares	(18,881,400)	(21,878)	1,650,875	(*)	21,878	-	-	21,878
Initial Public Offering of shares and warrants, net of issuance costs of $600	-	-	295,125	2	7,643	-	-	7,645
Share-based compensation	-	-	-	-	346	-	-	346
Net loss	-	-	-	-	-	-	(4,581)	(4,581)
Other comprehensive income	-	-	-	-	-	370	-	370
BALANCE AS OF DECEMBER 31, 2021	-	-	2,295,736	2	29,867	370	(27,601)	2,638

(*)	Represents less than $1 thousand

(**)	Adjusted to reflect reverse stock split, see Note 11

The accompanying notes are an integral part of the consolidated financial statements.

F-8

ZOOZ POWER LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2023	2022	2021
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(11,755)	(7,825)	(4,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	239	131	44
Non-cash finance expenses (income), net	(206)	(279)	34
Net changes in operating lease assets and liabilities	(148)	119	(3)
Gain from disposal of assets	-	(16)	-
Share-based compensation	(219)	(1,751)	(1,315)
Changes in operating assets and liabilities:
Trade receivables	-	-	36
Prepaid expenses and other current assets	(163)	(74)	(132)
Inventory	(1,117)	(1,405)	(462)
Accounts payable	64	10	(28)
Other payables and accrued expenses	1,028	51	244
Short term employee benefits	45	492	78
Net cash used in operating activities	(12,232)	(10,547)	(6,085)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,365)	(500)	(298)
Grants received for property and equipment	250	-	-
Long term restricted deposits	(224)	-	-
Net cash used in investing activities	(1,339)	(500)	(298)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares and warrants, net of issuance costs	-	27,870	7,645
Net cash provided by financing activities	-	27,870	7,645

Effect of change in exchange on cash balances held in foreign currencies	(550)	(1,906)	428
Net change in cash and restricted cash equivalent	(14,121)	14,917	1,690
Cash and restricted cash equivalent at beginning of year	20,793	5,876	4,186
Cash and restricted cash equivalent at end of year	6,672	20,793	5,876

Supplemental disclosure of cash flow information
Non-cash activity:
Lease liabilities arising from obtaining right-of-use assets	55	319	1,496
Purchase of equipment	-	-	196
Reclassification of inventory to property and equipment	195	-	-
Conversion of preferred shares into ordinary shares	-	-	21,878

The accompanying notes are an integral part of the consolidated financial statements.

F-9

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - GENERAL:

ZOOZ Power Ltd. (hereinafter - “the Company”), an Israeli company, was incorporated and commenced operations in Israel on February 5, 2013. The offices of the Company are located at 4 Hamelacha St., Lod, Israel. The Company operates as one operating segment and is engaged in developing, manufacturing, marketing and selling of Energy Storage Solutions, for electric vehicles. The system is based on kinetic storage using flywheels.

In March 2021, the Company completed an initial public offering of shares and marketable warrants on the Tel Aviv Stock Exchange and became a public company and started trading on that day. In March 2022, the Company completed a public offering of shares and warrants. For more information see note 11.

In June 2023, the Company established a subsidiary in the Cayman Islands, ZOOZ Power Cayman (hereinafter - “the subsidiary”). The subsidiary is wholly owned by the Company. The subsidiary did not operate during 2023.

On July 30, 2023, the Company entered into a business combination agreement with Keyarch Acquisition Corporation, a public company incorporated in the Cayman Islands, then traded on the Nasdaq Global Market, which was issued as a Special Purpose Acquisition Company (SPAC) and additional related agreements, according to which a reverse triangular merger take effect, in which the Company recently established a subsidiary registered in the Cayman Islands with which the SPAC company will merge, such that the SPAC has become a private company fully owned (100%) by the Company, against the allocation of shares and tradable warrants of the Company to the shareholders and holders of the SPAC’s tradable warrants.

The Company’s shareholders prior to the closing are entitled to additional contingent consideration of up to 4 million ordinary shares upon the Company’s achievement of the applicable earnout milestones (hereinafter - “the Earnout Rights”) (based on share price) as set forth in the Business Combination Agreement, in the form of non-tradable, non-assignable rights, that were issued by the Company pro rata to the Pre-Closing company Shareholders on April 4, 2024. The Earnout Rights may be converted into ZOOZ ordinary shares within 5 years from the lapse of the first quarter following the Closing Upon meeting the applicable milestones.

On February 9, 2024, Keyarch and the Company entered into subscription agreements with certain investors (hereinafter - “subscription agreements”). Under the terms of the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, an aggregate of 1,300,000 Keyarch Class A ordinary shares for a purchase price of $10.00 per share, for gross proceeds of $13,000,000. In addition, pursuant to the Subscription Agreement, the Company agreed to register the Subscription Shares and granted customary resale registration rights to PIPE Investors.

On March 21, 2024, the extraordinary general meeting of the Company’s shareholders approved a reverse share split of the Company’s ordinary Shares, effective as of March 25, 2024, at a conversion ratio of 11.43720665.

The Company accounted for the Reverse Stock Splits on a retroactive basis pursuant to ASC 260. As a result, all common stock, warrants, and options outstanding and exercisable for common stock, exercise prices and loss per share amounts have been adjusted, on a retroactive basis, for all periods presented in these financial statements and the applicable disclosures, to reflect such Reverse Stock Split.

The closing of the Merger and the Transactions took place on April 4, 2024. At the Effective Time, and upon the terms and subject to the conditions of the Business Combination Agreement, and in accordance with the Cayman Act, Keyarch and Merger Sub consummated the Merger, pursuant to which Merger Sub was merged with and into Keyarch, with Keyarch being the surviving company, following which the separate corporate existence of Merger Sub ceased and Keyarch continued as the surviving company Pursuant to the Closing, Keyarch became a direct, wholly-owned subsidiary of the Company. As part of the merger $10 million net was invested in the company.

F-10

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

In connection to the Closing of the Business Combination, the Company’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024, and became a dual Company.

Following the Issuance of Earnout rights in April 2024, the company’s options and warrants conversion ratio has been adjusted, so each option or warrant will be exercisable to 1.18961 common share.

Current impact of Swords of Iron War

On October 7, 2023, following a surprise attack by the terrorist organization, Hamas, from the Gaza Strip, the Israeli government declared the “Swords of Iron” War. Following the attack from the Gaza Strip, an attack was also launched towards northern Israel by the terrorist organization, Hezbollah, from Lebanon and tensions in other sectors increased. As of the date of approval of the financial statements, the security situation in both the southern sector and the northern sector remained tense, and the uncertainty regarding the return to normalcy remains.

As part of dealing with the threats of a Swords of Iron War, the Israeli government ordered the evacuation of dozens of localities located in the south of the country, around the Gaza Strip, and in the north of the country, along the border with Lebanon, and also imposed restrictions on various gatherings, activities in workplaces and educational activities in accordance with the directives of the Home Front Command. In addition, many citizens were called to reserve service for extended periods of time.

The Company’s factory is located in the city of Lod. The Company’s facilities were not damaged during the war. In accordance with the guidelines of the National Emergency Authority, there is no denial of access or any restriction in the activity of the Company’s facilities. As of the date of approval of the financial statements, the Company operates normally. As of the date of publication of the financial statements, there is no material impact on the Company’s supply chain. However, if the security situation continues for an extended period of time, the Company’s production capacity and even marketing and advertising activities outside of Israel may be affected. At this stage, the Company cannot reasonably assess the consequences of the continuation of the Swords of Iron War on the level of its activity and the results of this activity. These consequences depend, among other things, on the duration and scope of the war, on its economic effects on the entire economy in Israel and on the ability to raise capital from foreign and local investors and the industry in which the Company operates.

The Company continues regularly to monitor the development of events and considers the implications for its business activity and the measures it will take accordingly.

Current impact of the current financial markets and economic conditions

F-11

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company’s business may materially be affected by conditions in the financial markets and economic conditions in the U.S. and Europe. 2022 was characterized by steep declines and significant volatility in global markets, driven by investor concerns over inflation, rising interest rates, slowing economic growth and geopolitical uncertainty. Inflation across many key economies reached generational highs, prompting central banks to take monetary policy tightening actions that are likely to create headwinds to economic growth. Continued global supply chain disruption, including due to China’s recurrent restrictions and the ongoing war between Russia and Ukraine, are also contributing to mounting inflationary pressure. In 2022, in the U.S., annual inflation rose to the highest level in over 40 years. Concurrently, Europe experienced high year-over-year inflation. In response to rising inflation, the Federal Reserve raised the federal funds target range and the European Central Bank raised rates for the first time in 11 years. Both central banks reiterated expectations for additional increases in the coming months. While several key economic factors, including employment, wage growth and household savings have demonstrated resilience, the U.S. economic contraction in 2022 has opened a debate among economists as to whether the U.S. has entered, or in the near term will enter, a recession.

Liquidity

The Company has net losses for the years ended December 31, 2023, 2022 and 2021 in the amounts of $11,755 thousands $7,825 thousands and $4,581 thousands and negative cash flows from operating activities in the amounts of $12,232 thousand $10,547 thousand and $6,085 thousand, respectively.

The Company has historically financed its operations over the years by raising funds from investors. On April 4, 2024, the Company finalized a merger deal with a SPAC. As part of the merger 10 million USD net, was invested in the company (for details, see above). Since the Company has just started commercial sales of its products and considering the Company’s expected cash usage, the Company’s cash balance as of December 31, 2023, and as of the date of approval of the financial statements is not sufficient to continue the Company’s operations for at least 12 months from the date of approval of the financial statements. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue the Company’s operations, including research and development and sales and marketing, the Company is looking to secure financing from various sources, including additional investment funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation of financial statements

The financial statements of the Company have been prepared in conformity with United States generally accepted accounting principles (U.S. GAAP)

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may have a material impact on the Company’s financial statements. As applicable to these financial statements, the most significant estimates relate to inventory net realizable value and share-based compensation.

F-12

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Functional and Presentation Currency

The currency of the primary economic environment in which the operations of the Company are conducted is the New Israeli Shekel (“NIS”). Thus, the functional currency of the Company is the NIS. The Company’s presentation and reporting currency is the U.S dollar.

Balances in non-NIS currencies are translated into NIS using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-NIS transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions - exchange rates at transaction dates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) - historical exchange rates. Currency transaction gains and losses are presented in finance income or expenses, as appropriate.

The financial statements are translated into the reporting currency, the U.S dollar, using the current rate method - equity accounts are translated using historical exchanges rates, while all other balance sheet accounts are translated using the exchanges rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the year, unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, The resulting translation adjustments are reported as a component of shareholders’ equity in accumulated other comprehensive income (loss). Exchange rates of NIS to U.S dollar as of December 31, 2023 and 2022 are 3.63 and 3.52, respectively.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Observable inputs are inputs that are developed using market data, such as publicly available information about actual events or transactions, and that reflect the assumptions that market participants would use when pricing the asset or liability. Unobservable inputs are inputs for which market data are not available and that are developed using the best information available about the assumptions that market participants would use when pricing the asset or liability.

The fair value hierarchy is categorized into three levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date. Level 2 inputs include inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying amounts of other current assets, account payables and other payables and accrued expenses approximate fair value because of their generally short maturities.

F-13

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Restricted long-term bank deposits

Restricted long-term bank deposits are deposits with a maturity of more than one year. The bank deposits are used as a security for the Company’s lease agreements. Long-term bank deposits are denominated in NIS. The interest on the Company’s deposits is insignificant. As of December 31, 2023 and 2022, the Company had a lien on the Company’s bank deposits in respect of bank guarantees granted in order to secure its lease agreements. The fair value of bank deposits approximates the carrying value since they bear interest at rates close to the prevailing market rates.

Concentration of credit risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, restricted long-term deposits and other receivables.

All the Company’s cash and restricted long-term bank deposits are invested in banks within Israel. The Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying balance sheets exceed federally insured limits. The Company places its cash and deposits with financial institutions for which management believes there is limited credit loss exposure with respect to the investments.

Inventory

Inventory consists of raw materials, work in process and finished products. Inventories are stated at the lower of cost or net realizable value. Inventory write-offs are provided to cover risks arising from slow-moving and obsolescent items.

The Company periodically evaluates the quantities on hand relative to current and historical selling prices and historical and projected sales volume. Once written-down, a new lower cost basis for that inventory is established . Cost of inventories is assigned as follows:

Raw materials - at cost of purchase represents the first in, first out method.

Work in process - on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

Finished products - based on average costs of materials, contracting and manufacturing costs.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers and peripherals	33
Office furniture and equipment	7
Machines and electronic devices	15-33
Energy storage systems	20
Leasehold improvements	21-26

Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

The Company’s property and equipment include, among other things, energy storage systems that were manufactured by the Company and transferred to a third party free of charge for the purpose of a marketing pilot. At the end of a period agreed between the parties, the systems will be returned to the Company.

Grants that relate to assets are presented in the statement of financial position by deducting the grant in order to arrive at the book value of the asset. The grant is recognized in profit or loss over the life of a depreciable asset through the imputation of reduced depreciation.

F-14

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the long-lived asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the sum of the expected undiscounted cash flow is less than the carrying amount of the asset, the Company recognizes an impairment loss, which is the excess of the carrying amount over the fair value of the asset, using the expected future discounted cash flows.

For the years ended December 31, 2023, 2022 and 2021, the Company did not recognize an impairment loss on its long-lived assets.

Basic and diluted net loss per share

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. All share options, warrants and preferred shares were excluded from the calculation of diluted net loss per ordinary share because their effect would have been anti-dilutive for the years presented.

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, a net loss for the periods presented was not allocated to the Company’s participating securities.

For the year ended December 31, 2023, the Company had 834,172 options and 39,710 warrants, and for the year ended December 31 2022, the Company had 711,539 options, 39,710 warrants. These securities were not considered when calculating diluted loss per share since their effect is anti-dilutive.

Collaborative arrangements

The Company entered into collaborative arrangements with partners that fall under the scope of Topic 808, “Collaborative Arrangements” (“ASC 808”). While these arrangements are in the scope of ASC 808, the Company may analogize to ASC 606 for some aspects of the arrangements.

The terms of the Company’s collaborative arrangements typically include reimbursements or cost-sharing of research and development expenses. Each of these payments results in an offset against research and development expenses.

Under certain collaborative arrangements, the Company has been reimbursed for a portion of its research and development expenses or participates in the cost-sharing of such research and development expenses. Such reimbursements and cost-sharing arrangements have been reflected as a reduction of research and development expense in the Company’s statements of operations, as the Company does not consider performing research and development services for reimbursement to be a part of its ongoing major or central operations.

F-15

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Revenues

The Company generates revenues from the sale of energy storage system for supporting fast chargers for electric vehicles, based on kinetic storage using flywheels.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the entity performs the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract;
5.	Recognize revenue when (or as) the performance obligation is satisfied.

The Company accounts for a contract with customer when it has approval and commitment from both parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company’s contract includes one type of performance obligation, which is satisfied at a point in time. The Company recognizes revenue upon transfer of control of the system to the customer in an amount that reflects the consideration the Company expects to receive in exchange for the system. Transfer of control occurs generally upon the receipt of customer acceptance or once risk of loss has transferred to the customer. The acceptance received from customers include successful installation and commissioning test of the energy storage system. The Company does not provide a right of return. The Company provide to customers a limited warranty assurance that the systems are in compliance with the applicable specifications at the time of delivery. Under the standard terms and conditions of sale, liability for certain failures of product during the stated warranty periods are limited to repair or replacement of defective items.

During the reporting period the Company delivered to its client and installed in the client’s site located in Germany two energy storage systems. The Company recognized the revenues related to these two systems during the reporting period, after receiving the acceptance certificate for the systems.

The Company’s trade receivable balances are driven by sale of energy storage systems. Credit is granted based on evaluation of a customer’s financial condition and generally, collateral is not required. Trade receivable balances are stated at amounts due from customers net of a provision for current expected losses.

F-16

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Trade receivables are reduced by an allowance for current expected losses. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. As of December 31, 2023, the Company has collected all trade receivable balances.

Research and development, net

Research and development costs are expensed to the statement of operations as incurred, net of government grants which represents participations in research and development.

Research and development expenses include costs directly attributable to the conduct of research and development programs, including payroll costs, lab expenses, materials, consumables, and consulting fees. All costs associated with research and development are expensed as incurred.

The Company receives royalty-bearing grants, which represents participation of the Israel Innovation Authority (hereafter “IIA”), other governmental institutions (the Ministry of Economy and the Ministry of Energy) and the BIRD Foundation (“BIRD”) in approved programs for research and development. At the time the grants were received, successful development of the related projects was not assured. Grants are recognized as a reduction of research and development expenses as the related costs are incurred. For more information see note 16a.

Sales and marketing

The Company receives royalty-bearing grants, which represents participation of the New York Power Authority (hereafter “NYPA”) in approved programs for sales and marketing. These grants are recognized as a reduction of sales and marketing expenses as the related costs are incurred.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value, if it is more likely than not that a portion or all the deferred tax assets will not be realized.

ASC 740-10, “Income Taxes” (“ASC 740-10”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard contains a two-step approach to recognizing and measuring a liability for uncertain tax positions.

The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company accrues interest and penalties related to unrecognized tax benefits in its taxes on income.

F-17

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position.

Share-based compensation

The Company accounts for options granted to employees under the fair value recognition provision of ASC 718 “stock compensation”. The Company measures all share-based awards, based on their estimated fair value on the grant date.

The Company’s employees and directors share-based payment awards are classified as equity awards, except for awards as described below. The grant date fair value of these share-based payment transactions is recognized as an expense over the requisite service period using an accelerated method, net of estimated forfeitures. The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule based on the multiple-option award approach. The Company accounts for its equity classified share-based payment awards to its advisors in a similar manner.

The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options. The determination of the fair value of stock-based payment awards on the date of grant using an option- pricing model is affected by the Company’s stock price as well as assumptions regarding number of complex and subjective variables. These variables include the estimated stock price volatility over the term of the awards; actual and projected employee stock option exercise behaviors, which is referred to as expected term; risk-free interest rate and expected dividends.

The expected term is calculated using the simplified method, as the Company has concluded that its historical share option exercise experience does not provide a reasonable basis to estimate the expected option term. The Company uses an average historical stock price volatility based on a combined weighted average of the Company’s historical average volatility and that of a selected peer group of comparable public companies within the industry that were deemed to be representative of future stock price trends as the Company does not have a sufficient historical trading history of its own Common Stock. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available. The Company bases the risk-free interest rate used in its option-pricing models on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term to maturity of its equity awards. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero.

Liability classified share-based options

Some of the Company’s share-based awards have an exercise price denominated in USD, which is not the Company’s functional currency and not the employees’ salary currency or the currency in which the employees are paid. These awards are classified as liability awards, measured at fair value at the date of grant and re-measured at fair value at each reporting date up to and including the settlement date. The determination of the fair value of these awards is described in Note 12. The fair value of the awards is expensed over the respective vesting period of the individual awards with recognition of a corresponding liability. Changes in fair value after vesting are recognized through compensation expense in the statement of operations. Compensation expense reflects estimates of the number of awards expected to vest. The impact of forfeitures and fair value revisions, if any, are recognized in earnings such that the cumulative expense reflects the revisions, with a corresponding adjustment to the settlement liability.

F-18

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Severance pay

Under Israeli law, the Company is required to pay a severance payment to its employees in Israel upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company makes ongoing deposits into its Israeli employee pension plans to fund their severance liabilities. For its employees who are employed under the Section 14 of the Severance Pay Law, 1963 (“Section 14”), the Company makes deposits with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s rights upon termination. In addition, the related obligations and amounts deposited on behalf of the applicable employees for such obligations are not presented on the Company’s balance sheets, as the amounts funded are not under the control of management and the Company is legally released from the obligation to pay any severance payments to the employees once the required deposit amounts have been paid. For the years ended December 31, 2023, 2022 and 2021, severance pay expenses were $375 thousand, $253 thousand and $181 thousand, respectively.

Comprehensive loss

The Company complies with ASC 220, “Comprehensive Income,” which establishes rules for the reporting and display of comprehensive income (loss) and its components. The Company reports the financial impact of translating its financial statements from its functional currency to its reporting currency as a component of other comprehensive income (loss).

Leases

The Company accounts for leases in accordance with ASC 842, Leases. All of the Company’s leases are classified as operating leases. The Company determines if an arrangement is a lease at inception. Lease classification is governed by five criteria in ASC 842-10-25-2. If any of these five criteria is met, the Company classifies the lease as a finance lease; otherwise, the Company classifies the lease as an operating lease.

Operating leases are included as operating lease right-of-use (“ROU”) assets and operating lease liabilities on the balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at the commencement date to determine the present value of the lease payments. The Company elected the practical expedient to not separate lease and non-lease components for all of the Company leases, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the statements of operations on a straight-line basis over the lease term.

The Company subsequently measures the ROU asset at the present value of the remaining lease payments, adjusted for the remaining balance of any lease incentives received, any cumulative prepaid or accrued rent if the lease payments are uneven throughout the lease term and any unamortized initial direct costs. Further, the Company recognizes lease expense on a straight-line basis over the lease term.

The lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise or not exercise the option to renew or terminate the lease.

F-19

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Contingent Liabilities

Certain conditions may exist as of the date of the financial statements, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is recorded as accrued expenses in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material are disclosed. As of December 31, 2023, no contingent liabilities have been recognized.

Accounting Pronouncements effective in future periods:

In December 2023, the FASB issued ASU 2023-09 Improvements to Income Tax Disclosures. The ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This ASU is effective for the Company for annual periods beginning after December 15, 2025. The Company is evaluating the potential impact of this guidance on its financial statements.

In November 2023, the FASB issued ASU No. 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the potential impact of this guidance on its financial statements.

NOTE 3 - FAIR VALUE MEASUREMENT:

The Company’s financial instruments consist mainly of cash, restricted long-term deposits and other current assets, accounts payable and other payables. Other than the share-based payment liabilities, the recorded amounts approximate their respective fair value because of the liquidity and short period of time to maturity, receipt, or payment of these instruments.

The Company’s financial instruments which are considered as a Level 3 measurement is the share-based payment liability. For more information see Note 12.

Note 4 - CASH AND RESTRICTED CASH EQUIVALENT:

The following table provides a reconciliation of cash and restricted deposits reported on the balance sheets that sum to the same total amount as shown in the statements of cash flows:

	December 31
	2023	2022
	U.S. dollars in thousands
Cash	6,672	20,569
Restricted deposits (1)	-	224
Total cash and restricted cash equivalent shown in the statement of cash flows	6,672	20,793

(1)	As of December 31, 2022, the Company’s restricted deposits consisted of bank deposits that were denominated in New Israeli Shekel. Restricted deposits are presented at cost including accrued interest. These bank deposits are used as security for collateralizing the Company’s lease contracts.

F-20

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 - PREPAID EXPENSES AND OTHER CURRENT ASSETS:

	December 31
	2023	2022
	U.S. dollars in thousands

Prepaid expenses	203	66
Institutions	117	216
Advances to suppliers	304	16
Other	128	299
	752	597

Note 6 – INVENTORY:

	December 31
	2023	2022
	U.S. dollars in thousands

Raw materials	955	558
Work in process	425	904
Finished goods	1,468	305
	2,848	1,767

The Company recorded an inventory write-off of $1,123 thousand and $178 thousand in 2023 and 2022, respectively, which is presented within cost of sales in the statement of operations. In addition, the Company recorded an inventory write off of $144 thousand in 2023 related to raw materials which are not expected to be used during the future production process. Inventory write-offs were recorded to reflect anticipated net realizable value on disposition of existing inventory assets.

Note 7 - PROPERTY AND EQUIPMENT:

	December 31
	2023	2022
	U.S. dollars in thousands
Cost:
Computers and peripheral equipment	254	115
Office furniture and equipment	170	163
Machines and equipment	652	550
Leasehold improvements	264	252
Energy storage systems	844	-
	2,184	1,080

Accumulated depreciation:	(591)	(357)

Depreciated cost	1,593	723

For the years ended December 31, 2023, 2022 and 2021, depreciation expenses amounted to $239 thousand, $131 thousand, and $44 thousand, respectively.

F-21

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 - OTHER PAYABLES AND ACCRUED EXPENSES:

	December 31
	2023	2022
	U.S. dollars in thousands
Accrued expenses	975	252
Grants in advance	268	90
Others	144	10
	1,387	352

Note 9 - OPERATING LEASES:

The Company is party to a lease agreement for its facilities located in Israel through November 2024. The Company has the option to extend the agreement for an additional 3-year period. Upon exercising the extension option, the annual rental payments will increase by 3%. The Company concluded that it is reasonably certain that it will exercise the renewal option. Accordingly, such renewal option was included in determining the lease term.

The Company also leases vehicles for its employees with different commencement and ending periods in Israel (for 3 years periods). The Company has an option terminate these lease agreements, which may result in penalties of insignificant amounts. The Company concluded that it is not reasonably certain that it will exercise the termination option. Accordingly, such termination option was not included in determining the lease term.

The company has short term agreements for the of parking spaces for periods of up to 12 months.

The Company’s operating lease expenses are recognized on a straight-line basis. Operating lease costs for the years ended December 31, 2023, 2022 and 2021 were as follows:

	December 31
	2023	2022	2021
	U.S. dollars in thousands
Operating lease cost	781	760	209
Short term lease costs	18	14	-
Total lease costs	799	774	209

Cash flow and other information related to operating leases were as follows:

	December 31
	2023	2022	2021
	U.S. dollars in thousands
Cash paid for amounts included in the measurement of lease liabilities	443	250	106
Right-of-use assets obtained in exchange for new operating lease liabilities	108	319	1,496

F-22

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Other information related to operating leases were as follows:

	December 31,
	2023	2022
Weighted-average remaining lease term	3.9 years	4.7 years
Weighted-average discount rate	12.88%	12.27%

The table below presents value of lease liabilities of the company for the lease period (USD thousands):

December 31, 2023
2024	415
2025	404
2026	390
2027	309
Total operating lease payments	1,518
Less: imputed interest	(174)
Present value of lease liabilities	1,344

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

Commitment to pay royalties to the Israel Innovation Authority and other participation grants

Since incorporation of the Company and through 2023, the Company received grants for participation in research and development the IIA, other governmental institutions (the Ministry of Economy and the Ministry of Energy) the BIRD Foundation, and from NYPA In the case of project termination and/or unsuccessful development prior to having a mature product and beginning of sales, the Company does not have any commitment to pay royalties. As a precondition for receiving the grants, the Company committed to pay royalties in a range of 11% to 16% (pending territory) of revenue generated from selling the products, and up to the amount of grants received, based on a letter of commitment entered with those entities.

Total contingent obligations as of December 31, 2023 and 2022, amounted to $2.0 million and $1.3 million, respectively.

The Company receives royalty-bearing grants, which represent participation of BIRD in approved programs for funding, covering up to 50% of project development costs. These grants are recognized as a reduction of research and development expenses as the related costs are incurred. For the years ended December 31,2023, 2022 and 2021, the Company received $0.1 million $0.1 million and $0.2 million from BIRD, respectively.

The Company is committed to pay royalties to BIRD at a rate of 5% of the sales of its product, up to 100% of the amount of the grants received if full repayment made by April 1, 2024, 113% if full repayment is made by April 2025, 125% if full repayment is made by April 2026, 138% if full repayment is made by April 2027, and 150% if full repayment is made after April 2027.

F-23

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company receives royalty-bearing grants, which represent participation of IIA in approved programs for funding, covering up to 50% of project development costs. These grants are recognized as a reduction of research and development expenses as the related costs are incurred. For the years ended December 31, 2023, 2022 and 2021, the Company received $0.3 million, $0 and $0.1 million from IIA, respectively. The amount of $0.3 million received in 2023 from the IIA was recorded as “Other Receivables” in 2022. The Company is committed to pay royalties to the Israeli Government at a rate of 3% to 5% of the sales of its product, up to 100% of the amount of the grants received plus Annual Interest for a File, as such term is defined under the IIA’s rules and guidelines. In 2023 the Company paid $23 thousand to the Innovation Authority with respect of sales recognized during the year.

The amounts deducted from research and development expenses are $382 thousand, $359 thousand and $189 thousands for the years ended on December 31, 2023, 2022 and 2021, respectively.

Engagement in collaborations agreements and pilot programs:

1.	Collaboration agreement with Blink

In February 2020, the Company engaged in a collaboration agreement with Blink, a company engaged in development, marketing, and distribution of equipment for electric vehicles, for the development of an energy storage system for the U.S. market designed to accelerate EV charging. 50% of the project’s approved budget was funded by BIRD. Under the agreement, the Company is responsible for the development and manufacturing of the facility for the U.S. market in compliance with U.S. standards, while Blink is responsible for the manufacturing of a high-power EV charger, and for the marketing and distribution of the joint product. The Company is committed under the agreement to pay 5% royalties on U.S. sales and up to the amount of the grant.

2.	Collaboration agreement with Afcon Electric Transportation LTD.

In July 2022, the Company entered into an agreement with Afcon Electric Transportation Ltd. (hereafter - “Afcon”), in a cooperation agreement for the establishment and execution of a pilot for an ultra-fast charging infrastructure for electric vehicles, based on a ZOOZTER-100 kinetic storage system in combination with the energy management software (EMS) for smart management of power consumption on the site produced by the Company.

The engagement in the agreement is subject to the approval from the IIA for a pilot support grant amounting to 40% of the project budget, in the amount of $0.3 million.

F-24

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

3.	Collaboration agreement with New York Power Authority

On September 12, 2022, the Company engaged in a cooperation agreement with the NYPA for the development, installation, integration and demonstration of the Company’s systems for use as ultra-fast charging infrastructure for electric vehicles, in locations with limited power grid capacity. Under the agreement, the Company is expected to construct and demonstrate with NYPA’s funding of up to $0.9 million, of which the Company received $0.5 million during 2023) an ultra-fast charging station based on the Company’s system. According to the contract, the Company is obliged to pay royalties in the range between 1.5% to 2% until the receipts received from NYPA are fully covered.

Note 11 - EQUITY:

In March 2024, the Company’s general meeting of shareholders approved a reverse split of shares on a conversion ratio of 11.4372. All numbers of shares and options, and warrants presented in these financial statements are after retrospective application of the reverse-split. For more information see Note 1.

Each holder of the Company’s ordinary shares, par value NIS 0.00286 per share, is entitled to one vote. The holders of ordinary shares are also entitled to receive dividends whenever funds are legally available and declared by the Company’s Board of Directors (the “Board”). Since inception, the Company has not declared any dividends.

In February 2021, the Company converted 467,571 preferred shares into 1,565,000 ordinary shares before the split as describe below (Following the reverse split in March 2024, as described above, the converted preferred shares would have differed from 18,881,400 ordinary shares to 1,650,875 ordinary shares).

In February 2021, the Company’s general meeting of shareholders approved the split of all classes in its issued and paid-up share capital into ordinary shares. Additionally, the general meeting approved a split of shares on a 40:1 ratio.

On February 18, 2021, the Company signed a binding memorandum with Arko shortly before obtaining permission to issue a complementary prospectus ahead of an initial public offering (IPO) of the Company on the Tel Aviv Stock Exchange (“TASE”), granting 26,230 warrants for the acquisition of ordinary shares of the Company, exercisable for a price per share at 120% of a the share price that would be determined at the IPO and for a period of five years. As of December 31, 2023, the warrants have yet to be exercised. Sales and marketing expenses for the year ended December 31, 2021 include an expense of $269 thousand.

In March 2021, the Company completed an IPO of its securities on the TASE and issued to the public 33,754 units, each composed of 8.74 ordinary shares, 6.56 Series 1 and 2.19 Series 2 options. Option series 1 will exercise period is within one year, with an exercise price of $29.7 (NIS 92.9). Option series 2 exercise period is within two years, with an exercise price of $44.6 (NIS 139.5). Gross issue proceeds were $8.4 million (NIS 27.4 million). Issuance costs were $0.6 million (NIS 1.9 million), recognized as a deduction from additional paid-in capital.

In March 2022, the Company completed a financing round through a private placement and a public offering. As part of the public offering, the Company issued 352,276 units, each composed of 8.74 ordinary shares and 5.68 Series 3 options. The options will vest over a period of 3 years, with an exercise price of $9.1 (NIS 32) for one year period and $11.4 (NIS 41.2) for additional two years period. In the private placement, the Company issued 42,735 units, each composed of 8.74 ordinary shares and 7.43 Series 3 options as well as 16,239 units, each composed of 8.74 ordinary shares and 5.68 Series 3 options. Gross issue proceeds were $29 million (NIS 96 million). Issuance costs amounted to USD 1.7 million (NIS 5.7 million), including NIS 0.5 million paid to an advisor through the allocation of shares and Series 3 options, were recognized as a deduction from additional paid-in capital.

F-25

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12 - SHARE BASED COMPENSATION:

The 2015 Incentive Compensation Plan (“2015 Plan”)

In August 2015, the Board of Directors approved the Company’s option plan for employees and officers, which was submitted in June 2016 to the Israel income tax authorities as a plan administered by a trustee and treated for tax purposes as a capital gain pursuant to Section 102(b)(2). Options to non-employees and non-officers of the Company, in addition to controlling shareholders of the Company, are to be allocated under Section 3(i) of the Income Tax Ordinance.

According to the 2015 Plan, the Company’s Board of Directors is permitted to grant employees, officers, directors, consultants and other senior service providers of the Company (as this term is defined by Section 102(a) to the Income Tax Ordinance unlisted options and warrants that are exercisable into shares of the Company. The 2015 Plan is managed by the Company’s Board of Directors, or by a committee authorized by the Board. All shares that will arise from exercising the unlisted options grants to employees, consultants and officers under the 2015 Plan would be fully paid up on their date of allocation and, beginning on the date the Company becomes public, would be registered in the name of the Company.

The exercise price for each option or warrant is as determined by the Board of Directors, but provided that if the Board of Directors does not indicate otherwise, the exercise price would be the fair market value of the Company’s share on the date of the decision to allocate.

The vesting period, unless the Company’s Board of Directors determines otherwise in respect to any specific grantee is (1) 25% of options would vest after twelve consecutive months of services by the grantee since the date of grant; (2) 6.25% of options would vest after every three (3) additional months of consecutive service by the grantee, until 100% of the options vest, after four (4) years after grant date. Further, the Company’s Board of Director is permitted, at its exclusive judgment, to accelerate vesting of all or part of an option of warrant in the event of a merger of the Company with another company.

Unless expired at an earlier date, the unexercised options would expire after ten years after grant date.

Equity classified awards

In November 2021, the Company granted 78,621 options (unlisted), exercisable into ordinary shares of the Company, to an officer who is a related party, with whom the Company has no employment relationship, for an exercise price of NIS 74.8 per share.

In November 2021, the Company granted 13,989 options (unlisted), exercisable into ordinary shares of the Company, to employees or officers, for an exercise price of NIS 65.6 per share.

In November 2021, the Company granted 13,989 options (unlisted), exercisable into ordinary shares of the Company, to an officer, for an exercise price of NIS 65.6 per share.

In July 2022, the Company granted 82,187 options (unlisted), exercisable into ordinary shares of the Company, to employees or officers with whom the Company has employment relationships, for an exercise price of NIS 21.6 per share.

In July 2022, the Company granted 17,486 options (unlisted), exercisable into ordinary shares of the Company, to an officer, with whom the Company has employment relationship for an exercise price of NIS 26.8 per share.

F-26

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

In August 2022, the Company granted 52,460 options (unlisted), exercisable into ordinary shares of the Company, to officers, with whom the Company has employment relationships for an exercise price of NIS 26.8 per share.

In October 2022, the Company granted 26,230 options (unlisted), exercisable into ordinary shares of the Company, to an officer, with whom the Company has employment relationship for an exercise price of NIS 26.8 per share.

In December 2022, the Company granted 13,989 options (unlisted), exercisable into ordinary shares of the Company, to employees or officers, and with whom the Company has employment relationships for an exercise price of NIS 17.4 per share.

In February 2023, the Company granted 13,115 options (unlisted), exercisable into ordinary shares of the Company, to an employee, with whom the Company has employment relationships for an exercise price of NIS 17.7 per share.

In March 2023, the Company granted 39,782 options (unlisted), exercisable into ordinary shares of the Company, to employees, with whom the Company has employment relationships for an exercise price of NIS 15.9 per share.

In April 2023, the Company granted 90,275 options (unlisted), exercisable into ordinary shares of the Company, to an officer who is a related party, with whom the Company has no employment relationship. The options will vest over 3 years from the date of the grant - 33% each year. The exercise price for each option is variable in each tranche: NIS 28.6, NIS 32.0, NIS 42.7, respectively.

The grant of the options was made against the cancellation of 78,621 options that were granted to that officer in November 2021. The accounting treatment of the grant of the options that replaced the canceled options was carried out by way of a modification. The incremental fair value granted, which is the difference between the fair value of the new options issued and the fair value of the canceled options at the time the new options were granted, will be recognized as an expense over the vesting period of the new grant.

In April 2023, the Company granted 47,873 options (unlisted), exercisable into ordinary shares of the Company, to two directors, with whom the Company has no employment relationships. The options will vest over 3 years from the date of the grant - 33% each year. The exercise price for each option is variable in each tranche: NIS 28.6, NIS 32.0, NIS 42.7, respectively.

In August 2023, the Company granted 49,400 options (unlisted), exercisable into ordinary shares of the Company, to employees, with whom the Company has employment relationships for an exercise price of NIS 12.1 per share.

The value of benefit is measured on the grant date by reference to the fair value of the granted equity instruments, as described above. The fair value is calculated using the Black and Scholes formula, with the following assumptions:

	2023	2022	2021
Dividend yield	0%	0	0%
Expected volatility	74%-76%	52%-76%	55%-75%
Risk-free interest rate	3.3%-3.9%	2.4%-3.1%	0.75%-2%
Expected term (years)	4-7 years	5-7 years	5-6 years
Exercise price (USD)	3.32-11.78	4.92-7.55	5.15-21.16

F-27

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following is summary information of equity classified options in 2023:

	Year ended December 31, 2023
		Weighted average exercise price	Weighted average remaining contractual life	Aggregate Intrinsic
	Number	USD	Years	Value
Outstanding at beginning of year	298,955	8.46	9.4	-
Expired	(110,945)	16.81	-	-
Granted	240,447	5.60	9.3	-
Outstanding at end of year	428,457	7.55	8.9	-
Exercisable at end of year	64,291	9.15	8.2	-

The weighted-average grant-date fair value of equity awards granted during the year was $1.73.

The following is information regarding exercise prices and remaining contractual lives of outstanding options at December 31, 2023:

December 31, 2023
Outstanding			Exercisable
Number of options outstanding	Exercise price (USD)	Weighted average remaining contractual life	Number of options Exercisable	Exercise price (USD)	Weighted average remaining contractual life
49,400	3.32	9.6	-	-	-
39,782	4.35	9.2	-	-	-
9,618	4.80	8.9	2,077	4.80	8.9
13,115	4.92	9.1	-	-	-
59,482	5.95	8.5	19,809	5.95	8.5
96,177	7.43	8.7	28,416	7.43	8.7
46,050	7.89	9.3	-	-	-
46,050	9.04	9.3	-	-	-
46,050	11.78	9.3	-	-	-
22,733	18.07	7.8	13,989	18.07	7.8
428,457	7.55	8.9	64,291	9.15	8.2

As of December 31, 2023, there is an unrecognized share-based compensation expense of $441 thousand to be recognized over the average remaining vesting period of 2.5 years.

F-28

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Liability classified awards

The options were classified as liabilities in accordance with ASC 718, as the exercise price is denominated in USD, that is not the Company’s functional currency and not the employees’ salary currency or the currency in which the Company is traded. Accordingly, the options are measured at fair value each reporting period, and changes in their fair value are recognized in the statements of operations. The fair value of the options as of December 31, 2023, was evaluated using the Black-Scholes Option Pricing Model. For the various scenarios modeled, volatility is based on companies in the industry by statistical analysis of a daily share pricing model. The risk-free interest rate assumption is based on observed interest rates appropriate for the period until the options expiration date. Following the merger in April 2024, as detailed in note 1, given that the currency of the market in which the Company’s equity securities are traded, these awards will be reclassified to equity.

The table below sets forth a summary of changes in the fair value of the options:

	Number of options measured at fair value	Fair value (U.S. Dollars in thousands)
Balance at January 1, 2021	446,703	4,769
Effect of change in exchange rate		112
Changes in fair value	-	(1,276)
Balance at December 31, 2021	446,703	3,605
Effect of change in exchange rate		(315)
Changes in fair value	-	(2,294)
Balance at December 31, 2022	440,045	996
Effect of change in exchange rate		(30)
Changes in fair value	-	(734)
Balance at December 31, 2023	405,714	232

As of December 31, 2023, 386,016 options were fully vested.

The following table summarizes assumptions used as of December 31, 2023, 2022 and 2021:

	2023	2022	2021
Expected dividend	0%	0%	0%
Expected volatility*	81.2%-90.9%	79.6%-95.7%	86.9%-95%
Risk-free interest rate	4.97%-5.35%	4.68%-5.27%	1.18%-1.87%
Expected life	2-4	1.5-5	2-5.9
Exercise price (USD)	4.57-15.67	4.57-15.67	4.57-15.67

F-29

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following is summary information about liability classified options in 2023:

	Year ended December 31, 2023
		Weighted average exercise price	Weighted average remaining contractual life	Aggregate Intrinsic
	Number	USD	years	Value
Outstanding at beginning of year	440,045	8.46	6.3	-
Expired	(34,331)	7.66	-	-
Outstanding at end of year	405,714	9.72	6.2	-
Exercisable at end of year	386,016	10.52	6.1	-

The following is information regarding exercise prices and remaining contractual lives of outstanding options at December 31, 2023:

December 31, 2023
outstanding			Exercisable
Number of options outstanding	Exercise price range (USD)	Weighted average remaining contractual life	Number of options Exercisable	Exercise price range (USD)	Weighted average remaining contractual life
78,110	7.55	4.1	78,110	7.55	4.1
239,009	7.78	6.8	239,009	7.78	6.8
78,795	15.67	6.9	59,097	15.67	6.9
9,800	25.62	0.4	78,110	25.62	0.4
405,714	9.72	6.2	386,016	10.52	6.1

As of December 31, 2023, there is an unrecognized share-based compensation expense of $1 thousand to be recognized over the average remaining vesting period of 0.9 year.

The table below presents the expense (income) recognized in the financial statements of the Company in respect to share-based payment:

	Year ended December 31
	2022			2021
	Equity classified awards	Liability classified awards	Total expense	Equity classified awards	Liability classified awards	Total expense
Research and development expenses (income)	206	(1,426)	(1,220)	7	(1,297)	(1,290)
Sales and marketing expenses (income)	59	(546)	(487)	269	(459)	(190)
General and Administrative expenses (income)	278	(322)	(44)	70	95	165
	543	(2,294)	(1,751)	346	(1,661)	(1,315)

F-30

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Year ended December 31
	2023
	Equity classified awards	Liability classified awards	Total expense
Research and development expenses (income)	98	(440)	(342)
Sales and marketing expenses (income)	111	(171)	(60)
General and Administrative expenses (income)	294	(111)	183
	503	(722)	(219)

Note 13 – TAXES ON INCOME :

Tax rates

The Company is taxed under the laws of the State of Israel at a corporate tax rate of 23%. Capital gains of the Company are subject to the normal corporate tax rate beginning in the tax year.

Deferred Tax Assets

The Company’s deferred tax assets are as follows:

	December 31
	2023	2022
	U.S. dollars in thousands
Deferred Tax assets:
Net operating losses carryforward	8,053	5,882
Operating lease liabilities	309	362
Employee benefits	70	60
Inventory write off	291	-
Research and development expenses	1,250	-
Issuance costs	120	290
Total deferred tax assets	10,093	6,594
Less deferred tax liabilities (related to right of use assets)	(301)	(336)
Deferred tax assets, net	9,792	6,258
Less valuation allowance for deferred tax assets	(9,792)	(6,258)
Deferred tax assets	-	-

	December 31
	2023	2022
	U.S. dollars in thousands
Valuation allowance at beginning of year	(6,258)	(4,739)
Changes in valuation allowance	(3,534)	(1,519)
Valuation allowance at end of year	(9,792)	(6,258)

Deferred taxes were calculated using 23% tax rate as this represents the applicable corporate tax rate for the Company.

F-31

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considered all available evidence, including past operating results, the most recent projections for taxable income, and prudent and feasible tax planning strategies. The Company reassess its valuation allowance periodically and if future evidence allows for a partial or full release of the valuation allowance, a tax benefit will be recorded accordingly.

Management currently believes that since the Company has a history of losses, it is more likely than not that the deferred tax assets regarding the loss carry-forward will not be realized in the foreseeable future and as a result the Company recorded a full valuation allowance.

Carryforward losses

Carryforward losses for tax purposes are NIS 127 million ($35 million) and NIS 90 million ($26 million) as of December 31, 2023 and 2022, respectively. Such carryforward losses have no expiration date.

Tax assessments

As prescribed by law, the statute of limitations on taxpayer self-assessments is four years after the end of the tax year in which the assessment is filed. Accordingly, self-assessments filed by the Company until and including 2018 are considered final.

Note 14 - RELATED PARTIES TRANSACTIONS:

	Year ended December 31
	2023	2022	2021
	U.S. dollars in thousands
Share based compensation expenses:
Research and development income, net	(163)	(529)	(459)
General and administrative expenses	76	19	399

NOTE 15 - RESEARCH AND DEVELOPMENT EXPENSES, NET:

	Year ended December 31
	2023	2022	2021
	U.S. dollars in thousands
Payroll and related expenses	3,308	1,824	507
Subcontractors	697	1,212	625
Materials	388	945	301
Operating lease expenses	208	189	47
Depreciation	211	130	44
Maintenance	223	136	174
Other	298	86	14
	5,333	4,522	1,712
Less – grants from governments and others	(118)	(359)	(189)
	5,215	4,163	1,523

F-32

ZOOZ POWER LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16 – FINANCE INCOME EXPENSES (EXPENSE), NET:

	Year ended December 31
	2023	2022	2021
	U.S. dollars in thousands
Interest on deposits	265	108	-
Foreign exchange losses (gain), net	206	279	(34)
Bank fees	(15)	(10)	(9)
	456	377	(43)

NOTE 17 – SUBSEQUENT EVENTS:

1.	On March 2024, the Company signed with Dor-Alon a binding memorandum of understanding, according to which the companies will cooperate within a project (the “Project”) to upgrade the ultra-fast charging infrastructure of the ON network, at Dor-Alon stations on Route 6, using the company’s solution, which is based on the ZOOZTER™-100 Power Booster (the “System”) and the Company’s charging management software. The purpose of the project is to enable the addition of ultra-fast charging ports, despite the limitation of the electricity grid, at the charging sites at the Dor-Alon stations on Route 6, as described below.

As part of the project, in cooperation with Dor Alon and Afcon Electric Transportation, the charging infrastructure will be upgraded at two Dor Alon stations, on Route 6 - Magal station (east side) and Naan station (west side) - while installing two ZOOZTER™-100 systems (one system at each station), and adding charging ports based on ultra-fast chargers, which allow charging with a power of up to 150 kilowatts. The upgrade of the charging infrastructure is expected to enable a significant improvement in the experience of EV drivers, who travel on Route 6 (being a major transportation corridor in Israel) and look for charging services at these sites.

In the first months of operation, of the ZOOZTER™-100 systems at the Route 6 sites, will be used to test their ability to allow the addition of charging ports while managing charging at a large number of charging ports (this is different from the outline of the pilot carried out during 2023 at the Dor-Alon station “Mall-Zikhron”). To the extent that the company’s solution is proven to allow the addition of the aforementioned charging ports, the systems will be purchased by Dor-Alon, under conditions agreed upon between the parties.

2.	As for the completion of the Merger transaction see Note 1

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and

Shareholder of Keyarch Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Keyarch Acquisition Corporation (the Company) as of December 31, 2023 and 2022, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2023 and 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, subsequent to December 31, 2023, the Company effectuated a business combination whereby it became a direct wholly owned subsidiary of ZOOZ Power Ltd. The Company has no business operations and there is uncertainty as to its future purpose. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York
May 8, 2024

F-34

KEYARCH ACQUISITION CORPORATION

BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash	$445,468	$115,171
Prepaid expenses	19,278	166,889
Investments held in Trust Account	324,189	-
Total current assets	788,935	282,060

Investments held in Trust Account	25,507,894	117,851,869
Cash held in Escrow Account	30,000	-
Total Assets	$26,326,829	$118,133,929

Liabilities and Shareholders’ (Deficit)/Equity:

Current liabilities:
Accounts payable and accrued expenses	$2,620,437	$165,403
Promissory note – related party	2,030,000	-
Total current liabilities	4,650,437	165,403

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 2,377,318 at redemption value of $10.87 and 11,500,000 shares at $10.25 per share as of December 31, 2023 and 2022, respectively	25,832,083	117,851,869

Shareholders’ (Deficit)/Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 180,000,000 shares authorized; 3,619,999 and 745,000 shares issued and outstanding (excluding 2,377,318 and 11,500,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	362	75
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 1 and 2,875,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	287
Additional paid-in capital	986,124	986,124
Accumulated deficit	(5,142,177)	(869,829)
Total Shareholders’ (Deficit)/Equity	(4,155,691)	116,657
Total Liabilities and Shareholders’ (Deficit)/Equity	$26,326,829	$118,133,929

The accompanying notes are an integral part of these financial statements.

F-35

KEYARCH ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

For the years ended December 31, 2023 and December 31, 2022

	Year Ended December 31, 2023	Year Ended December 31, 2022
General and administrative expenses	$4,126,564	$860,419
Total Expenses	4,126,564	860,419
Loss from Operations	(4,126,564)	(860,419)

Other Income:
Bank interest income	4,216	2,222
Income earned on investment held in Trust Account	3,656,444	1,701,869
Net (Loss)/Profit	$(465,904)	$843,672

Weighted average shares outstanding of redeemable ordinary shares	7,526,010	10,631,507
Basic and diluted net income per share, redeemable ordinary shares	0.12	0.49
Weighted average shares outstanding of non-redeemable ordinary shares	3,620,000	3,579,699
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.38)	$(1.21)

The accompanying notes are an integral part of these financial statements.

F-36

KEYARCH ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY

For the years ended December 31, 2023 and December 31, 2022

							Total
	Ordinary Shares				Additional		Shareholders’
	Class A		Class B		Paid-In	Accumulated	(Deficit)/
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2021	200,000	20	2,875,000	287	26,493	(11,632)	15,168

Proceeds from sale of public units	11,500,000	1,150	—	—	114,998,850	—	115,000,000
Proceeds from sale of private placement units	545,000	55	—	—	5,449,945	—	5,450,000
Underwriters’ commission on sale of public units	—	—	—	—	(2,300,000)	—	(2,300,000)
Other offering costs	—	—	—	—	(1,171,734)	—	(1,171,734)
Allocation of offering costs to ordinary shares subject to redemption, adjusted for reversal allocation	—	—	—	—	2,987,577	—	2,987,577
Initial measurement of Ordinary Shares Subject to Redemption under ASC 480-10-S99 against additional paid-in capital	(11,500,000)	(1,150)	—	—	(102,854,850)	—	(102,856,000)
Deduction for increases of carrying value of redeemable shares, adjusted for reversal of offering costs	—	—	—	—	(16,281,577)	—	(16,281,577)
Reversal of offering costs	—	—	—	—	131,420	—	131,420
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	—	—	—	—	—	(1,701,869)	(1,701,869)
Net profit	—	—	—	—	—	843,672	843,672
Balance as of December 31, 2022	745,000	$75	2,875,000	$287	$986,124	$(869,829)	$116,657

Reclassification from Class B to Class A Ordinary Shares	2,874,999	287	(2,874,999)	(287)	—	—	—
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	—	—	—	—	—	(3,656,444)	(3,656,444)
Subsequent measurement of Class A ordinary shares subject to possible redemption (extension deposit)	—	—	—	—	—	(150,000)	(150,000)
Net loss	—	—	—	—	—	(465,904)	(465,904)
Balance as of December 31, 2023	3,619,999	$362	1	—	$986,124	$(5,142,177)	$(4,155,691)

The accompanying notes are an integral part of these financial statements.

F-37

KEYARCH ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2023, and December 31, 2023, 2022

	Year ended December 31, 2023	Year ended December 31, 2022
Cash Flows from Operating Activities:
Net (loss)/profit	$(465,904)	$843,672
Adjustments to reconcile net (loss)/profit to net cash used in operating activities:
Income earned on investment held in Trust Account	(3,656,444)	(1,701,869)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	2,455,034	321,403
Prepaid expenses	147,611	(166,889)
Net cash used in operating activities	$(1,519,703)	$(703,683)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(150,000)	(116,150,000)
Cash held in Escrow Account	(30,000)	—
Cash withdrawn from Trust Account in connection with redemption	95,826,230	—
Net cash provided by (used in) investing activities	$95,646,230	$(116,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of public units through public offering	—	115,000,000
Proceeds from sale of private placement units	—	5,450,000
Payment of underwriters’ commissions	—	(2,300,000)
Proceeds from promissory note to related party	2,030,000	—
Redemption of ordinary shares	(95,826,230)	—
Payment of offering costs	—	(1,040,314)
Repayment on promissory note to related party	—	(150,000)
Net cash (used in) provided by financing activities	$(93,796,230)	$116,959,686

Net change in cash	$330,297	$106,003
Cash—beginning of the year	115,171	9,168
Cash—end of the year	$445,468	$115,171

Supplemental disclosure of non-cash investing and financing activities:
Allocation of offering costs to ordinary shares subject to redemption	$—	$2,987,577
Reclassification of ordinary shares subject to redemption	$—	$102,856,000
Remeasurement adjustment on redeemable ordinary shares	$—	$16,281,577
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	$3,656,444	$1,701,869
Conversion of Class B ordinary shares to Class A ordinary shares	$287	$—
Reversal of offering cost adjusted from additional paid in capital	$—	$131,420

The accompanying notes are an integral part of these financial statements.

F-38

KEYARCH ACQUISITION CORPORATION

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1 – Organization and Business Operation

The Company was incorporated in Cayman Islands on April 23, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on global disruptive technology and innovative services companies. However, the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Amended and Restated Memorandum and Articles of Association”) provides that it shall not undertake its initial Business Combination with any entity that is based in, located in or with its principal business operations in China (including Hong Kong and Macau). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As on December 31, 2023, the Company had not commenced any operations. All activity for the period from April 23, 2021 (inception) through December 31, 2023, relates to the Company’s formation and the initial public offering (“IPO”) described below, and following the IPO, the search for a target to consummate a Business Combination, and activities in connection with the proposed Business Combination with Zooz (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Keyarch Global Sponsor Limited, a Cayman Islands limited liability company (the “Sponsor”).

As on April 4, 2024, the Company have entered into a combination with ZOOZ Power Ltd pursuant to a business combination agreement Pursuant to the Closing, the Company became a direct, wholly owned subsidiary of ZOOZ Power Ltd.

Financing

The registration statement for the Company’s IPO was declared effective on January 24, 2022 (the “Effective Date”). On January 27, 2022, the Company consummated the IPO of 10,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 500,000 private placement units (“Private Placement Units”) (450,000 Private Placement Units purchased by the Sponsor and 50,000 Private Placement Units purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO (“EarlyBirdCapital”)) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $5,000,000, in a private placement.

On February 8, 2022, the underwriters purchased an additional 1,500,000 Units by exercising its over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the full exercise of the over-allotment option, the Company completed the private sale of an aggregate of 45,000 Private Placement Units (40,500 Private Placement Units purchased by the Sponsor and 4,500 Private Placement Units purchased by EarlyBirdCapital) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $450,000.

Offering costs amounted to $3,471,734 consisting of $2,300,000 of underwriting discount and $1,171,734 of other offering costs. During the year ended December 31, 2022, the Company received discount amounting to $131,420 on outstanding offering costs included within accounts payable and accrued expenses. This has been treated as an adjustment to offering costs.

F-39

As on December 31, 2023, cash of $445,468 was held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes.

Trust Account

Following the closing of the IPO and the sale of over-allotment Units, an aggregate of $116,150,000 ($10.10 per Unit) from the net proceeds and the sale of the Private Placement Units was held in a trust account (“Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to income earned on the funds held in the Trust Account that may be released to the Company to pay income tax obligations, the proceeds from the IPO will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

During the year ended December 31, 2023, holders of 9,122,682 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.50 per share, for an aggregate redemption amount of $95,826,230. Following such redemptions, the Company has 2,377,318 Public Shares issued and outstanding.

On January 19, 2024, the holders of 337,446 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.91 per share, for an aggregate redemption amount of $3,682,928. Following redemptions, the Company will have 2,039,872 Public Shares outstanding.

In connection with the EGM related to business combination held as on March 27, 2024, the public shareholders of the Company had the right to elect to redeem all or a portion of their ordinary shares of the Company (“Public Shares”) for a per-share price calculated in accordance with the amended and restated memorandum and articles of association of the Company, as amended. As of the Closing, 2,010,480 Public Shares were redeemed in connection with the EGM. As of April 11, 2024, there is no balance held in the trust account after giving effect to redemption and payment of expenses.

Extensions

On July 25, 2023, the Company’s shareholders approved an extension of the date by which the Company must consummate an initial Business Combination (such date, the “Termination Date”) from July 27, 2023 (the “Original Termination Date”) to October 27, 2023 and to allow the Company’s board of directors, without another shareholder vote, to elect to further extend the Termination Date on a monthly basis up to three (3) times until January 27, 2024, or for a total of up to six (6) months after the Original Termination Date or such earlier date as determined by the Company’s board of directors (the “First Extension”).

On July 25, 2023, the Company issued a promissory note (the “First Extension Note”) in the aggregate principal amount of up to $180,000 to the Sponsor or its registered assigns or successors in interest (the “Payee”) pursuant to which the Payee agreed to loan to the Company up to $180,000 to deposit into the Company’s Trust Account for the Public Shares that were not redeemed in connection with the First Extension. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

On July 25, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the initial 3-month extension period from July 27, 2023 to October 27, 2023 and deposited an additional $30,000 for each month commencing October 28, 2023 and ending on the 27th day of each subsequent month through January 27, 2024. During the quarter ended December 31, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the additional 3-month extension period from October 27, 2023, to January 27, 2024.

On January 19, 2024, the Company held an extraordinary general meeting of shareholders (the “EGM”). At the EGM, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Second Charter Amendment”) to give the Board the right to extend, on a month-to-month basis, the date by which the Company must consummate a Business Combination from January 27, 2024 to July 27, 2024.

F-40

Further, the Sponsor agreed to deposit an aggregate of $25,000 into the Trust Account in connection with the initial one-month extension period from January 28, 2024 to February 27, 2024, and agreed to deposit an additional $25,000 for each month (commencing February 28, 2023 and ending on the 27th day of each subsequent month), or portion thereof, that is needed by the Company to complete a Business Combination until July 27, 2024 or such earlier date as determined by the Company’s board of directors.

The Company must complete one or more initial Business Combinations by July 27, 2024 or such earlier date as determined by the Company’s board of directors (the “Combination Period”), with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the definitive agreement for the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders of its outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, subject to applicable law. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the cash fee payable to EarlyBirdCapital for services performed in connection with the initial Business Combination (as discussed in Note 6). If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote its Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the IPO in favour of a Business Combination. At an extraordinary general meeting held as on March 27, 2024, the Company’s shareholders by means of resolution approved the amended and restated articles of association to remove (a) the limitation that the Company shall not redeem or repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001, immediately prior to, or upon such consummation of, or any greater net tangible assets or cash requirement which may be contained in the agreement relating to, any business combination, (b) the limitation that the Company shall not redeem or repurchase the Company’s Class A ordinary shares that were issued in the Company’s initial public offering (the “Public Shares”) in connection with the consummation of a business combination if the Redemption Limitation is exceeded, (c) the limitation that the Company shall not consummate a business combination if the Redemption Limitation is exceeded, and (d) the limitation that an amendment to the Amended and Restated Memorandum and Articles of Association is subject to or will be voided if any shareholders who wish to redeem are unable to redeem due to the Redemption Limitation (collectively, the “NTA Proposal”).

Subsequent to the consummation of the IPO, the Company adopted an insider trading policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

F-41

Liquidation

On April 4, 2024, the Company entered into a combination with ZOOZ Power Ltd pursuant to a business combination agreement. Since the business combination has become effective subsequent to year end there would be no liquidation impact on the Company. However, certain liquidation terms existed in the event the business combination was unable to be completed, in which case, the Company would have (i) ceased all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeemed the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including income earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes, divided by the number of then outstanding Public Shares, which redemption would completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Going Concern and Management Liquidity Plans

As of December 31, 2023, and 2022, the Company had cash of $445,468 and $115,171, respectively and working capital (deficit)/surplus of $(3,861,502) and $116,657, respectively. Further, as of December 31, 2023, the Company had cash held in escrow account of $30,000 classified under non-current assets. The cash held in escrow account was subsequently deposited in Trust Account on January 2, 2024. The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through proceeds from notes payable and advances from related party and from the issuance of ordinary shares.

On July 20, 2023, in connection with the First Extension, the holders of 9,122,682 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.50 per share, for an aggregate redemption amount of approximately $95,826,230. Following such redemptions, the Company had 2,377,318 Public Shares issued and outstanding.

On July 25, 2023, the Company issued the First Extension Note in the aggregate principal amount of up to $180,000 to the Sponsor or its registered assigns or successors in interest, pursuant to which the Payee agreed to loan to the Company up to $180,000 to deposit into the Company’s Trust Account for the Public Shares that were not redeemed in connection with the First Extension. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

On July 25, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the initial 3-month extension period from July 27, 2023 to October 27, 2023 and deposited an additional $30,000 for each month commencing October 28, 2023 and ending on the 27th day of each subsequent month through January 27, 2024.

On July 25, 2023, the Company issued a second promissory note (the “Second Working Capital Loan Note”) in the principal amount of up to $1,000,000 to the Payee. The Second Working Capital Loan Note was issued in connection with advances the Payee may make in the future to the Company for working capital expenses. The Second Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates a Business Combination and (ii) the date that the winding up of the Company is effective.

On December 21, 2023, the Company issued a promissory note (the “Third Working Capital Loan Note”) in the principal amount of up to $600,000 to the Payee. The Third Working Capital Loan Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The Third Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date that the winding up of the Company is effective.

During the quarter ended December 31, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the additional 3-month extension period from October 27, 2023, to January 27, 2024.

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On January 19, 2024, the Company held an EGM, at which, the Company’s shareholders approved the Second Charter Amendment to give the Board the right to extend, on a month-to-month basis, the date by which the Company must consummate a Business Combination from January 27, 2024 to July 27, 2024 (the “Second Extension”).

On January 19, 2024, in connection with the Second Extension, the holders of 337,446 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.91 per share, for an aggregate redemption amount of $3,682,928. Following redemptions, the Company had 2,039,872 Public Shares outstanding.

Further, the Sponsor agreed to deposit an aggregate of $25,000 into the Trust Account in connection with the initial one-month extension period from January 28, 2024 to February 27, 2024, and agreed to deposit an additional $25,000 for each month (commencing February 28, 2023 and ending on the 27th day of each subsequent month), or portion thereof, that is needed by the Company to complete a Business Combination until July 27, 2024 or such earlier date as determined by the Company’s board of directors.

On April 4, 2024, pursuant to the business combination, the Company loses the status of a special purpose acquisition company and became a wholly owned subsidiary of ZOOZ Power Ltd. The Company held the status as a special purpose acquisition company and limited life entity until the effectiveness of business combination.

In connection with the EGM related to business combination held as on March 27, 2024, the public shareholders of the Company had the right to elect to redeem all or a portion of their ordinary shares of the Company (“Public Shares”) for a per-share price calculated in accordance with the amended and restated memorandum and articles of association of the Company, as amended. As of the Closing, 2,010,480 Public Shares were redeemed in connection with the EGM.

As of May 7, 2024, the company had settled off its outstanding using its resources through bank & trust accounts and the proceeds from PIPE investment. Further, there is no risk of liquidation as the business combination has taken place. Upon the closing of the business combination, the Company became a direct wholly owned subsidiary of ZOOZ Power Ltd. However, ZOOZ Power Ltd is an early-stage company with a history of losses. ZOOZ’s ability to continue as a going concern will depend on its ability to generate sufficient revenue and/or depend on ZOOZ’s ability to raise capital that will allow it to continue operating until it generates sufficient revenue. In the past ZOOZ Power Ltd has incurred losses and had an accumulated deficit. The company cannot be said to have a favourable liquid position considering it is sustaining its operations through fundings by way of debt or equity. Also, there is no certainty whether ZOOZ would to be able to successfully raise funding from investors so as to run its operations. Further, it also raises doubt over the sustainability of the Company for the period over which it will operate and is entirely dependent upon ZOOZ discretion whether or not to continue to fund Company’s operations regardless of ZOOZ’s liquidity position. Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity to meet its needs in one year from this filing. These factors, among others, do raise substantial doubt about the Company’s ability to continue as a going concern.

Business Combination

On July 30, 2023, the Company entered into a Business Combination Agreement (as the same may be amended, supplemented and/or restated from time to time, the “Business Combination Agreement”) with Zooz Power Ltd., an Israeli company listed on the Tel Aviv Stock Exchange (“Zooz”), Zooz Power Cayman, a Cayman Islands exempted company and wholly owned subsidiary of Zooz (“Merger Sub”) and the Sponsor, in the capacity as representative of the shareholders of the Company as specified in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, at the closing (the “Closing”) of the transactions contemplated thereunder (collectively, the “Transactions”), and following the Recapitalization (as such term is defined and described below), (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity in such merger and a wholly owned subsidiary of Zooz; (ii) the outstanding ordinary shares of the Company (including Class A ordinary shares and Class B ordinary shares) will be converted into ordinary shares of Zooz on a one-for-one basis; (iii) each outstanding Company warrant exercisable for one Company ordinary share will be converted into an equivalent warrant to purchase Zooz ordinary shares on a one-for-one basis; (iv) Zooz, as the sole shareholder of Merger Sub, will become the sole shareholder of the Company; and (v) the Amended and Restated Memorandum and Articles of Association of the Company shall be amended and restated in form and substance appropriate for a private entity to be mutually agreed by Zooz and the Company.

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Prior to the Closing, but subject to the completion of the Closing, Zooz will consummate a recapitalization of its outstanding equity securities (the “Recapitalization”), pursuant to which (i) each outstanding Zooz warrant (except for certain continuing warrants) will be exercised in accordance with their respective terms and (ii) each then-outstanding Zooz ordinary share will be converted into such number of Zooz ordinary shares as is determined by dividing $60,000,000 by $10.00 per share, which is in turn divided by the number of Zooz ordinary shares and specified Zooz continuing warrants and options, resulting in the Zooz ordinary shares valued at $10.00 per share having a total value of $60,000,000, on a fully-diluted basis. In addition, as a result of the Recapitalization, each Zooz continuing warrant and each Zooz option to purchase Zooz ordinary shares which has not been exercised prior to the Recapitalization will be adjusted to reflect the foregoing applicable conversion ratio. The Business Combination Agreement does not provide for any purchase price adjustments.

Up to an additional 4,000,000 Zooz ordinary shares will be contingently issuable, in the form of an earnout (the “Earnout”) which is subject to certain terms and conditions relating to the price of the Zooz ordinary shares following the Effective Time, to those existing holders of Zooz ordinary shares immediately prior to the Closing at a record date to be determined by the Company in coordination with the TASE (“Existing Zooz Holders”), during the five-year period following the end of the fiscal quarter after consummation of the Business Combination (any such shares, the “Earnout Shares”). The Earnout Shares will be allocated to Existing Zooz Holders by means of issuance by Zooz of non-tradable, non-assignable rights (the “Earnout Rights”) on a pro rata basis to such Existing Zooz Holders as soon as reasonably practicable in connection with the Closing after receipt of all required approvals from applicable governmental authorities, including the TASE. The Earnout Rights will be automatically (unless Zooz determines otherwise) converted into Zooz ordinary shares on a one-for-one basis (with the number of rights being subject to adjustment based on share splits, reorganizations and similar occurrences. Twenty-Five percent (25%) of the Earnout Shares will be issuable if, during such five-year period, the volume-weighted average price (“VWAP”) of the combined company’s ordinary shares for any twenty trading days in any thirty consecutive trading day period during such five-year period equals or exceeds $12. Thirty-Five percent (35%) of the Earnout Shares will be issuable if the VWAP of the combined company’s ordinary shares for any twenty trading days in any thirty consecutive trading day period during such five-year period equals or exceeds $16. The remaining 40% of the Earnout Shares will be issuable if the VWAP of the combined company’s ordinary shares for any twenty trading days in any thirty consecutive trading day period during such five-year period equals or exceeds $23.

For additional information regarding the Transactions, the Business Combination Agreement and Zooz, see the Current Reports on Form 8-K filed by the Company with the SEC on July 31, 2023, August 3, 2023, November 26, 2023, with further amendment filed as on March 15, 2024.

On April 4, 2024 (the “Closing Date”), the Company and ZOOZ Power Ltd. consummated their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among the Company, ZOOZ, ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (“Merger Sub”), Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as representative of specified shareholders of the Company after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, the Company became a direct, wholly owned subsidiary of ZOOZ due to reverse merger effect as the Zooz shareholders will hold greater than 50% of the voting shares of the combined entity (i.e., will control the surviving company), will appoint the majority of directors who will continue in the surviving company post-merger. Additionally, the ongoing operations of surviving company will be completely those of Zooz Power Ltd. In connection to the Closing of the Business Combination, ZOOZ’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

F-44

Risks and Uncertainties

In the beginning of February 2022, the Russian Federation and Belarus commenced a military action against the country of Ukraine. As a result of this action, various nations, including the United States, had instituted economic sanctions against the Russian Federation and Belarus. The impact of this action and related sanctions on the world economy continue to remain indeterminable.

On August 16, 2022, the Inflation Reduction Act (“IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022. Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On October 7, 2023, an armed conflict began between Hamas and Israel. The hostilities in Palestine may impact Zooz and its operations in a number of different ways, which are yet to be fully assessed and are therefore uncertain. Its principal concern is for the safety of the employees who are physically located in Israel. For so long as the hostilities continue in Israel, it might become more difficult for Zooz to raise additional capital at the time when it needs to do so, or for financing to be available upon acceptable terms. All or any of these risks separately, or in combination could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart the Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-45

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of audited financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the audited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. Gains and losses resulting from the change in fair value of these securities is included in income earned on investment held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Operating cash flows include interest and dividend income receipts related to investments in other reporting entities or deposits with financial institutions (i.e., returns on investment). Interest income earned on Investments held in the Trust Account is fully reinvested into the Trust Account and therefore considered as an adjustment to reconcile net profit/(loss) to net cash used in operating activities in the Statements of Cash Flows. Such interest income reinvested will be used to redeem all or a portion of the Class A ordinary shares upon the completion of business combination.

Offering Costs

Offering costs were $3,471,734 consisting principally of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are related to the IPO and are charged to shareholders’ equity upon the completion of the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. The Company allocates offering costs between the Public Shares, Public Warrants (as defined below in Note 3) and Public Rights (as defined below in Note 3) based on the relative fair values of the Public Shares, Public Warrants and Public Rights. Accordingly, $3,105,119 was allocated to the Public Shares and charged to temporary equity, and $366,615 was allocated to Public Warrants and Public Rights and charged to shareholders’ equity. During the year ended December 31, 2022, the Company received discount amounting to $131,420 on outstanding offering cost included within accounts payable and accrued expenses. This has been treated as reversal of offering cost adjusted through additional paid-in capital considering the related offering cost charged against additional paid-in capital at the time of IPO.

F-46

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2023 and 2022, 2,377,318 and 11,500,000 ordinary shares subject to possible redemption, respectively, are presented at redemption value of $10.10 per share (plus any income earned on investment held in Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit. The Company allocates gross proceeds between the Public Shares, Public Warrants and Public Rights based on the relative fair values of the Public Shares, Public Warrants and Public Rights.

F-47

As on December 31, 2023, the ordinary shares reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Rights	(9,257,500)
Proceeds allocated to Public Warrants	(2,886,500)
Allocation of offering costs related to redeemable shares (net of allocation of offering cost amounting to $117,542 related to redeemable shares reversed*)	(2,987,577)
Redemption of Public Shares from cash held in trust account**	(95,826,230)
Plus:
Accretion of carrying value to redemption value (net of decrease of $117,542 in carrying value of redeemable shares due to reversal of offering costs*)	16,281,577
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	5,358,313
Subsequent measurement of Class A ordinary shares subject to possible redemption (extension deposit)	150,000
Ordinary shares subject to possible redemption	$25,832,083

*	During the year ended December 31, 2022, the Company received a discount amounting to $131,420 on outstanding offering cost included within accounts payable and accrued expenses. This has been treated as reversal of offering cost adjusted through additional paid-in capital considering the related offering cost charged against additional paid-in capital at the time of IPO. This reversal of offering cost has been proportionately allocated to redeemable shares based on the fair value of Public Shares leading to a corresponding decrease in carrying value by $117,542 to arrive at the redemption value of ordinary shares subject to possible redemption.

**	On July 20, 2023, the holders of 9,122,682 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.50 per share, for an aggregate redemption amount of approximately $95,826,230. Following such redemptions, the Company had 2,377,318 Public Shares issued and outstanding.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000.

Net Profit/(Loss) Per Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net profit/(loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed profit (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed profit (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed profit (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the Public Shareholders. As of December 31, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

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The net profit/(loss) per share presented in the statement of operations is based on the following:

	Year ended	Year ended
	December 31, 2023	December 31, 2022
Net (Loss)/Profit	$(465,904)	$843,672
Income earned on investment held in Trust Account	(3,656,444)	(1,701,869)
Accretion of carrying value to redemption value	(150,000)	(16,399,119)
Decrease in carrying value of redeemable shares due to reversal of offering costs	-	117,542
Net loss including accretion of equity into redemption value	$(4,272,348)	$(17,139,774)

	Year ended December 31, 2023		Year ended December 31, 2022
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
	Shares	Shares	Shares	Shares
Basic and diluted net profit/(loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity	$(2,884,775)	$(1,387,573)	$(12,822,390)	$(4,317,384)
Income earned on investment held in Trust Account	3,656,444	—	1,701,869	—
Accretion of carrying value to redemption value	150,000	—	16,399,119	—
Decrease in carrying value of redeemable shares due to reversal of offering costs	—	—	(117,542)	—
Allocation of net profit/(loss)	921,669	(1,387,573)	5,161,056	(4,317,384)

Denominators:
Weighted-average shares outstanding	7,526,010	3,620,000	10,631,507	3,579,699
Basic and diluted net profit/(loss) per share	$0.12	$(0.38)	$0.49	$(1.21)

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740, “Income Taxes”, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023 and December 31, 2022. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company is not currently aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to tax examinations by major taxing authorities since inception. There is currently no taxation imposed by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-49

There is currently no taxation imposed by the Government of the Cayman Islands. The Company has no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

On January 27, 2022, the Company sold 10,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, one-half of one redeemable warrant (“Public Warrant”) and one right (“Public Right”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Ten Public Rights will entitle the holder to one Class A ordinary share at the closing of the Business Combination.

On February 8, 2022, the underwriters purchased an additional 1,500,000 Units to exercise its over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $15,000,000.

The warrants will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation (see Note 7).

Note 4 – Private Placement

Simultaneously with the closing of the IPO, the Sponsor and EarlyBirdCapital purchased an aggregate of 500,000 Private Placement Units at a price of $10.00 per Private Placement Unit (450,000 Private Placement Units purchased by the Sponsor and 50,000 Private Placement Units purchased by EarlyBirdCapital), for an aggregate purchase price of $5,000,000, in a private placement. Each whole Private Placement Unit consisted of one Class A ordinary share, one-half of one warrant (the “Private Warrant”) and one right (the “Private Rights”). On February 8, 2022, the underwriters fully exercised the over-allotment option, and the Company completed the private sale of an aggregate of 45,000 Private Placement Units (40,500 Private Placement Units purchased by the Sponsor and 4,500 Private Placement Units purchased by EarlyBirdCapital) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $450,000. Certain proceeds from the Private Placement Units were added to the proceeds from the IPO held in the Trust Account.

On April 4, 2024, the Company entered into a combination with ZOOZ Power Ltd pursuant to a business combination agreement. Therefore, there is no requirement of redemption from the proceeds realized through sale of private placement units.

Note 5 – Related Party Transactions

Founder Shares

On June 27, 2021, the Sponsor paid $25,000, to cover certain offering costs in consideration for 2,875,000 of the Company’s Class B ordinary shares, par value $0.0001 (the “Founder Shares”). Up to 375,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On February 8, 2022, the underwriter exercised its over-allotment option in full, hence, the 375,000 Founder Shares are no longer subject to forfeiture since then.

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The initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest to occur of: (A) 180 days after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On August 14, 2023, the Company issued an aggregate of 2,874,999 Class A ordinary shares to the Sponsor and the Company’s three independent directors, upon the conversion of an equal number of Class B ordinary shares held by the Sponsor and the independent directors (the “Founder Share Conversion”). The 2,874,999 Class A ordinary shares issued in connection with the Founder Share Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Share Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. Following the Founder Share Conversion, there were 5,997,317 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding. The one Class B ordinary share issued and outstanding after the Founder Share Conversion is held by the Sponsor. As a result of the Founder Share Conversion, the Sponsor and the officers and directors of the Company aggregately held 56.1% of the outstanding Class A ordinary shares.

EBC Founder Shares

On August 12, 2021, the Company issued to EarlyBirdCapital and/or its designees 200,000 Class A ordinary shares (the “EBC Founder Shares”) at a price of $0.0001 per share. The Company estimated the fair value of the EBC Founder Shares to be $1,800 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC Founder Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

Pursuant to the Business Combination Agreement, the EBC Subscription Agreement and the Underwriting Agreement, the Company has issued one EBC Founder Shares, in book-entry form, in exchange for each outstanding Class A Share held by the entities that were issued pursuant to the EBC Subscription Agreement. The Company has issued 200,000 EBC Founder Shares, without restrictive legend, in aggregate to Early Bird Capital Inc., Haitong International Securities, Steven Levine and David Nussbaum.

Related Party Loans and Due to Affiliate

As of December 31, 2023 and 2022, the Company had $0 and $0 balance outstanding respectively, as due to Affiliate for monthly administrative and support services as per agreement defined below.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On April 18, 2023, the Company issued the First Working Capital Loan Note in the principal amount of up to $250,000 to the Payee. The First Working Capital Loan Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The First Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial Business Combination and (ii) the date that the winding up of the Company is effective.

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On July 25, 2023, the Company issued the First Extension Note in the aggregate principal amount of up to $180,000 to the Payee, pursuant to which the Payee agreed to loan to the Company up to $180,000 to deposit into the Trust Account for the Public Shares that were not redeemed in connection with the First Extension. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

On July 25, 2023, the Company issued the Second Working Capital Loan Note in the principal amount of up to $1,000,000 to the Payee. The Second Working Capital Loan Note was issued in connection with advances the Payee may make in the future to the Company for working capital expenses. The Second Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates a Business Combination and (ii) the date that the winding up of the Company is effective.

On December 21, 2023, the Company issued the Third Working Capital Loan Note in the principal amount of up to $600,000 to the Payee. The Third Working Capital Loan Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The Third Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial Business Combination and (ii) the date that the winding up of the Company is effective.

Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units.

As on December 31, 2023, and 2022, $2,030,000 and $0 of the Related Party Loans in the form of promissory note were outstanding respectively.

In connection with the Closing, the Company, the sponsor and Zooz entered into the Sponsor Note Side Letter, dated as of April 4, 2024, pursuant to which (i) the Company agreed to pay in cash to the sponsor an aggregate amount equal to fifty percent (50%) of the remaining funds in the trust account as of the Closing, after giving effect to the payment of redemptions by the Company’s public shareholders, in excess of 2,000,000 (up to a maximum cash payment equal to the outstanding aggregate obligations under the Pre-Closing Sponsor Notes (as defined below)), and (ii) any remaining outstanding obligations under those certain promissory notes in an aggregate amount of $1,180,000, previously issued by the Company to the sponsor, after payment of the Closing Cash Payment is satisfied at the Closing by the issuance of a new promissory note to the sponsor, as payee, by Zooz and the sponsor, as makers, in the principal amount of $2,030,000. Upon the payment of the Closing Cash Payment and the issuance of the Sponsor Note to the sponsor, all outstanding obligations under the Pre-Closing Sponsor Notes are deemed to have been satisfied in full and the Pre-Closing Sponsor Notes are terminated and will have no further force or effect. Pursuant to business combination as of April 4, 2024, the loan of $2,030,000 has been converted into convertible notes for the same amount.

Administrative Services

The Company agreed to pay the Sponsor a fee of approximately $10,000 per month following the consummation of the IPO until the earlier of the consummation of the Business Combination or liquidation for office and administrative support services. For the year ended December 31, 2023, and 2022, the Company incurred $120,000 and $110,000 respectively.

Pursuant to business combination as on April 4, 2024, the agreement stands terminated and there is no further requirement relating to payment of $10,000 per month to the sponsor.

Note 6 – Commitments and Contingencies

Risk and Uncertainties

On October 7, 2023, an armed conflict began between Hamas and Israel. The hostilities in Palestine may impact Zooz and its operations in a number of different ways, which are yet to be fully assessed and are therefore uncertain. Its principal concern is for the safety of the employees who are physically located in Israel. For so long as the hostilities continue in Israel, it might become more difficult for Zooz to raise additional capital at the time when it needs to do so, or for financing to be available upon acceptable terms. All or any of these risks separately, or in combination could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

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Registration Rights

The holders of Founder Shares, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration rights agreement signed on January 24, 2022. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters had a 45-day option beginning January 24, 2022, to purchase up to an additional 1,500,000 Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On February 8, 2022, the underwriters exercised their over-allotment option in full and purchased an additional 1,500,000 Units at $10.00 per Unit.

On January 27, 2022, the Company paid a fixed underwriting discount of $2,000,000 and on February 8, 2022, it paid an additional $300,000 of underwriting fees arising from the sale of the over-allotment Units.

In connection with the Closing, ZOOZ, the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”), entered into the Assignment, Assumption and Amendment to Public Warrant Agreement, dated as of April 4, 2024, which amends that certain Public Warrant Agreement, dated as of January 24, 2022 (“Public Warrant Agreement”), and filed with the Securities and Exchange Commission (“SEC”) on January 27, 2022. Separately, ZOOZ, the Company, and the Warrant Agent entered into the Assignment, Assumption and Amendment to Private Warrant Agreement (the “Private Warrant Amendment” and, together with the Public Warrant Amendment, the “Warrant Amendments”), dated as of April 4, 2024, which amends that certain Private Warrant Agreement, dated as of January 24, 2022 (“Private Warrant Agreement”), and filed with the SEC on January 27, 2022. Pursuant to the Warrant Amendments: (i) ZOOZ has assumed the obligations of the Company under the original Public Warrant Agreement and Private Warrant Agreement, and, among other things, ZOOZ has been added as a party thereto, and (ii) all references to the Company ordinary shares in the original Public Warrant Agreement and Private Warrant Agreement shall mean ZOOZ ordinary shares and all references to “Shareholders” shall mean ZOOZ shareholders.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial Business Combination in an amount equal to $1,500,000 with $660,000 paid in cash to EBC at the Closing and the remaining $840,000 satisfied by a promissory note issued by the Sponsor and ZOOZ to EBC at the Closing. At any time prior to the maturity date, the promissory note can be repaid in full by the transfer of a portion of the sponsor’s ZOOZ ordinary shares that were deposited into escrow at Closing or by certain mandatory cash payments out of the proceeds of certain future financings of ZOOZ. On the repayment date, all remaining outstanding obligations under the note shall be paid by the sponsor by transfer of Escrowed Shares up to a maximum amount equal to the total number of Escrowed Shares then remaining in the escrow account. The price per Escrowed Share shall be equal to 90% of the VWAP of ZOOZ ordinary shares on Nasdaq for the five trailing trading days.

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In addition to the Company’s obligation to deliver the Escrowed Shares to EarlyBirdCapital, the terms of the Amendment to BCMA also include registration rights obligations to EarlyBirdCapital with respect to the Escrowed Shares that may be transferred to it in accordance with the terms of the Amendment to BCMA and other specified obligations.

In connection with the BCM Agreement Amendment, the sponsor, the Company and EBC entered into Amendment No. 2 to the Sponsor Letter Agreement, dated as of April 4, 2024, in order to provide for transfer of the Escrowed Shares.

Note 7 – Shareholder’s Equity

Preferred shares - The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and December 31, 2022, there were no preferred shares issued or outstanding.

Ordinary Shares

Class A Ordinary Shares - The Company is authorized to issue 180,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2023, and December 31, 2022, there were 3,619,999 Class A ordinary shares and 745,000 Class A ordinary shares issued and outstanding (excluding 2,377,318 and 11,500,000 shares subject to possible redemption), respectively.

Class B Ordinary Shares - The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2023, and December 31, 2022, there was 1 Class B ordinary share and 2,875,000 Class B ordinary shares issued and outstanding respectively.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.

On July 20, 2023, the Company’s shareholders approved an amendment to the Amended and Restated Memorandum and Articles of Association to provide for the right of a holder of the Class B ordinary shares to convert such shares into Class A ordinary shares on a one-for-one basis at any time prior to the closing of a Business Combination at the option of such holder.

On August 14, 2023, the Company issued an aggregate of 2,874,999 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”) to Keyarch Global Sponsor Limited, the sponsor of the Company (the “Sponsor”), and the Company’s three independent directors, upon the conversion of an equal number of Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) held by the Sponsor and the independent directors (the “Conversion”). The 2,874,999 Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B Ordinary Shares before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. Following the Conversion, there are 5,997,317 Class A Ordinary Shares issued and outstanding and one Class B Ordinary Share issued and outstanding. The one Class B Ordinary Share issued and outstanding after the Conversion is held by the Sponsor. As a result of the Conversion, the Sponsor and the officers and directors of the Company aggregately hold 56.1% of the outstanding Class A Ordinary Shares.

Warrants

Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share commencing 30 days after the completion of its initial Business Combination and expiring five years from after the completion of an initial Business Combination. No fractional warrant will be issued and only whole warrants will trade.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our Sponsor, initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial Business Combination on the date of the consummation of our initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

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The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such warrants during the 30 day redemption period. If a registration statement is not effective within 60 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Note 8 – Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	As of December 31,	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2023	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in Trust Account	$25,832,083	$25,832,083	$—	$—

As of December 31, 2022, the balance of investments held in Trust Account was $117,851,869.

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Note 9 – Subsequent Events

The Company has evaluated subsequent events through May 7, 2024, which was the date these financial statements were available for issuance and determined that there were no significant unrecognized events through that date other than those given below.

On January 19, 2024, the Company held an EGM, at which the Company’s shareholders approved the Second Charter Amendment to give the Board the right to extend, on a month-to-month basis, the date by which the Company must consummate a Business Combination from January 27, 2024 to July 27, 2024.

Further, the holders of 337,446 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.91 per share, for an aggregate redemption amount of $3,682,927.61. Following redemptions, the Company will have 2,039,872 Public Shares outstanding.

On January 25, 2024, the Company issued a promissory note (the “Second Extension Note”) in the aggregate principal amount of up to $150,000 to the Payee pursuant to which the Payee agreed to loan to the Company up to $150,000 to deposit into the Trust Account for the Public Shares that were not redeemed in connection with the Second Charter Amendment. The Second Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

The Payee has deposited an aggregate of $25,000 into the Trust Account in connection with the initial one-month extension period from January 28, 2024 to February 27, 2024 with a further deposit of an additional $25,000 for extension from February to March 2024. The Payee has to deposit $25,000 each month or portion thereof, that is needed by the Company to complete a Business Combination until July 27, 2024 or such earlier date as determined by the Company’s board of directors.

On February 9, 2024, the Company, Zooz and the Sponsor, entered into that certain Amendment No. 1 to Business Combination Agreement (the “BCA Amendment”). The BCA Amendment amends certain provisions of that certain Business Combination Agreement which provides that following the Closing of the Business Combination, up to an additional 4,000,000 ordinary shares of Zooz, par value NIS 0.00025 per share (“Zooz Ordinary Shares”), will be issuable to the Zooz shareholders who were Zooz shareholders as of immediately prior to the Closing at a record date to be determined by Zooz (“Pre-Closing Zooz Shareholders”) as earnout consideration, contingent on the achievement of certain earnout milestones based on the price of the Zooz Ordinary Shares or Zooz’s gross revenue during the five-year period following the Closing. The BCA Amendment revises certain triggers that govern when the earnout would be paid to Pre-Closing Zooz Shareholders. The second revenue milestone was changed to $10 million over two consecutive fiscal quarters (following achievement of one of the first milestones) and the third revenue milestone was changed to $15 million over two consecutive quarters (following achievement of one of the second milestones).

On February 11, 2024, Zooz provided information regarding the proposed Business Combination in an information filing and press release (the “Release”), which it filed with the Tel Aviv Stock Exchange (the “TASE”).

The Release referenced an amendment to the Business Combination Agreement in respect of changes to the milestones under which Zooz shareholders prior to the closing of the Business Combination would be entitled to an earnout, pursuant to an amendment to the Business Combination Agreement, by changing the revenue amounts relating to eligibility to achieving its second and third milestones. The Release also discussed commitments received from a number of investors for an aggregate investment of up to $13 million for investments contingent on and in connection with the closing of the Business Combination.

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On March 8, 2023, the Company, Zooz, and the Sponsor, entered into that certain Amendment No. 2 to Business Combination Agreement (the “Second BCA Amendment”). The Second BCA Amendment revises the earnout provisions to provide that the rights entitling the Pre-Closing Zooz Shareholders to receive the earnout will be exercised automatically unless Zooz determines that it is advisable and in the best interests of Zooz for tax withholding purposes that the election to exercise should be at the option of the Pre-Closing Zooz Shareholder holding such right.

On March 15, 2024, the Company, Zooz and the Sponsor entered into that certain Amendment No. 3 to Business Combination Agreement (the “Third BCA Amendment”). The Third BCA Amendment amends the events for achievement of the earnout consideration to specify that such occur only upon achievement of certain share price targets for Zooz Ordinary Shares following the Closing. The Third BCA Amendment removes earnout milestones, for achievement of the earnout consideration, relating to any revenue events.

On March 19, 2024, the Company and Zooz issued a press release announcing the registration statement on Form F-4 filed by Zooz relating to their Proposed Business Combination was declared effective by the SEC on March 18, 2024.

On March 27, 2024, the Company held its extraordinary general meeting of shareholders in connection with its previously announced business combination with ZOOZ Power Ltd. At the EGM, the Company’s shareholders voted on the proposals set forth in the definitive proxy statement/prospectus filed by the Company with the Securities and Exchange Commission (“SEC”) on March 19, 2024. At the EGM, each of the proposals in the Proxy Statement to be voted upon at the EGM and presented to the Company’s shareholders was approved by the shareholders. In connection with the Business Combination, the Company also announced that it has agreed to extend the deadline for the Company’s shareholders to withdraw or revoke their previously submitted requests for redemption of publicly held ordinary shares of the Company in connection with the Business Combination, as described in the Proxy Statement, until the deadline of the earlier to occur of (1) 5:00 p.m. Eastern Time, on Tuesday, April 2, 2024, or (2) the consummation of the Business Combination, by requesting the Company’s transfer agent, Continental Stock Transfer & Trust Company, to return such shares. Once such withdrawal or revocation of a previously submitted request for redemption is made, it will be irrevocable, and such shares may no longer be submitted for redemption.

On March 31, 2024, ZOOZ filed certain current reports with the Tel Aviv Stock Exchange (“TASE”) pursuant to requirements of the TASE (1) relating to specified company and financial information for ZOOZ as of and for December 31, 2023.

On April 4, 2024 (the “Closing Date”), the Company and ZOOZ Power Ltd. consummated their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among the Company, ZOOZ, ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (“Merger Sub”), Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as representative of specified shareholders of the Company after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, the Company became a direct, wholly owned subsidiary of ZOOZ due to reverse merger effect as the Zooz shareholders will hold greater than 50% of the voting shares of the combined entity (i.e., will control the surviving company), will appoint the majority of directors who will continue in the surviving company post-merger. Additionally, the ongoing operations of surviving company will be completely those of Zooz Power Ltd. In connection to the Closing of the Business Combination, ZOOZ’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

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In connection with the Closing, the Company, ZOOZ and EBC agreed to amend the BCM Agreement. Pursuant to the BCM Agreement Amendment, the Company agreed to pay EBC a fee equal to $1,500,000, with $660,000 paid in cash to EBC at the Closing and the remaining $840,000 satisfied by a promissory note issued by the Sponsor and ZOOZ to EBC at the Closing. At any time prior to the maturity date, the promissory note can be repaid in full by the transfer of a portion of the Sponsor’s ZOOZ ordinary shares (the “Escrowed Shares”) that were deposited into escrow at Closing or by certain mandatory cash payments out of the proceeds of certain future financings of ZOOZ. On the repayment date, all remaining outstanding obligations under the note shall be paid by the Sponsor by transfer of Escrowed Shares up to a maximum amount equal to the total number of Escrowed Shares then remaining in the escrow account. The price per Escrowed Share shall be equal to 90% of the VWAP of ZOOZ ordinary shares on Nasdaq for the five trailing trading days.

In connection with the Closing, ZOOZ, the Company and Continental, as warrant agent (the “Warrant Agent”) entered into the Assignment, Assumption and Amendment to Public Warrant Agreement (the “Public Warrant Amendment”), which amends that certain Public Warrant Agreement, dated as of January 24, 2022 (“Public Warrant Agreement”), and filed with the SEC on January 27, 2022. Separately, ZOOZ, the Company, and the Warrant Agent entered into the Assignment, Assumption and Amendment to Private Warrant Agreement (the “Private Warrant Amendment”) (collectively, “Warrant Amendments”), which amends that certain Private Warrant Agreement, dated as of January 24, 2022 (“Private Warrant Agreement”), and filed with the SEC on January 27, 2022. Pursuant to the Warrant Amendments: (i) ZOOZ assumed the obligations of the Company under the original Public Warrant Agreement and Private Warrant Agreement, and, among other things, ZOOZ was added as a party thereto and (ii) all references to the Company’s ordinary shares in the Warrant Agreement shall mean ZOOZ ordinary shares and all references to “Shareholders” shall mean ZOOZ shareholders.

In connection with the EGM related to business combination held as on March 27, 2024, the public shareholders of the Company had the right to elect to redeem all or a portion of their ordinary shares of the Company (“Public Shares”) for a per-share price calculated in accordance with the amended and restated memorandum and articles of association of the Company, as amended. As of the Closing, 2,010,480 Public Shares were redeemed in connection with the EGM. As of April 11, 2024, there is no balance held in the trust account after giving effect to redemption and payment of expenses.

On April 4, 2024, in connection with the consummation of the Business Combination, the Company notified Nasdaq that the Business Combination had become effective and requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 (the “Form 25”) to notify the SEC that the Company’s ordinary shares, warrants, rights and units were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the consummation of the Business Combination, Nasdaq determined to permanently suspend trading of the Company’s ordinary shares, warrants, rights and units prior to trading of ZOOZ ordinary shares and warrants pursuant to the Business Combination on April 5, 2024. The deregistration will become effective 10 days from the filing of the Form 25, which occurred on April 5, 2024. On April 15. 2024, the Company filed a Form 15 with the SEC in order to complete the deregistration of the Company’s securities under the Exchange Act.

In connection with the consummation of the Business Combination, each of Kai Xiong, Jing Lu, Mark Taborsky, Doug Rothschild and Mei Han ceased to be directors and/or officers of the Company.

On April 15, 2024, following the consummation of the Business Combination, Fang Zheng was appointed to serve as the sole director of the Company and Christine Y. Zhao, Sanqiang (Larry) Wang, Fang Zheng and Naama Zeldis were each appointed to serve as a director of ZOOZ.

In connection with the consummation of the Business Combination, at the effective time of the Business Combination, the Company adopted the second amended and restated memorandum and articles of association, which is substantially in the form as described in the Proxy Statement, in accordance with the Company becoming a wholly owned subsidiary of ZOOZ in connection with the Business Combination.

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